EXHIBIT 99.1


--------------------------------------------------------------------------------




                         GSAA HOME EQUITY TRUST 2006-6

                           ASSET-BACKED CERTIFICATES

                                 SERIES 2006-6

                               MASTER SERVICING

                                      and

                                TRUST AGREEMENT

                                     among

                         GS MORTGAGE SECURITIES CORP.,
                                  Depositor,

                        U.S. BANK NATIONAL ASSOCIATION,
                                    Trustee

                     DEUTSCHE BANK NATIONAL TRUST COMPANY
                                      and
                   JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
                                      and
                        U.S. BANK NATIONAL ASSOCIATION
                                      and
                            WELLS FARGO BANK, N.A.,
                                  Custodians

                                      and

                  JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
                 Master Servicer and Securities Administrator

                              Dated April 1, 2006


--------------------------------------------------------------------------------


                                                    TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----


                                                        ARTICLE I

                                                       DEFINITIONS

Section 1.01.            Definitions.................................................................................10

                                                       ARTICLE II

                              CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

Section 2.01.            Conveyance of Mortgage Loans................................................................41
Section 2.02.            Acceptance by the Custodians of the Mortgage Loans..........................................43
Section 2.03.            Execution and Delivery of Certificates......................................................45
Section 2.04.            REMIC Matters...............................................................................45
Section 2.05.            Representations and Warranties of the Depositor.............................................45
Section 2.06.            Representations and Warranties of JPMorgan..................................................46
Section 2.07.            Representations and Warranties of Deutsche Bank.............................................47
Section 2.08.            Representations and Warranties of U.S. Bank.................................................48
Section 2.09.            Representations and Warranties of Wells Fargo...............................................48

                                                       ARTICLE III

                                                     TRUST ACCOUNTS

Section 3.01.            Excess Reserve Fund Account; Distribution Account...........................................49
Section 3.02.            Investment of Funds in the Distribution Account.............................................50

                                                       ARTICLE IV

                                                      DISTRIBUTIONS

Section 4.01.            Priorities of Distribution..................................................................52
Section 4.02.            Monthly Statements to Certificateholders....................................................58
Section 4.03.            Allocation of Applied Realized Loss Amounts.................................................61
Section 4.04.            Certain Matters Relating to the Determination of LIBOR......................................61

                                                        ARTICLE V

                                                    THE CERTIFICATES

Section 5.01.            The Certificates............................................................................62
Section 5.02.            Certificate Register; Registration of Transfer and Exchange of Certificates.................63


                                                            i


Section 5.03.            Mutilated, Destroyed, Lost or Stolen Certificates...........................................68
Section 5.04.            Persons Deemed Owners.......................................................................68
Section 5.05.            Access to List of Certificateholders' Names and Addresses...................................69
Section 5.06.            Maintenance of Office or Agency.............................................................69

                                                       ARTICLE VI

                                                      THE DEPOSITOR

Section 6.01.            Liabilities of the Depositor................................................................69
Section 6.02.            Merger or Consolidation of the Depositor....................................................69
Section 6.03.            Limitation on Liability of the Depositor and Others.........................................69
Section 6.04.            Servicing Compliance Review.................................................................70
Section 6.05.            Option to Purchase Defaulted Mortgage Loans.................................................70

                                                       ARTICLE VII

                                                    SERVICER DEFAULT

Section 7.01.            Events of Default...........................................................................70
Section 7.02.            Master Servicer to Act; Appointment of Successor............................................71
Section 7.03.            Master Servicer to Act as Servicer..........................................................72
Section 7.04.            Notification to Certificateholders..........................................................72

                                                      ARTICLE VIII

                                        CONCERNING THE TRUSTEE AND THE CUSTODIANS

Section 8.01.            Duties of the Trustee and the Custodians....................................................73
Section 8.02.            [Reserved]..................................................................................74
Section 8.03.            Certain Matters Affecting the Trustee and the Custodians....................................74
Section 8.04.            Trustee and Custodians Not Liable for Certificates or Mortgage Loans........................75
Section 8.05.            Trustee May Own Certificates................................................................76
Section 8.06.            Trustee's Fees and Expenses.................................................................76
Section 8.07.            Eligibility Requirements for the Trustee....................................................77
Section 8.08.            Resignation and Removal of the Trustee......................................................77
Section 8.09.            Successor Trustee...........................................................................78
Section 8.10.            Merger or Consolidation of the Trustee or the Custodians....................................78
Section 8.11.            Appointment of Co-Trustee or Separate Trustee...............................................79
Section 8.12.            Tax Matters.................................................................................80
Section 8.13.            [Reserved]..................................................................................83
Section 8.14.            Tax Classification of the Excess Reserve Fund Account.......................................83
Section 8.15.            Custodial Responsibilities; Compensation....................................................83


                                                           ii


                                                       ARTICLE IX

                               ADMINISTRATION OF THE MORTGAGE LOANS BY THE MASTER SERVICER

Section 9.01.            Duties of the Master Servicer; Enforcement of Servicer's Obligations........................85
Section 9.02.            Maintenance of Fidelity Bond and Errors and Omissions Insurance.............................87
Section 9.03.            Representations and Warranties of the Master Servicer.......................................87
Section 9.04.            Master Servicer Events of Default...........................................................89
Section 9.05.            Waiver of Default...........................................................................91
Section 9.06.            Successor to the Master Servicer............................................................91
Section 9.07.            Compensation of the Master Servicer.........................................................92
Section 9.08.            Merger or Consolidation.....................................................................92
Section 9.09.            Resignation of the Master Servicer..........................................................93
Section 9.10.            Assignment or Delegation of Duties by the Master Servicer...................................93
Section 9.11.            Limitation on Liability of the Master Servicer..............................................93
Section 9.12.            Indemnification; Third Party Claims.........................................................94

                                                        ARTICLE X

                                         CONCERNING THE SECURITIES ADMINISTRATOR

Section 10.01.           Duties of the Securities Administrator......................................................95
Section 10.02.           Certain Matters Affecting the Securities Administrator......................................96
Section 10.03.           Securities Administrator Not Liable for Certificates or Mortgage Loans......................98
Section 10.04.           Securities Administrator May Own Certificates...............................................98
Section 10.05.           Securities Administrator's Fees and Expenses................................................98
Section 10.06.           Eligibility Requirements for the Securities Administrator...................................99
Section 10.07.           Resignation and Removal of the Securities Administrator.....................................99
Section 10.08.           Successor Securities Administrator.........................................................100
Section 10.09.           Merger or Consolidation of the Securities Administrator....................................101
Section 10.10.           Assignment or Delegation of Duties by the Securities Administrator.........................101

                                                       ARTICLE XI

                                                       TERMINATION

Section 11.01.           Termination upon Liquidation or Purchase of the Mortgage Loans.............................102
Section 11.02.           Final Distribution on the Certificates.....................................................103
Section 11.03.           Additional Termination Requirements........................................................104

                                                       ARTICLE XII

                                                MISCELLANEOUS PROVISIONS

Section 12.01.           Amendment..................................................................................105
Section 12.02.           Recordation of Agreement; Counterparts.....................................................107
Section 12.03.           Governing Law..............................................................................107


                                                          iii


Section 12.04.           Intention of Parties.......................................................................107
Section 12.05.           Notices....................................................................................108
Section 12.06.           Severability of Provisions.................................................................109
Section 12.07.           Limitation on Rights of Certificateholders.................................................109
Section 12.08.           Certificates Nonassessable and Fully Paid..................................................110
Section 12.09.           Waiver of Jury Trial.......................................................................110

                                                      ARTICLE XIII

                                                 EXCHANGE ACT REPORTING

Section 13.01.           Filing Obligations.........................................................................110
Section 13.02.           Form 10-D Filings..........................................................................111
Section 13.03.           Form 8-K Filings...........................................................................112
Section 13.04.           Form 10-K Filings..........................................................................112
Section 13.05.           Sarbanes-Oxley Certification...............................................................113
Section 13.06.           Form 15 Filing.............................................................................114
Section 13.07.           Report on Assessment of Compliance and Attestation.........................................114
Section 13.08.           Use of Subservicers and Subcontractors.....................................................115

                                   SCHEDULES

Schedule I.Mortgage Loan Schedule

                                   EXHIBITS

Exhibit A.      Form of Class A, Class M and Class B Certificates

Exhibit B.      Form of Class P Certificates

Exhibit C       Form of Class R, Class RC and Class RX Certificates

Exhibit D       Form of Class X Certificate

Exhibit E       Form of Initial Certification of Trustee

Exhibit F       Form of Document Certification and Exception Report of Custodian

Exhibit G       Form of Residual Transfer Affidavit

Exhibit H       Form of Transferor Certificate

Exhibit I       Form of Rule 144A Letter

Exhibit J-1     Form of Performance Certification (Master Servicer)

Exhibit J-2     Form of Performance Certification (Securities Administrator)

Exhibit K       Form of Servicing Criteria to be addressed in assessment of compliance statement

Exhibit L       Form of Request for Release of Documents (U.S. Bank)

Exhibit L-1     Form of Request for Release of Documents (Deutsche Bank)

Exhibit L-2     Form of Request for Release of Documents (JPMorgan Chase Bank)

Exhibit L-2     Form of Request for Release of Documents (Wells Fargo Bank)

Exhibit M       Master Mortgage Loan Purchase Agreement, dated as of July 1,
                2004, between Countrywide Home Loans, Inc. and Goldman Sachs
                Mortgage Company

Exhibit N       Mortgage Loan Sale and Servicing Agreement, among American
                Home Mortgage Corp., American Home Mortgage Servicing, Inc.
                and Goldman Sachs Mortgage Company, dated as of December 1,
                2005

Exhibit O       Comprehensive Amended and Restated Servicing Agreement, dated as of September 1, 2005 by and among Goldman Sachs Mortgage
                Company and JPMorgan Chase Bank, National Association

Exhibit P       Form of Master Loan Purchase Agreement, between various
                sellers and Goldman Sachs Mortgage Company

Exhibit Q       Flow Servicing Agreement, dated as of May 1, 2005, between
                Countrywide Home Loans Servicing LP and Goldman Sachs Mortgage
                Company

Exhibit R       Flow Servicing Agreement, dated as of January 1, 2006, between
                Avelo Mortgage, L.L.C. and Goldman Sachs Mortgage Company

Exhibit S       Master Seller's Warranties and Servicing Agreement, between
                Goldman Sachs Mortgage Company and Wells Fargo Bank, N.A., dated as of August 1, 2004, as amended by Amendment No. 1, dated as of April 26, 2005

          THIS MASTER SERVICING AND TRUST AGREEMENT, dated as of April 1, 2006 (this "Agreement"), is hereby executed by and among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the "Depositor"), U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank"), as trustee (in such capacity, the "Trustee") and as a custodian, WELLS FARGO BANK, N.A. ("Wells Fargo"), as a custodian, DEUTSCHE BANK NATIONAL TRUST COMPANY ("Deutsche Bank"), as a custodian, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION ("JPMorgan"), as a custodian, (Wells Fargo, Deutsche Bank, JPMorgan and U.S. Bank, each a "Custodian" and together the "Custodians"), as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                            [PRELIMINARY STATEMENT]

          The Securities Administrator on behalf of the Trust shall elect that three segregated asset pools within the Trust Fund be treated for federal income tax purposes as comprising three REMICs (each, a "Trust REMIC" or, in the alternative, the "Lower-Tier REMIC", the "Upper-Tier REMIC" and the "Class X REMIC", respectively). The Class X Interest and each Class of Principal Certificates (other than the right of each Class of Principal Certificates to receive Basis Risk Carry Forward Amounts), represents ownership of a regular interest in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class R Certificates represent ownership of the sole class of residual interest in the Upper-Tier REMIC, the Class RC Certificates represent ownership of the sole class of residual interest in the Lower-Tier REMIC and the Class RX Certificates represent ownership of the sole class of residual interest in the Class X REMIC for purposes of the REMIC Provisions. The Startup Day for each REMIC described herein is the Closing Date. The latest possible maturity date for each Certificate is the latest date referenced in
Section 2.04. The Class X REMIC shall hold as assets the Class X Interest as set out below. The Upper-Tier REMIC shall hold as assets the several classes of uncertificated Lower-Tier Regular Interests, set out below. The Lower-Tier REMIC shall hold as assets the assets described in the definition of "Trust Fund" herein (other than the Prepayment Premiums and the Excess Reserve Fund Account). Each Lower-Tier Regular Interest is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-AV-1, Class LT-AF-2, Class LT-AF-3, Class LT-AF-4, Class LT-AF-5, Class LT-AF-6, Class LT-AF-7, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-B-1, Class LT-B-2, Class LT-B-3 and Class LT-B-4 Interests are hereby designated the LT-Accretion Directed Classes (the "LT Accretion Directed Classes"). The Class P Certificates represent beneficial ownership of the Prepayment Premiums, each Class of Certificates (other that the Class P, Class X and Residual Certificates) represents beneficial ownership of a regular interest in the Upper-Tier REMIC and the right to receive Basis Risk Carry Forward Amounts and the Class X Certificates represent beneficial ownership of a regular interest in the Class X REMIC and the Excess Reserve Fund Account, which portions of the Trust Fund shall be treated as a grantor trust.


                                         The Lower-Tier REMIC

                                                                                                       Corresponding
Lower-Tier                 Lower-Tier                                                                   Upper-Tier
Interest Designation       Interest Rate     Initial Lower-Tier Principal Amount                        REMIC Class
--------------------------------------------------------------------------------------------------------------------
Class LT-AV-1                 (1)            1/2 initial Class Certificate Balance of                       AV-1
                                             Corresponding Upper-Tier REMIC Regular Interest
Class LT-AF-2                 (1)            1/2 initial Class Certificate Balance of                       AF-2
                                             Corresponding Upper-Tier REMIC Regular Interest
Class LT-AF-3                 (1)            1/2 initial Class Certificate Balance of                       AF-3
                                             Corresponding Upper-Tier REMIC Regular Interest
Class LT-AF-4                 (1)            1/2 initial Class Certificate Balance of                       AF-4
                                             Corresponding Upper-Tier REMIC Regular Interest
Class LT-AF-5                 (1)            1/2 initial Class Certificate Balance of                       AF-5
                                             Corresponding Upper-Tier REMIC Regular Interest
Class LT-AF-6                 (1)            1/2 initial Class Certificate Balance of                       AF-6
                                             Corresponding Upper-Tier REMIC Regular Interest
Class LT-AF-7                 (1)            1/2 initial Class Certificate Balance of                       AF-7
                                             Corresponding Upper-Tier REMIC Regular Interest
Class LT-M-1                  (1)            1/2 initial Class Certificate Balance of                        M-1
                                             Corresponding Upper-Tier REMIC Regular Interest
Class LT-M-2                  (1)            1/2 initial Class Certificate Balance of                        M-2
                                             Corresponding Upper-Tier REMIC Regular Interest
Class LT-M-3                  (1)            1/2 initial Class Certificate Balance of                        M-3
                                             Corresponding Upper-Tier REMIC Regular Interest
Class LT-M-4                  (1)            1/2 initial Class Certificate Balance of                        M-4
                                             Corresponding Upper-Tier REMIC Regular Interest
Class LT-M-5                  (1)            1/2 initial Class Certificate Balance of                        M-5
                                             Corresponding Upper-Tier REMIC Regular Interest
Class LT-M-6                  (1)            1/2 initial Class Certificate Balance of                        M-6
                                             Corresponding Upper-Tier REMIC Regular Interest
Class LT-B-1                  (1)            1/2 initial Class Certificate Balance of                        B-1
                                             Corresponding Upper-Tier REMIC


                                                            2


                                                                                                       Corresponding
Lower-Tier                 Lower-Tier                                                                   Upper-Tier
Interest Designation       Interest Rate     Initial Lower-Tier Principal Amount                        REMIC Class
--------------------------------------------------------------------------------------------------------------------
                                             Regular Interest
Class LT-B-2                  (1)            1/2 initial Class Certificate Balance of                        B-2
                                             Corresponding Upper-Tier REMIC Regular Interest
Class LT-B-3                  (1)            1/2 initial Class Certificate Balance of                        B-3
                                             Corresponding Upper-Tier REMIC Regular Interest
Class LT-B-4                  (1)            1/2 initial Class Certificate Balance of                        B-4
                                             Corresponding Upper-Tier REMIC Regular Interest
Class LT-Accrual              (1)            1/2 Pool Stated Principal Balance plus 1/2
                                             Overcollateralized Amount

-------------------
(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the WAC Cap.

(2) For all Distribution Dates, the Lower Tier Principal Amount of these Lower Tier Regular Interests shall be rounded to eight decimal places.

          The Lower-Tier REMIC shall hold as assets all of the Lower-Tier REMIC Regular Interests.

          On each Distribution Date, 50% of the increase in the Overcollateralized Amount will be payable as a reduction of the Lower-Tier Principal Amount of the LT-Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Overcollateralized Amount that is attributable to a reduction in the Class Certificate Balance of its Corresponding Class) and will be accrued and added to the Lower-Tier Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower-Tier Principal Amount of the Class LT-Accrual Interest may not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. In the event that: (i) 50% of the increase in the Overcollateralized Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Overcollateralized Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT-Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans shall be allocated (i) 50% to the Class LT-Accrual Interest and (ii) 50% to the LT-Accretion Directed Classes (principal payments shall be allocated among such LT-Accretion Directed Classes in an amount equal to 50% of the principal amounts allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class X Interest that result in the reduction in the Overcollateralized Amount shall be allocated to the Class LT-Accrual Interest (until paid in full). Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the Lower-Tier Principal Amount of each of the LT-Accretion Directed Classes is equal to 50% of the Class Certificate Balance of its Corresponding

Class, and (ii) the Class LT-Accrual Interest, is equal to 50% of the aggregate Stated Principal Balance of the Mortgage Loans plus 50% of the Overcollateralized Amount.

          In addition to issuing the Lower-Tier Regular Interests, the Lower-Tier REMIC shall issue the Class LT-R Interest which shall be the sole class of residual interests in the Lower-Tier REMIC. The Class RC Certificates will represent ownership of the Class LT-R Interest and will be issued as a single certificate in a principal amount of $100 and shall have no interest rate. Amounts received by the Class LT-R Interest shall be deemed paid from the Lower-Tier REMIC.

                             The Upper-Tier REMIC

          The Upper-Tier REMIC shall issue the following classes of Upper-Tier Regular Interests, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper-Tier REMIC.


                             Upper-Tier Interest         Initial Upper-Tier
                                        Rate and       Principal Amount and
Upper-Tier                         Corresponding        Corresponding Class       Corresponding Class
Class Designation        Class Pass-Through Rate        Certificate Balance       of Certificates
-----------------------------------------------------------------------------------------------------
Class AV-1                                   (1)                          $       Class AV-1(19)
Class AF-2                                   (2)                          $       Class AF-2(19)
Class AF-3                                   (3)                          $       Class AF-3(19)
Class AF-4                                   (4)                          $       Class AF-4(19)
Class AF-5                                   (5)                          $       Class AF-5(19)
Class AF-6                                   (6)                          $       Class AF-6(19)
Class AF-7                                   (7)                          $       Class AF-7(19)
Class M-1                                    (8)                          $       Class M-1(19)
Class M-2                                    (9)                          $       Class M-2(19)
Class M-3                                   (10)                          $       Class M-3(19)
Class M-4                                   (11)                          $       Class M-4(19)
Class M-5                                   (12)                          $       Class M-5(19)
Class M-6                                   (13)                          $       Class M-6(19)
Class B-1                                   (14)                          $       Class B-1
Class B-2                                   (15)                          $       Class B-2
Class B-3                                   (16)                          $       Class B-3
Class B-4                                   (17)                          $       Class B-4
Class X                                     (18)                       (19)       Class X(19)


(1) The Class AV-1 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the first possible Optional Termination Date, the lesser of (i) LIBOR plus .07000% and (ii) the WAC Cap.

(2) The Class AF-2 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the first possible Optional Termination Date, the lesser of (i) 5.68695% and (ii) the WAC Cap.

(3) The Class AF-3 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the first possible Optional Termination Date, the lesser of (i) 5.73434% and (ii) the WAC Cap.

(4) The Class AF-4 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the first possible Optional Termination Date, the lesser of (i) 6.12140% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

(5) The Class AF-5 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the first possible Optional Termination Date, the lesser of (i) 6.24081% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

(6) The Class AF-6 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the first possible Optional Termination Date, the lesser of (i) 6.00366% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

(7) The Class AF-7 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the first possible Optional Termination Date, the lesser of (i) 6.06309% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

(8) The Class M-1 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the first possible Optional Termination Date, the lesser of (i) 6.12395% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

(9) The Class M-2 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the first possible Optional Termination Date, the lesser of (i) 6.19341% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

(10) The Class M-3 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the first possible Optional Termination Date, the lesser of (i) 6.24300% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

(11) The Class M-4 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the first possible Optional Termination Date, the lesser of (i) 6.32237% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

(12) The Class M-5 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the first possible Optional Termination Date, the lesser of (i) 6.42156% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

(13) The Class M-6 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the first possible Optional Termination Date, the lesser of (i) 6.52071% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

(14) The Class B-1 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the first possible Optional Termination Date, the lesser of (i) 6.77000% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

(15) The Class B-2 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the first possible Optional Termination Date, the lesser of (i) 6.77000% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

(16) The Class B-3 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the first possible Optional Termination Date, the lesser of (i) 6.77000% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

(17) The Class B-4 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the first possible Optional Termination Date, the lesser of (i) 6.77000% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

(18) The Class X Interest will have a principal balance to the extent of any Overcollateralized Amount. The Class X Interest will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class X Interest shall have a notional principal balance equal to the aggregate of the principal balances of the Lower-Tier Regular Interests as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class X Interest shall bear interest at a rate equal to the excess, if any, of the WAC Cap over the product of (i) 2 and (ii) the weighted average Lower-Tier Interest Rate of the Lower-Tier Regular Interests, where the Lower-Tier Interest Rates on the Class LT-Accrual Interests are subject to a cap equal to zero and each LT-Accretion Directed Class is subject to a cap equal to the Pass-Through Rate on its Corresponding Class. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class X Interest shall be deferred in an amount equal to any increase in the Overcollateralized Amount on such Distribution Date. Such deferred interest shall not itself bear interest. The Class X Certificates will represent beneficial ownership of a regular interest issued by the Class X REMIC and amounts in the Excess Reserve Fund Account, subject to the obligation to make payments from the Excess Reserve Fund Account in respect of Basis Risk Carry Forward Amounts.

          For federal income tax purposes, the Securities Administrator will treat the Class X Certificateholders' obligation to make payments from the Excess Reserve Fund Account as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders in favor of each Class of Principal Certificates. Such rights of the Class X Certificateholders and Principal Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

(19) Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper-Tier Regular Interest but also the right to receive payments from the Excess Reserve Fund Account in respect of any Basis Risk Carry Forward Amounts. For federal income tax purposes, the Securities Administrator will treat a Certificateholder's right to receive payments from the Excess Reserve Fund Account as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders.

          For federal income tax purposes, any amount distributed on the Principal Certificates on any such Distribution Date in excess of their Pass Through Rate shall be treated as having been paid from the Excess Reserve Fund Account. The Securities Administrator will treat a Principal Certificateholder's right to receive payments from the Excess Reserve Fund Account as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders.

          In addition to issuing the Upper-Tier Regular Interests, the Upper-Tier REMIC shall issue the Class R Certificates, which shall be the sole class of residual interests in the Upper-Tier REMIC. The Class R Certificates will be issued as a single certificate in book-entry form in a principal amount of $100 and shall have no interest rate. Amounts received by the Class R Certificates shall be deemed paid from the Upper-Tier REMIC.

                                 Class X REMIC

          The Class X REMIC shall issue the following classes of interests. The Class X Certificates shall represent a regular interest in the Class X REMIC and the Class RX Certificates shall represent the sole class of residual interest in the Class X REMIC.

                                                               Class X REMIC
         Class X REMIC Designation        Interest Rate       Principal Amount
         ---------------------------------------------------------------------
         Class X Certificates                  (1)                  (1)
         Class RX Certificates                 (2)                  (2)

---------------
(1) The Class X Certificates are entitled to 100% of the interest and principal on the Class X Interest on each Distribution Date.

(2) The Class RX Certificates do not have an interest rate or principal amount.

          The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Upper-Tier REMIC and the Class X REMIC as cash flow on a REMIC regular interest, without creating any actual or potential shortfall (other than for credit losses) to any Trust REMIC regular interest. It is not intended that the Class R, Class RC or Class RX Certificates be entitled to any cash flow pursuant to this Agreement except as provided in
Section 4.01(c)(1)(i) hereunder.

          For any purpose for which the Pass-Through Rates are calculated, the interest rate on the Mortgage Loans shall be appropriately adjusted to account for the difference between the monthly day count convention of the Mortgage Loans and the monthly day count convention of the regular interests issued by each of the REMICs. For purposes of calculating the Pass-Through Rates for each of the interests issued by the Lower-Tier REMIC such rates shall be adjusted to equal a monthly day count convention based on a 30 day month for each Due Period and a 360-day year so that the Mortgage Loans and all regular interests will be using the same monthly day count convention.

          The minimum denomination for each Class of the Offered Certificates will be $50,000 initial Certificate Balance, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for (a) the Class R and Class RC Certificates will each be $100 and each will be a 100% Percentage Interest in such Class, (b) the Class RX Certificates will be a 100% Percentage Interest in such Class and (c) the Class P and Class X Certificates will be a 1% Percentage Interest in each such Class.

          Set forth below are designations of Classes of Certificates to the categories used herein:


Book-Entry Certificates................      All Classes of Certificates other than the Physical Certificates.

Class A Certificates...................      The Class AV-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6 and
                                             Class AF-7 Certificates, collectively.

Class B Certificates...................      The Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, collectively.

Class M Certificates...................      The Class M-1, Class  M-2, Class  M-3, Class M-4, Class M-5 and Class M-6
                                             Certificates, collectively.

Residual Certificates..................      The Class R, Class RC and Class RX Certificates.

ERISA Restricted                             The Private Certificates and any Certificate with a rating below the lowest


Certificates...........................      applicable permitted rating under the Underwriters' Exemption.

LIBOR Certificates.....................      The Class AV-1 Certificates.

Principal Certificates.................      The Offered Certificates.


                                                            8


Fixed Rate Certificates................      The Offered Certificates, other than the Class AV-1 Certificates.

Offered Certificates...................      All Classes of Certificates other than the Private Certificates.

Physical Certificates..................      The Class P and Class X Certificates.

Private Certificates...................      The Class B-4, Class P and Class X Certificates.

Rating Agencies........................      Moody's and S&P.

Regular Certificates...................      All Classes of Certificates other than the Residual Certificates.

Subordinated Certificates..............      The Class M and Class B Certificates.

                                  ARTICLE I

                                  DEFINITIONS

          Section 1.01. Definitions. Capitalized terms used herein but not defined herein shall have the meanings given them in the applicable Servicing Agreement or Sale Agreement. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

          Account: Any of the Distribution Account, the Master Servicer Account or the Excess Reserve Fund Account. Each such Account shall be a separate Eligible Account.

          Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of Principal Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for the related Due Period allocated to such Class pursuant to Section 4.02.

          Additional Designated Information: As defined in Section 13.02.

          Adjusted Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the Expense Fee Rate.

          Administrative Fee Rate: With respect to any Mortgage Loan, the investment income earned on amounts in the Distribution Account during the Master Servicer Float Period and paid to the Master Servicer as compensation for its activities under this Agreement.

          Administrative Fees: As to each Mortgage Loan, the fees calculated by reference to the Administrative Fee Rate.

          Advance: Any Monthly Advance or Servicing Advance.

          Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          Agreement: This Master Servicing and Trust Agreement and all amendments or supplements hereto.

          American Home: American Home Mortgage Corp., a New York corporation, and its successors in interest.

          American Home Mortgage Loans: The mortgage loans acquired by the Purchaser from American Home pursuant to the American Home Sale Agreement.

          American Home Servicing: American Home Mortgage Servicing, Inc., a Maryland corporation, and its successors in interest.

          American Home Sale and Servicing Agreement: The Mortgage Loan Sale and Servicing Agreement, dated as of December 1, 2005, among American Home Mortgage Corp., American Home Mortgage Servicing, Inc. and Goldman Sachs Mortgage Company.

          Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the Principal Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

          Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

          Assignment Agreement: A Step 1 Assignment Agreement or a Step 2 Assignment Agreement.

          Auction Call: As defined in Section 11.01.

          Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Master Servicer (x) the sum of (without duplication): (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any Monthly Advances in respect thereof;
(ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds received during the related Principal Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments (excluding Prepayment Premiums) on the Mortgage Loans received during the related Principal Prepayment Period together with all Compensating Interest paid in connection therewith; (iv) all amounts received with respect to such Distribution Date in connection with a purchase or repurchase of a Deleted Mortgage Loan; (v) all amounts received with respect to such Distribution Date as a Substitution Adjustment Amount received in connection with the substitution of a Mortgage Loan; and (vi) all proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 11.01; reduced by (y) all amounts in reimbursement for Monthly Advances and Servicing Advances previously made with respect to the Mortgage Loans, and other amounts as to which the Servicers, the Depositor, the Master Servicer, the Securities Administrator, the Trustee (or co-trustee) or the Custodians are entitled to be paid or reimbursed pursuant to this Agreement.

          Avelo: Avelo Mortgage, L.L.C., a Delaware limited liability company, and its successors in interest.

          Avelo Servicing Agreement: The Flow Servicing Agreement, dated as of January 1, 2006, between Avelo and Goldman Sachs Mortgage Company.

          Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for such Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for such Distribution Date.

          Basis Risk Carry Forward Amount: With respect to each Class of Principal Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of Principal Certificates is based upon the WAC Cap, the excess, if any, of (i) the amount of interest such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate not been subject to the WAC Cap, over (ii) the amount of interest that Class of Certificates received on such Distribution Date taking into account the WAC Cap and (B) the Basis Risk Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Class of Certificates for such Distribution Date, without giving effect to the WAC Cap).

          Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date or (ii) the Class X Distributable Amount (prior to any reduction for Basis Risk Payments).

          Book-Entry Certificates: As specified in the Preliminary Statement.

          Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of New York or California, (b) with respect to a Servicer, the State in which such Servicer's servicing operations are located, or (c) the State in which the Trustee's operations are located, are authorized or obligated by law or executive order to be closed.

          Certificate: Any one of the Certificates executed by the Securities Administrator in substantially the forms attached hereto as exhibits.

          Certificate Balance: With respect to any Class of Principal Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Subordinated Certificates, reduced by any Applied Realized Loss Amounts applicable to such Class of Subordinated Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such Class or Classes). The Class X and Class P Certificates have no Certificate Balance.

          Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

          Certificate Register: The register maintained pursuant to Section
5.02.

          Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Securities Administrator is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

          Certification Party: As defined in Section 13.05.

          Certifying Person: As defined in Section 13.05.

          Class: All Certificates bearing the same class designation as set forth in this Agreement.

          Class 2A Certificates: The Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7 Certificates, collectively.

          Class A Certificate Group: Either the Class AV-1 Certificates or Class 2A Certificates.

          Class A Certificates: As specified in the Preliminary Statement.

          Class A Principal Allocation Percentage: For any Distribution Date, the percentage equivalent of a fraction, determined as follows: a fraction, the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Mortgage Loans and the denominator of which is the Principal Remittance Amount for such Distribution Date.

          Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over
(ii) the lesser of (A) 82.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

          Class AV-1 Certificates: All Certificates bearing the class designation of "Class AV-1."

          Class AF-2 Certificates: All Certificates bearing the class designation of "Class AF-2."

          Class AF-3 Certificates: All Certificates bearing the class designation of "Class AF-3."

          Class AF-4 Certificates: All Certificates bearing the class designation of "Class AF-4."

          Class AF-5 Certificates: All Certificates bearing the class designation of "Class AF-5."

          Class AF-6 Certificates: All Certificates bearing the class designation of "Class AF-6."

          Class AF-6 and Class AF-7 Lockout Distribution Amount: With respect to any Distribution Date, an amount equal to the product of (i) the applicable Class AF-6 and Class AF-7 Calculation Percentage for that Distribution Date,
(ii) the Class AF-6 and Class AF-7 Lockout Percentage for that Distribution Date and (iii) the principal allocable to the Class A certificates for that Distribution Date. In no event shall the Class AF-6 and Class AF-7 Lockout Distribution Amount exceed the lesser of the aggregate outstanding Class Certificate Balance for the Class AF-6 and Class AF-7 Certificates or the Class A Principal Distribution Amount for the applicable Distribution Date.

          Class AF-6 and Class AF-7 Lockout Percentage: For any Distribution Date, the following:

                                      Class AF-6 and Class AF-7 Lockout
     Distribution Date (Months)                  Percentage
     --------------------------       ---------------------------------
              1 to 36                                0%
              37 to 60                               45%
              61 to 72                               80%
              73 to 84                              100%
         85 and thereafter                          300%

          Class AF-7 Certificates: All Certificates bearing the class designation of "Class AF-7.

          Class B Certificates: As specified in the Preliminary Statement.

          Class B-1 Certificates: All Certificates bearing the class designation of "Class B-1."

          Class B-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1

Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (H) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 94.10% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

          Class B-2 Certificates: All Certificates bearing the class designation of "Class B-2."

          Class B-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (I) the Class Certificate Balance of the Class B-2 Certificates immediately prior to that Distribution Date over (ii) the lesser of (A) the product of (x) 95.10% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

          Class B-3 Certificates: All Certificates bearing the class designation of "Class B-3."

          Class B-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), ( H) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date) and (J) the Class Certificate Balance of the Class B-3 Certificates immediately prior to that Distribution Date over (ii) the lesser of (A) the product of 96.10% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

          Class B-4 Certificates: All Certificates bearing the class designation of "Class B-4."

          Class B-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution

Amount on such Distribution Date), (J) the Class Certificate Balance of the Class B-3 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date) and (K) the Class Certificate Balance of the Class B-4 Certificates immediately prior to that Distribution Date over (ii) the lesser of (A) the product of 97.40% and
(y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

          Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

          Class M Certificates: As specified in the Preliminary Statement.

          Class M-1 Certificates: All Certificates bearing the class designation of "Class M-1."

          Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 85.20% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

          Class M-2 Certificates: All Certificates bearing the class designation of "Class M-2."

          Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 87.70% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

          Class M-3 Certificates: All Certificates bearing the class designation of "Class M-3."

          Class M-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution

Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 89.30% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

          Class M-4 Certificates: All Certificates bearing the class designation of "Class M-4."

          Class M-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (E) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 90.80% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

          Class M-5 Certificates: All Certificates bearing the class designation of "Class M-5."

          Class M-5 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (F) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 92.00% and
(y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

          Class M-6 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (G) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 94.10% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

          Class P Certificates: All Certificates bearing the class designation of "Class P."

          Class R Certificates: All Certificates bearing the class designation of "Class R."

          Class RC Certificates: All Certificates bearing the class designation of "Class RC."

          Class RX Certificates: All Certificates bearing the class designation of "Class RX."

          Class X Certificates: All Certificates bearing the class designation of "Class X."

          Class X Distributable Amount: On any Distribution Date, (i) as a distribution in respect of interest, the amount of interest that has accrued on the Class X Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus, without duplication, (ii) as a distribution in respect of principal, any portion of the principal balance of the Class X Interest which is distributable as an Overcollateralization Reduction Amount, minus (iii) any amounts paid as a Basis Risk Payment.

          Class X Interest: The Upper-Tier Regular Interest as specified and described in the Preliminary Statement and the related footnote thereto.

          Class X REMIC: As defined in the Preliminary Statement.

          Closing Date: April 28, 2006.

          Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

          Collection Account: The "Custodial Account" as defined in the applicable Servicing Agreement.

          Commission: The U.S. Securities and Exchange Commission.

          Compensating Interest: For any Distribution Date and Servicer the lesser of (a) the Prepayment Interest Shortfall, if any, for the Distribution Date, with respect to voluntary Principal Prepayments in full or in part by the Mortgagor (excluding any payments made upon liquidation of the Mortgage
Loan), and (b) its aggregate Servicing Fee received for the related Distribution Date.

          Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

          Corporate Trust Office: With respect to the Securities Administrator, to the principal office of the Securities Administrator at 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Worldwide Securities Servicers Global Debt - GSAA Home Equity Trust 2006-6, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders. With respect to the Trustee, to the principal office of the Trustee at 401 South Tryon Street, 12th Floor NC1179, Charlotte, North Carolina 28202-1934, Attention: Structured Finance Trust Services or at such other address as the Trustee may designate from time to time by notice to the Certificateholders.

          Corresponding Class: The Class of interests in one Trust REMIC created under this Agreement that corresponds to the Class of interests in the other Trust REMIC or to a Class of Certificates in the manner set out below:

      Lower-Tier                   Upper-Tier                  Corresponding
   Regular Interest             Regular Interest           Class of Certificates
--------------------------------------------------------------------------------
    Class LT-AV-1                  Class AV-1                   Class AV-1
    Class LT-AF-2                  Class AF-2                   Class AF-2
    Class LT-AF-3                  Class AF-3                   Class AF-3
    Class LT-AF-4                  Class AF-4                   Class AF-4
    Class LT-AF-5                  Class AF-5                   Class AF-5
    Class LT-AF-6                  Class AF-6                   Class AF-6
    Class LT-AF-7                  Class AF-7                   Class AF-7
     Class LT-M-1                  Class M-1                     Class M-1
     Class LT-M-2                  Class M-2                     Class M-2
     Class LT-M-3                  Class M-3                     Class M-3
     Class LT-M-4                  Class M-4                     Class M-4
     Class LT-M-5                  Class M-5                     Class M-5
     Class LT-M-6                  Class M-6                     Class M-6
     Class LT-B-1                  Class B-1                     Class B-1
     Class LT-B-2                  Class B-2                     Class B-2
     Class LT-B-3                  Class B-3                     Class B-3

      Lower-Tier                   Upper-Tier                  Corresponding
   Regular Interest             Regular Interest           Class of Certificates
--------------------------------------------------------------------------------
    Class LT-B-4                  Class B-4                     Class B-4

          Custodial File: With respect to each Mortgage Loan, any Mortgage Loan Document which is delivered to the applicable Custodian or which at any time comes into the possession of that Custodian.

          Custodians: JPMorgan, Deutsche Bank, U.S. Bank and Wells Fargo.

          Cut-off Date: April 1, 2006.

          Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balance of all Mortgage Loans as of the Cut-off Date.

          Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

          Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

          Deleted Mortgage Loan: A Mortgage Loan which is purchased or repurchased by any Responsible Party, the Purchaser or the Depositor in accordance with the terms of any Sale Agreement, any Assignment Agreement or this Agreement, as applicable, or which is, in the case of a substitution pursuant to any related Assignment Agreement, replaced or to be replaced with a substitute mortgage loan.

          Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

          Depositor: GS Mortgage Securities Corp., a Delaware corporation, and its successors in interest.

          Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

          Depository Institution: Any depository institution or trust company, including the Trustee and the Securities Administrator, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated "P-1" by Moody's and "A-1" by Standard & Poor's.

          Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          Determination Date: With respect to each Distribution Date, the Business Day immediately preceding the Remittance Date, or, with respect to the Goldman Conduit Mortgage Loans, the 15th calendar day (or if such 15th day is not a Business Day, the Business Day immediately following such 15th day) of the month of the related Remittance Date, or, with respect to the PHH Mortgage Loans, the 16th calendar day (or if such 16th day is not a Business Day, the immediately preceding Business Day) and with respect to the FNBN Mortgage Loans serviced by JPMorgan, the close of business on the last day of the month preceding the month in which such Remittance Date occurs.

          Deutsche Bank: Deutsche Bank National Trust Company, a national banking association, and its successors in interest.

          Distribution Account: The separate Eligible Account created by the Securities Administrator pursuant to Section 3.01(b) in the name of the Securities Administrator as paying agent for the benefit of the Trustee and the Certificateholders and designated "JPMorgan Chase Bank, National Association, as paying agent, in trust for registered holders of GSAA Home Equity Trust 2006-6, Asset-Backed Certificates, Series 2006-6." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

          Distribution Date: The 25th day of each month or, if such day is not a Business Day, the immediately succeeding Business Day, commencing in April 2006.

          Document Certification and Exception Report: The report attached to Exhibit F hereto.

          Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

          Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs, except, in the case of the Goldman Conduit Mortgage Loans, the period commencing on the first day of the month and ending on the last day of the month preceding the month of the Remittance Date.

          EDGAR: The Commission's Electronic Data Gathering, Analysis and Retrieval system.

          Eligible Account: Either (i) an account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1+" by Standard & Poor's, "F1" by Fitch and "P-1" by Moody's (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer) at the time any amounts are held on deposit therein, (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Securities Administrator or the Trustee.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended.

          ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

          ERISA-Restricted Certificate: As specified in the Preliminary
Statement.

          Event of Default: As defined in the applicable Servicing Agreement.

          Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on such Distribution Date over (b) the Specified Overcollateralized Amount for such Distribution Date.

          Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Sections 3.01(a) in the name of the Securities Administrator as paying agent for the benefit of the Regular Certificateholders and designated "JPMorgan Chase Bank, National Association, as paying agent, in trust for registered holders of GSAA Home Equity Trust 2006-6, Asset-Backed Certificates, Series 2006-6." Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          Exchange Act Filing Obligation: The obligations of the Master Servicer under Sections 9.08 and 9.09 with respect to notice and information to be provided to the Depositor or Article XIII (except Section 13.07).

          Exchange Act Reports: Any reports on Form 10-D, Form 8-K and Form 10-K required to be filed by the Depositor with respect to the Trust Fund under the Exchange Act.

          Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate, the Administrative Fee Rate and, if set forth on the Mortgage Loan Schedule, the applicable Primary Mortgage Insurance Policy premium rate.

          Expense Fees: As to each Mortgage Loan, the fees calculated by reference to the Expense Fee Rate.

          Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

          Fair Market Value Excess: As defined in Section 11.01.

          Fannie Mae: The Federal National Mortgage Association, and its successors in interest.

          Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date occurring in March 2036.

          Fitch: Fitch, Inc.

          Fixed Rate Certificates: As specified in the Preliminary Statement.

          Form 10-D Disclosure Item: With respect to any Person, any pending material litigation or contemplated governmental proceedings against such Person that would have a material adverse impact on the Certificateholders.

          Form 10-K Disclosure Item: With respect to any Person, (a) any pending material litigation or contemplated governmental proceedings against such Person that would have a material adverse impact on the Certificateholders and (b) any affiliations or relationships between such Person and any Item 1119 Party that would be material to a Certificateholder.

          Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

          Goldman Conduit: Goldman Sachs Mortgage Conduit Program.

          Goldman Conduit Mortgage Loans: The Mortgage Loans acquired by the Purchaser pursuant to the applicable Goldman Conduit Sale Agreements.

          Goldman Conduit Sale Agreements: The Master Loan Purchase Agreements, between various mortgage loan sellers and Goldman Sachs Mortgage Company, dated as of their respective dates.

          Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

          Interest Accrual Period: With respect to any Distribution Date, (i) with respect to the LIBOR Certificates, the period commencing on the immediately preceding Distribution Date (or commencing on the Closing Date in the case of the first Distribution Date) and ending on the day immediately preceding the current Distribution Date and (ii) with respect to the Fixed Rate Certificates, the calendar month immediately preceding the month in which such Distribution Date occurs.

          Interest Remittance Amount: With respect to any Distribution Date, that portion of Available Funds attributable to interest relating to the Mortgage Loans for such Distribution Date.

          Investment Account: As defined in Section 3.02(a).

          Item 1119 Party: The Depositor, the Master Servicer, the Trustee, any Servicer, any subservicer, any originator identified in the Prospectus Supplement.

          JPMorgan: JPMorgan Chase Bank, National Association, a national banking corporation, and its successors in interest.

          JPMorgan Servicing Agreement: The Comprehensive Amended and Restated Servicing Agreement, dated as of September 1, 2005 between Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association.

          LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the offered rate for one month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Securities Administrator shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two (2) quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar deposits of leading European banks. The establishment of LIBOR by the Securities Administrator and the Securities Administrator's subsequent calculations based thereon, in the absence of manifest error, shall be final and binding. Except as otherwise set forth herein, absent manifest error, the Securities Administrator may conclusively rely on quotations of LIBOR as such quotations appear on Telerate Screen Page 3750.

          LIBOR Certificates: As specified in the Preliminary Statement.

          LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

          Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the Principal Prepayment Period preceding the month of such Distribution Date and as to which the applicable Servicer has certified that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

          Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any Subsequent Recoveries.

          London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

          Lower-Tier Principal Amount: As described in the Preliminary
Statement.

          Lower-Tier Regular Interest: As described in the Preliminary
Statement.

          Lower-Tier REMIC: As described in the Preliminary Statement.

          Majority Class X Certificateholder: The Holder or Holders of a majority of the Percentage Interests in the Class X Certificates.

          Master Servicer: JPMorgan, and if a successor master servicer is appointed hereunder, such successor.

          Master Servicer Event of Default: As defined in Section 9.04.

          Master Servicer Remittance Date: With respect to each Distribution Date, the 25th day of each month or, if such day is not a Business Day, the immediately succeeding Business Day.

          Master Servicing Float Period: As to any Distribution Date and each Mortgage Loan, the period commencing on the 18th Business Day immediately preceding such Distribution Date and ending two (2) Business Days prior to such Distribution Date.

          MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

          MERS Loan: Any Mortgage Loan registered with MERS on the MERS
System.

          MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

          Monthly Advance: As defined in the applicable Servicing Agreement.

          Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

          Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.02.

          Moody's: Moody's Investors Service, Inc. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b) the address for notices to

Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor and the Servicer.

          Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

          Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

          Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

          Mortgage Loan: An individual Mortgage Loan which is the subject of a Sale Agreement and a Servicing Agreement, each Mortgage Loan originally sold and subject to any Sale Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Servicing File, the Monthly Payments, Principal Prepayments, Prepayment Premiums, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

          Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

          Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Schedule I (which shall be delivered to the Custodians in an electronic format acceptable to the Custodians), such schedule setting forth the following information with respect to each Mortgage Loan: (1) Responsible Party's Mortgage Loan number; (2) the address, city, state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgagor is self-employed; (4) a code indicating whether the Mortgaged Property is owner-occupied, investment property or a second home; (5) a code indicating whether the Mortgaged Property is a single family residence, two family residence, three-family residence, four family residence, condominium, manufactured housing or planned unit development; (6) the purpose of the Mortgage Loan; (7) the type of Mortgage Loan; (8) the Mortgage Interest Rate at origination; (9) the current Mortgage Interest Rate; (10) the name of the applicable Servicer; (11) the applicable Servicing Fee Rate; (12) the current Monthly Payment; (13) the original term to maturity; (14) the remaining term to maturity; (15) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (16) the LTV at origination and if the Mortgage Loan has a second lien, combined LTV at origination; (17) the actual principal balance of the Mortgage Loan as of the Cut-off Date; (18) social security number of the Mortgagor; (19) a code indicating whether the Mortgage Loan had a second lien at origination; (20) if the Mortgage Loan has a second lien, combined loan balance as of the Cut-off Date; (21) a code indicating whether the Mortgaged Property is a leasehold estate; (22) the due date of the Mortgage Loan; (23) whether the Mortgage Loan is insured by a Primary Mortgage Insurance Policy and the name of the insurer; (24) the certificate number of the Primary Mortgage Insurance Policy; (25) the amount of coverage of the Primary Mortgage Insurance Policy, and if it is a lender-paid Primary Mortgage Insurance Policy, the premium rate;

(26) the type of appraisal; (27) a code indicating whether the Mortgage Loan is a MERS Loan; (28) documentation type (including asset and income type);
(29) first payment date; (30) the schedule of the payment delinquencies in the prior 12 months; (31) FICO score; (32) the Mortgagor's name; (33) the stated maturity date; and (34) the original principal amount of the Mortgage Loa;
(35) the name of the applicable Custodian. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans..

          Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

          Mortgagor: The obligor on a Mortgage Note.

          Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to subsection 4.01(a)(iii) (before giving effect to distributions pursuant to such subsection).

          Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls exceeds the sum of the Compensating Interest payments made on such Distribution Date.

          NIM Issuer: The entity established as the issuer of the NIM
Securities.

          NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class P and Class X Certificates.

          NIM Trustee: The trustee for the NIM Securities.

          Non Permitted Transferee: As defined in Section 8.12(e).

          Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer (in accordance with the related Servicing Standard set forth in the related Servicing Agreement), the Master Servicer or any successor Master Servicer including the Trustee, as applicable, will not or, in the case of a proposed Monthly Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

          Nonrecoverable Servicing Advance: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the Servicer (in accordance with the related Servicing Standard set forth in the related Servicing Agreement), the Master Servicer or any successor Master Servicer including the Trustee, as applicable, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

          Notice of Final Distribution: The notice to be provided pursuant to
Section 11.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

          Offered Certificates: As specified in the Preliminary Statement.

          Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of any Servicer or any Responsible Party, and delivered to the Trustee and the Securities Administrator, as required by any Servicing Agreement or Sale Agreement or, in the case of any other Person, signed by an authorized officer of such Person.

          Opinion of Counsel: A written opinion of counsel, who may be in house counsel for applicable Servicer, reasonably acceptable to the Trustee and/or the Securities Administrator, as applicable (and/or such other Persons as may be set forth herein); provided, that any Opinion of Counsel relating to
(a) qualification of any Trust REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the applicable Servicer or the Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the applicable Servicer or the Master Servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the applicable Servicer or the Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

          Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10.00% or less of the Cut-off Date Pool Principal Balance.

          Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

          (i) Certificates theretofore canceled by the Securities
     Administrator or delivered to the Securities Administrator for cancellation; and

          (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

          Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

          Overcollateralized Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the Principal Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

          Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Overcollateralized Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date.

          Overcollateralization Floor: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

          Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Net Monthly Excess Cash Flow.

          Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

          Par Value: means an amount equal to the greater of (a) the sum of
(1) 100% of the unpaid principal balance of the Mortgage Loans (other than Mortgage Loans related to REO Properties), (2) interest accrued and unpaid on the Mortgage Loans, (3) any unreimbursed P&I Advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee and (4) with respect to any REO Property, the lesser of (x) the appraised value of each REO Property, as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer or its designee, and
(y) the unpaid principal balance of each Mortgage Loan related to any REO Property, and (b) the sum of (1) the aggregate unpaid Class Certificate Balance of each class of certificates then outstanding, (2) interest accrued and unpaid on the certificates and (3) any unreimbursed P&I Advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee.

          Pass-Through Rate: For each Class of Certificates and each Lower-Tier Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

          Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

          Performance Certification: As defined in Section 13.05.

          Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Trustee or any of their respective
Affiliates:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than ninety (90) days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than thirty (30) days) denominated in United States dollars and issued by any Depository Institution and rated F1+ by Fitch, P-1 by Moody's and A-1+ by S&P;

          (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

          (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than thirty (30) days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

          (vi) units of money market funds, including money market funds advised by the Depositor, the Securities Administrator or the Trustee or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAAm" or "AAAm-G" by Standard & Poor's and, if rated by Fitch, at least "AA" by Fitch; and

          (vii) if previously confirmed in writing to the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

          provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

          Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the
Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person,

(vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such government unit.

          Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

          Physical Certificates: As specified in the Preliminary Statement.

          Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

          Prepayment Interest Shortfall: With respect to any Remittance Date, the sum of, for each Mortgage Loan that was during the related Principal Prepayment Period the subject of a Principal Prepayment that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Principal Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the applicable Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Principal Prepayment Period.

          Prepayment Premium: Any prepayment premium, penalty or charge, if any, required under the terms of the related Mortgage Note to be paid in connection with a Principal Prepayment, to the extent permitted by law.

          Principal Certificates: As specified in the Preliminary Statement.

          Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and
(ii) the Extra Principal Distribution Amount for such Distribution Date.

          Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage
Loan) which is received in advance of its scheduled Due Date, including any Prepayment Premium, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

          Principal Prepayment Period: With respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

          Principal Remittance Amount: With respect to any Distribution Date and the Mortgage Loans, the amount equal to the sum of the following amounts (without duplication): (i) all scheduled payments of principal due on the Due Date on such Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any Monthly Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds allocable to principal and received during the related Principal Prepayment Period; (iii) all Principal Prepayments allocable to principal and received during the related Principal Prepayment Period; (iv) all amounts received with respect to such Distribution Date representing the portion of the purchase price allocable to principal in connection with a purchase or repurchase of a Deleted Mortgage Loan; (v) principal portion of all amounts received with respect to such Distribution Date as a Substitution Adjustment Amount and received in connection with the substitution of a Mortgage Loan and (vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section
11.01 (to the extent such proceeds relate to principal).

          Private Certificates: As specified in the Preliminary Statement.

          Prospectus Supplement: The Prospectus Supplement, dated April 26, 2006, relating to the Offered Certificates.

          PTCE: Prohibited Transaction Class Exemption, issued by the U.S. Department of Labor.

          PUD: A planned unit development.

          Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest.

          Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Securities Administrator. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 12.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Servicer.

          Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of any amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

          Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the related Interest Accrual Period; provided, however, that for any Definitive Certificate issued pursuant to
Section 5.02(e), the Record Date shall be the close of business on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

          Reference Bank: As defined in Section 4.04.

          Regular Certificates: As specified in the Preliminary Statement.

          Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

          Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers' Civil Relief Act of 1940 or any similar state statutes.

          REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

          Remittance Date: With respect to any Distribution Date, the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day) of the month in which such Distribution Date occurs.

          REO Disposition: The final sale by the Servicer of any REO Property.

          REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

          Reportable Event: Any event required to be reported on Form 8-K, but at a minimum will include:

          (a) entry into a definitive material agreement related to the Trust Fund, the Certificates or the Mortgage Loans, or an amendment to a Transaction Document, only if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

          (b) termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), only if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

          (c) with respect to any material party related to the Trust Fund, the commencement of any bankruptcy or receivership with respect to such party;

          (d) with respect to the Master Servicer and any Servicer only, the occurrence of a Trigger Event or an Event of Default under this Agreement;

          (e) the resignation, removal, replacement, substitution of the Trustee, the Securities Administrator, the Master Servicer, any Servicer, any subservicer or any Custodian;

          (f) with respect to the Depositor only, if the Depositor becomes aware that (i) any material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more classes of the Certificates has terminated other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement; (ii) any material enhancement specified in Item 1114(a)(1) through
(3) of Regulation AB or Item 1115 of Regulation AB has been added with respect to one or more classes of the Certificates; or (iii) any existing material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more classes of the Certificates has been materially amended or modified; and

          (g) a required distribution to holders of the Certificates is not made as of the required distribution date under this Agreement.

          Reporting Subcontractor: With respect to the Master Servicer or the Securities Administrator, any Subcontractor determined by such Person pursuant to Section 13.08(b) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB. References to a Reporting Subcontractor shall refer only to the Subcontractor of such Person and shall not refer to Subcontractors generally.

          Residual Certificates: As specified in the Preliminary Statement.

          Responsible Officer: When used with respect to the Trustee, the Securities Administrator or the Master Servicer, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Trustee, the Securities Administrator or the Master Servicer, customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

          Responsible Party: Each of American Home and Wells Fargo, as the context may require, in its capacity as seller under the related Sale Agreement. With respect to the Goldman Conduit Mortgage Loans, the Purchaser.

          Rule 144A: Rule 144A under the Securities Act.

          Rule 144A Letter: As defined in Section 5.02(b).

          Sale Agreement: Each of the American Home Sale and Servicing Agreement, the Wells Fargo Sale and Servicing Agreement and the Goldman Conduit Sale Agreement.

          Sarbanes-Oxley Certification: As defined in Section 13.05.

          Securities Act: The Securities Act of 1933, as amended.

          Securities Administrator: JPMorgan, and if a successor securities administrator is appointed hereunder, such successor.

          Securities Administrator Float Period: With respect to the Distribution Date and the related amounts in the Distribution Account, the period commencing on the second Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

          Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the month in which such Distribution Date occurs.

          Senior Specified Enhancement Percentage: As of any date of determination, 17.50%.

          Servicer: Each of Avelo, JPMorgan, Countrywide Servicing and Wells Fargo, in its capacity as servicer under the related Servicing Agreement, or any successor servicer appointed pursuant to such Servicing Agreement.

          Servicing Advances: As defined in the related Servicing Agreement.

          Servicing Agreement: Each of the American Home Sale and Servicing Agreement, Avelo Servicing Agreement, the JPMorgan Servicing Agreement, the Countrywide Servicing Agreement and the Wells Fargo Sale and Servicing Agreement.

          Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB.

          Servicing Fee: As defined in the related Servicing Agreement.

          Servicing Fee Rate: As of the statistical calculation date of March 1, 2006, a per annum rate equal to 0.250% with respect to approximately 99.64% of the mortgage loans and 0.250% per annum (increasing to 0.375% after the initial interest rate adjustment date) with respect to approximately 0.36% of the mortgage loans.

          Servicing File: As defined in the applicable Servicing Agreement.

          Similar Law: As defined in Section 5.02(b).

          Specified Overcollateralized Amount: Prior to the Stepdown Date, an amount equal to 1.30% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 2.60% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of Principal Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans but instead will remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring. When the Class Certificate Balance of each Class of Principal Certificates has been reduced to zero, the Specified Overcollateralized Amount will thereafter be zero.

          Standard & Poor's or S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Surveillance Group - GSAA Home Equity Trust 2006-6, or such other address as Standard & Poor's may hereafter furnish to the Depositor and the Servicer.

          Startup Day: The Closing Date.

          Stated Principal Balance: As to each Mortgage Loan and as of any Determination Date, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received or advanced prior to the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Principal Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Principal Prepayment Period shall be zero.

          Step 1 Assignment Agreement: Each of the (i) Assignment, Assumption and Recognition Agreement, dated as of April 28, 2006, between the Purchaser, American Home, American Home Servicing and the Depositor, (ii) Assignment, Assumption and Recognition Agreement, dated as of April 28, 2006, between the Purchaser, Wells Fargo and the Depositor, (iii) Assignment, Assumption and Recognition Agreement, dated as of April 28, 2006, between the Purchaser, Countrywide Servicing and the Depositor, and (iv) Assignment, Assumption and Recognition Agreement, dated as of April 28, 2006, between the Purchaser, Avelo and the Depositor.

          Step 2 Assignment Agreement: Each of the (i) Assignment, Assumption and Recognition Agreement, dated as of April 28, 2006, among the Depositor, the Master Servicer, the Trustee, American Home and American Home Servicing,
(ii) Assignment, Assumption and Recognition Agreement, dated as of April 28, 2006, among the Depositor, the Master Servicer, the Trustee and Countrywide Servicing, (iii) Assignment, Assumption and Recognition Agreement, dated as of April 28, 2006, among the Depositor, the Master Servicer, the Trustee and Wells Fargo, and (iv) Assignment, Assumption and Recognition Agreement, dated as of April 28, 2006, among the Depositor, the Master Servicer, the Trustee and Avelo,.

          Stepdown Date: The earlier to occur of (a) the date on which the aggregate Class Certificate Balance of the Class A Certificates has been reduced to zero and (b) the later to occur of (i) the Distribution Date in May 2009 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

          Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer, any Servicer, any subservicer or the Securities Administrator, as the case may be.

          Subordinated Certificates: As specified in the Preliminary
Statement.

          Subsequent Recoveries: Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan.

          Substitution Adjustment Amount: With respect to any Sale Agreement, or with respect to a Mortgage Loan substituted by the Purchaser, an amount of cash received from the applicable Responsible Party in connection with a substitution for a Deleted Mortgage Loan.

          Tax Matters Person: The Holder of the Class R, Class RC and Class RX Certificates is designated as "tax matters person" of the Lower-Tier REMIC, Middle-Tier REMIC and the Upper-Tier REMIC, respectively, in the manner provided under Treasury Regulations Section 1.806F-4(d) and Treasury Regulations Section 301.6234(a)(7)-1.

          Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

          Termination Price: As defined in Section 11.01.

          Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected (prior to the related Remittance Date) or advanced on the Mortgage Loans for Due Dates during the related Due Period (net of Expense Fees) over (ii) the sum of the interest payable to the Principal Certificates on such Distribution Date pursuant to Section 4.01(a)(i).

          Transaction Documents: This Agreement and any other document or agreement entered into in connection with the Trust Fund, the Certificates or the Mortgage Loans.

          Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

          Transfer Affidavit: As defined in Section 5.02(c)(ii).

          Transferor Certificate: As defined in Section 5.02(b).

          Trigger Event: With respect to any Distribution Date, a Trigger Event exists if (i) on such Distribution Date the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans, and (y) the aggregate unpaid principal balance of the Mortgage Loans as of the last day of the related Due Period equals or exceeds 35.00% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Principal Prepayment Period divided by (y) the Cut-off Date Pool Principal Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:


Distribution Date Occurring In          Loss Percentage
----------------------------------------------------------------------------------------------------------
May 2008 - April 2009                   0.250% for the first month, plus an additional 1/12th of 0.200%
                                        for each month thereafter (e.g., approximately 0.267% in May 2008)

May 2009 - April 2010                   0.450% for the first month, plus an additional 1/12th of 0.350%
                                        for each month thereafter (e.g., approximately 0.476% in May 2009)

May 2010 - April 2011                   0.800% for the first month, plus an additional 1/12th of 0.250%
                                        for each month thereafter (e.g., approximately 0.821% in May 2010)

May 2011 - April 2012                   1.050% for the first month, plus an additional 1/12th of 0.200%
                                        for each month thereafter (e.g., approximately 1.067% in May 2011)

May 2012 and thereafter                 1.250%

          Trust: The express trust created hereunder in Section 2.01(c).

          Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Excess Reserve Fund Account, the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement;
(iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the rights of the Trust under the Step 2 Assignment Agreements; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing. The Trust Fund created hereunder is referred to as the GSAA Home Equity Trust 2006-6.

          Trust REMIC: As specified in the Preliminary Statement.

          Trustee: U.S. Bank, and its successors in interest, and, if a successor trustee is appointed hereunder, such successor.

          Underwriters' Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487
(2002), or amended by Prohibited Transaction Exemption 2002-19, 67 Fed. Reg. 14979, or any successor exemption.

          Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from Distribution Dates remaining unpaid prior to the current Distribution Date and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

          U.S. Bank: U.S. Bank National Association, a national banking association, and its successors in interest.

          U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia;
(iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

          Upper-Tier Regular Interest: As described in the Preliminary
Statement.

          Upper-Tier REMIC: As described in the Preliminary Statement.

          Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

          WAC Cap: With respect to the Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (i) the sum of the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Mortgage Loans and (ii) 30 divided by the actual number of days in the related Interest Accrual Period, in the case of the Principal Certificates.

          Wells Fargo: Wells Fargo Bank, N.A., a national baking association, and its successors in interest.

          Wells Fargo Mortgage Loans: The mortgage loans acquired by the Purchaser from Wells Fargo pursuant to the Wells Fargo Sale and Servicing Agreement.

          Wells Fargo Sale and Servicing Agreement: The Master Seller's Warranties and Servicing Agreement, between GSMC and Wells Fargo, dated as of August 1, 2004, as amended by Amendment No. 1, dated as of April 26, 2005

                                  ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                        REPRESENTATIONS AND WARRANTIES

          Section 2.01. Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

          (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the applicable Custodian on behalf of the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each applicable Mortgage Loan so assigned:

          (i) the original Mortgage Note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

          (ii) The original Assignment of Mortgage in blank, unless the Mortgage Loan is a MERS Loan;

          (iii) personal endorsement, surety and/or guaranty agreements executed in connection with all non individual Mortgage Loans (corporations, partnerships, trusts, estates, etc. (if any);

          (iv) the related original Mortgage and evidence of its recording or a certified copy of the Mortgage with evidence of recording;

          (v) originals of any intervening Mortgage assignment or certified copies in either case necessary to show a complete chain of title from the original mortgagee to the seller and evidencing recording; provided, that, except in the case of the Goldman

     Conduit Mortgage Loans, the assignment may be in the form of a blanket assignment or assignments, a copy of which with evidence of recording shall be acceptable;

          (vi) originals of all assumption, modification, consolidation or extension agreements or certified copies thereof, in either case with evidence of recording if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not required, an original or copy of the agreement; provided, that, in the case of the Goldman Conduit Mortgage Loans, an original with evidence of recording thereon is always required;

          (vii) an original or copy of a title insurance policy or evidence of title;

          (viii) to the extent applicable, an original power of attorney;

          (ix) a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any; and

          (x) with respect to each Mortgage Loan, the complete Custodial File (as defined below) including all items as set forth in the applicable Servicing Agreement to the extent in the possession of the Depositor or the Depositor's Agents.

          The Depositor shall deliver to each Custodian the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 120 days from the Closing Date.

          From time to time, pursuant to the applicable Sale Agreement, the Responsible Party may forward to the applicable Custodian additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan, in accordance with the terms of the applicable Sale Agreement. All such mortgage documents held by the Custodians as to each Mortgage Loan shall constitute the "Custodial File."

          On or prior to the Closing Date, the Depositor shall deliver to the Custodians Assignments of Mortgages (except in the case of MERS Loans), in blank, for each applicable Mortgage Loan. On the Closing Date, the Trustee shall provide a written request to each Responsible Party to submit the Assignments of Mortgage for recordation, at the Responsible Party's expense, pursuant to the applicable Sale Agreement. Each Custodian shall deliver the Assignment of Mortgages to be submitted for recordation to the applicable Responsible Party upon receipt of a written request for release in standard and customary form as set forth in Exhibit L, L-1, L-2 or L-3, as applicable.

          In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian within the time period and in the manner specified in the applicable Sale Agreement, the Trustee shall take or cause to be taken such remedial actions under the Sale Agreement against the applicable Responsible Party as may be permitted to be taken thereunder, including without limitation, if applicable, the repurchase by the applicable Responsible Party of such Mortgage Loan. The foregoing repurchase remedy shall not apply in the event that the Responsible Party cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the applicable Responsible Party shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the applicable Responsible Party, confirming that such document has been accepted for recording.

          Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Responsible Party shall be deemed to have been satisfied upon delivery by the Responsible Party to the applicable Custodian prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

          (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "GSAA Home Equity Trust 2006-6" and U.S. Bank National Association is hereby appointed as Trustee in accordance with the provisions of this Agreement.

          (d) It is the policy and intention of the Trust that none of the Mortgage Loans included in the Trust is (a) covered by the Home Ownership and Equity Protection Act of 1994, or (b) considered a "high cost home," "threshold," "predatory" or "covered" loan (excluding "covered home loans" as defined under clause (1) of the definition of "covered home loans" in the New Jersey Home Ownership Security Act of 2002) under applicable state, federal or local laws.

          Section 2.02. Acceptance by the Custodians of the Mortgage Loans. Each Custodian acknowledges receipt of the documents identified in the Initial Certification, subject to any exceptions listed on the exception report attached thereto, in the form annexed hereto as Exhibit E, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. Deutsche Bank, as Custodian, acknowledges that it will maintain possession of the related Mortgage Notes in the State of California, JPMorgan, as Custodian, acknowledges that it will maintain possession of the related Mortgage Notes in the State of Texas, U.S. Bank, as Custodian, acknowledges that it will maintain possession of the related Mortgage Notes in the State of Minnesota and Wells Fargo, as Custodian, acknowledges that it will maintain possession of the related Mortgage Notes in the State of Minnesota, unless otherwise permitted by the Rating Agencies.

          Prior to and as a condition to the Closing, each Custodian shall deliver via facsimile (with original to follow the next Business Day) to the Depositor an Initial Certification prior to the Closing Date, or as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage, subject to any exceptions listed on the exception report attached thereto, for each Mortgage Loan. None of the Custodians shall be responsible for verifying the validity, sufficiency or genuineness of any document in any Custodial File.

          On the Closing Date, each Custodian shall ascertain that all documents required to be delivered to it are in its possession, subject to any exceptions listed on the exception report attached thereto, and shall deliver to the Depositor and the Trustee an Initial Certification, in the form annexed hereto as Exhibit E, and shall deliver to the Depositor and the Trustee a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, within ninety (90) days after the Closing Date to the effect that, as to each applicable Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be delivered to it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, as to Deutsche Bank, the information set forth in items 2, 8, 33, and 34 of the Mortgage Loan Schedule respecting such Mortgage Loan is correct; (iv) based on its examination and only as to the foregoing documents, as to JPMorgan, the information set forth in items 2, 8, 33, and 34 of the Mortgage Loan Schedule respecting such Mortgage Loan is correct; (v) based on its examination and only as to the foregoing documents, as to U.S. Bank, the information set forth in items 2, 8, 33, and 34 of the Mortgage Loan Schedule respecting such Mortgage Loan is correct; and (vi) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. None of the Custodians shall be responsible for verifying the validity, sufficiency or genuineness of any document in any Custodial File.

          Each Custodian shall retain possession and custody of each applicable Custodial File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the applicable Custodian, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

          Each Custodian shall notify the Trustee of any Mortgage Loans that do not conform to the requirements of Sections 2.01 and 2.02 hereof. The Trustee shall enforce the obligation of the Responsible Parties to cure or repurchase Mortgage Loans that do not conform to such requirements as determined in the applicable Custodian's review as required herein, or based upon notification from JPMorgan, by notifying the applicable Responsible Party to correct or cure such default. The Trustee shall also enforce the obligation of the Responsible Parties under the Sale Agreements and the Servicing Agreements and of the Purchaser under the Step 1 Assignment Agreements to cure or repurchase Mortgage Loans for which there is a defect or a breach of a representation or warranty thereunder of which a Responsible Officer of the Trustee has actual knowledge, by notifying the applicable party to correct or cure such default. If any Servicer, any Responsible Party or the Purchaser, as the case may be, fails or is unable to correct or cure the defect or breach within the period set forth in the applicable agreement, the Trustee shall notify the Depositor of such failure to correct or cure. Unless otherwise directed by the Depositor within five (5) Business Days after notifying the Depositor of such failure by the applicable party to correct or cure, the Trustee shall notify such party to repurchase the Mortgage Loan. If, within ten (10) Business Days of receipt of such notice by such party, such party fails to repurchase such Mortgage Loan, the Trustee shall notify the Depositor of such failure. The Trustee shall pursue all legal remedies available to the Trustee against the Servicers, the Responsible Parties and the Purchaser, as applicable, under this Agreement, if the Trustee has received written notice from the Depositor directing the Trustee to pursue such remedies.

          Section 2.03. Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

          Section 2.04. REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" is March 25, 2036, which is the Distribution Date following the latest Mortgage Loan maturity date. Amounts paid to the Class X Certificates (prior to any reduction for any Basis Risk Payment) shall be deemed paid from the Upper-Tier REMIC to the Class X REMIC in respect of the Class X Interest and from the Class X REMIC to the holders of the Class X Certificates prior to distribution of Basis Risk Payments to the Principal Certificates.

          Amounts distributable to the Class X Certificates shall be deemed paid from the Master REMIC to the Holders of the Class X Certificates prior to distribution of any Basis Risk Payments to the Principal Certificates.

          For federal income tax purposes, any amount distributed on the Principal Certificates on any such Distribution Date in excess of their Pass Through Rate, shall be treated as having been paid from the Excess Reserve Fund Account.

          Section 2.05. Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee that as of the date of this Agreement or as of such date specifically provided herein:

          (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

          (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the

Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

          (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound;
(ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

          (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

          (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

          (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 12.04 hereof.

          It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the respective Custodial Files to the Custodians, and shall inure to the benefit and to Certificateholders.

          Section 2.06. Representations and Warranties of JPMorgan. JPMorgan, as Custodian, hereby represents and warrants to the Depositor, the Master Servicer and the Trustee, as of the Closing Date:

          (a) Such Custodian is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by such Custodian or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

          (b) Such Custodian has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of such Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of such Custodian, enforceable against such Custodian in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) The execution and delivery of this Agreement by such Custodian, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of such Custodian and will not result in a material breach of any term or provision of the articles of incorporation or by laws of such Custodian.

          Section 2.07. Representations and Warranties of Deutsche Bank. Deutsche Bank hereby represents and warrants to the Depositor, the Master Servicer and the Trustee, as of the Closing Date:

          (a) Such Custodian is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by such Custodian or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

          (b) Such Custodian has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of such Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of such Custodian, enforceable against such Custodian in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) The execution and delivery of this Agreement by such Custodian, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of such Custodian and will not result in a material breach of any term or provision of the articles of incorporation or by laws of such Custodian.

          Section 2.08. Representations and Warranties of U.S. Bank. U.S. Bank hereby represents and warrants to the Depositor, the Master Servicer and the Trustee, as of the Closing Date:

          (a) Such Custodian is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by such Custodian or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

          (b) Such Custodian has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of such Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of such Custodian, enforceable against such Custodian in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) The execution and delivery of this Agreement by such Custodian, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of such Custodian and will not result in a material breach of any term or provision of the articles of incorporation or by laws of such Custodian.

          Section 2.09. Representations and Warranties of Wells Fargo. Wells Fargo, in its capacity as a Custodian, hereby represents and warrants to the Depositor, the Master Servicer and the Trustee, as of the Closing Date:

          (a) Such Custodian is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by such Custodian or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

          (b) Such Custodian has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of such Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of such Custodian, enforceable against such Custodian in accordance with its terms, except that
(i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) The execution and delivery of this Agreement by such Custodian, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of such Custodian and will not result in a material breach of any term or provision of the articles of incorporation or by laws of such Custodian.

                                 ARTICLE III

                                TRUST ACCOUNTS

          Section 3.01. Excess Reserve Fund Account; Distribution Account. (a) The Securities Administrator shall establish and maintain the Excess Reserve Fund Account to receive any Basis Risk Payment and to secure their limited recourse obligation to pay to the Principal Certificateholders any Basis Risk Carry Forward Amounts. On each Distribution Date, the Securities Administrator shall deposit the amount of any Basis Risk Payment received by it for such date into the Excess Reserve Fund Account. For the avoidance of doubt, any Basis Risk Carry Forward Amounts shall be paid to the Principal Certificates from the Excess Reserve Fund Account.

          On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class or Classes of Principal Certificates, the Securities Administrator shall (1) withdraw from the Distribution Account, to the extent of funds available therefor in the Distribution Account, and deposit in the Excess Reserve Fund Account, as set forth in Section 4.01(a)(iii)(L), the lesser of (x) the Class X Distributable Amount (without regard to the reduction in clause (iii) of the definition thereof with respect to Basis Risk Payments) (to the extent remaining after the distributions specified in Sections 4.01(a)(iii)(A)-(K)) and (y) the aggregate Basis Risk Carry Forward Amount of the Principal Certificates for such Distribution Date and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Certificates the related Basis Risk Carry Forward Amount. Such payments shall be allocated to those Classes based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Section 4.01(a)(iii)(L).

          The Securities Administrator shall account for the Excess Reserve Fund Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders. For all federal income tax purposes, amounts transferred to the Excess Reserve Fund Account shall be treated as distributions by the Securities Administrator from the Class X REMIC to the Class X Certificates and then contributed by the Class X Certificateholders to the Excess Reserve Fund Account.

          Any Basis Risk Carry Forward Amounts distributed by the Securities Administrator to the Principal Certificateholders shall be accounted for by the Securities Administrator, for federal income tax purposes, as amounts paid first to the Holders of the Class X Certificates and then to the respective Class or Classes of Principal Certificates in accordance with the priority of payments in this Section 3.01. In addition, the Securities Administrator shall account for the Principal Certificateholders' rights to receive payments of Basis Risk Carry Forward Amounts as rights in a limited recourse interest rate cap contract written by the Class X Certificateholders in favor of the Holders of each such Class.

          Notwithstanding any provision contained in this Agreement, the Securities Administrator shall not be required to make any distributions from the Excess Reserve Fund Account except as expressly set forth in this Section 3.01(a).

          (b) The Master Servicer shall establish and maintain a custodial account for the benefit of the Trustee (the "Master Servicer Account") which account shall be an Eligible Account. The amounts remitted by the Servicers to the Master Servicer on each Remittance Date shall be credited to the Master Servicer Account within two (2) Business Days once the amounts are identified as a remittance in connection with the Trust and reconciled to the reports provided by the Servicer. On the Master Servicer Remittance Date, the Master Servicer shall remit to the Securities Administrator the amounts received from the Servicers on the related Remittance Date, net of any fees, expenses and other amounts payable to the Master Servicer. The Securities Administrator shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Securities Administrator shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

          (i) the aggregate amount remitted by the Master Servicer; and

          (ii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

          In the event that any Servicer shall remit any amount not required to be remitted pursuant to the applicable Servicing Agreement, and such Servicer directs the Master Servicer in writing to withdraw such amount from the Distribution Account, the Master Servicer shall return such funds to the applicable Servicer. All funds deposited in the Distribution Account shall be held by the Securities Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with
Section 4.01.

          (c) From time to time, the Securities Administrator may also establish any other accounts for the purposes of carrying out its duties hereunder.

          Section 3.02. Investment of Funds in the Distribution Account. (a) The Securities Administrator may (but shall not be obligated to) invest funds in the Distribution Account during the Securities Administrator Float Period (for purposes of this Section 3.02, such Account is referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, or maturing on such Distribution

Date. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Securities Administrator. The Securities Administrator shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Securities Administrator. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Securities Administrator may:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

          (b) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Securities Administrator during the Securities Administrator Float Period shall be subject to the Securities Administrator's withdrawal in the manner set forth in Section 10.05.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Securities Administrator shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Notwithstanding the foregoing, the Securities Administrator shall be liable to the Trust for any such loss on any funds it has invested under this Section 3.02 only during the Securities Administrator Float Period, and the Securities Administrator shall deposit funds in the amount of such loss in the Distribution Account promptly after such loss is incurred.

          (d) The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation is not payable or reimbursable under Section 8.06 of this Agreement.

          (e) In order to comply with its duties under the USA Patriot Act of 2001, the Trustee may obtain and verify certain information and documentation from the other parties to this Agreement including, but not limited to, each such party's name, address and other identifying information.

          (f) In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, Deutsche Bank as a Custodian is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with Deutsche Bank. Accordingly, each of the parties agrees to provide to Deutsche Bank upon its request from time to time such party's complete name, address, tax identification number and such other identifying information together with copies of such party's constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

          (g) In order to comply with its duties under the USA Patriot Act of 2001, U.S. Bank, as a Custodian, Wells Fargo, as a Custodian, and JPMorgan Chase Bank, National Association, as a Custodian shall obtain and verify certain information and documentation from the other parties to this Agreement, including, but not limited to, each such party's name, address and other identifying information in connection with the establishment of any accounts by it to the extent required by the Agreement.

                                  ARTICLE IV

                                 DISTRIBUTIONS

          Section 4.01. Priorities of Distribution. (a) On each Distribution Date, the Securities Administrator shall make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining:

          (b) to the holders of each Class of Principal Certificates in the following order of priority:

          (1) from the Interest Remittance Amount, the related Accrued Certificate Interest for the Class A certificates, allocated pro rata based on their entitlement to those amounts;

          (2) from any remaining Interest Remittance Amount, the related unpaid Accrued Certificate Interest for the Class A certificates from prior Distribution Dates, allocated pro rata based on their entitlement to those amounts;

          (3) from any remaining Interest Remittance Amount, to the Class M-1 certificates, the Accrued Certificate Interest for that class;

          (4) from any remaining Interest Remittance Amount, to the Class M-2 certificates, the Accrued Certificate Interest for that class;

          (5) from any remaining Interest Remittance Amount, to the Class M-3 certificates, the Accrued Certificate Interest for that class;

          (6) from any remaining Interest Remittance Amount, to the Class M-4 certificates, the Accrued Certificate Interest for that class;

          (7) from any remaining Interest Remittance Amount, to the Class M-5 certificates, the Accrued Certificate Interest for that class;

          (8) from any remaining Interest Remittance Amount, to the Class M-6 certificates, the Accrued Certificate Interest for that class;

          (9) from any remaining Interest Remittance Amount, to the Class B-1 certificates, the Accrued Certificate Interest for that class;

          (10) from any remaining Interest Remittance Amount, to the Class B-2 certificates, the Accrued Certificate Interest for that class;

          (11) from any remaining Interest Remittance Amount, to the Class B-3 certificates, the Accrued Certificate Interest for that class; and

          (12) from any remaining Interest Remittance Amount, to the Class B-4 certificates, the Accrued Certificate Interest for that class.

          (c) (1) on each Distribution Date (x) prior to the Stepdown Date or
(y) with respect to which a Trigger Event is in effect, to the holders of the class or classes of Principal Certificates and Residual Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order or priority:

          (i) first, concurrently, on a pro rata basis, to the Class R, Class RC and Class RX certificates, until their respective Class Certificate Balances have been reduced to zero;

          (ii) sequentially,

                    (A) concurrently, to the Class AF-6 and Class AF-7
               certificates, the Class AF-6 and Class AF-7 Lockout Distribution Amount, allocated pro rata among these certificates, until their respective Class Certificate Balances have been reduced to zero, with the exception that if a Sequential Trigger Event is in effect, the Class AF-6 and Class AF-7 Lockout Distribution Amount will be allocated first, to the Class AF-6 certificates, until its Class Certificate Balance has been reduced to zero, and then to the Class AF-7 certificates, until its Class Certificate Balance has been reduced to zero;

                    (B) sequentially to the Class AV-1, Class AF-2, Class
               AF-3, Class AF-4 and Class AF-5 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                    (C) concurrently to the Class AF-6 and Class AF-7
               certificates, without regard to the Class AF-6 and Class AF-7 Lockout Distribution Amount, allocated pro rata among these certificates, until their respective certificate principal balances have been reduced to zero, with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class AF-6 and Class AF-7 certificates will be allocated first to the Class AF-6 certificates, until its certificate principal balance has been reduced to zero, and then to the Class AF-7 certificates, until its certificate principal balance has been reduced to zero;

          (iii) the portion of the available Principal Distribution Amount remaining after making the distributions set forth in clause
          (b)(1)(ii) above will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

          (2) on each Distribution Date (x) on and after the Stepdown Date and
(y) as long as a Trigger Event is not in effect, to the holders of the class or classes of Principal Certificates then entitled to distribution of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                    (A) to the Class A certificates, the lesser of the
               Principal Distribution Amount and the Class A Principal Distribution Amount, allocated sequentially as follows:

                    (i) concurrently, to the Class AF-6 and Class AF-7
               certificates, the Class AF-6 and Class AF-7 Lockout Distribution Amount, allocated pro rata among these certificates, until their respective Class Certificate Balances have been reduced to zero;

                    (ii) sequentially to the Class AV-1, Class AF-2, Class
               AF-3, Class AF-4 and Class AF-5 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                    (iii) concurrently to the Class AF-6 and Class AF-7
               certificates, without regard to the Class AF-6 and Class AF-7 Lockout Distribution Amount, allocated pro rata among these certificates, until their respective certificate principal balances have been reduced to zero;

                    (B) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, and (y) the Class M-1 Principal Distribution Amount, to the Class M-1 certificates, until their Class Certificate Balance is reduced to zero;

                    (C) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above and to the Class M-1 certificates in clause (b)(2)(B) above, and (y) the Class M-2 Principal Distribution Amount, to the Class M-2 certificates, until their Class Certificate Balance is reduced to zero;

                    (D) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above and to the Class M-2 certificates in clause (b)(2)(C) above, and (y) the Class M-3 Principal Distribution Amount, to the Class M-3 certificates, until their Class Certificate Balance is reduced to zero;

                    (E) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, to the Class M-2 certificates in clause (b)(2)(C) above and to the Class M-3 certificates in clause (b)(2)(D) above and (y) the Class M-4 Principal Distribution Amount, to the Class M-4 certificates, until their Class Certificate Balance is reduced to zero;

                    (F) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, to the Class M-2 certificates in clause (b)(2)(C) above, to the Class M-3 certificates in clause (b)(2)(D) above and to the Class M-4 certificates in clause (b)(2)(E) above and (y) the Class M-5 Principal Distribution Amount, to the Class M-5 certificates, until their Class Certificate Balance is reduced to zero;

                    (G) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, to the Class M-2 certificates in clause (b)(2)(C) above, to the Class M-3 certificates in clause (b)(2)(D) above, to the Class M-4 certificates in clause (b)(2)(E) above and to the Class M-5 certificates in clause (b)(2)(F) above and (y) the Class M-6 Principal Distribution Amount, to the Class M-6 certificates, until their Class Certificate Balance is reduced to zero;

                    (H) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, to the Class M-2 certificates in clause (b)(2)(C) above, to the Class M-3 certificates in clause (b)(2)(D) above, to the Class M-4 certificates in clause (b)(2)(E) above, to the Class M-5 certificates in clause (b)(2)(F) above and to the Class M-6 certificates in clause (b)(2)(G) above and (y) the Class B-1 Principal Distribution Amount, to the Class B-1 certificates, until their Class Certificate Balance is reduced to zero;

                    (I) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, to the Class M-2 certificates in clause (b)(2)(C) above, to the Class

               M-3 certificates in clause (b)(2)(D) above, to the Class M-4 certificates in clause (b)(2)(E) above, to the Class M-5 certificates in clause (b)(2)(F) above, to the Class M-6 certificates in clause (b)(2)(G) above and to the Class B-1 certificates in clause (b)(2)(H) above and (y) the Class B-2 Principal Distribution Amount, to the Class B-2 certificates, until their Class Certificate Balance is reduced to zero;

                    (J) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, to the Class M-2 certificates in clause (b)(2)(C) above, to the Class M-3 certificates in clause (b)(2)(D) above, to the Class M-4 certificates in clause (b)(2)(E) above, to the Class M-5 certificates in clause (b)(2)(F) above, to the Class M-6 certificates in clause (b)(2)(G) above, to the Class B-1 certificates in clause (b)(2)(H) above and to the Class B-2 certificates in clause (b)(2)(I) above and (y) the Class B-3 Principal Distribution Amount, to the Class B-3 certificates, until their Class Certificate Balance is reduced to zero; and

                    (K) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, to the Class M-2 certificates in clause (b)(2)(C) above, to the Class M-3 certificates in clause (b)(2)(D) above, to the Class M-4 certificates in clause (b)(2)(E) above, to the Class M-5 certificates in clause (b)(2)(F) above, to the Class M-6 certificates in clause (b)(2)(G) above, to the Class B-1 certificates in clause (b)(2)(H) above, to the Class B-2 certificates in clause (b)(2)(I) above and to the Class B-3 certificates in clause (b)(2)(J) above and (y) the Class B-4 Principal Distribution Amount, to the Class B-4 certificates, until their Class Certificate Balance is reduced to zero;

          (d) any amount remaining after the distributions in clauses (a) and
(b) above is required to be distributed in the following order of priority with respect to the certificates:

          (1) to the holders of the Class M-1 certificates, any Unpaid Interest Amount for that class;

          (2) to the holders of the Class M-2 certificates, any Unpaid Interest Amount for that class;

          (3) to the holders of the Class M-3 certificates, any Unpaid Interest Amount for that class;

          (4) to the holders of the Class M-4 certificates, any Unpaid Interest Amount for that class;

          (5) to the holders of the Class M-5 certificates, any Unpaid Interest Amount for that class;

          (6) to the holders of the Class M-6 certificates, any Unpaid Interest Amount for that class;

          (7) to the holders of the Class B-1 certificates, any Unpaid Interest Amount for that class;

          (8) to the holders of the Class B-2 certificates, any Unpaid Interest Amount for that class;

          (9) to the holders of the Class B-3 certificates, any Unpaid Interest Amount for that class;

          (10) to the holders of the Class B-4 certificates, any Unpaid Interest Amount for that class;

          (11) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

          (12) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the Principal Certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class A certificates being pro rata based on their respective Class Certificate Balances;

          (13) to the Class X certificates, those amounts as set forth in the master servicing and trust agreement; and

          (14) to the holders of the Class R, Class RC and Class RX certificates, any remaining amount as set forth in the master servicing and trust agreement..

          If on any Distribution Date, as a result of the foregoing allocation rules, any Class of Class A Certificates does not receive the related Accrued Certificate Interest Distribution Amount or the related Unpaid Interest Amount, if any, then that unpaid amount will be recoverable by the holders of those Classes, with interest thereon, on future Distribution Dates, as an Unpaid Interest Amount, subject to the priorities described above. In the event the Class Certificate Balance of any Class of Principal Certificates has been reduced to zero, that Class of Certificates shall no longer be entitled to receive any related unpaid Basis Risk Carry Forward Amounts except to the extent the Class Certificate Balance is increased as a result of any Subsequent Recovery.

          (e) On each Distribution Date, all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Principal Prepayment Period shall be distributed by the Securities Administrator to the holders of the Class P Certificates.

          (f) If on any Distribution Date, the aggregate Class Certificate Balance of the Principal Certificates exceeds the sum of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class M-1,

Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2, Class B-3 and Class B-4 certificates will be reduced, in inverse order of seniority (beginning with the Class B-4 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2, Class B-3 or Class B-4 certificates, their Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable class of certificates). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

          (g) On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute and any prepayment interest shortfalls not covered by Compensating Interest will be allocated first to excess interest on the mortgage loans for the related Distribution Date and thereafter as a reduction to the Accrued Certificate Interest for the Principal Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. The holders of the Principal Certificates will not be entitled to reimbursement for the allocation of any of those shortfalls described in the preceding sentence.

          (h) Upon any exercise of the purchase option set forth in Section 11.01(a), the Securities Administrator shall distribute to the holders of the Class RC Certificates any amounts required to be distributed on the Class RC Certificates pursuant to Section 11.02.

          Section 4.02. Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Securities Administrator shall make available to each Certificateholder, the Depositor, the Trustee and each Rating Agency a statement based, in part, upon the information provided by the Servicers setting forth with respect to the related distribution:

          (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

          (ii) the amount thereof allocable to interest, any Unpaid Interest Amount included in such distribution and any remaining Unpaid Interest Amount after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account and the Supplemental Interest Trust on such Distribution Date;

          (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account and the Supplemental Interest Trust;

          (iv) the Class Certificate Balance of each Class of Certificates and the notional amount of the Class P Certificates after giving effect to the distribution of principal on such Distribution Date;

          (v) the aggregate Stated Principal Balance of the Mortgage Loans for the following Distribution Date;

          (vi) the amount of the expenses and fees paid to or retained by the Servicer and paid to or retained by the Trustee with respect to such Distribution Date, in each case, identifying the general purpose of such fees;

          (vii) the amount of the expenses and fees paid to the Master Servicer or Securities Administrator with respect to such Distribution Date;

          (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

          (ix) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances reported by the Servicers (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

          (x) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the scheduled payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

          (xi) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off date, whichever is less, the aggregate dollar amount of the scheduled payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent sixty (60) days or more on each of the Due Dates in each such month;

          (xii) with respect to all Mortgage Loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition of the REO properties;

          (xiii) the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

          (xiv) whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding balance of all 60+ Day Delinquent Mortgage Loans);

          (xv) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

          (xvi) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

          (xvii) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Unpaid Interest Amounts;

          (xviii) the Overcollateralized Amount and Specified
     Overcollateralized Amount;

          (xix) the Prepayment Premiums collected by or paid by the Servicers;

          (xx) the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off date;

          (xxi) the amount distributed on the Class X and Class P
     Certificates;

          (xxii) the amount of any Subsequent Recoveries for such Distribution Date;

          (xxiii) the Record Date for such Distribution Date;

          (xxiv) updated Mortgage Loan information, such as weighted average interest rate, and weighted average remaining term;

          (xxv) material breaches of Mortgage Loan representations of warranties of which the Trustee, Master Servicer or any Servicer has knowledge or received written notice; and

          (xxvi) material breaches of any covenants under this Agreement of which the Trustee, Master Servicer or any Servicer has received written notice.

          (b) The Securities Administrator's responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Trustee and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer, the Servicers and the Responsible Parties. The Securities Administrator shall provide the above statement via the Securities Administrator's internet website. Assistance in using the website can be obtained by calling the Securities Administrator's investor relations desk at 1-877-722-1095. The Securities Administrator will also make a paper copy of the above statement available upon request.

          (c) Upon request, within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses
(a)(i), (a)(ii), (a)(iii) and (a)(vii) of this Section 4.02 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

          The Securities Administrator shall be entitled to rely on information provided by third parties for purposes of preparing the foregoing report, but shall not be responsible for the accuracy of such information.

          Section 4.03. Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts will be allocated to the most junior Class of Subordinated Certificates then outstanding in reduction of the Class Certificate Balance thereof. In the event, Applied Realized Loss Amounts are allocated to any Class of Certificates, their Class Certificate Balance shall be reduced by the amount so allocated and no funds shall be distributed with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available therefor.

          Notwithstanding the foregoing, the Class Certificate Balance of each Class of Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in the order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Subordinated Certificates).

          Section 4.04. Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Securities Administrator in accordance with the definition of "LIBOR." Until all of the LIBOR Certificates are paid in full, the Securities Administrator will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Securities Administrator initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Securities Administrator and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Securities Administrator should terminate its appointment as Reference Bank, the Securities Administrator shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Securities Administrator shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

          The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Securities Administrator on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Securities Administrator shall not have any liability or responsibility to any Person for its inability, following a good faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

                                  ARTICLE V

                               THE CERTIFICATES

          Section 5.01. The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount) and aggregate denominations per Class set forth in the Preliminary Statement.

          The Depositor hereby directs the Securities Administrator to register the Class X and Class P Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Securities Administrator, the Depositor hereby directs the Securities Administrator to transfer the Class X and Class P Certificates in the name of the NIM Trustee or such other name or names as the Depositor shall request, and to deliver the Class X and Class P Certificates to the NIM Trustee, or to such other person or persons as the Depositor shall request.

          Subject to Section 11.02 respecting the final distribution on the Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Securities Administrator or (y), in the event that no wire instructions are provided to the Securities Administrator, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

          The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such office at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Securities Administrator by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

          Section 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Securities Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

          At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing. In the event, the Depositor or an Affiliate transfers the Class X Certificates, or a portion thereof, to another Affiliate, it shall notify the Securities Administrator in writing of the affiliated status of the transferee. The Trustee and the Securities Administrator shall have no liability regarding the lack of notice with respect thereto.

          No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

          All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator's customary procedures.

          (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except with respect to (i) the initial transfer of the Class X or Class P Certificates on the Closing Date, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates to the

Depositor or any Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "Transferor Certificate") and either (i) there shall be delivered to the Securities Administrator a letter in substantially the form of Exhibit I (the "Rule 144A Letter") or (ii) there shall be delivered to the Securities Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor and each Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Except with respect to (i) the initial transfer of the Class X or Class P Certificates on the Closing Date, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee or (iii) a transfer of the Class X or Class P Certificates to the Depositor or any Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Securities Administrator's receipt of a representation letter from the transferee substantially in the form of Exhibit
G), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer (each such investor a "Plan"), (ii) in the case of an ERISA-Restricted Certificate (other than a Residual Certificate) that has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60) and that the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60 or
(iii) in the case of any ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, the Securities Administrator and the Depositor, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Securities Administrator or the Trust Fund, addressed to the Securities Administrator and the Depositor, to the effect that the purchase and holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Depositor, the Master Servicer, any other servicer or the Securities Administrator to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Securities Administrator by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, without such Opinion of Counsel, such attempted transfer or acquisition shall be void and of no effect.

          The Residual Certificates may not be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any person investing on behalf of or with plan assets of such plan.

          Neither the Securities Administrator nor the Trustee shall have any duty to monitor transfers of beneficial interests in any Book-Entry Certificate, and neither the Securities Administrator nor the Trustee shall be under liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

          (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee;

          (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I;

          (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. Neither the Securities Administrator nor the Trustee shall have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate; and

          (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

          The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, or the Securities Administrator, to the effect that the elimination of such restrictions will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

          (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

          (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Securities Administrator except to another Depository; (ii) the Depository shall maintain book entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee and the Securities Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

          All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          If (x) (i) the Depository or the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Securities Administrator or the Depositor is unable to locate a qualified successor, or
(y) the Depositor notifies the Depository of its intent to terminate the book entry system through the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the

Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Securities Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

          (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Securities Administrator, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Securities Administrator in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

          Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Trustee and the Securities Administrator such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a protected purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 5.04. Persons Deemed Owners. The Trustee, the Depositor, the Securities Administrator and any agent of the Depositor, the Securities Administrator or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Trustee, the Securities Administrator, the Depositor or any agent of the Depositor, the Securities Administrator or the Trustee shall be affected by any notice to the contrary.

          Section 5.05. Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and
(c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or a Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten (10) Business Days after the receipt of such request, provide the Depositor, such Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

          Section 5.06. Maintenance of Office or Agency. The Securities Administrator will maintain or cause to be maintained at its expense an office or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its office for such purposes, located at 2001 Bryan Street, 9th Floor, Dallas, Texas 75201; Attention: Worldwide Securities Services, GSAA 2006-6. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                  ARTICLE VI

                                 THE DEPOSITOR

          Section 6.01. Liabilities of the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by it herein.

          Section 6.02. Merger or Consolidation of the Depositor. The Depositor will keep in full effect its existence, rights and franchises as a corporation or federally chartered savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          Any Person into which the Depositor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any person succeeding to the business of the Depositor, shall be the successor of the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 6.03. Limitation on Liability of the Depositor and Others. Neither the Depositor nor any of its directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of representations or warranties made by it herein or protect the Depositor or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action (or direct the Trustee to undertake such actions for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, the Depositor shall be entitled to be reimbursed therefor out of the Distribution Account.

          Section 6.04. Servicing Compliance Review. Promptly upon receipt from each Servicer of its annual statement of compliance and accountant's report described in the applicable Step 2 Assignment Agreement the Master Servicer shall furnish a copy thereof to the Depositor. Promptly after the Depositor's receipt thereof, the Depositor shall review the same and, if applicable, consult with such Servicer as to the nature of any defaults by such Servicer in the fulfillment of any of its Servicer's obligations under the applicable Servicing Agreement.

          Section 6.05. Option to Purchase Defaulted Mortgage Loans. The Depositor shall have the option, but is not obligated, to purchase from the Trust any Mortgage Loan that is ninety (90) days or more delinquent. The purchase price therefor shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed Servicing Advances made by the Servicers or the Master Servicer related to the Mortgage Loan.

                                 ARTICLE VII

                               SERVICER DEFAULT

          Section 7.01. Events of Default. If an Event of Default described in any Servicing Agreement shall occur with respect to the related Servicer then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer may, or at the direction of Certificateholders entitled to a majority of the Voting Rights the Master Servicer shall, by notice in writing to the applicable Servicer (with a copy to each Rating

Agency), terminate all of the rights and obligations of such Servicer under the applicable Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof. The Holders of Certificates evidencing at least 66% of the Voting Rights of Certificates affected by a Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to any Servicer's obligation to make Monthly Advances may be waived only by all of the holders of the Certificates affected by such Event of Default and
(b) no such waiver is permitted that would materially adversely affect any non consenting Certificateholder. On and after the receipt by such Servicer of such written notice of termination, all authority and power of such Servicer hereunder or under the applicable Servicing Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer. The Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

          Section 7.02. Master Servicer to Act; Appointment of Successor. Within 120 days after the Master Servicer gives, and the applicable Servicer receives a notice of termination pursuant to Section 7.01, the Master Servicer shall, subject to and to the extent provided in Section 7.03, and subject to the rights of the Master Servicer to appoint a successor Servicer pursuant to this Section 7.02, be the successor to the Servicer in its capacity as servicer under the applicable Servicing Agreement and the transactions set forth or provided for herein and in such Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of such Servicing Agreement and applicable law including the obligation to make Monthly Advances or Servicing Advances pursuant to such Servicing Agreement (it being understood and agreed that if any Servicer fails to make an Advance, the Master Servicer shall do so unless a determination has been made that such Advance would constitute a Nonrecoverable Monthly Advance or a Nonrecoverable Servicing Advance). As compensation therefor, the Master Servicer shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account if the Servicer had continued to act under the Servicing Agreement including, if the Servicer was receiving the Servicing Fee at the Servicing Fee Rate set forth in the Servicing Agreement (as set forth in the Mortgage Loan Schedule with respect to the related Mortgage Loans, respectively) such Servicing Fee and the income on investments or gain related to the Collection Account.

          Notwithstanding the foregoing, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Monthly Advances and Servicing Advances pursuant to the applicable Servicing Agreement, or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to such Servicer under the applicable Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer. No such appointment of a successor to a Servicer hereunder shall be effective until the Depositor shall have consented thereto. Any successor to such Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $25,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Master Servicer an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such terminated Servicer, (other than liabilities of such terminated Servicer incurred prior to termination of such Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to a Servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, shall, subject to this Section 7.02, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the Servicer from investments. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor to a Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

          Any successor Servicer shall give notice to the Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as servicer, maintain in force the policy or policies that each Servicer is required to maintain pursuant to the applicable Servicing Agreement.

          Notwithstanding the foregoing, the Master Servicer may not terminate a Servicer without cause.

          Section 7.03. Master Servicer to Act as Servicer. In the event that a Servicer shall for any other reason no longer be the Servicer, the Master Servicer or another successor Servicer, shall thereupon assume all of the rights and obligations of the predecessor Servicer hereunder arising thereafter pursuant to Section 7.02.

          Section 7.04. Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to a Servicer, the Securities Administrator shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

          (b) Promptly after the occurrence of any Event of Default, the Securities Administrator shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Securities Administrator, unless such Event of Default shall have been cured or waived.

                                 ARTICLE VIII

                   CONCERNING THE TRUSTEE AND THE CUSTODIANS

          Section 8.01. Duties of the Trustee and the Custodians. The Trustee, before the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Master Servicer Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          The Trustee and the Custodians, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Custodians, as applicable, that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether on their face they are in the form required by this Agreement, or with respect to the documents in the respective Custodial Files whether they satisfy the review criteria set forth in Section 2.02. Neither the Trustee nor the Custodians shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

          No provision of this Agreement shall be construed to relieve the Trustee or the Custodians from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance; provided, however, that:

          (a) unless a Master Servicer Event of Default of which a Responsible Officer of the Trustee obtains actual knowledge has occurred and is continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

          (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

          (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

          Section 8.02. [Reserved].

          Section 8.03. Certain Matters Affecting the Trustee and the Custodians. Except as otherwise provided in Section 8.01:

          (a) the Trustee and the Custodians may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee and the Custodians shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

          (b) the Trustee and the Custodians may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (c) the Trustee and the Custodians shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the applicable Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the applicable Servicer's own funds;

          (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

          (f) neither the Trustee nor the Custodians shall be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it;

          (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security;

          (h) unless a Responsible Officer of the Trustee has actual knowledge of the occurrence of a Master Servicer Event of Default or an Event of Default, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default or an Event of Default, until a Responsible Officer of the Trustee shall have received written notice thereof; and

          (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

          (j) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

          (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

          (l) notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to a Servicer's request of assigning the Servicing Agreement or the servicing rights thereunder to any other party.

          Section 8.04. Trustee and Custodians Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and neither the Trustee nor the Custodians assumes any responsibility for their correctness. The Trustee and the Custodians make no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Neither the Trustee nor the Custodians shall be accountable for the use or application by the Depositor, the Master Servicer, any Servicer or the Securities Administrator of any funds paid to the Depositor, the Master Servicer, any Servicer or the Securities Administrator in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor, the Master Servicer, any Servicer, or the Securities Administrator.

          The Trustee shall have no responsibility (i) for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become and remains the successor Master Servicer) (ii) to see to any insurance (unless the Trustee shall have become the successor Master Servicer), or (iii) to confirm or verify the contents of any reports or certificates of the Servicers, Securities Administrator or Master Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

          The Securities Administrator executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

          Section 8.05. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

          Section 8.06. Trustee's Fees and Expenses. As compensation for its activities under this Agreement, the Trustee shall be paid an on-going monthly or annual fee, as applicable, by the Securities Administrator pursuant to a separate agreement. The Trustee shall have no lien on the Trust Fund for the payment of such fees. The Trustee shall be entitled to be reimbursed, from funds on deposit in the Distribution Account, amounts sufficient to indemnify and hold harmless the Trustee and any director, officer, employee, or agent of the Trustee against any loss, liability, or expense (including reasonable attorneys' fees) incurred in connection with any claim or legal action relating to:

          (a) this Agreement;

          (b) the Certificates; or

          (c) the performance of any of the Trustee's duties under this Agreement;

          other than any loss, liability, or expense (i) resulting from any breach of any Servicer's obligations in connection with a Servicing Agreement for which that Servicer has performed its obligation to indemnify the Trustee pursuant to Servicing Agreement, (ii) resulting from any breach of the Responsible Party's obligations in connection with any Sale Agreement for which it has performed its obligation to indemnify the Trustee pursuant to the Sale Agreement, (iii) resulting from any breach of the Master Servicer's obligations hereunder for which the Master Servicer has performed its obligation to indemnify the Trustee pursuant to this Agreement, or (iv) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

          (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates, and

          (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

          Except as otherwise provided in this Agreement, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee under this Agreement or for any other expenses.

          Section 8.07. Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation, banking association or other association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or with the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Depositor or of any Servicer other than the Trustee in its role as successor to the Master Servicer.

          Section 8.08. Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Master Servicer, the Securities Administrator and each Rating Agency not less than sixty (60) days before the date specified in such notice, when, subject to Section 8.09, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.09 meeting the qualifications set forth in Section
8.07. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          At least fifteen (15) calendar days prior to the effective date of such resignation, the Trustee shall provide written notice to the Depositor of any successor pursuant to this Section 8.08.

          If at any time the (i) Trustee shall cease to be eligible in accordance with Section 8.07 and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and (B) the imposition of such tax would be avoided by the appointment of a different trustee, or (iv) the Trustee fails to comply with its obligations under Article XIII and such failure is not remedied within the lesser of ten (10) calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), then, in the case of clauses (i) through (iv), the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee and one copy to the successor trustee.

          The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in duplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which shall be delivered to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.09.

          Section 8.09. Successor Trustee. Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

          No successor trustee shall accept appointment as provided in this
Section 8.09 unless at the time of its acceptance, the successor trustee is eligible under Section 8.07 and its appointment does not adversely affect the then current rating of the Certificates and has provided to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Trustee.

          Upon acceptance of appointment by a successor trustee as provided in this Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates and the Custodians. If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

          Section 8.10. Merger or Consolidation of the Trustee or the Custodians. Any corporation into which the Trustee or the Custodians, as applicable, may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee or the Custodians, as applicable, shall be a party, or any corporation succeeding to the business of the Trustee or the Custodians, as applicable, shall be the successor of the Trustee or the Custodians, as applicable, hereunder; provided, that such corporation shall be eligible under
Section 8.07 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 8.11. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Trustee may consider appropriate. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.09 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.09.

          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (a) To the extent necessary to effectuate the purposes of this
Section 8.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee (as successor Master Servicer) under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

          (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

          (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this

Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

          Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 8.12. Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of each REMIC described in the Preliminary Statement and that in such capacity it shall:

          (a) prepare and file, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

          (b) within thirty (30) days of the Closing Date, apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

          (c) make an election that each Trust REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

          (d) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

          (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee (a "Non Permitted Transferee"), or an agent (including a broker, nominee or other middleman) of a Non Permitted Transferee, or a pass through entity in which a Non Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

          (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

          (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

          (h) pay, from the sources specified in the last paragraph of this
Section 8.12, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

          (i) cause federal, state or local income tax or information returns to be signed by the Securities Administrator or, if required by applicable tax law, the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

          (j) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

          (k) as and when necessary and appropriate, represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

          The Holder of the largest Percentage Interest of the Class R, Class RC and Class RX Certificates shall act as Tax Matters Person for the Lower-Tier REMIC and the Middle-Tier REMIC, the Upper-Tier REMIC and the Class X REMIC, respectively, within the meaning of Treasury Regulations Section 1.860F-4(d), and the Securities Administrator is hereby designated as agent of such Certificateholder for such purpose (or if the Securities Administrator is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Securities Administrator shall, as and when necessary and appropriate, represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

          The Securities Administrator shall treat the rights of the Class P Certificateholders to receive Prepayment Premiums, the rights of the Class X Certificateholders to receive amounts in the Excess Reserve Fund Account (subject to the obligation to pay Basis Risk Carry Forward Amounts) and the rights of the Principal Certificateholders to receive Basis Risk Carry Forward Amounts (as calculated in the Preliminary Statement) as the beneficial ownership interests in a grantor trust and not as an obligations of any REMIC created hereunder, for federal income tax purposes. The Securities Administrator shall file or cause to be filed with the Internal Revenue Service Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class X Certificateholders, the Class P Certificateholders and the Principal Certificateholders, the respective amounts described above that are received, in the time or times and in the manner required by the Code.

          To enable the Securities Administrator to perform its duties under this Agreement, the Depositor shall provide to the Securities Administrator within ten (10) days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Securities Administrator concerning the value, if any, to each Class of Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor any additional information or data that the Securities Administrator may, from time to time, reasonably request to enable the Securities Administrator to perform its duties under this Agreement. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims, or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Securities Administrator on a timely basis.

          If any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Lower-Tier REMIC as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Master Servicer, the Trustee or the Securities Administrator, as applicable if such tax arises out of or results from negligence of the Master Servicer, the Trustee or the Securities Administrator, as applicable in the performance of any of its obligations under this Agreement, (ii) a Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Servicer of any of its obligations under the applicable Servicing Agreement, (iii) a Responsible Party if such tax arises out of or results from the Responsible Party's obligation to repurchase a Mortgage Loan pursuant to the applicable Sale Agreement or (iv) in all other cases, or if the Trustee, the Master Servicer, the Securities Administrator, the Servicer or the Responsible Party fails to honor its obligations under the preceding clause
(i), (ii), or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.01(a).

          For as long as each Trust REMIC shall exist, the Securities Administrator shall act as specifically required herein, and the Securities Administrator shall comply with any directions of the Depositor or a Servicer stating that such directions are being given to assure such continuing treatment. In particular, the Securities Administrator shall not (a) sell or authorize the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a purchase or repurchase of the Mortgage Loans pursuant to this Agreement or (b) accept any contribution to any Trust REMIC after the Startup Day without receipt of an Opinion of Counsel that such action described in clause (a) or
(b) will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

          Section 8.13. [Reserved].

          Section 8.14. Tax Classification of the Excess Reserve Fund Account. For federal income tax purposes, the Securities Administrator shall treat the Excess Reserve Fund Account as beneficially owned by the holder of the Class X Certificates and shall treat such portion of the Trust Fund as a grantor trust under subpart E, Part I of subchapter J of the Code. The Securities Administrator shall treat the rights that each Class of LIBOR Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account as rights to receive payments under an interest rate cap contract written by the Class X Certificateholders in favor of each Class. Accordingly, each Class of Certificates (other than the Class P and Residual Certificates) will comprise two components -- a regular interest in the Upper-Tier REMIC and an interest in an interest rate cap contract. The Securities Administrator shall allocate the issue price for a Class of Certificates among these components for purposes of determining the issue price of the Upper-Tier Regular Interest component based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Securities Administrator is hereby directed to assign a value of zero to the right of each Holder of a LIBOR Certificate to receive the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of an initial LIBOR Certificateholder between such right and the related Upper-Tier Regular Interest.

          Section 8.15. Custodial Responsibilities; Compensation. Each of the Custodians shall provide access to the Mortgage Loan documents in possession of such Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Trustee, the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon two (2) Business Days prior written request and during normal business hours at the office of such Custodian; provided, however, that, unless otherwise required by law or any regulatory or administrative agency (including the FDIC), such Custodian shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. Each of the Custodians shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at the expense of the Trust that covers such Custodians actual costs.

          Upon receipt of a Request for Release by a Servicer substantially in the form of Exhibit L, L-1, L-2 or L-3 hereto, the applicable Custodian shall release within five (5) Business Days the related Mortgage File to such Servicer and the Trustee shall execute and deliver to such Servicer, without recourse, a request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage (furnished by such Servicer), together with the Mortgage Note.

          Each of the Custodians may resign at any time or may be terminated by the Trustee with cause, in each case, upon sixty (60) days written notice to the applicable Servicer, the Depositor and the Securities Administrator, in which event the Depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within sixty (60) days after the resignation or termination of such Custodian, such Custodian may petition any court of competent jurisdiction for appointment of a successor.

          The Securities Administrator, pursuant to a separate agreement, shall compensate from its own funds the Custodians for their respective activities under this Agreement, pursuant to a schedule of fees and expenses provided by the Custodians to the Securities Administrator. The Custodians shall have no lien on the Trust Fund for the payment of such fees. The Custodians shall be entitled to be reimbursed, from funds on deposit in the Distribution Account, amounts sufficient to indemnify and hold harmless each of the Custodians and any director, officer, employee, or agent of a Custodian against any loss, liability, or expense (including reasonable attorneys' fees) incurred in connection with any claim or legal action relating to:

          (a) this Agreement;

          (b) the Certificates; or

          (c) the performance of any of such Custodian's duties under this Agreement,

          other than any loss, liability, or expense (i) resulting from any breach of a Servicer's obligations in connection with a Servicing Agreement for which the Servicer has performed its obligation to indemnify such Custodian pursuant to such Servicing Agreement, (ii) resulting from any breach of the Responsible Party's obligations in connection with a Servicing Agreement for which the Responsible Party has performed its obligation to indemnify such Custodian pursuant to such Servicing Agreement, or (iii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of such Custodian's duties under this Agreement.

                                  ARTICLE IX

                     ADMINISTRATION OF THE MORTGAGE LOANS
                            BY THE MASTER SERVICER

          Section 9.01. Duties of the Master Servicer; Enforcement of Servicer's Obligations. (a) The Master Servicer, on behalf of the Trustee, the Securities Administrator, the Depositor and the Certificateholders, shall monitor the performance of the Servicers under the related Servicing Agreements, and (except as set forth below) shall use its reasonable good faith efforts to cause the Servicers to duly and punctually perform their duties and obligations thereunder as applicable. Upon the occurrence of an Event of Default of which a Responsible Officer of the Master Servicer has actual knowledge, the Master Servicer shall promptly notify the Securities Administrator and the Trustee and shall specify in such notice the action, if any, the Master Servicer plans to take in respect of such default. So long as an Event of Default shall occur and be continuing, the Master Servicer shall take the actions specified in Article VII. In no event, however, will the Master Servicer be responsible for supervising, monitoring, or overseeing the administration and the servicing by any Servicer of any defaulted Mortgage Loans and any related REO Properties.

          If (i) a Servicer reports a delinquency on a monthly report and (ii) such Servicer, by 11 a.m. (New York Time) on the Business Day preceding the Remittance Date (except with respect to JPMorgan, by 4:00 p.m. (New York Time) on the related Remittance Date), neither makes a Monthly Advance nor provides the Securities Administrator and the Master Servicer with a report certifying that such a Monthly Advance would be a Nonrecoverable Monthly Advance, then the Master Servicer shall deposit in the Distribution Account not later than the Business Day immediately preceding the related Distribution Date a Monthly Advance in an amount equal to the difference between (x) with respect to each Monthly Payment due on a Mortgage Loan that is delinquent (other than Relief Act Interest Shortfalls) and for which the related Servicer was required to make a Monthly Advance pursuant to the related Servicing Agreement and (y) amounts deposited in the Collection Account to be used for Monthly Advances with respect to such Mortgage Loan, except to the extent the Master Servicer determines any such Monthly Advance to be a Nonrecoverable Monthly Advance or Nonrecoverable Servicing Advance. Subject to the foregoing, the Master Servicer shall continue to make such Monthly Advances for so long as the related Servicer is required to do so under the related Servicing Agreement. If applicable, on the Business Day immediately preceding the Distribution Date, the Master Servicer shall deliver an Officer's Certificate to the Trustee stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and detailing the reason(s) it deems the Monthly Advance to be a Nonrecoverable Monthly Advance. Any amounts deposited by the Master Servicer pursuant to this Section 9.01 shall be net of the Servicing Fee for the related Mortgage Loans.

          (b) The Master Servicer shall pay the costs of monitoring the Servicers as required hereunder (including costs associated with (i) termination of any Servicer, (ii) the appointment of a successor servicer or
(iii) the transfer to and assumption of, the servicing by the Master Servicer) and shall, to the extent permitted by the related Servicing Agreement, seek reimbursement therefor initially from the terminated Servicer. In the event the full costs associated with the transition of servicing responsibilities to the Master Servicer or to a successor servicer are not paid for by the predecessor or successor Servicer (provided such successor Servicer is not the Master Servicer), the Master Servicer may be reimbursed therefor by the Trust for out-of-pocket costs incurred by the Master Servicer associated with any such transfer of servicing duties from a Servicer to the Master Servicer or any other successor servicer.

          (c) If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer it replaces or for any errors or omissions of such Servicer.

          If the Depositor or an affiliate of the Depositor, is the owner of the servicing rights for a servicer and the Depositor chooses to terminate such servicer with or without cause and sell those servicing rights to a successor servicer, then the Depositor must provide thirty (30) days' notice to the Master Servicer, such successor servicer must be reasonably acceptable to the Master Servicer, the terminated servicer must be reimbursed for any unreimbursed Monthly Advances, servicing fees and any related expenses, the successor servicer must be qualified to service mortgage loans for Fannie Mae or Freddie Mac and the Depositor must obtain prior written consent from the Rating Agencies that the transfer of the servicing of the mortgage loans will not result in a downgrade, qualification or withdrawal of the then current ratings of the Certificates. The costs of such transfer (including any costs of the Master Servicer) are to be borne by the Depositor.

          Neither the Depositor nor the Securities Administrator shall consent to the assignment by any Servicer of such Servicer's rights and obligations under the Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

          (d) In addition to the responsibilities described in this Section 9.01, JPMorgan, as back-up servicer (in such capacity, the "Back-up Servicer"), shall also be responsible for certain additional monitoring, reporting and reconciliation functions in connection with the Goldman Conduit Mortgage Loans serviced by Avelo. Prior to the resignation or termination of Avelo as a Servicer, the Back-up Servicer agrees to perform the following duties:

          (i) The Back-up Servicer shall create a dedicated servicing platform to review and confirm the information provided to it by Avelo with respect to the Goldman Conduit Mortgage Loans.

          (ii) Receive the initial loan level data tape provided by Avelo regarding the Goldman Conduit Mortgage Loans and confirm within ten (10) Business Days of receipt the beginning mortgage loan count, the aggregate mortgage loan principal balances and aggregate mortgage loan escrow balances.

          (iii) On the 1st of each month, receive the month end data tape provided by Avelo regarding the Goldman Conduit Mortgage Loans during the month prior thereto.

          (iv) Within five (5) Business Days of the receipt of the month end data tape, confirm the mortgage loan count and the mortgage loan principal balances to the trial balance report prepared by Avelo with respect to the Goldman Conduit Mortgage Loans and report all discrepancies to Avelo and the Depositor. To the extent Avelo and the Back-up Servicer cannot resolve such discrepancy, the Back-up Servicer shall provide a written explanation of the discrepancy to the Master Servicer, with a copy to Avelo.

          (v) Not later than the date which is two (2) Business Days prior to the Remittance Date, the Back-up Servicer shall furnish to the Master Servicer a monthly remittance advice and a trial balance report in hard copy and electronic medium mutually acceptable to the Depositor and the Master Servicer.

          (vi) The Back-up Servicer shall consult fully with Avelo as may be necessary from time to time to perform or carry out the Back-up Servicer's obligations hereunder.

          Section 9.02. Maintenance of Fidelity Bond and Errors and Omissions Insurance.

          (a) The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, directors, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

          Section 9.03. Representations and Warranties of the Master Servicer.
(a) The Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

          (i) it is a national banking association validly existing and in good standing under the laws of the United States of America, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

          (ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws,
     (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

          (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

          (v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

          (vi) no litigation is pending or, to the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

          (vii) [Reserved];

          (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

          (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

          (b) Section 11.01(a) of this Agreement and Section 7 of the applicable Step 2 Assignment Agreements provide that Avelo, at its option, may purchase (or, if Avelo is no longer acting as a Servicer of any of the Mortgage Loans, the Depositor, at its option, may request the Master Servicer to solicit bids in a commercially reasonable manner, on or after the Optional Termination Date (such event, the "Auction Call"), for the purchase) of all of the Mortgage Loans (and REO Properties) at the Termination Price. The Master Servicer shall accommodate such request to conduct an Auction Call at its sole discretion. Avelo, in consideration of the benefits to it of the transactions occurring under this Agreement, the Assignment Agreements and the related Servicing Agreement, hereby represents, covenants and agrees with the Depositor and any applicable NIM Issuer that it will not exercise its right to purchase, on or after the Optional Termination Date, all Mortgage Loans (and REO Properties) unless it has received (x) written notification from the NIM Trustee that all of the outstanding notes issued under the applicable indenture have been paid in full or (y) an Officer's Certificate of the NIM Issuer pursuant to the applicable section of the relevant indenture to the effect that all conditions precedent to the satisfaction and discharge of the indenture have been complied with. The Depositor hereby represents, covenants and agrees with any applicable NIM Issuer that it will not exercise its right to request the Master Servicer to solicit bids in a commercially reasonable manner, on or after the Optional Termination Date, for the purchase of all of the Mortgage Loans (and REO Properties) unless it has received (x) written notification from the NIM Trustee that all of the outstanding notes issued under the applicable indenture have been paid in full or (y) an Officer's Certificate of the NIM Issuer pursuant to the applicable section of the relevant indenture to the effect that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

          (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor, Securities Administrator, and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer's representations and warranties contained in Section 9.03(a) above. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section 9.03 to indemnify the Depositor, Securities Administrator, and the Trustee constitutes the sole remedy of the Depositor and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder and any termination of this Agreement.

          Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer, Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

          Section 9.04. Master Servicer Events of Default. Each of the following shall constitute a "Master Servicer Event of Default":

          (a) any failure by the Master Servicer to deposit in the Distribution Account any payment received by it from any Servicer or required to be made by the Master Servicer under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any other party hereto;

          (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement (including any obligation to cause any subservicer or Reporting Subcontractor (except as specified below) to take any action specified in Article XIII) which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided that the thirty (30) day cure period shall not apply so long as the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the failure to comply with the requirements set forth in Article XIII, for which the grace period shall not exceed the lesser of ten (10) calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions).

          (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

          (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

          (e) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days;

          (f) except as otherwise set forth herein, the Master Servicer attempts to assign this Agreement or its responsibilities hereunder or to delegate its duties hereunder (or any portion thereof) without the consent of the Trustee, the Securities Administrator and the Depositor; or

          (g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any employee thereof, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, in each case, where such indictment materially and adversely affects the ability of the Master Servicer to perform its obligations under this Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

          In each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, in addition to whatever rights the Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Trustee, by notice in writing to the Master Servicer, may, and (a) upon the request of the Holders of Certificates representing at least 51% of the Voting Rights (except with respect to any Master Servicer Event of Default related to a failure to comply with an Exchange Act Filing Obligation) or (b) the Depositor, in the case of a failure related to an Exchange Act Filing Obligation, shall, terminate with cause all the rights and obligations of the Master Servicer under this Agreement.

          The Depositor shall not be entitled to terminate the rights and obligations of the Master Servicer, pursuant to the above paragraph, if a failure of the Master Servicer to identify a Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

          Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, shall pass to and be vested in any successor master servicer appointed hereunder which accepts such appointments. Upon written request from the Trustee or the Depositor, the Master Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties hereunder as the Master Servicer and, place in such successor's possession all such documents with respect to the master servicing of the Mortgage Loans and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, at the Master Servicer's sole expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor master servicer for administration by it of all cash amounts which shall at the time be credited to the Distribution Account or are thereafter received with respect to the Mortgage Loans.

          Upon the occurrence of a Master Servicer Event of Default, the Securities Administrator shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor master servicer in the event the Trustee should succeed to the duties of the Master Servicer as set forth herein.

          Section 9.05. Waiver of Default. By a written notice, the Trustee may with the consent of a Holders of Certificates evidencing at least 51% of the Voting Rights waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

          Section 9.06. Successor to the Master Servicer. Upon termination of the Master Servicer's responsibilities and duties under this Agreement, the Trustee shall appoint or may petition any court of competent jurisdiction for the appointment of a successor, which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Master Servicer under this Agreement prior to the termination of the Master Servicer. Any successor shall be a Fannie Mae and Freddie Mac approved servicer in good standing and acceptable to the Depositor and the Rating Agencies. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that in no event shall the master servicer fee paid to such successor master servicer exceed that paid to the Master Servicer hereunder. In the event that the Master Servicer's duties, responsibilities and liabilities under this Agreement are terminated, the Master Servicer shall continue to discharge its duties and responsibilities hereunder until the effective date of such termination with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights of its successor. The termination of the Master Servicer shall not become effective until a successor shall be appointed pursuant hereto and shall in no event (i) relieve the Master Servicer of responsibility for the representations and warranties made pursuant to Section 9.03(a) hereof and the remedies available to the Trustee under Section 9.03(b) hereof, it being understood and agreed that the provisions of Section 9.03 hereof shall be applicable to the Master Servicer notwithstanding any such sale, assignment, resignation or termination of the Master Servicer or the termination of this

Agreement; or (ii) affect the right of the Master Servicer to receive payment and/or reimbursement of any amounts accruing to it hereunder prior to the date of termination (or during any transition period in which the Master Servicer continues to perform its duties hereunder prior to the date the successor master servicer fully assumes its duties).

          If no successor Master Servicer has accepted its appointment within ninety (90) days of the time the Trustee receives the resignation of the Master Servicer, the Trustee shall be the successor Master Servicer in all respects under this Agreement and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto, including the obligation to make Monthly Advances; provided, however, that any failure to perform any duties or responsibilities caused by the Master Servicer's failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive the compensation, reimbursement and indemnities otherwise payable to the Master Servicer, including the fees and other amounts payable pursuant to Section 9.07 hereof.

          At least fifteen (15) calendar days prior to the effective date of such appointment, the Trustee shall provide written notice to the Depositor of such successor pursuant to this Section 9.06.

          Any successor master servicer appointed as provided herein, shall execute, acknowledge and deliver to the Master Servicer and to the Trustee an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 9.03 hereof, and whereupon such successor shall become fully vested with all of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Master Servicer or termination of this Agreement shall not affect any claims that the Trustee may have against the Master Servicer arising out of the Master Servicer's actions or failure to act prior to any such termination or resignation or in connection with the Trustee's assumption of such obligations, duties and responsibilities.

          Upon a successor's acceptance of appointment as such, the Master Servicer shall notify by mail the Trustee of such appointment.

          Section 9.07. Compensation of the Master Servicer. As compensation for its activities under this Agreement, the Master Servicer shall be entitled to the investment income earned on amounts in the Master Servicer Account during the Master Servicer Float Period.

          Section 9.08. Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall (i) be a Person (or have an

Affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and FHLMC (provided further that a successor Master Servicer that satisfies subclause (i) through an Affiliate agrees to service the Mortgage Loans in accordance with all applicable Fannie Mae and FHLMC guidelines) and
(ii) have a net worth of not less than $25,000,000.

          Section 9.09. Resignation of the Master Servicer. Except as otherwise provided in Sections 9.08 and 9.10 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer satisfactory to the Trustee and the Depositor shall have assumed, the Master Servicer's responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

          At least fifteen (15) calendar days prior to the effective date of such resignation, the Master Servicer shall provide written notice to the Depositor of any successor pursuant to this Section.

          Section 9.10. Assignment or Delegation of Duties by the Master Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer; provided, however, that the Master Servicer shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer but in no event shall the fee payable to the successor master servicer exceed that payable to the predecessor master servicer.

          Section 9.11. Limitation on Liability of the Master Servicer. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, Securities Administrator, the Servicers or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master

Servicer may rely in good faith on any document prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Master Servicer with respect to the Mortgage Loans under this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Account in accordance with the provisions of Section 9.07 and Section 9.12.

          The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful malfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers as required under the Agreement.

          Section 9.12. Indemnification; Third Party Claims. The Master Servicer agrees to indemnify the Depositor, Securities Administrator and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Securities Administrator or the Trustee may sustain as a result of the Master Servicer's willful malfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement. The Depositor, Securities Administrator, the Servicer, and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans which would entitle the Depositor, the Servicer or the Trustee to indemnification under this Section 9.12, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

          The Master Servicer agrees to indemnify and hold harmless the Trustee from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses (including reasonable attorneys' fees) that the Trustee may sustain as a result of such liability or obligations of the Master Servicer and in connection with the Trustee's assumption (not including the Trustee's performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities under such agreement.

          The Trust will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to this Agreement, the Servicing Agreements, the Sale Agreements, the Step 2 Assignment Agreements or the Certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer's representations and warranties in this Agreement or (ii) the Master Servicer's willful malfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement; provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the Distribution Account.

                                  ARTICLE X

                    CONCERNING THE SECURITIES ADMINISTRATOR

          Section 10.01. Duties of the Securities Administrator. The Securities Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

          The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Securities Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Securities Administrator shall notify the Certificateholders of such non conforming instrument in the event the Securities Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

          No provision of this Agreement shall be construed to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) the duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Securities Administrator and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

          (ii) the Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Securities Administrator, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Securities Administrator was negligent in ascertaining the pertinent facts;

          (iii) the Securities Administrator shall not be liable with respect to any action or inaction taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Securities Administrator, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and

          (iv) the Securities Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer or the Trustee.

          Section 10.02. Certain Matters Affecting the Securities
Administrator. Except as otherwise provided in Section 10.01:

          (i) the Securities Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Securities Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

          (ii) the Securities Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) the Securities Administrator shall not be liable for any action or inaction taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) the Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator, not reasonably assured to the Securities Administrator by the security afforded to it by the terms of this Agreement, the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, provided that the Master Servicer shall have no liability for disclosure required by this Agreement;

          (v) the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Securities Administrator with due care;

          (vi) the Securities Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement;

          (vii) the Securities Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby;

          (viii) the Securities Administrator shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Securities Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee, the Securities Administrator and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Securities Administrator shall be entitled to be reimbursed therefor out of the Collection Account; and

          (ix) in no event shall the Securities Administrator be liable for special, indirect or consequential damages.

          The Securities Administrator shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof,
(B) to see to the provision of any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

          Section 10.03. Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Transferor, as the case may be, and the Securities Administrator assumes no responsibility for their correctness. The Securities Administrator makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Securities Administrator's execution and authentication of the Certificates. The Securities Administrator shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Master Servicer.

          Section 10.04. Securities Administrator May Own Certificates. The Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Securities Administrator.

          Section 10.05. Securities Administrator's Fees and Expenses. The Securities Administrator shall be entitled to the investment income earned on amounts in the Distribution Account during the Securities Administrator Float Period. The Securities Administrator and any director, officer, employee, agent or "control person" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended ("Control Person"), of the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Mortgage Loans or (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder, (ii) incurred in connection with the performance of any of the Securities Administrator's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder or (iii) incurred by reason of any action of the Securities Administrator taken at the direction of the Certificateholders, provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Securities Administrator hereunder. Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Securities Administrator's negligence, bad faith or willful misconduct, or which would not be an "unanticipated expense" within the meaning of the second preceding sentence, the Securities Administrator shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Securities Administrator in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Securities Administrator, to the extent that the Securities Administrator must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account.

          The Securities Administrator may retain or withdraw from the Distribution Account, (i) the investment income earned on amounts in the Distribution Account during the Master Servicer Float Period, (ii) amounts necessary to reimburse it or the Master Servicer for any previously unreimbursed Advances and any Advances the Master Servicer deems to be non-recoverable from the related Mortgage Loan proceeds, (iii) an aggregate annual amount to indemnify the Master Servicer and itself for amounts due in accordance with this Agreement, and (iv) any other amounts which it or the Master Servicer is entitled to receive hereunder for reimbursement, indemnification or otherwise, including the amount to which the Securities Administrator is entitled pursuant to Section 3.02 hereof. The Securities Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

          Section 10.06. Eligibility Requirements for the Securities Administrator. The Securities Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 10.06, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof. The entity serving as Securities Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.

          Any successor Securities Administrator (i) may not be an originator, the Master Servicer, the Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator functions are operated through an institutional trust department of the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency and if rated by Fitch, or the equivalent rating by S&P or Moody's. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within sixty (60) days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 10.07, then the Trustee may (but shall not be obligated to) become the successor Securities Administrator. The Depositor shall appoint a successor to the Securities Administrator in accordance with Section 10.07. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

          Section 10.07. Resignation and Removal of the Securities Administrator. The Securities Administrator may at any time resign by giving written notice of resignation to the Depositor and the Trustee and each Rating Agency not less than sixty (60) days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and acceptance by a successor Securities Administrator in accordance with Section 10.08 meeting the qualifications set forth in Section
10.06. If no successor Securities Administrator meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

          At least fifteen (15) calendar days prior to the effective date of such resignation, the Securities Administrator shall provide written notice to the Depositor of any successor pursuant to this Section 10.07.

          If at any time (i) the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Securities Administrator or the Trust Fund is located and
(B) the imposition of such tax would be avoided by the appointment of a different Securities Administrator, or (iv) the Securities Administrator fails to comply with its obligations under Article XIII and such failure is not remedied within the lesser of ten (10) calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), then, in the case of clauses (i) through (iv), the Depositor may remove the Securities Administrator and appoint a successor Securities Administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Securities Administrator so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor Securities Administrator.

          The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Securities Administrator and appoint a successor Securities Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which instruments shall be delivered by the successor Securities Administrator to the Trustee, one complete set to the Securities Administrator so removed and one complete set to the successor so appointed. Notice of any removal of the Securities Administrator shall be given to each Rating Agency by the successor Securities Administrator.

          Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance by the successor Securities Administrator of appointment as provided in Section 10.08 hereof.

          Section 10.08. Successor Securities Administrator. Any successor Securities Administrator (which may be the Trustee) appointed as provided in
Section 10.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor Securities

Administrator and the Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective and such successor Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Securities Administrator herein. The Depositor, the Trustee, the Master Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Securities Administrator all such rights, powers, duties, and obligations.

          No successor Securities Administrator shall accept appointment as provided in this Section 10.08 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of
Section 10.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency and has provided to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item
6.02 of Form 8-K with respect to a replacement Securities Administrator.

          Upon acceptance by a successor Securities Administrator of appointment as provided in this Section 10.08, the Depositor shall mail notice of the succession of such Securities Administrator hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten (10) days after acceptance by the successor Securities Administrator of appointment, the successor Securities Administrator shall cause such notice to be mailed at the expense of the Depositor.

          Section 10.09. Merger or Consolidation of the Securities Administrator. Any corporation or other entity into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or other entity succeeding to the business of the Securities Administrator, shall be the successor of the Securities Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section 10.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 10.10. Assignment or Delegation of Duties by the Securities Administrator. Except as expressly provided herein, the Securities Administrator shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Securities Administrator; provided, however, that the Securities Administrator shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Securities Administrator hereunder. Notice of such permitted assignment shall be given promptly by the Securities Administrator to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Securities Administrator are transferred to a successor securities administrator, the entire compensation payable to the Securities Administrator pursuant hereto shall thereafter be payable to such successor securities administrator but in no event shall the fee payable to the successor securities administrator exceed that payable to the predecessor securities administrator.

                                  ARTICLE XI

                                  TERMINATION

          Section 11.01. Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 11.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of: (a) Avelo, at its option, purchasing (the "Avelo Call") (or, if Avelo is no longer acting as a Servicer of any of the Mortgage Loans, the Depositor may request the Master Servicer to exercise its option to conduct an Auction Call for the purchase of) the Mortgage Loans and all other property of the Trust on a non-recourse basis with no representations or warranties of any nature whatsoever and the sale of all of the Property of the Trust Fund, on or after the Optional Termination Date. The Master Servicer shall accommodate such request to conduct an Auction Call at its sole discretion. The Property of the Trust Fund shall be sold by the Trustee to the entity with the highest bid received by the Trustee from closed bids solicited by the Master Servicer or its designee; provided that to effectuate such sale, the Master Servicer or its designee shall have made reasonable efforts to sell all of the property of the Trust Fund for its fair market value in a commercially reasonable manner and on commercially reasonable terms, which includes the good faith solicitation of competitive bids to prospective purchasers that are recognized broker/dealers for assets of this type and provided further that, (i) such sale price shall not be less than the Par Value as certified by the Depositor, (ii) the Master Servicer receives bids from no fewer than three prospective purchasers (which may include the Majority Class X Certificateholder) and (iii) such sale price shall be deposited with the Trustee prior to the Distribution Date following the month in which such value is determined and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

          The proceeds of the purchase or sale of such assets of the Trust pursuant to the Avelo Call or the Auction Call described in Section 11.01 above (other than, with respect to any mortgage loan and the related property, an amount equal to the excess, if any, of the amount in Section 11.01(a)(2) over the sum of the amount in Section 11.01(a)(1) (such excess, the "Fair Market Value Excess")) will be distributed to the holders of the Certificates in accordance with Section 4.01. Any Fair Market Value Excess received in connection with the purchase of the Mortgage Loans and REO Properties will be distributed to the holders of the Class RC Certificates.

          Except to the extent provided above with regard to allocating any Fair Market Value Excess to the holders of the Class RC Certificates, the proceeds of such a purchase or sale will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Accordingly, the sale of the Mortgage Loans and the REO Properties as a result of the exercise of the Avelo Call or the Auction Call will result in the final distribution on the Certificates on that Distribution Date.

          Section 11.02. Final Distribution on the Certificates. If, on any Remittance Date, the Servicers notify the Securities Administrator that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Securities Administrator shall promptly send a Notice of Final Distribution to the applicable Certificateholders. If either Avelo or the Master Servicer exercise their respective option to terminate the Trust Fund pursuant to clause (a) of
Section 11.01, by no later than the 10th day of the month of the final distribution, the Master Servicer, pursuant to the applicable Step 2 Assignment Agreements, shall notify the Trustee, each Servicer and the Securities Administrator of the final Distribution Date and of the applicable sale price of the Mortgage Loans and REO Properties.

          A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

          In the event the Mortgage Loans (and REO Properties) are purchased or sold pursuant to Section 11.01 and pursuant to the applicable Step 2 Assignment Agreement, the Trustee is required thereunder to remit to the Securities Administrator the applicable Termination Price on the applicable Remittance Date immediately preceding the applicable final Distribution Date. Upon such final deposit with respect to the Trust Fund and the receipt by the Securities Administrator and the Custodians of a Request for Release therefor in the form of Exhibit L, L-1, L-2 or L-3, as applicable, the Master Servicer shall direct the Custodians to release and the relevant Custodians shall promptly release to the Master Servicer or its designee the Custodial Files for the Mortgage Loans.

          Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due the Depositor, the Trustee and the Custodians hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.01, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the

Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.01, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account after application pursuant to clause (i) above (other than the amounts retained to meet claims). The foregoing provisions are intended to distribute to each Class of Regular Certificates any accrued and unpaid interest and principal to which they are entitled based on the Pass-Through Rates and actual Class Certificate Balances or notional principal balances set forth in the Preliminary Statement upon liquidation of the Trust Fund.

          In the event that any affected Certificateholder shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

          Section 11.03. Additional Termination Requirements. In the event the Avelo Call or the Auction Call is exercised as provided in Section 11.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the Securities Administrator have been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure to comply with the requirements of this Section
11.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any Trust REMIC as defined in Section 860F of the Code, or
(ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (a) The Securities Administrator on behalf of the Trustee shall sell all of the assets of the Trust Fund to the entity with the highest bid received pursuant to the Auction Call and, by the next Distribution Date after such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs;

          (b) The Securities Administrator on behalf of the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer and, by the next Distribution Date after such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and

          (c) The Securities Administrator shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the ninety
(90) day liquidation period for each such Trust REMIC was the date on which the Securities Administrator on behalf of the Trustee sold the assets of the Trust Fund to the to the entity with the highest bid received pursuant to the Auction Call.

                                 ARTICLE XII

                           MISCELLANEOUS PROVISIONS

          Section 12.01. Amendment. This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator, the Custodians and the Trustee (and the Master Servicer may request an amendment or consent to any amendment of a Servicing Agreement as directed by the Depositor) without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or in the applicable Servicing Agreement, or to supplement any provision in this Agreement which may be inconsistent with any other provision herein or in the applicable Servicing Agreement, (iii) to add to the duties of the Depositor, or the Trustee (or with respect to the applicable Servicing Agreement, of the applicable Servicer) the Master Servicer, the Securities Administrator or the Custodians, (iv) to add any other provisions with respect to matters or questions arising hereunder or under the applicable Servicing Agreement, or
(v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement or in the applicable Servicing Agreement; provided that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall be an expense of the requesting party, but in any case shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator, the Custodians or the Trust
Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Custodians, the Securities Administrator and the Master Servicer also may at any time and from time to time amend this Agreement (and the Master Servicer shall request the Servicers amend the applicable Servicing Agreements), without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee and the Master Servicer have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

          This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Custodians, the Securities Administrator and the Trustee (and the Master Servicer shall consent to any amendment to the applicable Servicing Agreement as directed by the Depositor) with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this

Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66 2/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

          Notwithstanding any contrary provision of this Agreement, the Trustee and the Master Servicer shall not consent to any amendment to this Agreement or any Servicing Agreement unless (i) each shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee, the Master Servicer or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee and the Master Servicer) of such amendment, stating the provisions of the Agreement to be amended.

          Notwithstanding the foregoing provisions of this Section 12.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or a Servicer under the applicable Servicing Agreement, any Certificate beneficially owned by the Depositor or any of its Affiliates or by the Responsible Party or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 12.01 have been obtained.

          Promptly after the execution of any amendment to this Agreement or any Servicing Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

          It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          Nothing in this Agreement shall require the Trustee, the Custodians, the Master Servicer or the Securities Administrator to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee, the Custodians, the Master Servicer, the Securities Administrator or the Trust Fund), satisfactory to the Trustee, the Master Servicer or the Securities Administrator, as applicable, that (i) such amendment is permitted and is not prohibited by this Agreement or the applicable Servicing Agreement and that all requirements for amending this Agreement or such Servicing Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 12.01.

          Notwithstanding the Trustee's consent to, or the Master Servicer's request for, any amendment of any Servicing Agreement pursuant to the terms of this Section 12.01, such Servicing Agreement cannot be amended without the consent of the applicable Servicer. Neither the Master Servicer nor the Trustee shall be responsible for any failure by such Servicer to consent to any amendment to the applicable Servicing Agreement.

          Section 12.02. Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation shall be effected by the Trustee at the expense of the Trust, but only if an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders is delivered to the Trustee.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 12.03. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 12.04. Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in either of such assets, then
(i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

          The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

          Section 12.05. Notices. (a) The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) Any material change or amendment to this Agreement;

          (ii) The occurrence of any Event of Default that has not been cured;

          (iii) The resignation or termination of a Servicer, Master Servicer, Securities Administrator or the Trustee and the appointment of any successor;

          (iv) The repurchase or substitution of Mortgage Loans pursuant to this Agreement or the Sale Agreements; and

          (v) The final payment to Certificateholders.

          (b) In addition, the Securities Administrator shall promptly make available on its internet website to each Rating Agency copies of the following:

          (i) Each report to Certificateholders described in Section 4.02.

          (ii) The Servicer's annual statement of compliance and the accountant's report described in the Servicing Agreements; and

          (iii) Any notice of a purchase of a Mortgage Loan pursuant to this Agreement and any Sale Agreement.

          (c) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor or GS Mortgage Securities Corp. or Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething and Asset Management Group/Senior Asset Manager, or such other address as may be hereafter furnished to the Securities Administrator by the Depositor in writing; (b) in the case of Avelo, Avelo Mortgage, L.L.C., 600 E. Las Colinas Boulevard, Suite 620, Irving, Texas 75039, Attention: President and General Counsel, with a copy to Archon Group, L.P., 600 E. Las Colinas Boulevard, Suite 620, Irving, Texas 75039, Attention:
General Counsel, or such other address as may be hereafter furnished to the Depositor and the Securities Administrator by Avelo in writing; (c) in the case of JPMorgan, JPMorgan Chase Bank, National Association, c/o Chase Home Finance LLC, 10790 Rancho Bernardo Road, San Diego, California, 92127,
Attention: Cindy Dunks, with a copy to JPMorgan Chase Bank, National Association, 194 Wood Avenue South, Iselin, New Jersey 08830, Attention:
General Counsel, or such other address as may be hereafter furnished to the Depositor and the Securities Administrator by JPMorgan in writing; (d) in the case of Countrywide Servicing, to Countrywide Home Loans Servicing LP, 4500 Park Granada, Calabasas, California 91302, Attention: Investor Accounting, or such other address as may be hereafter furnished to the Depositor and the Securities Administrator by Countrywide in writing; (e) in the case of American Home, American Home Mortgage Corp., 538 Broadhollow Road, Melville, New York 11747, Attention:
Alan B. Horn, General Counsel, or such other address as may be hereafter furnished to the Depositor and the Securities Administrator by American Home in writing; (f) in the case of American Home Servicing, American Home Mortgage Servicing, Inc., 4600 Regent Blvd, Suite 200, Irving, TX 75063, Attention:
David Friedman, Executive Vice President; (g) in the case of Wells Fargo, Wells Fargo, N.A., 7485 New Horizon Way, Frederick, Maryland 21703, Attention:
GSAA 2006-6, or such other address as may be hereafter furnished to the Depositor and the Securities Administrator by Wells Fargo in writing; (h) in the case of the Goldman Conduit, Goldman Sachs Mortgage Company, 85 Broad Street, New York, New York 10004; (i) in the case of the Trustee or the Securities Administrator to its Corporate Trust Office, or such other address as the Trustee or the Securities Administrator may hereafter furnish to the Depositor; (j) in the case of the Master Servicer, JPMorgan Chase Bank, National Association, 6525 West Campus Oval, Suite 200, New Albany Ohio 43054-88300, Attention: GSAA 2006-6, or such other address as may be hereafter furnished to the Depositor and the Securities Administrator by the Master Servicer in writing; (k) in the case of Deutsche Bank, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705,
Attention: Mortgage Custody - GS06AC; (l) in the case of JPMorgan as Custodian, JPMorgan Chase Bank, National Association, 2220 Chemsearch Blvd., Suite 150, Irving, Texas 75062; (m) in the case of U.S. Bank, U.S. Bank National Association, 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, Attention: GSAA Home Equity Trust 2006-6; and (n) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

          Section 12.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 12.07. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.07, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 12.08. Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

          Section 12.09. Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE
LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

                                 ARTICLE XIII

                            EXCHANGE ACT REPORTING

          Section 13.01. Filing Obligations.

          The Master Servicer, the Trustee, the Securities Administrator and each Custodian shall reasonably cooperate with the Depositor and Securities Administrator in connection with the satisfaction of the Depositor's reporting requirements under the Exchange Act with respect to the Trust Fund. In addition to the information specified below, if so requested by the Depositor in writing for the purpose of satisfying its reporting obligation under the Exchange Act, the Master Servicer, the Trustee, the Securities Administrator and each Custodian shall (and the Master Servicer shall cause each Servicer and subservicer to) provide the Depositor with (a) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor's reporting obligations under the Exchange Act and (b) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment required to be filed, copies of such agreement or amendment in EDGAR-compatible form.

          The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon written request, such further information, reports and financial statements within its control related to the Trust Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission. Upon filing with the Commission, the Securities Administrator shall promptly deliver to the Depositor a copy of any such reports.

          Section 13.02. Form 10-D Filings.

          (a) In accordance with the Exchange Act, the Securities Administrator shall prepare for filing and file within fifteen (15) days after each Distribution Date commencing February 2006 (subject to permitted extensions under the Exchange Act and until a Form 15 is filed pursuant to
Section 13.06) with the Commission with respect to the Trust Fund, a Form 10-D with copies of the Monthly Statement and, to the extent delivered to the Securities Administrator, no later than ten (10) days following the Distribution Date, such other information identified by the Depositor, to be filed with the Commission (such other information, the "Additional Designated Information"). If the Depositor directs that any Additional Designated Information is to be filed with any Form 10-D, the Depositor shall specify the Item on Form 10-D to which such information is responsive and, with respect to any Exhibit to be filed on Form 10-D, the Exhibit number. Any information to be filed on Form 10-D shall be delivered to the Securities Administrator in EDGAR-compatible form or as otherwise agreed upon by the Securities Administrator and the Depositor at the Depositor's expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor's expense. Upon completion of each 10-D filing by the Securities Administrator, such 10-D filing shall be submitted to the Depositor for approval. Upon receipt of written notice via electronic mail to absfs@JPMorgan.com, from the Depositor that the 10-D has been approved, the Securities Administrator shall attach to such 10-D the signature page of the Depositor which has been previously delivered by the Depositor to the Securities Administrator and submit such 10-D for filing with the Commission. At the reasonable request of, and in accordance with the reasonable directions of, the Depositor, the Securities Administrator shall prepare for filing and file an amendment to any Form 10-D previously filed with the Commission with respect to the Trust Fund. The Depositor shall sign the Form 10-D filed on behalf of the Trust Fund.

          (b) No later than each Distribution Date, each of the Master Servicer, the Securities Administrator and the Trustee shall, to the extent they have knowledge, notify (and the Master Servicer shall cause any Servicer, to the extent such Servicer is required to make such disclosure under its Servicing Agreement, to notify) the Depositor of any Form 10-D Disclosure Item, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Depositor. In addition to such information as the Master Servicer, the Securities Administrator and the Trustee are obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor in writing, each of the Master Servicer, the

Securities Administrator and the Trustee shall provide such information which is available to the Master Servicer, the Securities Administrator and the Trustee, as applicable, without unreasonable effort or expense regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

          (c) The Securities Administrator shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format). The Securities Administrator shall have no liability to the Certificateholders, the Trust Fund, the Master Servicer or the Depositor with respect to any failure to properly prepare or file any of Form 10-D to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.

          Section 13.03. Form 8-K Filings.

          The Depositor shall prepare, sign and file (via EDGAR) any Form 8-K required by the Exchange Act and the Rules and Regulations of the Commission thereunder. Each of the Master Servicer (and the Master Servicer shall cause any Servicer to promptly notify), the Securities Administrator and the Trustee shall promptly notify the Depositor, but in no event later than one (1) Business Day after its occurrence, of any Reportable Event, applicable to it, of which a Responsible Officer of such entity has actual knowledge.

          Section 13.04. Form 10-K Filings.

          Prior to March 30th of each year, commencing in 2007 (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission and until a Form 15 is filed pursuant to Section 13.06), the Securities Administrator shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by applicable law or the Exchange Act. The Depositor shall sign each Form 10-K filed on behalf of the Trust Fund. Such Form 10-K shall include as exhibits each (i) annual statement of compliance described in the paragraph below, (ii) annual report on assessments of compliance with servicing criteria described under Section
13.07 and (iii) accountant's report described under Section 13.07. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in Section 13.05. The Securities Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Securities Administrator's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith.

          The Master Servicer shall, and shall cause each Servicer to cause any subservicer used by such Servicer to, deliver to the Depositor and the Securities Administrator on or before March 15 of each year, commencing with its 2007 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of such Person during the preceding calendar year (or applicable portion thereof) and of the performance of the Master Servicer under this Agreement, or in the case of a Servicer or subservicer, the applicable Servicing Agreement, has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, such Person has fulfilled all its obligations under this Agreement, or in the case of a Servicer or subservicer, the applicable Servicing Agreement, in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The Securities Administrator shall forward a copy of each such statement to each Rating Agency. Copies of such statement shall be provided by the Securities Administrator to any Certificateholder upon written request, provided such statement is delivered by the Master Servicer to the Securities Administrator.

          No later than March 10 of each year, commencing in 2007, and until a Form 15 is filed pursuant to Section 13.06, the Master Servicer, the Securities Administrator and the Trustee shall notify (and the Master Servicer shall cause any Servicer to notify) the Depositor of any Form 10-K Disclosure Item, together with a description of any such Form 10-K Disclosure Item in form and substance reasonably acceptable to the Depositor. Additionally, each of the Master Servicer, the Securities Administrator and the Trustee shall provide, and shall cause each Reporting Subcontractor retained by the Master Servicer, the Securities Administrator or the Trustee, as applicable, and in the case of the Master Servicer shall cause each Servicer, to provide, the following information no later than March 10 of each year in which a Form 10-K is required to be filed on behalf of the Trust Fund: (i) if such Person's report on assessment of compliance with servicing criteria described under
Section 13.07 or related registered public accounting firm attestation report described under Section 13.07 identifies any material instance of noncompliance, notification of such instance of noncompliance and (ii) if any such Person's report on assessment of compliance with servicing criteria or related registered public accounting firm attestation report is not provided to be filed as an exhibit to such Form 10-K, information detailing the explanation why such report is not included.

          Section 13.05. Sarbanes-Oxley Certification.

          Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff)). No later than March 15 of each year, beginning in 2007, the Master Servicer and the Securities Administrator shall (unless such person is the Certifying Person), and the Master Servicer shall cause each Servicer to, provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in the form attached hereto as Exhibit J-1 (in the case of the Master Servicer) and Exhibit J-2 (in the case of the Securities Administrator), on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The Depositor will not request delivery of a certification under this clause unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trust Fund. In the event that prior to the filing date of the Form 10-K in March of each year, the Securities Administrator or the Master Servicer has actual knowledge of information material to the Sarbanes-Oxley Certification, the Securities Administrator or the Master Servicer, as the case may be, shall promptly notify the Depositor. The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person or Certification Party in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust Fund.

          Section 13.06. Form 15 Filing.

          Prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

          Section 13.07. Report on Assessment of Compliance and Attestation.

          (a) On or before March 15th of each calendar year, commencing in 2007:

          (1) Each of the Master Servicer, the Securities Administrator and the Custodians shall deliver to the Depositor and the Securities Administrator a report regarding the Master Servicer's, the Securities Administrator's or Custodians', as applicable, assessment of compliance with the Servicing Criteria applicable to it during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB; provided, however, the Securities Administrator and Custodians shall deliver such report until a Form 15 is filed pursuant to Section 13.06. Such report shall be signed by an authorized officer of such Person and shall address each of the Servicing Criteria applicable to it identified in Exhibit K hereto delivered to the Depositor concurrently with the execution of this Agreement. To the extent any of the Servicing Criteria so specified are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement to that effect. The Depositor and its respective officers and directors shall be entitled to rely on upon each such servicing criteria assessment.

          (2) Each of the Master Servicer, the Securities Administrator and the Custodians shall deliver to the Depositor, the Securities Administrator and the Master Servicer a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by Master Servicer, the Securities Administrator or the Custodians, as applicable, and delivered pursuant to the preceding paragraphs. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, including, without limitation that in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement to that effect.

          (3) The Master Servicer shall cause each Servicer and Reporting Subcontractor to deliver to the Depositor and the Securities
     Administrator an assessment of compliance and accountant's attestation as and when provided in paragraphs (a) and (b) of this Section 13.07.

          (4) The Securities Administrator shall cause each Reporting Subcontractor under its employ, if any, to deliver to the Depositor, the Securities Administrator and the Master Servicer an assessment of compliance and accountant's attestation as and when provided in paragraphs (a) and (b) of this Section.

          (b) Each assessment of compliance provided by the Securities Administrator, the Master Servicer or the Custodians pursuant to Section 13.07(a)(2) shall address each of the Servicing Criteria applicable to it specified on Exhibit K hereto delivered to the Depositor concurrently with the execution of this Agreement or, in the case of a securities administrator, master servicer or custodian subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 13.07(a)(3) or (4) need not address any elements of the Servicing Criteria other than those specified pursuant to
Section 13.07(a)(1).

          Section 13.08. Use of Subservicers and Subcontractors.

          (a) The Master Servicer shall cause any subservicer used by the Master Servicer and shall cause each Servicer to cause any subservicer used by such servicer for the benefit of the Depositor to comply with the provisions of this Article XIII to the same extent as if such Servicer or subservicer were the Master Servicer (except with respect to the Master Servicer's duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person). The Master Servicer shall be responsible for obtaining from each Servicer and subservicer and delivering to the Depositor any servicer compliance statement required to be delivered by such Servicer or subservicer pursuant to the second paragraph of Section 13.04, any assessment of compliance and attestation required to be delivered by such Servicer or subservicer under Section 13.07 and any certification required to be delivered to the Certifying Person under Section 13.05 as and when required to be delivered.

          (b) It shall not be necessary for the Master Servicer, any Servicer, any subservicer or the Securities Administrator to seek the consent of the Depositor or any other party hereto to the utilization of any Subcontractor. The Master Servicer or the Securities Administrator, as applicable, shall promptly upon request provide to the Depositor (or any designee of the Depositor, such as the Master Servicer or administrator) a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Person (or in the case of the Master Servicer, any Servicer or any subservicer), specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

          As a condition to the utilization of any Subcontractor determined to be a Reporting Subcontractor, the Master Servicer or the Securities Administrator, as applicable, shall cause any such Subcontractor used by such Person (or in the case of the Master Servicer, any Servicer or any subservicer) for the benefit of the Depositor to comply with the provisions of Sections 13.07 of this Agreement to the same extent as if such Subcontractor were the Master Servicer (except with respect to the Master Servicer's duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person) or the Securities Administrator, as applicable. The Master Servicer or the Securities Administrator, as applicable, shall be responsible for obtaining from each Subcontractor and delivering to the Depositor and the Master Servicer, any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 13.07, in each case as and when required to be delivered.

                                 * * * * * * *

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.



                                        GS MORTGAGE SECURITIES CORP.



                                        By: /s/ Michelle Gill
                                           -------------------------------------
                                           Name:   Michelle Gill
                                           Title:  Vice President



                                        U.S. BANK NATIONAL ASSOCIATION,
                                        solely as Trustee and not in its
                                        individual capacity



                                        By: /s/ Patricia O'Neill-Marella
                                           -------------------------------------
                                            Name:   Patricia O'Neill-Marella
                                            Title:  Vice President



                                        JPMORGAN CHASE BANK, NATIONAL
                                        ASSOCIATION, as Master Servicer and
                                        Securities Administrator



                                        By: /s/ Annette M. Marsula
                                           -------------------------------------
                                            Name:   Annette M. Marsula
                                            Title:  Vice President



                                        DEUTSCHE BANK NATIONAL TRUST
                                        COMPANY, as a Custodian



                                        By: /s/ Andrew Hays
                                           -------------------------------------
                                            Name:   Andrew Hays
                                            Title:  Associate


                          Master Servicing Agreement

                                        By: /s/ Norma L. Catone
                                           -------------------------------------
                                            Name:   Norma L. Catone
                                            Title:  Vice President



                                        JPMORGAN CHASE BANK, NATIONAL
                                        ASSOCIATION, as a Custodian


                                        By: /s/ Bruce E. Williams
                                           -------------------------------------
                                            Name:   Bruce E. Williams
                                            Title:  Assistant Vice President


                                        U.S. BANK NATIONAL ASSOCIATION, as a
                                        Custodian


                                        By: /s/ Mark A. Hess
                                           -------------------------------------
                                            Name:   Mark A. Hess
                                            Title:  Assistant Vice President



                                        WELLS FARGO BANK, N.A., as Custodian



                                        By: /s/ Mary Hogan
                                           -------------------------------------
                                            Name:   Mary Hogan
                                            Title:  Vice President



                          Master Servicing Agreement

Solely for purposes of Sections 9.01(c), 9.03(b) and 11.01 accepted and agreed to by:

AVELO MORTGAGE, L.L.C.



By: /s/ Mary Hogan
   -------------------------------
    Name:   Mary Hogan
    Title:  Vice President


                          Master Servicing Agreement

                                  SCHEDULE I

                            Mortgage Loan Schedule

   [On File with the Securities Administrator as provided by the Depositor]






                                    S-I-1

                                   EXHIBIT A

  FORM OF CLASS AV-1, CLASS AF-2, CLASS AF-3, CLASS AF-4, CLASS AF-5, CLASS
        AF-6, CLASS AF-7, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4,
                CLASS M-5, CLASS M-6, CLASS B-1, CLASS B-2 AND
                            CLASS B-3 CERTIFICATES

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR LETTER AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.

IN THE EVENT THAT A TRANSFER OF A PRIVATE CERTIFICATE WHICH IS A BOOK-ENTRY CERTIFICATE IS TO BE MADE IN RELIANCE UPON AN EXEMPTION FROM THE SECURITIES ACT AND SUCH LAWS, IN ORDER TO ASSURE COMPLIANCE WITH THE SECURITIES ACT AND SUCH LAWS, THE CERTIFICATEHOLDER DESIRING TO EFFECT SUCH TRANSFER WILL BE DEEMED TO HAVE MADE AS OF THE TRANSFER DATE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR CERTIFICATE IN RESPECT OF SUCH CERTIFICATE AND THE TRANSFEREE WILL BE DEEMED TO HAVE MADE AS OF THE TRANSFER DATE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER IN RESPECT OF SUCH CERTIFICATE, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

Certificate No.                    :

Cut-off Date                       :   April 1, 2006

First Distribution Date            :   May 25, 2006

Initial Certificate Balance of
this Certificate
("Denomination")                   :

Initial Certificate Balances of
all Certificates of this Class     :

CUSIP

ISIN

                         GS MORTGAGE SECURITIES CORP.

                         GSAA Home Equity Trust 2006-6
                   Asset-Backed Certificates, Series 2006-6
   [Class AV-1][Class AF-2][Class AF-3][Class AF-4][Class AF-5][Class AF-6]
     [Class AF-7][Class M-1][Class M-2][Class M-3][Class M-4][Class M-5]
                 [Class M-6] [Class B-1][Class B-2][Class B-3]

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Master Servicing and Trust Agreement dated as of the Cut-off Date specified above (the "Agreement") among GS Mortgage Securities Corp., as depositor (the "Depositor"), U.S. Bank National Association, as trustee (the "Trustee") and as a custodian, JPMorgan Chase Bank, National Association, as Master Servicer (in such capacity, the "Master Servicer") and Securities Administrator (in such capacity, the "Securities Administrator") and as a custodian and Deutsche Bank National Trust Company, as a custodian. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                     * * *

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:



                                                    JPMORGAN CHASE BANK,
                                                    NATIONAL ASSOCIATION,
                                                        not in its individual
                                                        capacity, but solely as
                                                        Securities Administrator



                                                    By:
                                                       ------------------------

Authenticated:

By:
   ---------------------------------
     Authorized Signatory of
     JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
     not in its individual capacity,
     but solely as Securities Administrator

                         GS MORTGAGE SECURITIES CORP.
                         GSAA Home Equity Trust 2006-6
                           Asset-Backed Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2006-6 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the other parties to the Agreement.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five (5) Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Securities Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Trustee, the Depositor and the Securities Administrator and any agent of the Trustee, the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to effectuate the purchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined and in the manner as provided in the Agreement. The obligations and responsibilities created by this Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT
                                  ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________.

Dated:

                                    ___________________________________________
                                    Signature by or on behalf of assignor

                           DISTRIBUTION INSTRUCTIONS
                           -------------------------

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to________________________________________________,
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number ______, or, if mailed by check, to ____________________________.
Applicable statements should be mailed to ____________________________________,
______________________________________________________________________________.

            This information is provided by __________________________________, the assignee named above, or _________________________________________________, as its agent.

                                   EXHIBIT B

                          FORM OF CLASS P CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR CERTIFICATE (THE "TRANSFEROR CERTIFICATE") IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE SATISFY THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, THE SECURITIES ADMINISTRATOR AND THE DEPOSITOR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                :             1

Cut-off Date                   :             April 1, 2006

First Distribution Date        :             May 25, 2006

Percentage Interest of this
Certificate
("Denomination")               :             [_____]%

CUSIP                          :

ISIN                           :

                         GS MORTGAGE SECURITIES CORP.
                         GSAA Home Equity Trust 2006-6
                   Asset-Backed Certificates, Series 2006-6

                                    Class P

      evidencing a percentage interest in the distributions allocable to the Certificates of the above referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_______________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Master Servicing and Trust Agreement dated as of the Cut-off Date specified above (the "Agreement") among GS Mortgage Securities Corp., as depositor (the "Depositor"), U.S. Bank National Association, as trustee (the "Trustee"), JPMorgan Chase Bank, National Association, as Master Servicer (in such capacity, the "Master Servicer") and Securities Administrator (in such capacity, the "Securities Administrator"), Deutsche Bank National Trust Company, as a custodian and JPMorgan Chase Bank, National Association, as a custodian. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office designated by the Securities Administrator for such purposes or the office or agency maintained by the Securities Administrator.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter, (in substantially the form attached to the Agreement), or (ii) a written Opinion of Counsel to the Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor. No transfer of a Certificate of this Class shall be made unless the Securities Administrator shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law") or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Securities Administrator, or (ii) if the transferee is an insurance company and the certificate has been the subject of an ERISA-Qualifying Underwriting, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, or (iii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Depositor, the Trustee or the Trust Fund, addressed to the Securities Administrator, the Trustee and the Depositor to the effect that the purchase and holding of such Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                     * * *

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:



                                                JPMORGAN CHASE BANK, NATIONAL
                                                    ASSOCIATION,
                                                    not in its individual
                                                    capacity, but solely as
                                                    Securities Administrator



                                                By:
                                                   ----------------------------

Authenticated:

By:
   -----------------------------------------
     Authorized Signatory of
     JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in
     its individual capacity,
     but solely as Securities Administrator

                         GS MORTGAGE SECURITIES CORP.
                         GSAA Home Equity Trust 2006-6
                           Asset-Backed Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2006-6 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the other parties to the Agreement.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five (5) Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Trustee and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future

Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Trustee, the Depositor and the Securities Administrator and any agent of the Trustee, the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to effectuate the purchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined and in the manner as provided in the Agreement. The obligations and responsibilities created by this Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT
                                  ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________.

Dated:

                                     __________________________________________
                                     Signature by or on behalf of assignor

                           DISTRIBUTION INSTRUCTIONS
                           -------------------------

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________,
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number ______, or, if mailed by check, to ____________________________.
Applicable statements should be mailed to ____________________________________,
______________________________________________________________________________.

            This information is provided by __________________________________, the assignee named above, or _________________________________________________, as its agent.

                                   EXHIBIT C

              FORM OF CLASS R, CLASS RC AND CLASS RX CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR AN OPINION OF COUNSEL AS DESCRIBED IN THE AGREEMENT. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT WITHOUT AN OPINION OF COUNSEL AS DESCRIBED IN THE AGREEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.                               :               [R][RC][RX]

Cut-off Date                                  :               April 1, 2006

First Distribution Date                       :               May 25, 2006

Initial Certificate Balance of this
Certificate ("Denomination")                  :               $100

Initial Certificate Balance of all
Certificates of this Class:                   :               $100

CUSIP                                         :

ISIN                                          :

                         GS MORTGAGE SECURITIES CORP.

                         GSAA Home Equity Trust 2006-6
                   Asset-Backed Certificates, Series 2006-6

                              Class [R] [RC][RX]


      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [____________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class [R][RC][RX] Certificates pursuant to a Master Servicing and Trust Agreement dated as of the Cut-off Date specified above (the "Agreement") among GS Mortgage Securities Corp., as depositor (the "Depositor"), U.S. Bank National Association, as trustee (the "Trustee"), JPMorgan Chase Bank, National Association, as Master Servicer (in such capacity, the "Master Servicer") and Securities Administrator (in such capacity, the "Securities Administrator"), Deutsche Bank National Trust Company, as a custodian and JPMorgan Chase Bank, National Association, as a custodian. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class [R][RC][RX] Certificate at the office designated by the Securities Administrator for such purposes.

            No transfer of a Class [R][RC][RX] Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to
Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Securities Administrator or the Trust Fund, or, alternatively, an opinion of counsel as described in the Agreement. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, without an opinion of counsel as described in the Agreement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class [R][RC][RX] Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class [R][RC][RX] Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class [R][RC][RX] Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class [R][RC][RX] Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class [R][RC][RX] Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class [R][RC][RX] Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class [R][RC][RX] Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class [R][RC][RX] Certificate, (C) not to cause income with respect to the Class [R][RC][RX] Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class [R][RC][RX] Certificate or to cause the Transfer of the Ownership Interest in this Class [R][RC][RX] Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class [R][RC][RX] Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:



                                            JPMORGAN CHASE BANK, NATIONAL
                                                ASSOCIATION,
                                                not in its individual capacity,
                                                but solely as Securities
                                                Administrator



                                            By:________________________________

Authenticated:

By:__________________________________
     Authorized Signatory of
     JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
     not in its individual capacity, but solely
     as Securities Administrator

                         GS MORTGAGE SECURITIES CORP.
                         GSAA Home Equity Trust 2006-6
                           Asset-Backed Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2006-6 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the other parties to the Agreement.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five (5) Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Securities Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Trustee, the Depositor, the Securities Administrator and any agent of the Trustee, the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to effectuate the purchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined and in the manner as provided in the Agreement. The obligations and responsibilities created by this Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT
                                  ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________.

Dated:

                                       _______________________________________
                                       Signature by or on behalf of assignor

                           DISTRIBUTION INSTRUCTIONS
                           -------------------------

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________,
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number ______, or, if mailed by check, to ____________________________.
Applicable statements should be mailed to ____________________________________,
______________________________________________________________________________.

            This information is provided by __________________________________, the assignee named above, or _________________________________________________, as its agent.

                                   EXHIBIT D

                          FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR CERTIFICATE (THE "TRANSFEROR CERTIFICATE") IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER (THE "RULE 144A LETTER") IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE SATISFY THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, THE SECURITIES ADMINISTRATOR AND THE DEPOSITOR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION

LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

        Certificate No.                            :         X-1

        Cut-off Date                               :         April 1, 2006

        First Distribution Date                    :         May 25, 2006

        Percentage Interest of this Certificate
        ("Denomination")                           :         100%

        CUSIP                                      :

        ISIN                                       :

                         GS MORTGAGE SECURITIES CORP.

                         GSAA Home Equity Trust 2006-6
                   Asset-Backed Certificates, Series 2006-6

                                    Class X

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor the Master Servicer, to Securities Administrator or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_______________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Master Servicing and Trust Agreement dated as of the Cut-off Date specified above (the "Agreement") among GS Mortgage Securities Corp., as depositor (the "Depositor"), U.S. Bank National Association, as trustee (the "Trustee"), JPMorgan Chase Bank, as Master Servicer (in such capacity, the "Master Servicer") and Securities Administrator (in such capacity, the "Securities Administrator"), Deutsche Bank National Trust Company, as a custodian and JPMorgan Chase Bank, National Association, as a custodian. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office designated by the Securities Administrator for such purposes or the office or agency maintained by the Securities Administrator.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter (in substantially the form attached to the Agreement), or (ii) a written Opinion of Counsel to the Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor. No transfer of a Certificate of this Class shall be made unless the Securities Administrator shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law") or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Securities Administrator, or (ii) if the transferee is an insurance company and the certificate has been the subject of an ERISA-Qualifying Underwriting, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, or (iii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Depositor, the Trustee or the Trust Fund, addressed to the Securities Administrator, the Trustee and the Depositor to the effect that the purchase and holding of such Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                     * * *

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:



                                      JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Securities Administrator



                                      By:
                                         --------------------------------------

Authenticated:

By:
   -----------------------------------------
     Authorized Signatory of
     JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
     not in its individual capacity,
     but solely as Securities Administrator

                         GS MORTGAGE SECURITIES CORP.
                         GSAA Home Equity Trust 2006-6
                           Asset-Backed Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2006-6 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the other parties to the Agreement.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the month immediately preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five (5) Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Trustee and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future

Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Trustee, the Depositor and the Securities Administrator and any agent of the Trustee, the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to effectuate the purchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined and in the manner as provided in the Agreement. The obligations and responsibilities created by this Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT
                                  ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________.

Dated:

                                         ______________________________________
                                         Signature by or on behalf of assignor

                           DISTRIBUTION INSTRUCTIONS
                           -------------------------

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________,
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number ______, or, if mailed by check, to ____________________________.
Applicable statements should be mailed to ____________________________________,
______________________________________________________________________________.

            This information is provided by ___, the assignee named above, or , as its agent.

                                   EXHIBIT E

                  FORM OF INITIAL CERTIFICATION OF CUSTODIAN

                                    [date]

[Depositor]

[Trustee]

_____________________

_____________________

            Re: Master Servicing and Trust Agreement, dated as of April 1, 2006, among GS Mortgage Securities Corp., as depositor, U.S. Bank National Association, as trustee, JPMorgan Chase Bank, National Association, as Master Servicer and Securities Administrator, Deutsche Bank National Trust Company, as a custodian, Wells Fargo Bank, N.A., as a custodian and JPMorgan Chase Bank, National Association, as a custodian

Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Master Servicing and Trust Agreement (the "Trust Agreement"), the undersigned, as Custodian, for each Mortgage Loan listed in the Mortgage Loan Schedule for which the undersigned is specified as the Custodian (other than any Mortgage Loan listed in the attached exception report), it has received:

            (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

            (ii) except with respect to a MERS Loan, an executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Trust Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.



                                         [DEUTSCHE BANK NATIONAL TRUST
                                         COMPANY], [JPMORGAN CHASE BANK,
                                         NATIONAL ASSOCIATION][WELLS FARGO
                                         BANK, N.A.], not in its individual
                                         capacity, but solely as Custodian



                                         By:_________________________________
                                         Name:_______________________________
                                         Title:________________________________

                                   EXHIBIT F

                        FORM OF DOCUMENT CERTIFICATION
                       AND EXCEPTION REPORT OF CUSTODIAN

                                    [date]

[Depositor]

[Trustee]

______________________

______________________

            Re: Master Servicing and Trust Agreement, dated as of April 1, 2006, among GS Mortgage Securities Corp., as depositor, U.S. Bank National Association, as trustee, JPMorgan Chase Bank, as Master Servicer and Securities Administrator, Deutsche Bank National Trust Company, as a custodian, Wells Fargo Bank, N.A., as a custodian and JPMorgan Chase Bank, National Association, as a custodian

Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Master Servicing and Trust Agreement (the "Trust Agreement"), the undersigned, as Custodian, hereby certifies, subject to any exceptions listed on the exception report attached hereto, that as to each Mortgage Loan listed in the Mortgage Loan Schedule for which the undersigned is specified as the Custodian (other than any Mortgage Loan paid in full or listed on the attached exception report) it has received:

            (a) the original Mortgage Note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

            (b) the original Assignment of Mortgage in blank, unless the Mortgage Loan is a MERS Loan;

            (c) personal endorsement and/or guaranty agreements executed in connection with all non individual Mortgage Loans (corporations, partnerships, trusts, estates, etc. (if provided);

            (d) the related original Mortgage and evidence of its recording or a certified copy of the mortgage with evidence of recording;

            (e) except with respect to a MERS Loan, originals of any intervening Mortgage assignment or certified copies in either case evidencing recording; provided that the assignment may be in the form of a blanket assignment or assignments, a copy of which with evidence of recording shall be acceptable;

            (f) if provided, originals of all assumption, modification, agreements or certified copies thereof, in either case with evidence of recording if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not required, an original or copy of the agreement;

            (g) an original or copy of a title insurance policy, a certificate of title, or attorney's opinion of title and abstract of title;

            (h) to the extent applicable, (1) an original power of attorney, or a certified copy thereof, in either case with evidence of recordation if the document to which such power of attorney relates is recorded, and (2) if provided, an original or copy of any surety agreement or guaranty agreement;

            (i) for each Mortgage Loan with respect to which the Mortgagor's name as it appears on the note does not match the borrower's name on the mortgage loan schedule, one of the following: the original of the assumption agreement, or a certified copy thereof;

            (j) a security agreement, chattel mortgage or equivalent document executed in connection with the mortgage, if provided.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items 2, 8, 33 and 34 of the Mortgage Loan Schedule accurately reflects information set forth in the Custodial File.

            The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Trust Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.

                                       [DEUTSCHE BANK NATIONAL TRUST COMPANY],
                                       [JPMORGAN CHASE BANK, NATIONAL
                                       ASSOCIATION][WELLS FARGO BANK, N.A.]
                                       not in its individual capacity, but
                                       solely as Custodian



                                       By:_________________________________
                                       Name:_______________________________
                                       Title:________________________________

                                   EXHIBIT G

                      FORM OF RESIDUAL TRANSFER AFFIDAVIT

                        GSAA Home Equity Trust 2006-6,
                   Asset-Backed Certificates, Series 2006-6

STATE OF     )
             ) ss.:
COUNTY OF    )

            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class [R][RC][RX] Certificate (the "Certificate") issued pursuant to the Master Servicing and Trust Agreement (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), U.S. Bank National Association, as trustee (the "Trustee"), JPMorgan Chase Bank, as Master Servicer (in such capacity, the "Master Servicer") and Securities Administrator (in such capacity, the "Securities Administrator"), Deutsche Bank National Trust Company, as a custodian, Wells Fargo Bank, N.A., as a custodian and JPMorgan Chase Bank, National Association, as a custodian. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor, the Securities Administrator and the Trustee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass through entity an affidavit that such record holder is a Permitted Transferee and the pass through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Securities Administrator a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

            12. Check one of the following:

            |_| The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            |_| The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (iv) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (v) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (vi) the Transferee will transfer the Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (vii) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            |_| None of the above.

            13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of _______, 20__.



                                             ________________________________
                                             Print Name of Transferee



                                             By:______________________________
                                                Name:
                                                Title:

[Corporate Seal]

ATTEST:

_______________________________
[Assistant] Secretary

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ____ day of ________, 20__.



                                                          _____________________
                                                              NOTARY PUBLIC


                                                          My Commission expires
                                                          the __ day
                                                          of _________, 20__

                                   EXHIBIT H

                        FORM OF TRANSFEROR CERTIFICATE

            __________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

JPMorgan Chase Bank, National Association
[Address]

            Re: GSAA Home Equity Trust 2006-6, Asset-Backed Certificates Series 2006-6, Class [ ]
                  ------------------------

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.



                                            Very truly yours,



                                            __________________________________
                                            Print Name of Transferor


                                            By:
                                            Authorized Officer

                                   EXHIBIT I

            FORM OF RULE 144A LETTER

            ____________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

JPMorgan Chase Bank, National Association.
[Address]

            Re: GSAA Home Equity Trust 2006-6, Asset-Backed Certificates, Series 2006-6, Class [__]
                  -------------------------

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are purchasing a Class AV-1 Certificate, Class AF-2 Certificate, Class AF-3 Certificate, Class AF-4 Certificate, Class AF-5 Certificate, Class AF-6 Certificate, Class AF-7 Certificate, Class M-1 Certificate, Class M-2 Certificate, Class M-3 Certificate, Class M-4 Certificate, Class M-5 Certificate, Class M-6 Certificate, Class B-1, Class B-2, Class B-3 Certificate or Class B-4 Certificate, or we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such acquisition, or, with respect to a Class B-4, Class X Certificate or Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                          ANNEX 1 TO EXHIBIT I

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

            [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $___________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Broker-dealer. The Buyer is a dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934.

            ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks

-----------------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under
Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                     -----------------------------



                                     Print Name of Transferee


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                     Date:
                                          ----------------------------------

                                                          ANNEX 2 TO EXHIBIT I

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

            [For Transferees That are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ____ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
144A).

            ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                             ---------------------------------
                                             Print Name of Transferee



                                             By:
                                                -------------------------------
                                                Name:
                                                Title:




                                             IF AN ADVISER:



                                             ----------------------------------
                                             Print Name of Buyer


                                             Date:
                                                  -----------------------------

                                  EXHIBIT J-1

                       FORM OF PERFORMANCE CERTIFICATION
                               (Master Servicer)

            Re: Master Servicing and Trust Agreement, dated as of April 1, 2006 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), U.S. Bank, National Association, as trustee (the "Trustee"), JPMorgan Chase Bank, National Association, as master servicer (the "Master Servicer"), securities administrator and as a custodian (the "Securities Administrator"), Deutsche Bank National Trust Company, as a custodian and Wells Fargo Bank, N.A., as a custodian (each, a "Custodian").

            I, ________________________________, the _______________________
of [NAME OF COMPANY] (the "Company"), certify to the Depositor, and its officers, with the knowledge and intent that they will rely upon this certification, that:

                  (1) I have reviewed the servicer compliance statement of the
            Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were prepared and delivered by the Company to the Depositor and the Securities Administrator pursuant to the Agreement, and as may have been subsequently amended in a report, certification or document subsequently prepared and delivered by the Company (collectively, the "Company Servicing Information");

                  (2) Based on my knowledge, the Company Servicing
            Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

                  (3) Based on my knowledge, all of the Company Servicing
            Information required to be provided by the Company under the Agreement has been provided to the Depositor;

                  (4) I am responsible for reviewing the activities performed by the Company as a servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement or the Servicing Assessment, the Company has fulfilled its obligations under the Agreement; and

                  (5) The Compliance Statement required to be delivered by the
            Company pursuant to the Agreement and the Servicing Assessment required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Depositor. Any material instances of noncompliance have been disclosed in such reports.



                                                Date:   _______________________



                                                By: ___________________________
                                                Name:
                                                Title:

                                  EXHIBIT J-2

                       FORM OF PERFORMANCE CERTIFICATION
                          (Securities Administrator)

Re: Master Servicing and Trust Agreement, dated as of April 1, 2006 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), U.S. Bank, National Association, as trustee (the "Trustee"), JPMorgan Chase Bank, National Association, as master servicer (the "Master Servicer"), securities administrator and as a custodian (the "Securities Administrator"), Deutsche Bank National Trust Company, as a custodian and Wells Fargo Bank, N.A., as a custodian (each, a "Custodian").

            The Securities Administrator (the "Company"), certifies to the Depositor, and its officers, with the knowledge and intent that they will rely upon this certification, that:

            (1) The Securities Administrator has reviewed the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), all reports on Form 10-D containing statements to certificateholders filed in respect of the period included in the year covered by the annual report of the Trust Fund (collectively, the "Distribution Date Statements");

            (2) Assuming the accuracy and completeness of the information delivered to the Company by the Master Servicer as provided in the Agreement and subject to paragraph (4) below, the distribution information determined by the Company and set forth in the Distribution Date Statements contained in all Form 10-D's included in the year covered by the annual report of such Trust on Form 10-K for the calendar year 200[ ], is complete and does not contain any material misstatement of fact as of the last day of the period covered by such annual report;

            (3) Based solely on the information delivered to the Company by the Master Servicer as provided in the Agreement, (i) the distribution information required under the Agreement to be contained in the Trust Fund's Distribution Date Statements and (ii) the servicing information required to be provided by the Master Servicer to the Securities Administrator for inclusion in the Trust Fund's Distribution Date Statements, to the extent received by the Securities Administrator from the Master Servicer in accordance with the Agreement, is included in such Distribution Date Statements;

            (4) The Company is not certifying as to the accuracy, completeness or correctness of the information which it received from the Master Servicer and did not independently verify or confirm the accuracy, completeness or correctness of the information provided by the Master Servicer; and

            (5) The Servicing Assessment required to be provided by the Company pursuant to the Agreement, has been provided to the Depositor. Any material instances of noncompliance described in such report have been disclosed to the Depositor. Any


                                    J-2-1
      material instance of noncompliance with the Servicing Criteria has been disclosed in such report.



                                           Date:     _________________________



                                           By: ________________________________
                                                Name:
                                                Title:


                                    J-2-2

                                   EXHIBIT K

FORM OF SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE STATEMENT

            The assessment of compliance to be delivered by the [Master Servicer] [Securities Administrator] [Custodian] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Securities
Servicing Criteria                                                            Master Servicer      Administrator       Custodian
-----------------------------------------------------------------------------------------------------------------------------------
Reference               Criteria
-----------------------------------------------------------------------------------------------------------------------------------
                        General Servicing Considerations
-----------------------                                                      ------------------------------------------------------
                        Policies and procedures are instituted to monitor
                        any performance or other triggers and events of
                        default in accordance with the transaction
1122(d)(1)(i            agreements.
-----------------------                                                      ------------------------------------------------------
                        If any material servicing activities are outsourced to
                        third parties, policies and procedures are instituted
                        to monitor the third party's performance and
1122(d)(1)(ii)          compliance with such servicing activities.
-----------------------                                                      ------------------------------------------------------
                        Any requirements in the transaction agreements to
                        maintain a back-up servicer for the mortgage loans
1122(d)(1)(iii)         are maintained.
-----------------------                                                      ------------------------------------------------------
                        A fidelity bond and errors and omissions policy is
                        in effect on the party participating in the
                        servicing function throughout the reporting period
                        in the amount of coverage required by and
                        otherwise in accordance with the terms of the
1122(d)(1)(iv)          transaction agreements.                                      X
-----------------------                                                      ------------------------------------------------------
                        Cash Collection and Administration
-----------------------                                                      ------------------------------------------------------
                        Payments on mortgage loans are deposited into the
                        appropriate custodial bank accounts and related
                        bank clearing accounts no more than two business
                        days following receipt, or such other number of
1122(d)(2)(i)           days specified in the transaction agreements.                X                   X
-----------------------                                                      ------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Securities
Servicing Criteria                                                            Master Servicer      Administrator       Custodian
-----------------------------------------------------------------------------------------------------------------------------------
Reference               Criteria
-----------------------------------------------------------------------------------------------------------------------------------
                        Disbursements made via wire transfer on behalf of
                        an obligor or to an investor are made only by
1122(d)(2)(ii)          authorized personnel.                                        X                   X
-----------------------                                                      ------------------------------------------------------
                        Advances of funds or guarantees regarding
                        collections, cash flows or distributions, and any
                        interest or other fees charged for such advances,
                        are made, reviewed and approved as specified in
1122(d)(2)(iii)         the transaction agreements.                                  X
-----------------------                                                      ------------------------------------------------------
                        The related accounts for the transaction, such as
                        cash reserve accounts or accounts established as a
                        form of overcollateralization, are separately
                        maintained (e.g., with respect to commingling of
1122(d)(2)(iv)          cash) as set forth in the transaction agreements.            X                   X
-----------------------                                                      ------------------------------------------------------
                        Each custodial account is maintained at a federally
                        insured depository institution as set forth in the
                        transaction agreements. For purposes of this
                        criterion, "federally insured depository institution"
                        with respect to a foreign financial institution means
                        a foreign financial institution that meets the
                        requirements of Rule 13k-1(b)(1) of the Securities
1122(d)(2)(v)           Exchange Act.                                                X                   X(2)
-----------------------                                                      ------------------------------------------------------
                        Unissued checks are safeguarded so as to prevent
1122(d)(2)(vi           unauthorized access.
-----------------------                                                      ------------------------------------------------------
                        Reconciliations are prepared on a monthly basis
                        for all asset-backed securities related bank
                        accounts, including custodial accounts and related
                        bank clearing accounts. These reconciliations are
                        (A) mathematically accurate; (B) prepared within
                        30 calendar days after the bank statement cutoff
1122(d)(2)(vii)         date, or                                                     X                   X
-----------------------                                                      ------------------------------------------------------

--------------------
(2) For 1122(d)(2)(v) the Securities Administrator needs to provide only if it is a "custodial account" for purposes of these servicing criteria. Subject to further clarification from the Commission.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Securities
Servicing Criteria                                                            Master Servicer      Administrator       Custodian
-----------------------------------------------------------------------------------------------------------------------------------
Reference               Criteria
-----------------------------------------------------------------------------------------------------------------------------------
                        such other number of days specified in the transaction
                        agreements; (C) reviewed and approved by someone other
                        than the person who prepared the reconciliation; and
                        (D) contain explanations for reconciling items. These
                        reconciling items are resolved within 90 calendar days
                        of their original identification, or such other number
                        of days specified in the transaction agreements.
-----------------------                                                      ------------------------------------------------------
                        Investor Remittances and Reporting
-----------------------                                                      ------------------------------------------------------
                        Reports to investors, including those to be filed
                        with the Commission, are maintained in accordance
                        with the transaction agreements and applicable
                        Commission requirements. Specifically, such
                        reports (A) are prepared in accordance with
                        timeframes and other terms set forth in the
                        transaction agreements; (B) provide information
                        calculated in accordance with the terms specified
                        in the transaction agreements; (C) are filed with
                        the Commission as required by its rules and
                        regulations; and (D) agree with investors' or the
                        trustee's records as to the total unpaid principal
                        balance and number of mortgage loans serviced by
1122(d)(3)(i)           the Servicer.                                                X                   X
-----------------------                                                      ------------------------------------------------------
                        Amounts due to investors are allocated and remitted in
                        accordance with timeframes, distribution priority and
1122(d)(3)(ii)          other terms set forth in the transaction agreements.                             X
-----------------------                                                      ------------------------------------------------------
                        Disbursements made to an investor are posted within
                        two business days to the Servicer's investor records,
                        or such other number of days specified in the
1122(d)(3)(iii)         transaction agreements.                                                          X
-----------------------                                                      ------------------------------------------------------
                        Amounts remitted to investors per the investor
                        reports agree with cancelled checks, or other form
1122(d)(3)(iv)          of payment, or custodial bank                                                    X
-----------------------                                                      ------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Securities
Servicing Criteria                                                            Master Servicer      Administrator       Custodian
-----------------------------------------------------------------------------------------------------------------------------------
Reference               Criteria
-----------------------------------------------------------------------------------------------------------------------------------
                        statements.

                        Pool Asset Administration
-----------------------                                                      ------------------------------------------------------
                        Collateral or security on mortgage loans is
                        maintained as required by the transaction
1122(d)(4)(i)           agreements or related mortgage loan documents.                                                     X
-----------------------                                                      ------------------------------------------------------
                        Mortgage loan and related documents are
                        safeguarded as required by the transaction
1122(d)(4)(ii)          agreements.                                                                                        X
-----------------------                                                      ------------------------------------------------------
                        Any additions, removals or substitutions to the asset
                        pool are made, reviewed and approved in accordance
                        with any conditions or requirements in the transaction
1122(d)(4)(iii)         agreements.
-----------------------                                                      ------------------------------------------------------
                        Payments on mortgage loans, including any payoffs,
                        made in accordance with the related mortgage loan
                        documents are posted to the Servicer's obligor records
                        maintained no more than two business days after
                        receipt, or such other number of days specified in the
                        transaction agreements, and allocated to principal,
                        interest or other items (e.g., escrow) in accordance
1122(d)(4)(iv)          with the related mortgage loan documents.
-----------------------                                                      ------------------------------------------------------
                        The Servicer's records regarding the mortgage
                        loans agree with the Servicer's records with
1122(d)(4)(v)           respect to an obligor's unpaid principal balance.
-----------------------                                                      ------------------------------------------------------
                        Changes with respect to the terms or status of an
                        obligor's mortgage loans (e.g., loan modifications or
                        re-agings) are made, reviewed and approved by
                        authorized personnel in accordance with the
1122(d)(4)(vi)          transaction agreements and related pool asset
-----------------------                                                      ------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Securities
Servicing Criteria                                                            Master Servicer      Administrator       Custodian
-----------------------------------------------------------------------------------------------------------------------------------
Reference               Criteria
-----------------------------------------------------------------------------------------------------------------------------------
                        documents.
-----------------------                                                      ------------------------------------------------------
                        Loss mitigation or recovery actions (e.g., forbearance
                        plans, modifications and deeds in lieu of foreclosure,
                        foreclosures and repossessions, as applicable) are
                        initiated, conducted and concluded in accordance with
                        the timeframes or other requirements established by
1122(d)(4)(vii)         the transaction agreements.
-----------------------                                                      ------------------------------------------------------
                        Records documenting collection efforts are maintained
                        during the period a mortgage loan is delinquent in
                        accordance with the transaction agreements. Such
                        records are maintained on at least a monthly basis, or
                        such other period specified in the transaction
                        agreements, and describe the entity's activities in
                        monitoring delinquent mortgage loans including, for
                        example, phone calls, letters and payment rescheduling
                        plans in cases where delinquency is deemed
1122(d)(4)(viii)        temporary (e.g., illness or unemployment).
-----------------------                                                      ------------------------------------------------------
                        Adjustments to interest rates or rates of return for
                        mortgage loans with variable rates are computed based
1122(d)(4)(ix)          on the related mortgage loan documents.
-----------------------                                                      ------------------------------------------------------
                        Regarding any funds held in trust for an obligor (such
                        as escrow accounts): (A) such funds are analyzed, in
                        accordance with the obligor's mortgage loan documents,
                        on at least an annual basis, or such other period
                        specified in the transaction agreements; (B) interest
                        on such funds is paid, or credited, to obligors in
                        accordance with applicable mortgage loan documents and
                        state laws; and (C) such funds are returned to the
                        obligor within 30 calendar days of full repayment of
                        the related mortgage loans, or such other number of
1122(d)(4)(x)           days specified in the transaction
-----------------------                                                      ------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Securities
Servicing Criteria                                                            Master Servicer      Administrator       Custodian
-----------------------------------------------------------------------------------------------------------------------------------
Reference               Criteria
-----------------------------------------------------------------------------------------------------------------------------------
                        agreements.
-----------------------                                                      ------------------------------------------------------
                        Payments made on behalf of an obligor (such as tax or
                        insurance payments) are made on or before the related
                        penalty or expiration dates, as indicated on the
                        appropriate bills or notices for such payments,
                        provided that such support has been received by the
                        servicer at least 30 calendar days prior to these
                        dates, or such other number of days specified in
1122(d)(4)(xi)          the transaction agreements.
-----------------------                                                      ------------------------------------------------------
                        Any late payment penalties in connection with any
                        payment to be made on behalf of an obligor are paid
                        from the servicer's funds and not charged to the
                        obligor, unless the late payment was due to
1122(d)(4)(xii)         the obligor's error or omission.
-----------------------                                                      ------------------------------------------------------
                        Disbursements made on behalf of an obligor are posted
                        within two business days to the obligor's records
                        maintained by the servicer, or such other number of
1122(d)(4)(xiii)        days specified in the transaction agreements.
-----------------------                                                      ------------------------------------------------------
                        Delinquencies, charge-offs and uncollectible accounts
                        are recognized and recorded in accordance with the
1122(d)(4)(xiv)         transaction agreements.
-----------------------                                                      ------------------------------------------------------
                        Any external enhancement or other support,
                        identified in Item 1114(a)(1) through (3) or Item
                        1115 of Regulation AB, is maintained as set forth
1122(d)(4)(xv)          in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT L

                   FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:  U.S. Bank National Assoc.            Attention:  Document Custody Services
     1133 Rankin Suite 100                Receiving Unit
     EP-MN-TMZD                           FAX:  (651) 695-6100 or 695-6101
     St. Paul, MN 55116

RE: Custodial Agreement between U.S. Bank National Association, a custodian, and ___________________ as the company stated in the "agreement".

In connection with and pursuant to Section____________, of the agreement, we request the release and acknowledge of the custodial file for the mortgage loan described below, for the reason indicated:

FROM:  Servicer:__________________________________________, City/State_________

SERVICER LOAN #: ___________________________, U.S. BANK#______________________,

Deal Name: ____________________,

Mortgagor's Name: ______________________________ Original loan amount: ________

Property Address: ________________________________ Payment amount: ____________

City/State/Zip: _______________________________ Interest rate: ________________

REASON FOR REQUESTING DOCUMENTS (check one)

________1.  Loan paid in full

________2.  Loan in foreclosure

________3.  Loan being substituted

________4.  Loan being liquidated by company

________5.  Other (please explain) ____________________________________________

If box 1 or 4 above is checked, and if all or part of the Custodial File was previously released to us, then please provide a copy of the previous release request (RR) to us as well as any additional documents in your possession relating to the above specified mortgage loan.

If box 2 or 5 above is checked, then upon our return to you as custodian, all of the documents for the above specified mortgage loan, please acknowledge your receipt by signing in the space indicated below, and returning this form to us.

COMPANY NAME:____________________________________________PHONE#________________

AUTHORIZED SIGNER: ____________________________________________________________

NAME(TYPED):_______________________________________________DATE:_______________

PHONE #:_____________________________________________________ DATE:____________

PLEASE MAIL DOCUMENTS BACK TO:
______________________________________________________________________________
____________________________________________________________________

                                  EXHIBIT L-1

                   FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:  Deutsche Bank National Trust Company
     1761 East St. Andrew Place,
     Santa Ana, California 92705
     Attention: Mortgage Custody - GS06AC

RE: Master Servicing and Trust Agreement, dated as of April 1, 2006 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), U.S. Bank National Association, as trustee (in such capacity, the "Trustee") and as a custodian, JPMorgan Chase Bank, National Association, and Deutsche Bank National Trust Company, each as a custodian, and Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer"), securities administrator (in such capacity, the "Securities Administrator") and custodian.

In connection with and pursuant to Section____________, of the agreement, we request the release and acknowledge of the custodial file for the mortgage loan described below, for the reason indicated below. Further, any payments received by the Servicer in connection with this request for release have been deposited in the Distribution Account for the benefit of the Trust:

FROM:  Servicer:__________________________________________, City/State_________

SERVICER LOAN #: ___________________________, DEUTSCHE BANK#__________________,

Deal Name: ____________________,

Mortgagor's Name: ______________________________ Original loan amount: ________

Property Address: ________________________________ Payment amount: ____________

City/State/Zip: _______________________________ Interest rate: ________________

REASON FOR REQUESTING DOCUMENTS (check one)

________1.  Loan paid in full

________2.  Loan in foreclosure

________3.  Loan being substituted

________4.  Loan being liquidated by company

________5.  Other (please explain) ____________________________________________

If box 1 or 4 above is checked, and if all or part of the Custodial File was previously released to us, then please provide a copy of the previous release request (RR) to us as well as any additional documents in your possession relating to the above specified mortgage loan.

If box 2 or 5 above is checked, then upon our return to you as custodian, all of the documents for the above specified mortgage loan, please acknowledge your receipt by signing in the space indicated below, and returning this form to us.

COMPANY NAME:____________________________________________PHONE#________________

AUTHORIZED SIGNER: ____________________________________________________________

NAME(TYPED):_______________________________________________DATE:_______________

PHONE #:_____________________________________________________ DATE:____________

PLEASE MAIL DOCUMENTS BACK TO:
______________________________________________________________________________
____________________________________________________________________

                                  EXHIBIT L-2

                   FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:      JPMorgan Chase Bank, National Association
         2220 Chemsearch Blvd., Suite 150,
         Irving, Texas 75062

RE: Master Servicing and Trust Agreement, dated as of April 1, 2006 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), U.S. Bank National Association, as trustee (in such capacity, the "Trustee") and as a custodian, JPMorgan Chase Bank, National Association, and Deutsche Bank National Trust Company, each as a custodian, and Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer"), securities administrator (in such capacity, the "Securities Administrator") and custodian.

In connection with and pursuant to Section____________, of the agreement, we request the release and acknowledge of the custodial file for the mortgage loan described below, for the reason indicated below. Further, any payments received by the Servicer in connection with this request for release have been deposited in the Distribution Account for the benefit of the Trust:

FROM:  Servicer:__________________________________________, City/State_________

SERVICER LOAN #: ___________________________, JPMORGAN BANK#__________________,

Deal Name: ____________________,

Mortgagor's Name: ______________________________ Original loan amount: ________

Property Address: ________________________________ Payment amount: ____________

City/State/Zip: _______________________________ Interest rate: ________________

REASON FOR REQUESTING DOCUMENTS (check one)

________1.  Loan paid in full

________2.  Loan in foreclosure

________3.  Loan being substituted

________4.  Loan being liquidated by company

________5.  Other (please explain) ____________________________________________

If box 1 or 4 above is checked, and if all or part of the Custodial File was previously released to us, then please provide a copy of the previous release request (RR) to us as well as any additional documents in your possession relating to the above specified mortgage loan.

If box 2 or 5 above is checked, then upon our return to you as custodian, all of the documents for the above specified mortgage loan, please acknowledge your receipt by signing in the space indicated below, and returning this form to us.

COMPANY NAME:____________________________________________PHONE#________________

AUTHORIZED SIGNER: ____________________________________________________________

NAME(TYPED):_______________________________________________DATE:_______________

PHONE #:_____________________________________________________ DATE:____________

PLEASE MAIL DOCUMENTS BACK TO:
______________________________________________________________________________
____________________________________________________________________

                                  EXHIBIT L-3

                   FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:      Wells Fargo Bank, N. A.
         1015 10th Ave SE
         Minneapolis, MN 55414
         Attn:  GSAA 2006-6

RE: Master Servicing and Trust Agreement, dated as of April 1, 2006 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), U.S. Bank National Association, as trustee (in such capacity, the "Trustee") and as a custodian, JPMorgan Chase Bank, National Association, and Deutsche Bank National Trust Company, each as a custodian, and Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer"), securities administrator (in such capacity, the "Securities Administrator") and custodian.

In connection with and pursuant to Section____________, of the agreement, we request the release and acknowledge of the custodial file for the mortgage loan described below, for the reason indicated below. Further, any payments received by the Servicer in connection with this request for release have been deposited in the Distribution Account for the benefit of the Trust:

FROM:  Servicer:__________________________________________, City/State_________

SERVICER LOAN #: ___________________________, JPMORGAN BANK#__________________,

Deal Name: ____________________,

Mortgagor's Name: ______________________________ Original loan amount: ________

Property Address: ________________________________ Payment amount: ____________

City/State/Zip: _______________________________ Interest rate: ________________

REASON FOR REQUESTING DOCUMENTS (check one)

________1.  Loan paid in full

________2.  Loan in foreclosure

________3.  Loan being substituted

________4.  Loan being liquidated by company

________5.  Other (please explain) ____________________________________________

If box 1 or 4 above is checked, and if all or part of the Custodial File was previously released to us, then please provide a copy of the previous release request (RR) to us as well as any additional documents in your possession relating to the above specified mortgage loan.

If box 2 or 5 above is checked, then upon our return to you as custodian, all of the documents for the above specified mortgage loan, please acknowledge your receipt by signing in the space indicated below, and returning this form to us.

COMPANY NAME:____________________________________________PHONE#________________

AUTHORIZED SIGNER: ____________________________________________________________

NAME(TYPED):_______________________________________________DATE:_______________

PHONE #:_____________________________________________________ DATE:____________

PLEASE MAIL DOCUMENTS BACK TO:
______________________________________________________________________________
____________________________________________________________________

                                   EXHIBIT M

  Master Mortgage Loan Purchase Agreement, dated as of July 1, 2004, between Countrywide Home Loans, Inc. and Goldman Sachs Mortgage Company, as amended by
                               Amendment Reg AB

 [See Exhibit 99.9 to Form 8-K/A filed with the Commission on March 13, 2006,
                      Accession No. 0000905148-06-002297]

                                   EXHIBIT N

   Mortgage Loan Sale and Servicing Agreement, among American Home Mortgage Corp., American Home Mortgage Servicing, Inc. and Goldman Sachs Mortgage
                     Company, dated as of December 1, 2005

                                                                     Exhibit N



                                                                EXECUTION COPY

------------------------------------------------------------------------------

                  MORTGAGE LOAN SALE AND SERVICING AGREEMENT



                                    between



                         AMERICAN HOME MORTGAGE CORP.,
                                  as Seller,



                    AMERICAN HOME MORTGAGE SERVICING, INC.,
                                 as Servicer,



                                      and



                        GOLDMAN SACHS MORTGAGE COMPANY,
                                 as Purchaser



                         Dated as of December 1, 2005

                                 Conventional,
                          Fixed and Adjustable Rate,
                          Residential Mortgage Loans

------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----


SECTION 1.   DEFINITIONS......................................................1

SECTION 2.   PURCHASE AND CONVEYANCE.........................................17

SECTION 3.   MORTGAGE LOAN SCHEDULE..........................................18

SECTION 4.   PURCHASE PRICE..................................................18

SECTION 5.   EXAMINATION OF MORTGAGE FILES...................................18

SECTION 6.   DELIVERY OF MORTGAGE LOAN DOCUMENTS.............................19

      Subsection 6.01     Possession of Mortgage Files.......................19
      Subsection 6.02     Books and Records..................................19
      Subsection 6.03     Delivery of Mortgage Loan Documents................20
      Subsection 6.04     MERS Designated Loans..............................21

SECTION 7.   REPRESENTATIONS, WARRANTIES AND COVENANTS; REMEDIES FOR BREACH..21

      Subsection 7.01     Representations and Warranties Regarding
                          Individual Mortgage Loans...........................21
      Subsection 7.02     Seller and Servicer Representations.................31
      Subsection 7.03     Remedies for Breach of Representations and
                          Warranties..........................................31

SECTION 8.   CLOSING..........................................................31

SECTION 9.   CLOSING DOCUMENTS................................................31

SECTION 10.  COSTS............................................................31

SECTION 11.  ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS...............31

      Subsection 11.01    Servicer to Act as Servicer.........................31
      Subsection 11.02    Liquidation of Mortgage Loans.......................31
      Subsection 11.03    Collection of Mortgage Loan Payments................31
      Subsection 11.04    Establishment of Custodial Account; Deposits in
                          Custodial Account...................................31

      Subsection 11.05    Withdrawals From the Custodial Account..............31
      Subsection 11.06    Establishment of Escrow Account; Deposits in
                          Escrow Account......................................31
      Subsection 11.07    Withdrawals From Escrow Account.....................31
      Subsection 11.08    Payment of Taxes, Insurance and Other Charges;
                          Collections Thereunder..............................31
      Subsection 11.09    Transfer of Accounts................................31
      Subsection 11.10    Maintenance of Hazard Insurance.....................31
      Subsection 11.11    Fidelity Bond; Errors and Omissions Insurance.......31
      Subsection 11.12    Title, Management and Disposition of REO Property...31
      Subsection 11.13    Servicing Compensation..............................31
      Subsection 11.14    Distributions.......................................31
      Subsection 11.15    Statements to the Purchaser.........................31
      Subsection 11.16    Advances by the Servicer............................31
      Subsection 11.17    Assumption Agreements...............................31
      Subsection 11.18    Satisfaction of Mortgages and Release of Mortgage
                          Files...............................................31
      Subsection 11.19    Annual Statement as to Compliance...................31
      Subsection 11.20    Annual Independent Public Accountants' Servicing
                          Report or Attestation...............................31
      Subsection 11.21    Servicer Shall Provide Access and Information as
                          Reasonably Required.................................31
      Subsection 11.22    Transfer of Servicing...............................31
      Subsection 11.23    Notification of Maturity Date.......................31
      Subsection 11.24    Notification of Adjustments.........................31

SECTION 12.  THE SERVICER.....................................................31

      Subsection 12.01    Indemnification; Third Party Claims.................31
      Subsection 12.02    Merger or Consolidation of the Seller and the
                          Servicer............................................31
      Subsection 12.03    Limitation on Liability of the Servicer and Others..31
      Subsection 12.04    Seller and Servicer Not to Resign...................31

SECTION 13.  DEFAULT..........................................................31

      Subsection 13.01    Events of Default...................................31
      Subsection 13.02    Waiver of Defaults..................................31

SECTION 14.  TERMINATION......................................................31

      Subsection 14.01    Termination.........................................31
      Subsection 14.02    Termination of the Servicer Without Cause...........31
      Subsection 14.03    Successors to the Servicer..........................31

SECTION 15.  COOPERATION OF SELLER WITH A RECONSTITUTION......................31

SECTION 16.  NOTICES..........................................................31

SECTION 17.  SEVERABILITY CLAUSE..............................................31

SECTION 18.  NO PARTNERSHIP...................................................31

SECTION 19.  COUNTERPARTS.....................................................31

SECTION 20.  GOVERNING LAW JURISDICTION; CONSENT TO SERVICE OF PROCESS........31

SECTION 21.  MANDATORY DELIVERY; GRANT OF SECURITY INTEREST...................31

SECTION 22.  INTENTION OF THE PARTIES.........................................31

SECTION 23.  SUCCESSORS AND ASSIGNS...........................................31

SECTION 24.  WAIVERS..........................................................31

SECTION 25.  EXHIBITS.........................................................31

SECTION 26.  GENERAL INTERPRETIVE PRINCIPLES..................................31

SECTION 27.  REPRODUCTION OF DOCUMENTS........................................31

SECTION 28.  AMENDMENT........................................................31

SECTION 29.  CONFIDENTIALITY..................................................31

SECTION 30.  ENTIRE AGREEMENT.................................................31

SECTION 31.  FURTHER AGREEMENTS...............................................31

SECTION 32.  NO SOLICITATION..................................................31

SECTION 33.  WAIVER OF JURY TRIAL.............................................31

SECTION 34.  COMPLIANCE WITH REGULATION AB....................................31

      Subsection 34.01    (a) Intent of the Parties; Reasonableness...........31
      Subsection 34.02    Additional Representations and Warranties of the
                          Seller and the Servicer.............................31
      Subsection 34.03    Information to Be Provided by the Seller and the
                          Servicer............................................31

      Subsection 34.04    Servicer Compliance Statement.......................31
      Subsection 34.05    Report on Assessment of Compliance and Attestation..31
      Subsection 34.06    Use of Subservicers and Subcontractors..............31
      Subsection 34.07    Indemnification; Remedies...........................31
      Subsection 34.08    Loan Performance Information........................31

                                   EXHIBITS

EXHIBIT 1    MORTGAGE LOAN DOCUMENTS
EXHIBIT 2    CONTENTS OF EACH MORTGAGE FILE
EXHIBIT 3    FORM OF INDEMNIFICATION AND CONTRIBUTION AGREEMENT
EXHIBIT 4    FORM OF CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT 5    FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT 6    FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT 7    FORM OF ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT 8    SELLER'S UNDERWRITING GUIDELINES
EXHIBIT 9    REQUIRED FIELDS OF MONTHLY REMITTANCE REPORT
EXHIBIT 10   FORM OF SELLER'S OFFICER'S CERTIFICATE
EXHIBIT 11   FORM OF OPINION OF COUNSEL TO THE SELLER
EXHIBIT 12   FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT 13   FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT 14   FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT
EXHIBIT 15   FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT
EXHIBIT 16   FORM OF ANNUAL CERTIFICATION
EXHIBIT 17   SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

                  MORTGAGE LOAN SALE AND SERVICING AGREEMENT

            THIS MORTGAGE LOAN SALE AND SERVICING AGREEMENT (the "Agreement"), dated as of December 1, 2005 is hereby executed by and between GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership (the "Purchaser"), and AMERICAN HOME MORTGAGE CORP., a New York corporation (the "Seller") and American Home Mortgage Servicing, Inc., a Maryland corporation (the "Servicer").

                             W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, certain conventional fixed and adjustable rate residential first-lien mortgage loans (the "Mortgage Loans") on a servicing-retained basis as described herein, and which shall be delivered in pools of whole loans (each, a "Mortgage Loan Package") on various dates as provided herein (each, a "Closing Date");

            WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package;

            WHEREAS, the Purchaser, the Seller and the Servicer wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and

            WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction.

            NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Seller and the Servicer agree as follows:

            Section 1. Definitions. For purposes of this Agreement, the following capitalized terms shall have the respective meanings set forth below.

            Accepted Servicing Procedures: Procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account that are similar to the Mortgage Loans and which are in accordance with accepted mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions where the related Mortgaged Properties are located.

            Adjustable Rate Mortgage Loan: A Mortgage Loan purchased pursuant to this Agreement, the Mortgage Interest Rate of which is adjusted from time to time in accordance with the terms of the related Mortgage Note.

            Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

            Agreement: This Mortgage Loan Sale and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

            ALTA: The American Land Title Association.

            Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by a Qualified Appraiser and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by a Qualified Appraiser.

            Assignment and Conveyance Agreement: As defined in Section 2.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form and in blank, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

            Balloon Mortgage Loan: Any Mortgage Loan (a) that requires only payments of interest until the stated maturity date of the Mortgage Loan or
(b) for which Monthly Payments of principal (not including the payment due on its stated maturity date) are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by the stated maturity date of the Mortgage Loan.

            Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the state in which (i) the Servicer is located or (ii) the Custodial Account is maintained, are authorized or obligated by law or executive order to be closed.

            Cash-Out Refinance: A Refinanced Mortgage Loan in which the proceeds received were in excess of the amount of funds required to repay the principal balance of any existing first mortgage on the related Mortgaged Property, pay related closing costs and satisfy any outstanding subordinate mortgages on the related Mortgaged Property and which provided incidental cash to the related Mortgagor of more than 1% of the original principal balance of such Mortgage Loan.

            Closing Date: The date or dates on which the Purchaser from time to time shall purchase, and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            Closing Documents: The documents required to be delivered on each Closing Date pursuant to Section 9.

            CLTA: The California Land Title Association.

            Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

            Commission: The United States Securities and Exchange Commission.

            Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of condemnation or the right of eminent domain, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Co-op: A private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Co-op Lease.

            Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

            Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

            Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

            Custodial Account: As defined in Subsection 11.04.

            Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents. If more than one Custodial Agreement is in effect at any given time, all of the individual Custodial Agreements shall collectively be referred to as the "Custodial Agreement."

            Custodian: Deutsche Bank National Trust Company, a national banking association, and its successors in interest, or any successor to the Custodian under the Custodial Agreement as therein provided.

            Cut-off Date: The date or dates designated as such on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            Cut-off Date Principal Balance: The aggregate Stated Principal Balance of the Mortgage Loans as of the applicable Cut-off Date which is determined after the application, to the reduction of principal, of payments of principal due on or before such Cut-off Date, whether or not collected, and of partial principal prepayments received before such Cut-off Date.

            Deleted Mortgage Loan: A Mortgage Loan that is repurchased or to be repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

            Delinquent Mortgage Loans: As defined in Subsection 11.01.

            Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

            Determination Date: With respect to each Remittance Date, the 15th day (or, if such 15th day is not a Business Day, the following Business Day) of the month in which such Remittance Date occurs.

            Due Date: With respect to each Remittance Date, the first day of the calendar month in which such Remittance Date occurs, which is the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to each Remittance Date and any Mortgage Loan, the period beginning on the second day of the month preceding such Remittance Date through and including the first day of the month in which such Remittance Date occurs.

            Eligible Investments: Any one or more of the following obligations or securities:

            (a) obligations of or guaranteed as to principal and interest by Freddie Mac, Fannie Mae or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided, however, that such obligations of Freddie Mac or Fannie Mae shall be limited to senior debt obligations and mortgage participation certificates except that investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages shall not constitute Eligible Investments hereunder;

            (b) repurchase agreements on obligations specified in clause (a) maturing not more than one month from the date of acquisition thereof;

            (c) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than ninety

(90) days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than thirty (30) days) denominated in United States dollars of any United States depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company;

            (d) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "P-2" by Moody's Investors Service, Inc. and rated not lower than "A-2" by Standard & Poor's; and

            (e) a money market fund;

provided, however, that no instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Escrow Account: As defined in Subsection 11.06.

            Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the Mortgage or any other document.

            Event of Default: Any one of the conditions or circumstances enumerated in Subsection 13.01.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Fannie Mae: The Federal National Mortgage Association or any successor thereto.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide, as amended or restated from time to time.

            Fannie Mae Transfer: As defined in Section 15.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

            Fidelity Bond: The fidelity bond required to be obtained by the Servicer pursuant to Subsection 11.11.

            FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

            Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Freddie Mac Transfer: As defined in Section 15.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

            High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a "high cost home," "threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term was defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

            Home Loan: A Mortgage Loan categorized as a Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

            HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to Mortgage Insurance issued by the FHA. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

            Index: The index indicated in the related Mortgage Note for each Adjustable Rate Mortgage Loan.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

            Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

            Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the term of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

            Liquidation Proceeds: The proceeds received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, other than amounts received following the acquisition of REO Property, Insurance Proceeds and Condemnation Proceeds.

            Loan-to-Value Ratio: With respect to any Mortgage Loan, as of any date of determination, the ratio (expressed as a percentage) the numerator of which is the outstanding principal balance of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated), and the denominator of which is the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

            LPMI Fee: With respect to each Mortgage Loan which has an LPMI Policy, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

            LPMI Loan: Any Mortgage Loan with respect to which Servicer is responsible for paying the premium due on the related LPMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

            LPMI Policy: A policy of primary mortgage guaranty insurance issued by an insurer acceptable under the Underwriting Guidelines and qualified to do business in the jurisdiction where the Mortgaged Property is located, pursuant to which the related premium is to be paid by the Servicer of the related Mortgage Loan from payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule.

            LTV: Loan-to-Value Ratio.

            Manufactured Home: A single family residential unit that is constructed in a factory in sections in accordance with the Federal Manufactured Home Construction and Safety Standards adopted on June 15, 1976, by the Department of Housing and Urban Development ("HUD Code"), as amended in 2000, which preempts state and local building codes. Each unit is identified by the presence of a HUD Plate/Compliance Certificate label. The sections are then transported to the site and joined together and affixed to a pre-built permanent foundation (which satisfies the manufacturer's requirements and all state, county, and local building codes and regulations). The manufactured home is built on a non-removable, permanent frame chassis that supports the complete unit of walls, floors, and roof. The underneath part of the home may have running gear (wheels, axles, and brakes) that enable it to be transported to the permanent site. The wheels and hitch are removed prior to anchoring the unit to the permanent foundation. The manufactured home must be classified as real estate and taxed accordingly. The permanent foundation may be on land owned by the mortgager or may be on leased land.

            MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and its successors in interest.

            MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with the MERS Procedures Manual and (b) the Seller has designated or will designate the Purchaser as the Investor on the MERS System.

            MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

            MERS System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            Monthly Payment: With respect to any Mortgage Loan, the scheduled payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

            Mortgage: With respect to a Mortgage Loan that is not a Co-op Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on the Mortgaged Property. With respect to a Co-op Loan, the Security Agreement.

            Mortgage File: With respect to any Mortgage Loan, the Mortgage Loan Documents and the items listed in Exhibit 2 hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

            Mortgage Loan: Each mortgage loan sold, assigned and transferred pursuant to this Agreement and identified on the applicable Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

            Mortgage Loan Documents: With respect to any Mortgage Loan, the documents listed in Exhibit 1 hereto.

            Mortgage Loan Package: Each pool of Mortgage Loans, which shall be purchased by the Purchaser from the Seller from time to time on each Closing Date.

            Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest payable to the Purchaser, which shall be equal to the related Mortgage Interest Rate minus the related Servicing Fee Rate.

            Mortgage Loan Schedule: The schedule of Mortgage Loans setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the social security number of the Mortgagor; (4) a code indicating whether the Mortgagor's race and/or ethnicity is (i) native American or Alaskan native, (ii) Asian/Pacific islander, (iii) African American, (iv) white, (v) Hispanic or Latino, (vi) other minority,
(vii) not provided by the Mortgagor, (viii) not applicable (if the Mortgagor is an entity) and (ix) unknown or missing; (5) the street address of the Mortgaged Property including the city, state and zip code; (6) a code indicating whether the Mortgagor is self-employed; (7) a code indicating whether the Mortgaged Property is owner-occupied, investment property or a second home; (8) a code indicating the number and type of residential units constituting the Mortgaged Property (e.g. single family residence, two-family residence, three-family residence, four-family residence, multifamily residence, condominium, manufactured housing, mixed-use property, raw land and other non-residential properties, planned unit development or cooperative stock in a cooperative housing corporation); (9) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (10) the Loan-to-Value Ratio at origination; (11) the Mortgage Interest Rate as of the related Cut-off Date; (12) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, the Due Date; (13) the stated maturity date; (14) the amount of the Monthly Payment as of the related Cut-off Date; (15) the last payment date on which a payment was actually applied to the outstanding principal balance; (16) the schedule of the payment delinquencies in the prior 12 months; (17) the original principal amount of the Mortgage Loan; (18) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (19) whether the

Mortgage Loan has Monthly Payments that are interest-only for a period of time, and the interest-only period, if applicable; (20) with respect to each Mortgage Loan with a second lien behind it, the combined principal balance of the Mortgage Loan and the applicable second lien loan, as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (21) a code indicating whether there is a simultaneous second; (22) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date; (23) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (24) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (25) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index, including the methodology for rounding (e.g. rounded upward, if necessary, to the nearest ten thousandth (.0001)) and the applicable time frame for determining the Index; (26) the product type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate); (27) a code indicating the purpose of the loan (i.e., purchase, Rate/Term Refinance or Cash-Out Refinance); (28) a code indicating the documentation style (i.e. no documents, full, alternative, reduced, no income/no asset, stated income, no ration, reduced or NIV); (29) asset verification (Y/N); (30) the loan credit classification (as described in the Underwriting Guidelines); (31) whether such Mortgage Loan provides for a Prepayment Penalty; (32) the Prepayment Penalty period of such Mortgage Loan, if applicable; (33) a description of the Prepayment Penalty, if applicable; (34) the Mortgage Interest Rate as of origination; (35) the credit risk score (FICO score); (36) the date of origination; (37) with respect to Adjustable Rate Mortgage Loans, the Mortgage Interest Rate adjustment period; (38) with respect to Adjustable Rate Mortgage Loans, the Mortgage Interest Rate adjustment percentage; (39) with respect to Adjustable Rate Mortgage Loans, the Mortgage Interest Rate floor; (40) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (41) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap as of the first Interest Rate Adjustment Date; (42) with respect to each Adjustable Rate Mortgage Loan, a code indicating whether the Mortgage Loan provides for negative amortization; (43) a code indicating whether the Mortgage Loan has negative amortization and the maximum of such negative amortization; (44) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan; (45) a code indicating whether the Mortgage Loan by its original terms or any modifications thereof provides for amortization beyond its scheduled maturity date; (46) the original Monthly Payment due; (47) the Appraised Value; (48) appraisal type; (49) appraisal date (50) a code indicating whether the Mortgage Loan is covered by a PMI Policy and, if so, identifying the PMI Policy provider; (51) the certificate number of the PMI Policy, if applicable; (52) the amount of coverage of the PMI Policy, if applicable; (53) in connection with a condominium unit, a code indicating whether the condominium project where such unit is located is low-rise or high-rise; (54) a code indicating whether the Mortgaged Property is a leasehold estate; (55) with respect to the related Mortgagor, the debt-to-income ratio; (56) sales price; (57) automated valuation model (AVM);
(58) a code indicating whether the Mortgage Loan is a MERS Designated Mortgage Loan and the MERS Identification Number, if applicable; (59) a field indicating whether such Mortgage Loan is a Home Loan; (60) the DU or LP number, if applicable; and (61) a code indicating if the Mortgage Loan is a High Cost Loan or Home Loan as such terms are defined in the then current Standard & Poor's Glossary. With respect to the Mortgage Loans in the aggregate, the related Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans;
(2) the current aggregate outstanding principal balance of the Mortgage Loans;
(3) the weighted average Mortgage Interest Rate of the Mortgage Loans; (4) the weighted average maturity of the

Mortgage Loans; (5) the average principal balance of the Mortgage Loans; (6) the applicable Cut-off Date; and (7) the applicable Closing Date.

            Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor, including any riders or addenda thereto.

            Mortgaged Property: With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgagor's real property securing repayment of a related Mortgage Note, consisting of an unsubordinated estate in fee simple or, with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate, in a single parcel or multiple parcels of real property improved by a Residential Dwelling. With respect to a Co-op Loan, the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

            Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

            Mortgagor: The obligor on a Mortgage Note, who is an owner of the Mortgaged Property and the grantor or mortgagor named in the Mortgage and such grantor's or mortgagor's successors in title to the Mortgaged Property.

            NAIC: The National Association of Insurance Commissioners or any successor thereto.

            OCC: Office of the Comptroller of the Currency, or any successor thereto.

            Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, a President or a Vice President and by the Treasurer, the Secretary, or one of the Assistant Treasurers or the Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

            Opinion of Counsel: A written opinion of counsel, who may be an employee of the Seller or the Servicer, reasonably acceptable to the Purchaser.

            OTS: The Office of Thrift Supervision or any successor thereto.

            Owner: As defined in Subsection 11.12.

            P&I Advance: As defined in Subsection 11.16.

            Payment Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which an adjustment to the Monthly Payment on a Mortgage Note becomes effective.

            Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each

Adjustable Rate Mortgage Loan is the rate set forth as such on the related Mortgage Loan Schedule.

            Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect.

            Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

            PMI Policy: A policy of primary mortgage guaranty insurance issued by an insurer acceptable under the Underwriting Guidelines and qualified to do business in the jurisdiction where the Mortgaged Property is located.

            Preliminary Mortgage Schedule: As defined in Section 3.

            Prepayment Penalty: With respect to each Mortgage Loan, the amount of any premium or penalty required to be paid by the Mortgagor if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

            Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Northeast edition).

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty thereon, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans purchased on such Closing Date as calculated in Section 4 of this Agreement.

            Purchase Price and Terms Agreement: Each of those certain agreements setting forth the general terms and conditions of the purchase and sale of the Mortgage Loans to be purchased from time to time hereunder, each by and between the Seller and the Purchaser.

            Purchase Price Percentage: The percentage of par (expressed as decimal) set forth in the related Purchase Price and Terms Agreement.

            Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, or any successor to the Purchaser under this Agreement as herein provided.

            Qualified Appraiser: An appraiser, duly appointed by the originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfied the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

            Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller's own account or
(y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

            Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, be approved by the Purchaser and (i) have an unpaid principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the unpaid principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by the Seller in the month of substitution); (ii) have a Mortgage Interest Rate not less than and not more than one percent (1%) greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one (1) year less than that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Mortgage Interest Rate Cap and Index); (v) comply as of the date of substitution with each representation and warranty set forth in Subsection 7.01 of this Agreement; (vi) be current in the payment of principal and interest; (vii) be secured by a Mortgaged Property of the same type and occupancy status as secured the Deleted Mortgage Loan; and (viii) have payment terms that do not vary in any material respect from those of the Deleted Mortgage Loan.

            Rate/Term Refinance: A Refinanced Mortgage Loan, in which the proceeds received were not in excess of the amount of funds required to repay the principal balance of any existing first mortgage loan on the related Mortgaged Property, pay related closing costs and satisfy any outstanding subordinate mortgages on the related Mortgaged Property and did not provide incidental cash to the related Mortgagor of more than one percent (1%) of the original principal balance of such Mortgage Loan.

            Reconstitution: Any Securitization Transaction or Whole Loan
Transfer.

            Reconstitution Agreement: As defined in Section 15.

            Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

            Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Remittance Date: No later than 1:00 p.m. New York time on the 18th day of any month (or, if such 18th day is not a Business Day, the following Business Day).

            REO Disposition: The final sale by the Servicer of an REO
Property.

            REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Subsection 11.12.

            REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed in lieu of foreclosure, as described in Subsection 11.12.

            Repurchase Price: With respect to any Mortgage Loan, a price equal to the sum of: (i) the unpaid principal balance of such Mortgage Loan, (ii) accrued interest on such unpaid principal balance at the applicable Mortgage Interest Rate from the applicable Cut-off Date through the last day of the month in which such repurchase takes place, (iii) the amount of any outstanding advances owed to any servicer if the Seller is not the Servicer, and (iv) all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder.

            Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, or (iv) a one-family dwelling in a planned unit development, none of which is a co-operative, mobile or Manufactured Home.

            Securities Act: The federal Securities Act of 1933, as amended.

            Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or
(2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

            Security Agreement: The agreement creating a security interest in the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

            Seller: As defined in the initial paragraph of this Agreement, together with its successors in interest.

            Servicer: As defined in the initial paragraph of this Agreement, together with its successors and assigns as permitted under the terms of this Agreement.

            Servicer Information: As defined in Subsection 34.07(a).

            Servicing Advances: All customary, reasonable and necessary out-of-pocket costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, and (iv) payments made by the Servicer with respect to a Mortgaged Property pursuant to Subsection 11.08.

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

            Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Servicer, which shall, for each month, be equal to one-twelfth of (i) the product of the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed, and if the Servicer is terminated or resigns hereunder shall be pro rated (based upon the number of days of the related month the Servicer so acted as Servicer relative to the number of days in that month) for each part thereof. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Subsection 11.05) of related Monthly Payments collected by the Servicer, or as otherwise provided under Subsection 11.05.

            Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate set forth in the applicable Purchase Price and Terms Agreement.

            Servicing File: With respect to each Mortgage Loan, the portion of the Mortgage File, excluding the Mortgage Loan Documents, retained by the Servicer pursuant to the terms of this Agreement.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Purchaser by the Servicer, as such list may be amended from time to time.

            Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and any successor thereto.

            Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time.

            Stated Principal Balance: As to each Mortgage Loan as to any date of determination, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal, or advances in lieu thereof on such Mortgage Loan.

            Static Pool Information: Static pool information as described in
Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

            Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Seller or a Subservicer.

            Subservicer: Any Person that services Mortgage Loans on behalf of the Seller or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Seller under this Agreement or any Reconstitution Agreement that are identified in
Item 1122(d) of Regulation AB.

            Successor Servicer: Any servicer of one or more Mortgage Loans designated by the Purchaser as being entitled to the benefits of the indemnifications set forth in Subsections 7.03 and 12.01.

            Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

            Transaction Servicer: As defined in Subsection 34.03(c).

            Transfer Date: In the event the Servicer is terminated as servicer of a Mortgage Loan pursuant to Subsections 12.04, 13.01, 14.01(c) or 14.02, the date on which the Purchaser, or its designee, shall receive the transfer of servicing responsibilities and begin to perform the servicing of such Mortgage Loans, and the Seller, as Servicer, shall cease all servicing responsibilities.

            Underwriting Guidelines: The underwriting guidelines of the Seller, a copy of which is attached hereto as Exhibit 8 and a then-current copy of which shall be attached as an exhibit to the related Assignment and Conveyance.

            Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

            Section 2. Purchase and Conveyance. The Seller agrees to sell from time to time, and the Purchaser agrees to purchase from time to time, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on each Closing Date, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. The Seller, simultaneously with the delivery of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package to be purchased on each Closing Date, shall execute and deliver an Assignment and Conveyance Agreement in the form attached hereto as Exhibit 14 (the "Assignment and Conveyance Agreement").

            With respect to each Mortgage Loan purchased, the Purchaser shall own and be entitled to receive: (a) all scheduled principal due after the related Cut-off Date, (b) all other payments and/or recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Servicer after the related Cut-off Date shall belong to the Seller), and (c) all payments of interest on the Mortgage Loans, net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the related Cut-off Date).

            For the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to reduce the Stated Principal Balance as of the related Cut-off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of the Purchaser. The Seller shall remit to the Servicer for deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser, for remittance by the Servicer to the Purchaser on the appropriate Remittance Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the related Cut-off Date shall belong to the Purchaser.

            Section 3. Mortgage Loan Schedule. The Seller from time to time shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on each Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (each, a "Preliminary Mortgage Schedule").

            The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on a particular Closing Date to the Purchaser at least five (5) Business Days prior to the related Closing Date. The related Mortgage Loan Schedule shall be the related Preliminary Mortgage Schedule with those Mortgage Loans which have not been funded prior to the related Closing Date deleted.

            Section 4. Purchase Price. The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the aggregate principal balance, as of the related Cut-off Date, of the Mortgage Loans listed on the related Mortgage Loan Schedule, after application of scheduled payments of principal due on or before the related Cut-off Date, but only to the extent such payments were actually received. The initial principal amount of the related Mortgage Loans shall be the aggregate principal balance of the Mortgage Loans, so computed as of the related Cut-off Date. If so provided in the related Purchase Price and Terms Agreement, portions of the Mortgage Loans shall be priced separately.

            In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the current principal amount of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

            Section 5. Examination of Mortgage Files. At least ten (10) Business Days prior to the related Closing Date, the Seller shall either (a) deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser. Such examination of the Mortgage Files may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans do not conform to any of the requirements set forth in the related Purchase Price and Terms Agreement, or as an Exhibit annexed thereto, the Purchaser may delete such Mortgage Loans from the related Mortgage Loan Schedule, and such Deleted Mortgage Loan (or Loans) may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not impair in any way the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided in this Agreement. In the event that the Seller fails to deliver the Mortgage File with respect to any Mortgage Loan, the Seller shall, upon the request of the Purchaser, repurchase such Mortgage Loan as the price and in the manner specified in Subsection 7.03.

            Section 6. Delivery of Mortgage Loan Documents.

            Subsection 6.01 Possession of Mortgage Files. The contents of each Mortgage File required to be retained by or delivered to the Servicer to service the Mortgage Loans pursuant to this Agreement and thus not delivered to the Purchaser, or its designee, are and shall be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer's possession of any portion of each such Mortgage File is at the will of the Purchaser for the sole purpose of facilitating servicing of the Mortgage Loans pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, each Mortgage and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Servicer at the will of the Purchaser in such custodial capacity only. The Mortgage File retained by the Servicer with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Servicer's computer system and/or books and records to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Servicer shall release from its custody the contents of any Mortgage File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 7.03 or if required under applicable law or court order.

            Subsection 6.02 Books and Records. Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the Seller; provided, however, that if a Mortgage has been recorded in the name of MERS or its designee, the Seller is shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Notwithstanding the foregoing, ownership of each Mortgage and the related Mortgage Note shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Servicer after the related Cut-off Date on or in connection with a Mortgage Loan as provided in Section 2 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 2 shall be received and held by the Servicer in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

            It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the related Mortgage Loans by the Seller and not a pledge of such Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a purchase on the Purchaser's business records, tax returns and financial statements, and as a sale of assets on the Seller's business records, tax returns and financial statements.

            Subsection 6.03 Delivery of Mortgage Loan Documents. The Seller shall, at least two (2) Business Days prior to the related Closing Date (or such later date as the Purchaser may reasonably request), deliver and release to the Purchaser, or its designee, the Mortgage Loan Documents with respect to each Mortgage Loan pursuant to a bailee letter agreement. In connection with the foregoing, the Seller shall indemnify the Purchaser and its present and former directors, officers, employees and agents and any Successor Servicer and its present and former directors, officers, employees and agents, and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and other costs and expenses based on or grounded upon, or resulting from, the fact that any Mortgage Loan is not covered by an ALTA or CLTA lender's title insurance policy. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean any Person designated as the Successor Servicer pursuant to this Agreement and any and all Persons who previously were "Successor Servicers" pursuant to this Agreement.

            To the extent received by it, the Servicer shall forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks after their execution; provided, however, that the Servicer shall provide the Purchaser, or its designee, with a copy, certified by the Servicer as a true copy, of any such document submitted for recordation within two (2) weeks after its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within two (2) weeks following receipt of the original document by the Servicer; provided, however, that such original recorded document or certified copy thereof shall be delivered to the Purchaser no later than 180 days following the related Closing Date, unless there has been a delay at the applicable recording office.

            If the original or copy of any document submitted for recordation to the appropriate public recording office is not delivered to the Purchaser or its designee within 180 days following the related Closing Date, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 7.03. The foregoing repurchase obligation shall not apply if the Seller cannot cause the Servicer to deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that (i) the Servicer shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of a servicing officer of the Servicer, confirming that such document has been accepted for recording, and (ii) such document is delivered within twelve (12) months of the related Closing Date.

            The Seller shall pay all initial recording fees, if any, for the Assignments of Mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser's designee. The Purchaser or the Purchaser's designee shall be responsible for recording the Assignments of

Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

            Subsection 6.04 MERS Designated Loans. With respect to each MERS Designated Mortgage Loan, the Seller shall, on or prior to the related Closing Date, designate the Purchaser as the Investor and the Custodian as custodian, and no Person shall be listed as Interim Funder on the MERS System. In addition, on or prior to the related Closing Date, Seller shall provide the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor, the Custodian as custodian and no Person listed as Interim Funder with respect to each MERS Designated Mortgage Loan.

            Section 7.Representations, Warranties and Covenants; Remedies for Breach.

            Subsection 7.01 Representations and Warranties Regarding Individual Mortgage Loans. The Seller hereby represents and warrants to the Purchaser and its successors and assigns that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

            (a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

            (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan;

            (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the related Due Date of the first installment of principal and interest;

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Underwriting Guidelines and the Fannie Mae Guides or by Freddie Mac. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms with the Underwriting Guidelines and the Fannie Mae and Freddie Mac guidelines. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law applicable to each Mortgage Loan including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending, equal credit opportunity and disclosure laws or unfair and deceptive practice laws applicable to the Mortgage Loans, including, without limitation, any provisions relating to a Prepayment Penalty, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

            (i) Type of Mortgaged Property. With respect to a Mortgage Loan that is not a Co-op Loan and is not secured by an interest in a leasehold estate, the Mortgaged Property is a fee simple estate that consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or an individual unit in a planned unit development (or, with respect to each Co-op Loan, an individual unit in a residential cooperative housing corporation); provided, however, that any condominium unit, planned unit development or residential cooperative housing corporation shall conform with the Underwriting Guidelines. No portion of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op
Loan) is used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. None of the Mortgaged Properties are Manufactured Homes, log homes, mobile homes, geodesic domes or other unique property types;

            (j) Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                  (i) the lien of current real property taxes and assessments not yet due and payable;

                  (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and
                        (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  (iii) other matters to which like properties are commonly
                        subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

            Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.

            With respect to any Co-op Loan, the related Mortgage is a valid, subsisting and enforceable first priority security interest on the related cooperative shares securing the Mortgage Note, subject only to (a) liens of the related residential cooperative housing corporation for unpaid assessments representing the Mortgagor's pro rata share of the related residential cooperative housing corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by the related Security Agreement;

            (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Penalties). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller in connection with the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

            (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (m) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files or any part thereof with respect thereto not delivered to the Custodian, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, except as may be required for the Servicer to service such Mortgage Loan. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except as may be required for the Servicer to service such Mortgage Loan. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

            (n) Doing Business. All parties which have had any legal interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or
(3) not doing business in such state;

            (o) LTV, PMI Policy. No Mortgage Loan has an LTV greater than 100%. Any Mortgage Loan that had at the time of origination an LTV in excess of 80% is insured as to payment defaults by a PMI Policy. Any PMI Policy in effect covers the related Mortgage Loan for the life of such Mortgage Loan. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium;

            (p) Title Insurance. With respect to a Mortgage Loan which is not a Co-op Loan, the Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable under the Underwriting Guidelines and to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable under the Underwriting Guidelines and to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (i) and (ii) of clause (j) of this Subsection 7.02, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (q) No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

            (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (t) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. Principal payments on the Mortgage Loan commenced no more than seventy days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as, in the case of an Adjustable Rate Mortgage Loan, the Lifetime Rate Cap and the Periodic Rate Cap and the Periodic Rate Floor are as set forth on the related Mortgage Loan Schedule. The Mortgage Interest Rate is adjusted, with respect to Adjustable Rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest 0.125%), subject to the Periodic Rate Cap. The Mortgage
Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. The Mortgage Loan does not require a balloon payment on its stated maturity date; and by its original terms or any modification thereof, does not provide for amortization beyond its scheduled maturity date;

            (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (v) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines (a copy of which is attached to the related Assignment and Conveyance as Exhibit C). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and no representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used;

            (w) Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

            (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

            (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (z) Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors who invest in prime mortgage loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loan to prepay during any period materially faster or slower than the mortgage loans originated by the Seller generally;

            (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit 2 attached hereto, except for such documents the originals of which have been delivered to the Custodian;

            (bb) Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

            (cc) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

            (dd) Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

            (ee) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (ff) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the applicable Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the Mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (gg) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property;

            (hh) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (ii) Conversion to Fixed Interest Rate. The Mortgage Loan does not contain a provision whereby the Mortgagor is permitted to convert the Mortgage Interest Rate from an adjustable rate to a fixed rate;

            (jj) Other Insurance Policies; No Defense to Coverage. No action, inaction or event has occurred and no state of facts exists or has existed on or prior to the Closing Date that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy, PMI Policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), irrespective of the cause of such failure of coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

            (kk) No Violation of Environmental Laws. To the best of the Seller's knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. To the best of the Seller's knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

            (ll) Servicemembers Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act or other similar state statute;

            (mm) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the origination of the Mortgage Loan application by a Qualified Appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (nn) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans. The Seller shall maintain such statement in the Mortgage File;

            (oo) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction (other than a "construct-to-perm" loan) or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            (pp) Escrow Analysis. If applicable, with respect to each Mortgage Loan, the Seller has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

            (qq) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage;

            (rr) Leaseholds. If the Mortgage Loan is secured by a leasehold estate, (1) the ground lease is assignable or transferable; (2) the ground lease will not terminate earlier than five years after the maturity date of the Mortgage Loan; (3) the ground lease does not provide for termination of the lease in the event of lessee's default without the Mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (4) the ground lease permits the mortgaging of the related Mortgaged Property; (5) the ground lease protects the Mortgagee's interests in the event of a property condemnation; (6) all ground lease rents, other payments, or assessments that have become due have been paid; and (7) the use of leasehold estates for residential properties is a widely accepted practice in the jurisdiction in which the Mortgaged Property is located;

            (ss) Prepayment Penalty. The Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Seller for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount not more than the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the prepayment period to no more than three (3) years from the date of the note and the Mortgagor was notified in writing of such reduction in prepayment period. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan's origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state, local and federal law, and (iv) notwithstanding any state, local or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the loan payments;

            (tt) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law;

            (uu) Single-premium credit life insurance policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, property, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, property, accident, unemployment, mortgage or health insurance) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

            (vv) Qualified Mortgage. The Mortgage Loan is a qualified mortgage under Section 860G(a)(3) of the Code;

            (ww) Tax Service Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract issued by First American Real Estate Tax Service, and such contract is transferable;

            (xx) Origination. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

            (yy) Recordation. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

            (zz) Co-op Loans. With respect to a Mortgage Loan that is a Co-op Loan, the stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

            (aaa) [Reserved];

            (bbb) [Reserved];

            (ccc) Georgia Fair Lending Act. There is no Mortgage Loan that was originated (or modified) on or after October 1, 2002 and before March 6, 2003 which is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated on or after March 7, 2003 that is a "high cost home loan" as defined under the Georgia Fair Lending Act;

            (ddd) No Arbitration. No Mortgagor with respect to any Mortgage Loan originated on or after August 1, 2004 agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

            (eee) Flood Service Contract. Each Mortgage Loan is covered by a paid in full, life of loan, flood service contract issued by First American Real Estate Tax Service or Fidelity, and such contract is transferable;

            (fff) Litigation. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

            (ggg) Origination Practices. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the Mortgagor's application to such affiliate for underwriting consideration;

            (hhh) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs, in part, objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

            (iii) Points and Fees. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such Mortgage Loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide; and

            (jjj) Fees Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation.

            Subsection 7.02 Seller and Servicer Representations.

            (A) The Seller hereby represents and warrants to the Purchaser and its successors and assigns that, as of the related Closing Date:

            (a) Due Organization and Authority. The Seller is a New York corporation, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and has all licenses necessary to carry on its business as now being conducted, except where the failure to be licensed or qualified would not have a material effect on the Seller or on any Mortgage Loan, and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller. The Seller has corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement has been duly executed and delivered and constitutes the valid, legal, binding and enforceable obligation of the Seller, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

            (b) No Consent Required. No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Seller is required or, if required, such consent, approval, authorization or order has been or will, prior to the related Closing Date, be obtained;

            (c) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (d) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the Seller's charter or by-laws or (ii) any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, except, in the case of clause (ii), any defaults or breaches that would not, either in any one instance or in the aggregate, result in a material adverse effect on the Seller, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

            (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Seller, threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

            (f) Ability to Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors;

            (g) Seller's Origination. The Seller's decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon the Underwriting Guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

            (h) Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws

            (i) Financial Statements; Other Information. The Seller has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. In addition, the Seller has delivered information as to its loan gain and loss experience in respect of foreclosures and its loan delinquency experience for the immediately preceding three year period, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered shall be true and correct in all material respects. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial Statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

            (j) Ability to Service. Seller has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Seller is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by HUD, the OTS, the OCC or the FDIC, if applicable, and is in good standing to enforce, originate, sell mortgage loans to, and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located;

            (k) [Reserved];

            (l) Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 7.01 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

            (m) Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, shall be delivered to the Custodian all in compliance with the specific requirements of the Custodial Agreement. With respect to each Mortgage Loan, the Servicer will be in possession of a complete Mortgage File in compliance with Exhibit 2 hereto, except for such documents as will be delivered to the Custodian;

            (n) Mortgage Loan Characteristics. The characteristics of the related Mortgage Loan Package are as set forth on the description of the pool characteristics for the applicable Mortgage Loan Package delivered pursuant to
Section 9 on the related Closing Date in the form attached as Exhibit B to each related Assignment and Conveyance Agreement;

            (o) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction or Whole Loan Transfer) contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

            (p) No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

            (q) Sale Treatment. The Seller expects to be advised by its independent certified public accountants that under generally accepted accounting principles the transfer of the Mortgage Loans will be treated as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes; and

            (r) Reasonable Purchase Price. The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

            (B) The Servicer hereby warrants and represents to the Purchaser and its successor and assigns as of the Closing Date:

            (a) Due Organization and Authority. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of Maryland and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments or transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

            (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

            (c) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's certificate of formation or limited liability company agreement or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

            (d) Ability to Service. The Servicer is a seller/servicer of residential mortgage loans, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans;

            (e) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

            (f) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

            (g) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the servicing of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

            (h) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

            (i) Prior Servicing. Prior to the date hereof, each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices and the Servicer has reported the Mortgagor credit files to each of the three credit repositories on a monthly basis in a timely manner; and

            (j) Reasonable Servicing Fee. The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

            Subsection 7.03 Remedies for Breach of Representations and Warranties. It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser and its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller, the Servicer or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other relevant parties.

            Within sixty (60) days after the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty, which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan) (a "Breach"), the Seller shall use its best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such Breach, the Seller shall, at the Purchaser's option, repurchase such affected Mortgage Loan or Mortgage Loans at the Repurchase Price. Notwithstanding the above sentence, within sixty (60) days after the earlier of either discovery by, or notice to, the Seller of any breach of the representations or warranties set forth in clause (qq), (ss), (tt), (uu),
(vv), (ccc) or (ddd) of Subsection 7.01, the Seller shall repurchase such Mortgage Loan at the Repurchase Price. In the event that a Breach shall involve any representation or warranty set forth in Subsection 7.02, and such Breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such Breach, all of the Mortgage Loans affected by such Breach shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price. However, if the Breach, shall involve a representation or warranty set forth in Subsection 7.01 (except as provided in the second sentence of this paragraph with respect to certain breaches for which no substitution is permitted) and the Seller discovers or receives notice of any such Breach within 120 days of the related Closing Date, the Seller shall, at the Purchaser's option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Qualified Substitute Mortgage Loans; provided, however, that any such substitution shall be effected within such one hundred twenty (120) days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan at the Repurchase Price. Any repurchase of a Mortgage Loan pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser, and acceptable to the Seller, and shall be accomplished by the Seller remitting to the Servicer for deposit the amount of the Repurchase Price in the Custodial Account for distribution to the Purchaser on the next scheduled Remittance Date.

            At the time of repurchase of any deficient Mortgage Loan (or removal of any Deleted Mortgage Loan), the Purchaser and the Seller shall arrange for the assignment of the repurchased Mortgage Loan (or Deleted Mortgage Loan) to the Seller or its designee and the delivery to the Seller of any documents held by the Purchaser relating to the repurchased Mortgage Loan in the manner required by this Agreement with respect to the purchase and sale of such Mortgage Loan on the related Closing Date. In the event the Repurchase Price is deposited in the Custodial Account, the Seller shall, simultaneously with its remittance to the Servicer of such Repurchase Price for deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the Seller shall amend the related Mortgage Loan Schedule to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

            As to any Deleted Mortgage Loan for which the Seller substitutes one or more Qualified Substitute Mortgage Loans, the Seller shall be deemed to have made the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall effect such substitution by delivering to the Purchaser for each Qualified Substitute Mortgage Loan the Mortgage Note, the Mortgage, the Assignment of Mortgage and such other documents and agreements as are required by Subsection 6.03. The Seller shall remit to the Servicer for deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on each Qualified Substitute Mortgage Loan in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan. The Seller shall give written notice to the Purchaser that such substitution has taken place and shall amend the related Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, each Qualified Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan, as of the date of substitution, the covenants, representations and warranties set forth in Subsections 7.01 and 7.02.

            For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller shall determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be remitted to the Servicer by the Seller for distribution by the Servicer in the month of substitution pursuant to Subsection 11.04. Accordingly, on the date of such substitution, the Seller will remit to the Servicer from its own funds for deposit into the Custodial Account an amount equal to the amount of such shortfall plus one month's interest thereon at the Mortgage Loan Remittance Rate.

            In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser and its successors and assigns and its present and former directors, officers, employees and agents and any Successor Servicer and its present and former directors, officers, employees and agents and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. For purposes of this paragraph, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean any Person designated as the Successor Servicer pursuant to this Agreement and any and all Persons who previously were "Successor Servicers" pursuant to this Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 7.03 to cure, repurchase or substitute for a defective Mortgage Loan, and to indemnify the Purchaser and Successor Servicer under Subsection 12.01 constitute the sole remedies of the Purchaser and Successor Servicer respecting a breach of the representations and warranties set forth in Subsections 7.01 and 7.02.

            Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 and 7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach, substitute a Qualified Substitute Mortgage Loan, or repurchase such Mortgage Loan as specified above and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

            Section 8.Closing. The closing for the purchase and sale of each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser's option, each closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree. Each closing shall be subject to each of the following conditions:

                  (a) at least two Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser a magnetic diskette, or transmit by modem, a listing on a loan-level basis of the necessary information to compute the Purchase Price of the Mortgage Loans delivered on such Closing Date (including accrued interest), and prepare a Mortgage Loan Schedule;

                  (b) all of the representations and warranties of the Seller in this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute an Event of Default under this Agreement;

                  (c) the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 9, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories as required pursuant to the terms hereof; and

                  (d) all other terms and conditions of this Agreement shall have been complied with.

            Section 9.Closing Documents. On the related Closing Date, the Seller shall deliver to the Purchaser's attorneys in escrow fully executed originals of:

            (a) this Agreement (to be executed and delivered only for the initial Closing Date);

            (b) the related Purchase Price and Terms Agreement, executed in four (4) counterparts;

            (c) with respect to the initial Closing Date, the Custodial Agreement, dated as of the initial Cut-off Date;

            (d) with respect to the initial Closing Date, a Custodial Account Certification in the form attached as Exhibit 4 hereto or a Custodial Account Letter Agreement in the form attached as Exhibit 5 hereto;

            (e) with respect to the initial Closing Date, an Escrow Account Certification in the form attached as Exhibit 6 hereto or an Escrow Account Letter Agreement in the form attached as Exhibit 7 hereto;

            (f) the related Mortgage Loan Schedule, segregated by Mortgage Loan Package, one copy to be attached hereto, one copy to be attached to the Custodian's counterpart of the Custodial Agreement, and one copy to be attached to the related Assignment and Conveyance as the Mortgage Loan Schedule thereto;

            (g) with respect to the initial Closing Date, an Officer's Certificate, in the form of Exhibit 10 hereto with respect to the Seller, including all attachments thereto and with respect to subsequent Closing Dates, an Officer's Certificate upon request of the Purchaser; and

            (h) with respect to the initial Closing Date, an Opinion of Counsel of the Seller (who may be an employee of the Seller), in the form of
Exhibit 11 hereto and with respect to subsequent Closing Dates, an Opinion of Counsel of the Seller upon request of the Purchaser;

            (i) with respect to the initial Closing Date, an Opinion of Counsel of the Custodian (who may be an employee of the Custodian), in the form of an exhibit to the Custodial Agreement, if required;

            (j) a Security Release Certification, in the form of Exhibit 12 or
Exhibit 13, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

            (k) a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable;

            (l) with respect to the initial Closing Date, the Underwriting Guidelines to be attached hereto as Exhibit 8 and with respect to each subsequent Closing Date, the Underwriting Guidelines to be attached to the related Assignment and Conveyance;

            (m) Assignment and Conveyance Agreement in the form of Exhibit 14 hereto, including all exhibits thereto;

            (n) a Custodian's Certification or similar document, as required under the Custodial Agreement; and

            (o) a MERS Report reflecting the Purchaser as Investor, the Custodian as custodian and no Person as Interim Funder for each MERS Designated Mortgage Loan.

            The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

      Section 10. Costs. The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys and custodial fees. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage including recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage, and the Seller's attorney's fees, shall be paid by the Seller.

      Section 11. Administration and Servicing of the Mortgage Loans.

      Subsection 11.01 Servicer to Act as Servicer. The Servicer shall service and administer the Mortgage Loans in accordance with this Agreement and Accepted Servicing Procedures and the terms of the Mortgage Notes and Mortgages, and shall have full power and authority, acting alone or through sub-servicers or agents, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder.

      Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, however, that (unless the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent, and the Servicer has the consent of the Purchaser) the Servicer shall not permit any modification with respect to any Mortgage Loan which materially and adversely affects the Mortgage Loan, including without limitation, any modification that would defer or forgive the payment of any principal or interest, change the outstanding principal amount (except for actual payments of principal), make any future advances, extend the final maturity date or change the Mortgage Interest Rate, as the case may be, with respect to such Mortgage Loan. Notwithstanding the foregoing, the Servicer shall not waive any Prepayment Penalty or portion thereof unless (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors' rights generally or is otherwise prohibited by law, or (ii) the enforceability thereof shall have been permanently limited due to acceleration in connection with a foreclosure or other involuntary payment or (iii) in the Servicer's reasonable judgment, (x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Penalty and related Mortgage Loan and (z) doing so is standard and customary in servicing Mortgage Loans (including any waiver of a Prepayment Penalty in connection with a refinancing of a Mortgage Loan that is related to a default or reasonably foreseeable default). Except as provided in the preceding sentence, in no event will the Servicer waive a Prepayment Penalty in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If the Servicer waives or does not collect all or a portion of a Prepayment Penalty relating to a Principal Prepayment in full or in part due to any action or omission of the Servicer, other than as permitted above, the Servicer shall deposit from its own funds without any right of reimbursement therefor the amount of such Prepayment Penalty (or such portion thereof as had been waived for deposit) into the Custodial Account for distribution in accordance with the terms of this Agreement. In connection with any waiver of a Prepayment Penalty by the Servicer, the

Servicer shall account for such waiver in its monthly reports as agreed upon by the Servicer and the Purchaser. Without limiting the generality of the foregoing, the Servicer in its own name or acting through sub-servicers or agents is hereby authorized and empowered by the Purchaser when the Servicer believes it appropriate and reasonable in its best judgment, to execute and deliver, on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Purchaser pursuant to the provisions of Subsection 11.12. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Purchaser shall furnish to the Servicer any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

            Notwithstanding anything to the contrary in this Agreement, the Purchaser may at any time and from time to time, in its sole discretion, upon written notice to the Seller, with respect to (1) any REO Property or (2) all Mortgage Loans that are 90 or more days delinquent as of the date of such notice and any Mortgage Loans that subsequently become 90 or more days delinquent following the date of such notice (for the purposes of this paragraph such Mortgage Loans, "Delinquent Mortgage Loans"), either (i) terminate the Seller's servicing obligations hereunder with respect to such REO Properties and Delinquent Mortgage Loans, upon reimbursement of any unremibursed advances owed to the Servicer and payment of the termination fee referred to in Subsection 14.02, or (ii) assume the absolute right to direct the Seller to take such actions with respect to such REO Property and Delinquent Mortgage Loans as the Seller would otherwise be able to undertake pursuant to Subsection 11.12. Upon the effectiveness of any such termination of the Seller's servicing obligations with respect to any such REO Property or Delinquent Mortgage Loan, the Seller shall deliver all agreements, documents, and instruments related thereto to the Purchaser, in accordance with Accepted Servicing Procedures and applicable law and shall transfer servicing to the Purchaser's designee in accordance with Acceptable Servicing Procedures.

            Subsection 11.02 Liquidation of Mortgage Loans. If any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Purchaser. If any payment due under any Mortgage Loan remains delinquent for a period of one hundred twenty (120) days or more, the Servicer shall commence foreclosure proceedings in accordance with the guidelines set forth by Fannie Mae or Freddie Mac. In such event, the Servicer shall from its own funds make all necessary and proper Servicing Advances.

            Subsection 11.03 Collection of Mortgage Loan Payments. Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans when the same shall become due and payable. Further, the Servicer will in accordance with Accepted Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, and all other charges that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

            Subsection 11.04 Establishment of Custodial Account; Deposits in Custodial Account. The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, the "Custodial Account"), titled "American Home Mortgage Servicing, Inc. as Servicer, in trust for Goldman Sachs Mortgage Company as Purchaser of Mortgage Loans and various Mortgagors." Such Custodial Account shall be established with a commercial bank, a savings bank or a savings and loan association (which may be a depository affiliate of the Servicer) which meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible depository institution for custodial accounts. In any case, the Custodial Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer. The creation of any Custodial Account shall be evidenced by (i) a certification in the form of Exhibit 4 hereto, in the case of an account established with a depository affiliate of the Servicer, or (ii) a letter agreement in the form of Exhibit 5 hereto, in the case of an account held by a depository other than an affiliate of the Servicer. In either case, a copy of such certification or letter agreement shall be furnished to the Purchaser upon request.

            The Servicer shall deposit in the Custodial Account within forty-eight (48) hours following receipt thereof, and retain therein the following payments and collections received or made by it subsequent to the related Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the related Cut-off Date):

            (a) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (b) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

            (c) all Liquidation Proceeds;

            (d) all proceeds received by the Servicer under any title insurance policy, hazard insurance policy, or other insurance policy other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Procedures;

            (e) all awards or settlements in respect of condemnation proceedings or eminent domain affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing Procedures;

            (f) any amount required to be deposited in the Custodial Account pursuant to Subsections 11.14, 11.16 and 11.18;

            (g) any amount required to be deposited by the Servicer in connection with any REO Property pursuant to Subsection 11.12;

            (h) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Subsection 7.03, and all amounts required to be deposited by the Servicer in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Subsection 7.03; and

            (i) with respect to each Principal Prepayment, an amount (to be paid by the Servicer out of its own funds) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment, equals one month's interest on the amount of principal so prepaid for the month of prepayment at the applicable Mortgage Loan Remittance Rate; provided, however, that the Servicer's aggregate obligations under this paragraph for any month shall be limited to the total amount of Servicing Fees actually received with respect to the Mortgage Loans by the Servicer during such month.

            The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees and other ancillary fees need not be deposited by the Servicer in the Custodial Account.

            The Servicer may invest the funds in the Custodial Account in Eligible Investments designated in the name of the Servicer for the benefit of the Purchaser, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (A) any investment in the institution with which the Custodial Account is maintained may mature on such Remittance Date and (B) any other investment may mature on such Remittance Date if the Servicer shall advance funds on such Remittance Date, pending receipt thereof to the extent necessary to make distributions to the Owner) and shall not be sold or disposed of prior to maturity. Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to withdrawal by the Servicer. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized.

            Subsection 11.05 Withdrawals From the Custodial Account. The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

            (a) to make payments to the Purchaser in the amounts and in the manner provided for in Subsection 11.14;

            (b) to reimburse itself for P&I Advances, the Servicer's right to reimburse itself pursuant to this subclause (b) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03, and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

            (c) to reimburse itself for any unpaid Servicing Fees and for unreimbursed Servicing Advances, the Servicer's right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser unless the Seller is required to repurchase a Mortgage Loan pursuant to Subsection 7.03, in which case the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection
7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

            (d) to reimburse itself for unreimbursed Servicing Advances and for unreimbursed P&I Advances, in accordance with Subsection 11.16, to the extent that such amounts are nonrecoverable by the Servicer pursuant to subclause (b) or (c) above, provided that the Mortgage Loan for which such advances were made is not required to be repurchased by the Seller pursuant to Subsection 7.03;

            (e) to reimburse itself for expenses incurred by and reimbursable to it pursuant to Subsection 12.01;

            (f) to withdraw amounts to make P&I Advances in accordance with Subsection 11.16;

            (g) to pay to itself any interest earned or any investment earnings on funds deposited in the Custodial Account;

            (h) to withdraw any amounts inadvertently deposited in the Custodial Account; and

            (i) to clear and terminate the Custodial Account upon the termination of this Agreement.

            Subsection 11.06 Establishment of Escrow Account; Deposits in Escrow Account. The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the "Escrow Account"), titled "American Home Mortgage Servicing, Inc. as Servicer, in trust for Goldman Sachs Mortgage Company as Purchaser of Mortgage Loans and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association (which may be a depository affiliate of Servicer), which meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible institution for escrow accounts. In any case, the Escrow Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit 6 hereto, in the case of an account established with a depository affiliate of the Servicer, or by a letter agreement in the form of Exhibit 7 hereto, in the case of an account held by a depository. In either case, a copy of such certification or letter agreement shall be furnished to the Purchaser upon request.

            The Servicer shall deposit in the Escrow Account on a daily basis, and retain therein: (a) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (b) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only in accordance with Subsection 11.07. As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law.

            Subsection 11.07 Withdrawals From Escrow Account. Withdrawals from the Escrow Account shall be made by the Servicer only (a) to effect timely payments of ground rents, taxes, assessments, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage,
(b) to reimburse the Servicer for any Servicing Advance made by Servicer pursuant to Subsection 11.08 with respect to a related Mortgage Loan, (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (d) for transfer to the Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (e) for application to restore or repair of the Mortgaged Property, (f) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (g) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (h) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (i) to withdraw suspense payments that are deposited into the Escrow Account, (j) to withdraw any amounts inadvertently deposited in the Escrow Account or (k) to clear and terminate the Escrow Account upon the termination of this Agreement.

            Subsection 11.08 Payment of Taxes, Insurance and Other Charges; Collections Thereunder. With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. If a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances to effect such payments, subject to its ability to recover such Servicing Advances pursuant to Subsection 11.07(b). With respect to each Mortgage Loan, on or before January 31st of each year during the term of this Agreement, beginning January 31, 2006, the Servicer shall ensure that all taxes due during the prior calendar year have been paid on the related Mortgaged Property.

            With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an LPMI Loan, the Servicer shall maintain in full force and effect any LPMI Policy, and from time to time, withdraw the premium with respect to such Mortgage Loans from the Custodial Account in order to pay the premium thereon on a timely basis. In the event that the interest payments made with respect to the Mortgage Loan are less than the premium with respect to the LPMI Policy, the Servicer shall advance from its own funds the amount of any such shortfall in the LPMI Policy premiums, in payment of such premium. Any such advance shall be a Servicing Advance subject to reimbursement. In the event that such LPMI Policy shall be terminated, the Servicer shall obtain from another insurer acceptable under the Underwriting Guidelines, a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated LPMI Policy, at substantially the same fee level. If the insurer shall cease to be an insurer acceptable under the Underwriting Guidelines, the Servicer shall determine whether recoveries under the LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the LPMI Policy for such reason. If the Servicer determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another insurer acceptable under the Underwriting Guidelines a replacement insurance policy. The Servicer shall not take any action which would result in noncoverage under any applicable LPMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into, the Servicer shall promptly notify the insurer under the related LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such LPMI Policy. If such LPMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement LPMI Policy as provided above.

            Purchaser, in its sole discretion, at any time, may (i) either obtain an additional LPMI Policy on any Mortgage Loan which already has an LPMI Policy in place, or (ii) obtain a LPMI Policy for any Mortgage Loan which does not already have a LPMI Policy in place. In any event, the Servicer agrees to administer such LPMI Policies in accordance with the Agreement or any Reconstitution Agreement.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy and LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Servicer under any PMI Policy shall be deposited in the Escrow Account.

            Subsection 11.09 Transfer of Accounts. The Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser; such consent not to be unreasonably withheld.

            Subsection 11.10 Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located that conforms to the requirements of Fannie Mae or Freddie Mac. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of Fannie Mae or Freddie Mac. The Servicer shall also maintain on REO Property fire and hazard insurance with extended coverage in an amount which meets the requirements of Fannie Mae or Freddie Mac. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Accepted Servicing Procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to Servicer, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either its insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies that do not conform to the requirements of Fannie Mae or Freddie Mac.

            Subsection 11.11 Fidelity Bond; Errors and Omissions Insurance. The Servicer shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans. These policies shall insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. The Fidelity Bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Subsection 11.11 requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer of its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of Fannie Mae or Freddie Mac.

            Subsection 11.12 Title, Management and Disposition of REO Property. If title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer or its nominee, in either case as nominee, for the benefit of the Purchaser of record on the date of acquisition of title (the "Owner"). If the Servicer is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Servicer, at the expense of the Purchaser, from an attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner.

            The Servicer shall cause to be deposited on a daily basis in the Custodial Account all revenues received with respect to the conservation and disposition of the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Subsection 11.10 and the fees of any managing agent acting on behalf of the Servicer. Any disbursement in excess of $5,000 shall be made only with the written approval of the Purchaser. The Servicer shall make distributions as required on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described above and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

            The disposition of REO Property shall be carried out by the Servicer in accordance with the provisions of this Agreement and shall be made at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Owner. Upon the request of the Owner, and at the Owner's expense, the Servicer shall cause an appraisal of the REO Property to be performed for the Owner. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account and, as soon as practical thereafter, the expenses of such sale shall be paid, the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees, unreimbursed advances made pursuant to Subsection 11.16 and any appraisal performed pursuant to this paragraph and the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

            The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Owner.

            If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Servicer shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code.

            Upon request, with respect to any REO Property, the Servicer shall furnish to the Owner a statement covering the Servicer's efforts in connection with the sale of that REO Property and any rental of the REO Property incidental to the sale thereof for the previous month (together with an operating statement).

            Subsection 11.13 Servicing Compensation. As compensation for its services hereunder, the Servicer shall be entitled to retain the Servicing Fee from interest payments on the Mortgage Loans. Additional servicing compensation in the form of assumption fees, late payment charges and other ancillary income shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

            Subsection 11.14 Distributions. On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the account designated in writing by the Purchaser of record on the preceding Record Date (a) all Monthly Payments due in the Due Period relating to such Remittance Date and received by the Servicer prior to the related Determination Date, plus (b) all amounts, if any, which the Servicer is obligated to distribute pursuant to Subsection 11.16, plus (c) any amounts attributable to Principal Prepayments received in the calendar month preceding the month in which the Remittance Date occurs, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayments in accordance with Subsection 11.04(i), minus (d) all amounts that may be withdrawn from the Custodial Account pursuant to Subsections 11.05(b) through (e).

            With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percent (3%), but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day immediately preceding the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

            Subsection 11.15 Statements to the Purchaser. Not later than the 12th calendar day of each month (or, if such 12th day is not a Business Day, the following Business Day), the Servicer shall forward to the Purchaser in hard copy and electronic format mutually acceptable to the Purchaser and the Seller, a statement containing the information fields set forth on Exhibit 9 and certified by a Servicing Officer. Such statement shall also include (i) information regarding delinquencies on Mortgage Loans, indicating the number and aggregate principal amount of Mortgage Loans which are delinquent (including number of days delinquent through liquidation of the related REO Property) and the book value of any REO Property and (ii) Static Pool Information regarding the Mortgage Loans. The Servicer shall submit to the Purchaser monthly a liquidation report with respect to each Mortgaged Property sold in a foreclosure sale as of the related Record Date and not previously reported. Such liquidation report shall be incorporated into the remittance report delivered to Purchaser.

            The Servicer shall furnish to the Purchaser an individual loan accounting report (which may be the same report as set forth in the first paragraph hereof) in hard copy and electronic format mutually acceptable to the Purchaser and the Seller, as of the last Business Day of each month, in the Purchaser's assigned loan number order (provided that such loan numbers previously have been provided in writing by the Purchaser to the Servicer) to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the fifth Business Day of the following month, which report shall contain the following:

            (i) with respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Subsection 11.14);

            (ii) with respect to each Monthly Payment, the amount of such remittance allocable to interest; and

            (iii) the next actual due date for each Mortgage Loan.

            In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Person that was a Purchaser at any time during such calendar year. Such report shall state the aggregate of amounts distributed to the Purchaser for such calendar year. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code.

            The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for such Purchaser to prepare federal income tax returns as the Purchaser may reasonably request from time to time.

            Subsection 11.16 Advances by the Servicer. On the Business Day immediately preceding each Remittance Date, the Servicer shall either (a) deposit in the Custodial Account from its own funds an amount equal to the aggregate amount of all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date (each such advance, a "P&I Advance"), (b) cause to be made an appropriate entry in the records of the Custodial Account that amounts held for future distribution have been, as permitted by this Subsection 11.16, used by the Servicer in discharge of any such P&I Advance or (c) make P&I Advances in the form of any combination of
(a) or (b) aggregating the total amount of P&I Advances to be made. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such

Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. The Servicer's obligation to make P&I Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of a Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all other payments or recoveries (including proceeds under any title, hazard or other insurance policy, or condemnation awards) with respect to a Mortgage Loan; provided, however, that such obligation shall cease (i) for any Mortgage Loan and on any Remittance Date that the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) occurs with respect to such Mortgage Loan or (ii) if the Servicer, in its good faith judgment, determines that P&I Advances would not be recoverable pursuant to Subsection 11.05(d). The determination by the Servicer that a P&I Advance, if made, would be nonrecoverable, shall be evidenced by an Officer's Certificate of the Servicer, delivered to the Purchaser, which details the reasons for such determination.

            Subsection 11.17 Assumption Agreements. The Servicer will use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note, provided that the Servicer shall permit such assumption if so required in accordance with the terms of the Mortgage or the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto; provided, however, the Servicer will not exercise such rights if prohibited by law from doing so. In connection with any such assumption, the outstanding principal amount, the Monthly Payment or the Mortgage Interest Rate of the related Mortgage Note shall not be changed, and the term of the Mortgage Loan will not be increased or decreased. If an assumption is allowed pursuant to this Subsection 11.17, the Servicer is authorized to enter into a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.

            Subsection 11.18 Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will obtain the portion of the Mortgage File that is in the possession of the Purchaser or its designee, prepare and process any required satisfaction or release of the Mortgage and notify the Purchaser in accordance with the provisions of this Agreement. The Purchaser agrees to deliver to the Servicer the original Mortgage Note for any Mortgage Loan not later than three (3) Business Days following its receipt of a notice from the Servicer that such a payment in full has been received or that a notification has been received that such a payment in full shall be made. Such Mortgage Note shall be held by the Servicer, in trust, for the purpose of canceling such Mortgage Note and delivering the cancelled Mortgage Note to the Mortgagor in a timely manner as and to the extent provided under applicable state law. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to effect the release of the Mortgage Loan on the records of MERS.

            If the Servicer grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any right the Purchaser may have under the mortgage instruments, the

Servicer, upon written demand of the Purchaser, shall remit to the Purchaser the Stated Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Fidelity Bond shall insure the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

            Subsection 11.19 Annual Statement as to Compliance. The Servicer shall deliver to the Purchaser on or before March 10th of each year beginning March 10, 2006, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and if performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

            Subsection 11.20 Annual Independent Public Accountants' Servicing Report or Attestation. On or before March 10th of each year beginning March 10, 2006, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

            Subsection 11.21 Servicer Shall Provide Access and Information as Reasonably Required.The Servicer shall provide to the Purchaser, and for any Purchaser insured by FDIC or NAIC, the supervisory agents and examiners of FDIC and OTS or NAIC, access to any documentation regarding the Mortgage Loans which may be required by applicable regulations. Such access shall be afforded without charge, but only upon reasonable request, during normal business hours and at the offices of the Servicer.

            In addition, the Servicer shall furnish upon request by the Purchaser, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable and appropriate with respect to the purposes of this Agreement and applicable regulations. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions the Purchaser may require. The Servicer agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

            Subsection 11.22 Transfer of Servicing. On the related Transfer Date, if any, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Seller cease all servicing responsibilities related to, the related Mortgage Loans subject to such Transfer Date. On or prior to the related Transfer Date, the Seller shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Purchaser, or its designee, including but not limited to the following:

            (a) Notice to Mortgagors. The Seller shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990, as amended; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall provide the Purchaser with copies of all such related notices no later than the related Transfer Date.

            (b) Notice to Taxing Authorities and Insurance Companies. The Seller shall transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser from and after the related Transfer Date. The Seller shall provide the Purchaser with copies of all such notices no later than the related Transfer Date.

            (c) Delivery of Servicing Records. The Seller shall forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Seller's possession relating to each related Mortgage Loan.

            (d) Escrow Payments. The Seller shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall provide the Purchaser with an accounting statement, in electronic format acceptable to the Purchaser in its sole discretion, of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller.

            (e) Payoffs and Assumptions. The Seller shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

            (f) Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Seller on each related Mortgage Loan shall be properly applied by the Seller to the account of the particular Mortgagor.

            (g) Mortgage Payments Received after Transfer Date. The amount of any related Monthly Payments received by the Seller after the related Transfer Date shall be forwarded to the Purchaser by overnight mail on the date of receipt or by wire transfer on the next succeeding Business Day. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Seller after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall comply with the foregoing requirements with respect to all Monthly Payments received by the Seller after the related Transfer Date.

            (h) Misapplied Payments. Misapplied payments shall be processed as follows:

            (i) All parties shall cooperate in correcting misapplication errors;

            (ii) The party receiving notice of a misapplied payment occurring prior to the related Transfer Date and discovered after such Transfer Date shall immediately notify the other party;

            (iii) If a misapplied payment which occurred prior to the related
                  Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

            (iv) If a misapplied payment which occurred prior to the related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

            (v) Any check issued under the provisions of this Section 11.22(h) shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

            (i) Books and Records. On the related Transfer Date, the books, records and accounts of the Seller with respect to the related Mortgage Loans shall be in accordance with all applicable Purchaser requirements.

            (j) Reconciliation. The Seller shall, on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments required by the Purchaser. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

            (k) IRS Forms. The Seller shall file or shall cause to be filed all IRS forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall provide copies of such forms to the Purchaser upon request and shall reimburse the

Purchaser for any costs or penalties incurred by the Purchaser due to the Seller's failure to comply with this paragraph.

            (l) Mortgage Loans in Foreclosure. The servicing with respect to Mortgage Loans in foreclosure on or before the related Transfer Date shall not be transferred from the Servicer to the Purchaser or its designee, as the case may be, and such Mortgage Loans shall continue to be serviced by the Servicer pursuant to the terms of this Agreement. However, if the Purchaser so elects, the Purchaser may waive the provisions of this paragraph and accept transfer of servicing of such Mortgage Loans and all amounts received by the Servicer thereunder.

            (m) Servicing Advances. Notwithstanding the fact that the related Transfer Date has occurred, the Servicer shall not be reimbursed for any Servicing Advances in relation to any Mortgage Loan until the Servicer or the successor servicer receives a Monthly Payment or Liquidation Proceeds in relation to such Mortgage Loan. At such time, the Servicer shall be entitled to be reimbursed for all unreimbursed Servicing Advances with respect to such Mortgage Loan on a first priority basis from the Monthly Payment or Liquidation Proceeds received with respect to such Mortgage Loan. This clause shall survive each Transfer Date.

            Subsection 11.23 Notification of Maturity Date. With respect to each Mortgage Loan, the Seller shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

            Subsection 11.24 Notification of Adjustments. With respect to each ARM Mortgage Loan, Seller shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original index is no longer available, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note. Seller shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Seller shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by Seller or the Purchaser that Seller has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, Seller shall immediately deposit in the Custodial Account, from its own funds, the amount of any interest loss caused the Purchaser thereby without reimbursement therefor.

            Section 12. The Servicer.

            Subsection 12.01 Indemnification; Third Party Claims. The Servicer agrees to indemnify and hold the Purchaser and any Successor Servicer and their respective present and former directors, officers, employees and agents harmless from any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses (including, without limitation, any reasonable legal fees and expenses, judgments or expenses relating to such liability, claim, loss or damage) and related costs, judgments, and any other costs, fees and expenses that such parties may sustain in any way related to the Servicer's failure:

            (a) to observe and perform any or all of Servicer's duties, obligations, covenants, agreements, warranties or representations contained in this Agreement or in the related Purchase Price and Terms Agreement; or

            (b) to comply with all applicable requirements contained in this Agreement or the related Purchase Price and Terms Agreement with respect to the servicing of the Mortgage Loan and the transfer of Servicing Rights.

            The Servicer immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement.

            For purposes of this Section, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean any Person designated as the Successor Servicer pursuant to this Agreement and any and all Persons who previously were "Successor Servicers" pursuant to this Agreement.

            If any action is commenced for which indemnification may be available under this Subsection 12.01 of which an indemnified party has notice, promptly after receipt by such indemnified party under this Subsection
12.01 of notice of the commencement of such action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Subsection 12.01, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Subsection 12.01, except to the extent that it has been prejudiced in any material respect, or from any liability which it may have, otherwise than under this Subsection 12.01. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party.

            Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that in the reasonable judgment of such counsel it is necessary or appropriate for such indemnified party to employ separate counsel due to actual or potential differing interests between the parties; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties.

            Notwithstanding anything to the contrary contained herein, in no event shall a termination of this Agreement or the Servicer hereunder terminate any indemnification obligations of the Servicer under this Agreement, which obligations shall survive any such termination.

            Subsection 12.02 Merger or Consolidation of the Seller and the Servicer. Each of the Seller and the Servicer will keep in full effect its existence, rights and franchises under the laws of its jurisdiction of incorporation or organization, and will obtain and preserve its qualification to do business in each other jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any Person into which the Seller or the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller or the Servicer shall be a party, or any Person succeeding to the business of the Seller or the Servicer, shall be the successor of the Seller or the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, unless otherwise consented to by the Purchaser, which consent shall not be unreasonably withheld, and shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

            Subsection 12.03 Limitation on Liability of the Servicer and Others. The duties and obligations of the Servicer shall be determined solely by the express provisions of this Agreement, the Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Servicer. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in accordance with Accepted Servicing Procedures and otherwise in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability resulting from any breach of any representation or warranty made herein, or from any liability specifically imposed on the Servicer herein; and, provided, further, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of the willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of the obligations or duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Subsection 12.01, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Mortgage Loans in accordance with this Agreement.

            Subsection 12.04 Seller and Servicer Not to Resign. With respect to the retention of the Servicer to service the Mortgage Loans hereunder, the Servicer acknowledges that the Purchaser has acted in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, neither Seller nor Servicer shall assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof to any third-party non-affiliate without the prior written approval of the Purchaser, which consent shall be granted or withheld in the Purchaser's sole discretion or upon the Servicer's determination that the Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the unilateral resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser, which Opinion of Counsel shall be in form and substance reasonably acceptable to the Purchaser. No such resignation or assignment shall become effective until a successor has assumed the Servicer's responsibilities and obligations hereunder in accordance with Subsection 14.03.

            Section 13. Default.

            Subsection 13.01 Events of Default. In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

            (a) any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser;

            (b) failure by the Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement which failure continues unremedied for a period of sixty (60) days (or, in the case of (i) the officer's certificate required under Subsection 11.19, (ii) the annual independent public accountants' servicing report required under Subsection 11.20 or (iii) the certification required under Section 15 in the form of Exhibit 16, five (5)
days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser;

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of thirty (30) days;

            (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all or substantially all of the Servicer's property; or

            (e) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Servicer, may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. Upon receipt by the Servicer of such written notice from the Purchaser stating that it intends to terminate the Servicer as a result of such Event of Default, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Subsection 14.03. Upon written request from the Purchaser, the Servicer shall, in accordance with Subsection 11.22 prepare, execute and deliver to a successor any and all documents and other instruments, place in such successor's possession all Mortgage Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the successor at the Servicer's sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

            Subsection 13.02 Waiver of Defaults. The Purchaser may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

            Section 14. Termination.

            Subsection 14.01 Termination. The respective obligations and responsibilities of the Servicer, as servicer, shall terminate upon (a) the distribution to the Purchaser of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Servicer); (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder or (c) by mutual consent of the Servicer and the Purchaser in writing. Upon written request from the Purchaser in connection with any such termination, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Purchaser's sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

            Subsection 14.02 Termination of the Servicer Without Cause. Notwithstanding anything herein to the contrary, the Purchaser may terminate the obligations and responsibilities of the Servicer in its capacity as Servicer, without cause, upon payment to the Servicer of a termination fee equal to the fair market value of the servicing rights with respect to a pool of the aggregate outstanding principal balance of the Mortgage Loans as of the date of such termination as mutually determined by the Servicer and the Purchaser in good faith. The termination fee provided for in this Subsection
14.02 shall be paid by the Purchaser on the applicable Transfer Date.

            Subsection 14.03 Successors to the Servicer. Prior to the termination of the Servicer's responsibilities and duties under this Agreement pursuant to Subsections 12.04, 13.01, 14.01 or 14.02, the Purchaser shall, (a) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement or (b) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement upon such termination. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. If the Servicer's duties, responsibilities and liabilities under this Agreement shall be terminated pursuant to the aforementioned Subsections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned Subsections shall not become effective until a successor shall be appointed pursuant to this Subsection
14.03 and shall in no event relieve the Seller of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03, it being understood and agreed that the provisions of such Subsections 7.01 and 7.02 shall be applicable to the Seller notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

            Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or this Agreement pursuant to Subsections 12.04, 13.01, 14.01 or 14.02 shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination or resignation.

            Upon a successor's acceptance of appointment as such, the Servicer shall notify by mail the Purchaser of such appointment.

            Section 15. Cooperation of Seller with a Reconstitution. The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each, a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

            (a) Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each, a "Fannie Mae Transfer"); or

            (b) Freddie Mac (the "Freddie Mac Transfer"); or

            (c) one or more third party purchasers in one or more Whole Loan Transfers; or

            (d) one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

            The Seller agrees to execute in connection with any Agency Transfer, any and all reasonably acceptable pool purchase contracts, and/or agreements among the Purchaser, the Seller, Fannie Mae or Freddie Mac (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller's warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the parties, and in connection with a Securitization Transaction, a pooling and servicing agreement in form and substance reasonably acceptable to the parties, which will provide duties no more onerous than those requested of the Servicer under this Agreement, or an Assignment and Recognition Agreement substantially in the form attached hereto as Exhibit 15 (collectively, the agreements referred to herein are designated, the "Reconstitution Agreements"), together with an opinion of counsel with respect to such Reconstitution Agreements.

            With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; and (3) if such Reconstitution occurs within two (2) years of the related Closing Date with respect to any Mortgage Loan Package, to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution or make the representations and warranties set forth in the related selling/servicing guide of the servicer or issuer, as the case may be, or such representations or warranties as may be required by any rating agency or prospective purchaser of the related securities or such Mortgage Loans, in connection with such Reconstitution. The Seller shall provide to such servicer or issuer, as the case may be, and any other participants or purchasers in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller or the Servicer as are reasonably believed necessary by the Purchaser or any such other participant (including, without limitation, such revisions to this Agreement relating to the servicing of REO Property and the provision of remittance reports as the Purchaser may reasonably believe to be necessary to enable such servicer to fulfill its master servicing obligations) and the out-of-pocket costs and expenses thereof shall be reimbursed by the Purchaser in an amount up to $4,000 and (iii) to execute, deliver and satisfy all conditions set forth in an Indemnification and Contribution Agreement in substantially the form attached hereto as Exhibit 3. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements. The Seller shall indemnify the Purchaser, each Affiliate of the Purchaser participating in the Reconstitution, each Person who controls the Purchaser or such Affiliate and each underwriter and initial purchaser participating in the Reconstitution, and their respective present and former directors, officers, employees and agents, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments, and any other costs, fees and expenses ("Losses") that each of them may sustain in any way related to any information provided by or on behalf of the Seller regarding the Seller or the Servicer, the Seller's or the Servicer's servicing practices or the performance of the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution, provided that such Losses arise out of or are based upon any untrue statement of material fact contained in the offering document, or the omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or omission relates solely to the information provided by or on behalf of the Seller. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement.

            With respect to any Mortgage Loans sold in a Securitization Transaction in which the Servicer is the servicer, the Servicer agrees that on or before March 15th of each year beginning March 15, 2006, the Servicer shall deliver to the depositor, the master servicer (if any) and the trustee for the securitization trust in the Securitization Transaction, and their officers, directors and affiliates, a certification in the form attached as Exhibit 16 hereto, executed by the senior officer in charge of servicing at the Servicer for use in connection with any Form 10-K to be filed with the Securities and Exchange Commission with respect to the securitization trust. The Servicer shall indemnify and hold harmless the depositor, the master servicer (if any) and the trustee, and their respective officers, directors and Affiliates, from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Servicer's obligations under this paragraph or any material misstatement or omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for in the preceding sentence is unavailable or insufficient to hold harmless any indemnified party, then the Servicer agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the Servicer, on the other, in connection with a breach of the Servicer's obligations under this paragraph or any material misstatement or omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith.

            All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement, and with respect thereto this Agreement shall remain in full force and effect.

            Section 16. Notices. All demands, notices and communications hereunder shall be in writing and shall be given via email, facsimile transmission or registered or certified mail to the person at the address set forth below:

            (a)   if to the Purchaser:

                  Goldman Sachs Mortgage Company
                  100 Second Avenue South
                  Suite 200 North
                  St. Petersburg, Florida 33701
                  Attention: Sally S. Bartholmey
                  Tel: (727) 825-3829
                  Fax: (727) 493-0678

            With a copy to:

                  Goldman Sachs Mortgage Company
                  85 Broad Street
                  New York, New York 10004
                  Attention: Eugene Gorelik
                  Tel:  (212) 902-5008
                  Fax: (212) 902-3000

            (b)   if to the Servicer:

                  American Home Mortgage Servicing, Inc.
                  4600 Regent Blvd, Suite 200
                  Irving, TX 75063
                  Attention: David Friedman, Executive Vice President
                  E-mail:     david.friedman@americanhm.com

                  With a copy to:

                  American Home Mortgage Corp.
                  538 Broadhollow Road
                  Melville, New York 11747
                  Attention: Alan B. Horn, General Counsel
                  Facsimile: (800) 209-7276
                  E-mail:    alan.horn@americanhm.com

            (c)   if to the Seller:

                  American Home Mortgage Corp.
                  538 Broadhollow Road
                  Melville, New York 11747
                  Attention: Robert F. Johnson, Jr.
                  Facsimile: (866) 822-3246
                  E-mail:     bob.johnson@americanhm.com

                  With a copy to:

                  American Home Mortgage Corp.
                  538 Broadhollow Road
                  Melville, New York 11747
                  Attention: Alan B. Horn, General Counsel
                  Facsimile: (800) 209-7276
                  E-mail:     alan.horn@americanhm.com

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            Section 17. Severability Clause. Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            Section 18. No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Purchaser.

            Section 19. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            Section 20. Governing Law Jurisdiction; Consent to Service of Process. THIS AGREEMENT SHALL BE DEEMED IN EFFECT WHEN A FULLY EXECUTED COUNTERPART THEREOF IS RECEIVED BY THE PURCHASER IN THE STATE OF NEW YORK AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW RULES AND PRINCIPLES. EACH OF THE PURCHASER AND THE SELLER IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

            Section 21. Mandatory Delivery; Grant of Security Interest. The sale and delivery on the related Closing Date of the Mortgage Loans described on the related Mortgage Loan Schedule is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or
(iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligations under the related Purchase Price and Terms Agreement, and the Seller agrees that it shall hold such Mortgage Loans in custody for the Purchaser subject to the Purchaser's (i) right to reject any Mortgage Loan (or Qualified Substitute Mortgage Loan) under the terms of this Agreement and to require another Mortgage Loan (or Qualified Substitute Mortgage Loan) to be substituted therefor, and (ii) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

            Section 22. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

            Section 23. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Servicer and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a non-affiliate third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. There shall be no limitation on the number of assignments or transfers allowable by the Purchaser with respect to the Mortgage Loans and this Agreement. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser's obligations hereunder, the Seller acknowledges and agrees to look solely to such assignee, and not to the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Seller with respect thereto.

            Section 24. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            Section 25. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            Section 26. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (d) reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (f) the terms "include" and "including" shall mean without limitation by reason of enumeration.

            Section 27. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party hereto in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            Section 28. Amendment. This Agreement may be amended from time to time by the Purchaser, the Seller and the Servicer by written agreement signed by the parties hereto.

            Section 29. Confidentiality. Each of the Purchaser, the Seller and the Servicer shall employ proper procedures and standards designed to maintain the confidential nature of the terms of this Agreement, except to the extent:
(a) the disclosure of which is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (b) disclosed to any one or more of such party's employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this Agreement and such data and information in the normal course of the performance of such Person's duties for such party, to the extent such party has procedures in effect to inform such Person of the confidential nature thereof; (c) that such information, with the prior written consent of the other party, is disclosed in a prospectus, prospectus supplement or private placement memorandum relating to a securitization of the Mortgage Loans by the Purchaser (or an affiliate assignee thereof) or to any Person in connection with the resale or proposed resale of all or a portion of the Mortgage Loans by such party in accordance with the terms of this Agreement; and (d) that is reasonably believed by such party to be necessary for the enforcement of such party's rights under this Agreement.

            Notwithstanding any other express or implied agreement to the contrary, each of the Purchaser, the Seller and the Servicer agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms "tax treatment" and "tax structure" have the meanings specified in Treasury Regulation section 1.6011-4(c).

            Section 30. Entire Agreement. This Agreement constitutes the entire agreement and understanding relating to the subject matter hereof between the parties hereto and any prior oral or written agreements between them shall be deemed to have merged herewith.

            Section 31. Further Agreements. The Seller, the Servicer and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            Section 32. No Solicitation. From and after the related Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone or mail, solicit a Mortgagor under any Mortgage Loan for the purpose of refinancing a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. Notwithstanding the foregoing, it is understood and agreed that the Seller, the Servicer or any of their respective affiliates. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing, internet and e-mail solicitations (which may not be specifically targeted at the Mortgagors with respect to the Mortgage Loans) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 32:

                  (a) may advertise its availability for handling refinancings of mortgages in its portfolio, including the promotion of terms it has available for such refinancings, through the sending of letters or promotional material, so long as it does not specifically target Mortgagors and so long as such promotional material either is sent to the mortgagors for all of the mortgages in the servicing portfolio of the Seller, the Servicer and any of their affiliates (those it owns as well as those serviced for others);

                  (b) may provide pay-off information and otherwise cooperate with individual mortgagors who contact it about prepaying their mortgages by advising them of refinancing terms and streamlined origination arrangements that are available; and

                  (c) may offer to refinance a Mortgage Loan made within thirty (30) days following receipt by it of a pay-off request from the related Mortgagor.

            Promotions undertaken by the Seller or the Servicer or by any affiliate of the Seller or the Servicer which are directed to the general public at large (including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements), shall not constitute solicitation under this Section 32.

            Section 33. Waiver of Jury Trial. THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            Section 34. Compliance With Regulation AB

            Subsection 34.01 (a) Intent of the Parties; Reasonableness.

            The Purchaser, the Seller and the Servicer acknowledge and agree that the purpose of Section 34 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller and the Servicer acknowledge that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with the disclosure provisions of Regulation AB include provision of comparable disclosure in private offerings where such disclosure is requested of the Seller or the Servicer or customary in similar offerings in the industry.

            Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). Each of the Seller and the Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, each of the Seller and the Servicer shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, the Servicer, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

            The Purchaser (including any of its assignees or designees) shall cooperate with the Seller or the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

            (b) Applicability of Section 34. Sections 34.02(a)(i)-(v), 34.03(c), (e) and (f), 34.04, 34.05 and 34.06 are applicable only if the Servicer will (directly or through a Subservicer) service the Mortgage Loans, at least for an interim period, following Reconstitution.

            Subsection 34.02 Additional Representations and Warranties of the Seller and the Servicer.

            (a) Each of the Seller and the Servicer shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 34.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer's financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller, the Servicer, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Seller, the Servicer, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

            (b) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 34.03, the Seller and the Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

            Subsection 34.03 Information to Be Provided by the Seller and the Servicer.

            In connection with any Securitization Transaction the Seller and the Servicer shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (f) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller or the Servicer, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

            (a) If so requested by the Purchaser or any Depositor, the Seller and the Servicer, as applicable, shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) the Servicer and, as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

                  (A) the originator's form of organization;

                  (B) a description of the originator's origination program
            and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

                  (C) a description of any material legal or governmental
            proceedings pending (or known to be contemplated) against the Seller, the Servicer, each Third-Party Originator and each Subservicer; and

                  (D) a description of any affiliation or relationship between the Servicer, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Purchaser or any Depositor in writing in advance of such Securitization
            Transaction:

                        (1)   the sponsor;
                        (2)   the depositor;
                        (3)   the issuing entity;
                        (4)   any servicer;
                        (5)   any trustee;
                        (6)   any originator;
                        (7)   any significant obligor;
                        (8)   any enhancement or support provider; and
                        (9)   any other material transaction party.

            (b) If so requested by the Purchaser or any Depositor on the basis of its good faith interpretation of the requirements of Item 1105(c) of Regulation AB, the Seller or the Servicer shall provide (or, as applicable, cause each Third-Party Originator to provide), to the extent available to the Seller or the Servicer (or the Third-Part Originator, as applicable) and the Seller or the Servicer shall use its good faith efforts to obtain such information, Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller or the Servicer (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller or the Servicer (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller or the Servicer, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

            Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller or the Servicer shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller or the Servicer.

            If so requested by the Purchaser or any Depositor, the Seller or the Servicer shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

            (c) If so requested by the Purchaser or any Depositor, the Seller or the Servicer, as applicable, shall provide such information regarding the Seller, the Servicer as servicer of the Mortgage Loans, and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a "Transaction Servicer"), as is requested for the purpose of compliance with
Item 1108 of Regulation AB. Such information shall include, at a minimum:

                  (A) the Transaction Servicer's form of organization;

                  (B) a description of how long the Transaction Servicer has been servicing residential mortgage loans; a general discussion of the Transaction Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Transaction Servicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Transaction Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Transaction Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

                        (1) whether any prior securitizations of mortgage
                  loans of a type similar to the Mortgage Loans involving the Transaction Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

                        (2) the extent of outsourcing the Transaction Servicer
                  utilizes;

                        (3) whether there has been previous disclosure of
                  material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Transaction Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

                        (4) whether the Transaction Servicer has been
                  terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

                        (5) such other information as the Purchaser or any
                  Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

                  (C) a description of any material changes during the
            three-year period immediately preceding the related Securitization Transaction to the Transaction Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

                  (D) information regarding the Transaction Servicer's
            financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Transaction Servicer could have a material adverse effect on the performance by the Transaction Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement;

                  (E) information regarding advances made by the Transaction
            Servicer on the Mortgage Loans and the Transaction Servicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Transaction Servicer to the effect that the Transaction Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

                  (F) a description of the Transaction Servicer's processes
            and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

                  (G) a description of the Transaction Servicer's processes
            for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

                  (H) information as to how the Transaction Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

            (d) If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller and the Servicer, as applicable, shall (or shall cause each Subservicer and Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Servicer, any Subservicer or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller, the Servicer, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and
(ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

            (e) As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

            (f) In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Servicer shall provide such information regarding the performance or servicing of the Mortgage Loans as is reasonably required by the Purchaser or any Depositor to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB and to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB relating to Static Pool Information regarding the performance of the Mortgage Loans on the basis of the Purchaser's or such Depositor's reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB (including without limitation as to the format and content of such Static Pool Information). Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the servicer under this Agreement, commencing with the first such report due not less than ten (10) Business Days following such request.

            Subsection 34.04 Servicer Compliance Statement.

            On or before March 10 of each calendar year, commencing in 2007, the Servicer shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

            Subsection 34.05 Report on Assessment of Compliance and
Attestation.

            (a) On or before March 10 of each calendar year, commencing in 2007, the Servicer shall:

            (i) deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor) regarding the Servicer's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 17 hereto delivered to the Purchaser concurrently with the execution of this Agreement;

            (ii) deliver to the Purchaser and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

            (iii) cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Subsection 34.06(b) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs
                  (a) and (b) of this Section; and

            (iv) if requested by the Purchaser or any Depositor not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of
                  2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit 16.

            The Servicer acknowledges that the parties identified in clause
(a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor will request delivery of a certification under clause (a)(iv) above, unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

            (b) Each assessment of compliance provided by a Subservicer pursuant to Subsection 34.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 17 hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Subsection 34.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Subsection 34.06.

            Subsection 34.06 Use of Subservicers and Subcontractors.

            The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (a) of this Section. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section.

            (a) It shall not be necessary for the Servicer to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Subsections 34.02, 34.03(c) and (e), 34.04, 34.05 and 34.07 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Subsection 34.03(d) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Subsection 34.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Subsection 34.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Subsection 34.05 as and when required to be delivered.

            (b) It shall not be necessary for the Servicer to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. The Servicer shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

            As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Subsections 34.05 and 34.07 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Subsection 34.05, in each case as and when required to be delivered.

            Subsection 34.07 Indemnification; Remedies.

            (a) Each of the Seller and the Servicer shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization

Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                  (i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' letter or other material provided in written or electronic form under this
                        Section 34 by or on behalf of the Seller or the Servicer, or provided under this Section 34 by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the "Servicer Information"), or (B) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

                  (i) any failure by the Seller, the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 34, including (except as provided below) any failure by the Servicer to identify pursuant to Subsection 34.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB; or

                  (ii) any breach by the Seller or the Servicer of a representation or warranty set forth in Subsection 34.02(a) or in a writing furnished pursuant to Subsection 34.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller or the Servicer of a representation or warranty in a writing furnished pursuant to Subsection 34.02(b) to the extent made as of a date subsequent to such closing date.

            In the case of any failure of performance described in clause
(a)(ii) of this Section, the Seller or the Servicer, as applicable, shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Seller, the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator.

            (b) (i) Any failure by the Seller, the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 34, or any breach by the Seller or the Servicer of a representation or warranty set forth in Subsection 34.02(a) or in a writing furnished pursuant to Subsection 34.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Subsection 34.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

            (ii) Any failure by the Seller, the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants' letter when and as required under Subsection 34.04 or 34.05, including (except as provided below) any failure by the Servicer to identify pursuant to Subsection 34.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

            Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Seller or the Servicer pursuant to this subparagraph (b)(ii) if a failure of the Seller or the Servicer to identify a Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

                  (iii) The Servicer shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

            Subsection 34.08 Loan Performance Information.

            With respect to those Mortgage Loans that were originated by the Seller and sold to the Purchaser pursuant to this Agreement and subsequently securitized by the Purchaser or any of its Affiliates, the Purchaser shall, to the extent consistent with then-current industry practice, cause any Successor Servicer (if the Servicer has been terminated hereunder) (or another party to such securitization) under the securitization to provide, information with respect to the Mortgage Loans from and after cut-off date of such securitization necessary for the Seller to comply with its obligations under Regulation AB, including, without limitation, providing to the Seller static pool information, as set forth in Item 1105(a)(2) and (5) of Regulation AB ("Loan Performance Data").

            If the Servicer has been terminated hereunder, the Purchaser shall, or cause the Successor Servicer to, indemnify the Seller or such, each Person who controls the Seller, each affiliate of the Seller and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon: (A) any untrue statement of a material fact contained or alleged to be contained in the Loan Performance Information or (B) the omission or alleged omission to state in the Loan Performance Information a material fact required to be stated in the Loan Performance Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Loan Performance Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Loan Performance Information or any portion thereof is presented together with or separately from such other information.

            In addition, any notice or request that must be "in writing" or "written" may be made by electronic mail.

                           [Signature Page Follows]

            IN WITNESS WHEREOF, the Purchaser, the Seller and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.

                                         GOLDMAN SACHS MORTGAGE COMPANY, a New
                                         York limited partnership
                                              (Purchaser)

                                         By:    GOLDMAN SACHS REAL ESTATE
                                                FUNDING CORP., a New York
                                                corporation, as General
                                                Partner


                                         By:   ________________________________
                                               Name:
                                               Title:




                                         AMERICAN HOME MORTGAGE CORP.
                                              (Seller)


                                         By:  _________________________________
                                              Name:
                                              Title:



                                         AMERICAN HOME MORTGAGE SERVICING, INC.
                                              (Servicer)

                                         By:  _________________________________
                                              Name:
                                              Title:

                                   EXHIBIT 1

                            MORTGAGE LOAN DOCUMENTS

            With respect to each Mortgage Loan, the Mortgage Loan Documents shall consist of the following:

            (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Last Endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by "[Last Endorsee], formerly known as [previous name]";

            (b) the original of any guarantee executed in connection with the Mortgage Note;

            (c) with respect to Mortgage Loans that are not Co-op Loans, the original Mortgage with evidence of recording thereon. With respect to any Co-op Loan, an original or copy of the Security Agreement. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (d) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

            (e) with respect to Mortgage Loans that are not Co-op Loans, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except with respect to MERS Designated Loans). The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is


                                   EXH. 1-1
located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by "American Home Mortgage Corp., successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by "American Home Mortgage Corp., formerly known as [previous name]";

            (f) with respect to Mortgage Loans that are not Co-op Loans, the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Seller to the Last Endorsee (or, in the case of a MERS Designated Loan, MERS) with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or
(ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (g) with respect to Mortgage Loans that are not Co-op Loans, the original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company;

            (h) the original or, if unavailable, a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

            (i) with respect to any Co-op Loan: (i) a copy of the Co-op Lease and the assignment of such Co-op Lease, with all intervening assignments showing a complete chain of title and an assignment thereof by Seller; (ii) the stock certificate together with an undated stock power relating to such stock certificate executed in blank; (iii) the recognition agreement of the interests of the Mortgagee with respect to the Co-op Loan by the residential cooperative housing corporation, the stock of which was pledged by the related Mortgagor to the originator of such Co-op Loan; and (iv) copies of the financial statement filed by the originator as secured party and, if applicable, a filed UCC-3 assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 assignment of such security interest by the Seller in a form sufficient for filing; and


                                   EXH. 1-2

            (j) if any of the above documents has been executed by a person holding a power of attorney, an original or photocopy of such power certified by the Seller to be a true and correct copy of the original.

            In the event an Officer's Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within 90 days of the related Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian; provided, however, that any recorded document shall in no event be delivered later than one year following the related Closing Date. An extension of the date specified in clause (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.


                                   EXH. 1-3

                                   EXHIBIT 2

                        CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, unless otherwise disclosed to the Purchaser on the data tape, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to the
Purchaser:

            (a) Copies of the Mortgage Loan Documents.

            (b) Residential loan application.

            (c) Mortgage Loan closing statement.

            (d) Verification of employment and income, if required.

            (e) Verification of acceptable evidence of source and amount of downpayment.

            (f) Credit report on Mortgagor, in a form acceptable to either Fannie Mae or Freddie Mac.

            (g) Residential appraisal report.

            (h) Photograph of the Mortgaged Property and photographs of comparable properties.

            (i) Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

            (j) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

            (k) Copies of all required disclosure statements.

            (l) If applicable, termite report, structural engineer's report, water potability and septic certification.

            (m) Sales Contract, if applicable.

            (n) Copy of the owner's title insurance policy or attorney's opinion of title and abstract of title, as applicable.

            (o) Evidence of electronic notation of the hazard insurance policy, and, if required by law, evidence of the flood insurance policy.


                                   EXH. 2-1

                                   EXHIBIT 3

              FORM OF INDEMNIFICATION AND CONTRIBUTION AGREEMENT

            This INDEMNIFICATION AND CONTRIBUTION AGREEMENT ("Agreement"), dated as of [_______], 200_, among [________________] (the "Depositor"), a
[______________] corporation (the "Depositor"), Goldman Sachs Mortgage Company, a New York limited partnership ("Goldman") and [_____________], a [_______________] (the "Seller").

                             W I T N E S S E T H:

            WHEREAS, the Depositor is acting as depositor and registrant with respect to the Prospectus, dated [________________], and the Prospectus Supplement to the Prospectus, [________________] (the "Prospectus
Supplement"), relating to [________________] Certificates (the "Certificates") to be issued pursuant to a Pooling and Servicing Agreement, dated as of [________________] (the "P&S"), among the Depositor, as depositor, [________________], as servicer (the "Servicer"), and [________________], as trustee (the "Trustee");

            WHEREAS, as an inducement to the Depositor to enter into the P&S, and [____________________] (the "Underwriter[s]") to enter into the Underwriting Agreement, dated [____________________] (the "Underwriting Agreement"), between the Depositor and the Underwriter[s], and [_______________] (the "Initial Purchaser[s]") to enter into the Certificate Purchase Agreement, dated [____________] (the "Certificate Purchase Agreement"), between the Depositor and the Initial Purchaser[s], Seller has agreed to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

            WHEREAS, Goldman purchased from Seller certain of the Mortgage Loans underlying the Certificates (the "Mortgage Loans") pursuant to a Mortgage Loan Sale and Servicing Agreement, dated as of December 1, 2005 (the "Sale and Servicing Agreement"), by and between Goldman and Seller; and

            WHEREAS, pursuant to Section 15 of the Sale and Servicing Agreement, the Seller has agreed to indemnify the Depositor, Goldman, the Underwriter[s], the Initial Purchaser[s] and their respective affiliates, present and former directors, officers, employees and agents.


                                   EXH. 3-1

            NOW THEREFORE, in consideration of the agreements contained herein, and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Depositor, Goldman and the Seller agree as follows:

            1. Indemnification and Contribution.

            (a) The Seller agrees to indemnify and hold harmless the Depositor, Goldman, the Underwriter[s], the Initial Purchaser[s] and their respective affiliates and their respective present and former directors, officers, employees and agents and each person, if any, who controls the Depositor, Goldman, the Underwriter[s], the Initial Purchaser[s] or such affiliate within the meaning of either Section 15 of the Securities Act of 1933, as amended
(the "1933 Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Materials or the Free Writing Prospectus or any omission or alleged omission to state in the Prospectus Supplement, the Offering Circular, any ABS Informational and Computational Materials, any Free Writing Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any such untrue statement or omission or alleged untrue statement or alleged omission made in any amendment of or supplement to the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Materials or the Free Writing Prospectus and agrees to reimburse the Depositor, Goldman, the Underwriter[s], the Initial Purchaser[s] or such affiliates and each such officer, director, employee, agent and controlling person promptly upon demand for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Seller shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Seller Information. The foregoing indemnity agreement is in addition to any liability which Seller may otherwise have to the Depositor, Goldman, the Underwriter[s], the Initial Purchaser[s] their affiliates or any such director, officer, employee, agent or controlling person of the Depositor, Goldman, the Underwriter[s], the Initial Purchaser[s] or their respective affiliates.


                                   EXH. 3-2

            As used herein:

            "ABS Informational and Computational Material" means any written communication as defined in Item 1101(a) of Regulation AB under the 1933 Act and the 1934 Act, as may be amended from time to time.

            "Free Writing Prospectus" means any written communication that constitutes a "free writing prospectus," as defined in Rule 405 under the 1933 Act.

            "Seller Information" means (A) all information in the Prospectus Supplement, the Offering Circular, any ABS Informational and Computational Materials or any Free Writing Prospectus or any amendment or supplement thereto, (i) contained under the headings ["Transaction Overview--Parties--The Responsible Party"] and ["The Mortgage Loan Pool--Underwriting Guidelines"] and (ii) regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission or alleged untrue statement or omission arises from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any Affiliate thereof by or on behalf of the Seller or any Affiliate thereof), and
(B) [and static pool information provided by or on behalf of the Seller, regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Materials or the Free Writing Prospectus] [incorporated by reference from the website located at ______________].

            "Offering Circular" means the offering circular, dated [__________] relating to the private offering of the [_______________] Certificates.

            (b) Promptly after receipt by any indemnified party under this
Section 1 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 1 except to the extent it has been materially prejudiced by such failure; and provided, further, however, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 1.

            If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except as provided in the following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 1 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.


                                   EXH. 3-3

            Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that in the reasonable judgment of such counsel it is necessary or appropriate for such indemnified party to employ separate counsel due to actual or potential differing interests between the parties; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties.

            Each indemnified party, as a condition of the indemnity agreements contained in this Section 1, shall cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

            (c) If the indemnification provided for in this Section 1 is unavailable to an indemnified party, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, respectively, in connection with the statements or omissions that result in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified party and indemnifying party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations.


                                   EXH. 3-4

            (d) The indemnity and contribution agreements contained in this
Section 1 and the representations and warranties set forth in Section 2 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, Goldman, the Underwriter[s], the Initial Purchaser[s], their respective affiliates, directors, officers, employees or agents or any person controlling the Depositor, Goldman, the Underwriter[s], the Initial Purchaser[s] or any such affiliate, and (iii) acceptance of and payment for any of the Offered Certificates or Private Certificates.

            2. Representations and Warranties. Seller represents and warrants that:

            (i) Seller is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, as applicable, and has full power and authority to own its assets and to transact the business in which it is currently engaged. Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of Seller;

            (ii) Seller is not required to obtain the consent of any other person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

            (iii) the execution, delivery and performance of this Agreement by Seller will not violate any provision of any existing law or regulation or any order decree of any court applicable to Seller or any provision of the charter or bylaws of Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Seller is a party or by which it may be bound;

            (iv) (a) no proceeding of or before any court, tribunal or governmental body is currently pending or, (b) to the knowledge of Seller, threatened against Seller or any of its properties or with respect to this Agreement or the Offered Certificates, in either case, which would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of Seller;

            (v) Seller has full power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, by the availability of equitable remedies, and by limitations of public policy under applicable securities law as to rights of indemnity and contribution thereunder; and

            (vi) this Agreement has been duly executed and delivered by Seller.


                                   EXH. 3-5

            3. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Seller, will be mailed, delivered or faxed or emailed and confirmed by mail [______________________]; if sent to Goldman, will be mailed, delivered or faxed or emailed and confirmed by mail to Goldman Sachs Mortgage Company, 100 Second Avenue South, Suite 200 North, St. Petersburg, Florida 33701, Attention: Charles Neff, Tel: (727) 825-3800,
Fax: (727) 825-3821, with a copy to Goldman Sachs Mortgage Company, 85 Broad Street, New York, New York 10004, Tel: (212) 902-3277, Fax (212) 902-3000; if
to the Depositor, will be mailed, delivered or telegraphed and confirmed to [____________________]; or if to the Underwriter[s], will be mailed, delivered or telegraphed and confirmed to [_____________________]; or if to the Initial Purchaser[s], will be mailed, delivered or telegraphed and confirmed to [_____________________].

            4. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws provisions thereof. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns and the controlling persons referred to herein, and no other person shall have any right or obligation hereunder. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be considered an original, and all such counterparts shall constitute one and the same instrument. Capitalized terms used but not defined herein shall have the meanings provided in the P&S.

            5. Submission To Jurisdiction; Waivers. The Seller hereby irrevocably and unconditionally:

            (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE DEPOSITOR SHALL HAVE BEEN NOTIFIED; AND


                                   EXH. 3-6

            (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                           [SIGNATURE PAGE FOLLOWS]




                                   EXH. 3-7

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, this __th day of [_____________].

                                       [DEPOSITOR]


                                       By:  ___________________________________
                                            Name:
                                            Title:

                                       GOLDMAN SACHS MORTGAGE COMPANY

                                       By:  GOLDMAN SACHS REAL ESTATE FUNDING
                                            CORP., a New York corporation, as
                                            General Partner


                                       By:  ___________________________________
                                            Name:
                                            Title:

                                       AMERICAN HOME MORTGAGE CORP.


                                       By:  ___________________________________
                                            Name:
                                            Title:


                                   EXH. 3-8

                                   EXHIBIT 4

                        CUSTODIAL ACCOUNT CERTIFICATION

                                                           _________ __, 200__

            American Home Mortgage Servicing, Inc. hereby certifies that it has established the account described below as a Custodial Account pursuant to Subsection 11.04 of the Mortgage Loan Sale and Servicing Agreement, dated as of December 1, 2005, Fixed and Adjustable Rate Mortgage Loans.

            Title of Account: "American Home Mortgage Servicing, Inc., in trust for Goldman Sachs Mortgage Company as Purchaser of Mortgage Loans and various Mortgagors."

            Account Number: __________________________

           Address of office or
branch of [_____________________]
at which the Custodial
Account is maintained:      ______________________
                            ______________________
                            ______________________

                                             AMERICAN HOME MORTGAGE
                                               SERVICING, INC.


                                             By: ______________________________
                                                 Name:
                                                 Title:


                                   EXH. 4-1

                                   EXHIBIT 5

                      CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                           _________ __, 200__

To:

            (the "Depository")

            As Servicer under the Mortgage Loan Sale and Servicing Agreement, dated as of December 1, 2005, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as "American Home Mortgage Servicing, Inc., in trust for Goldman Sachs Mortgage Company as Purchaser of Mortgage Loans and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                                    AMERICAN HOME MORTGAGE
                                                      SERVICING, INC., Servicer


                                                    By: _______________________
                                                        Name:
                                                        Title:


                                   EXH. 5-1

            The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ____________________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").


                                                [___________________________],
                                                     as Depository


                                                By:  _________________________
                                                     Name:
                                                     Title:
                                                     Date:


                                   EXH. 5-2

                                   EXHIBIT 6

                         ESCROW ACCOUNT CERTIFICATION

                                                           _________ __, 200__

            American Home Mortgage Servicing, Inc. hereby certifies that it has established the account described below as an Escrow Account pursuant to Subsection 11.06 of the Mortgage Loan Sale and Servicing Agreement, dated as of December 1, 2005, Fixed and Adjustable Rate Mortgage Loans.

      Title of Account: "American Home Mortgage Servicing, Inc., in trust for Goldman Sachs Mortgage Company as Purchaser of Mortgage Loans and various Mortgagors."

      Account Number: __________________________

           Address of office or
branch of [_____________________]
at which the Escrow
Account is maintained:      ______________________
                            ______________________
                            ______________________

                                                    AMERICAN HOME MORTGAGE
                                                      SERVICING, INC., Servicer


                                                    By: _______________________
                                                        Name:
                                                        Title:


                                   EXH. 6-1

                                   EXHIBIT 7

                        ESCROW ACCOUNT LETTER AGREEMENT

                                                           _________ __, 200__

To:

            (the "Depository")

            As Servicer under the Mortgage Loan Sale and Servicing Agreement, dated as of December 1, 2005, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as "American Home Mortgage Servicing, Inc., in trust for Goldman Sachs Mortgage Company as Purchaser of Mortgage Loans and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                                    AMERICAN HOME MORTGAGE
                                                      SERVICING, INC., Servicer


                                                    By: _______________________
                                                        Name:
                                                        Title:


                                   EXH. 7-1

            The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ____________________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").


                                                       [____________________],
                                                           as Depository


                                                       By: ____________________
                                                           Name:
                                                           Title:
                                                           Date:


                                   EXH. 7-2

                                   EXHIBIT 8

                            UNDERWRITING GUIDELINES

                              [SELLER TO PROVIDE]




                                   EXH. 8-1

                                   EXHIBIT 9

                 REQUIRED FIELDS FOR MONTHLY REMITTANCE REPORT


      Minimum fields required for the Monthly Remittance Report:

      (p) investor;

      (q) category;

      (r) loan number;

      (s) inventory loan number;

      (t) contractual due date;

      (u) interest rate;

      (v) servicing fee rate;

      (w) servicing payment;

      (x) yield rate;

      (y) principal and interest payment;

      (z) beginning principal balance;

      (aa) ending principal balance;

      (bb) beginning scheduled balance;

      (cc) scheduled principal payment;

      (dd) scheduled interest payment;

      (ee) remittance amount;

      (ff) actual principal payments (actual principal payments that the borrower made in the reporting period);

      (gg) actual interest payments (actual interest payments that the borrower made in the reporting period);

      (hh) principal curtailments (principal curtailments applied to the loan in the reporting period);

      (ii) payoff date;


                                   EXH. 9-1

            (jj) borrower's name;

            (kk) escrow balance;

            (ll) corporate balance;

            (mm) suspense balance;

            (nn) A code indicating whether the borrower is in bankruptcy;

            (oo) A code indicating whether the borrower is in foreclosure; and

            (pp) A code indicating whether the borrower is in forbearance (or loss mitigation).


                                   EXH. 9-2

                                  EXHIBIT 10

                    FORM OF SELLER'S OFFICER'S CERTIFICATE

            I, ____________________, hereby certify that I am the duly elected [Vice] President of ________________ [COMPANY], a [state] [federally] chartered institution organized under the laws of the [state of ____________] [United States] (the "Company") and further as follows:

            1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since ___________.

            2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since

            3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

            4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver the Mortgage Loan Sale and Servicing Agreement, dated as of December 1, 2005, by and between Goldman Sachs Mortgage Company (the "Purchaser") and the Company (the "Sale and Servicing Agreement") [and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original [or facsimile] signature], and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since ____________.

            5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Sale and Servicing Agreement, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or
      (ii) any required consent, approval, authorization or order has been obtained by the Company.

            6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Sale and Servicing Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.


                                  EXH. 10-1

            7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or which would draw into question the validity of the Sale and Servicing Agreement, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Sale and Servicing Agreement.

            8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed (a) the Sale and Servicing Agreement and (b) any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

            9. The Company is duly authorized to engage in the transactions described and contemplated in the Sale and Servicing Agreement.


                                  EXH. 10-2

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:
        ---------------------------



By:
        ---------------------------

Name:
        ---------------------------

[Seal]                                      Title: [Vice] President



            I, ________________________, an [Assistant] Secretary of
______________[COMPANY], hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

            IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:
        ---------------------------



By:
        ---------------------------

Name:
        ---------------------------

Title:
        ---------------------------
        [Assistant] Secretary


                                  EXH. 10-3

                                 EXHIBIT 5 to
                        Company's Officer's Certificate

         NAME                        TITLE                        SIGNATURE
 ---------------------        --------------------           ------------------

 ---------------------        --------------------           ------------------

 ---------------------        --------------------           ------------------

 ---------------------        --------------------           ------------------

 ---------------------        --------------------           ------------------

 ---------------------        --------------------           ------------------

 ---------------------        --------------------           ------------------

 ---------------------        --------------------           ------------------


                                  EXH. 10-4

                                  EXHIBIT 11

                     FORM OF OPINION OF COUNSEL TO SELLER



                                    (date)

Goldman Sachs Mortgage Company
100 Second Avenue South
Suite 200 North
St. Petersburg, Florida 33701

Dear Sirs:

            You have requested [our] [my] opinion, as [Assistant] General Counsel to American Home Mortgage Corp. (the "Company"), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Mortgage Loan Sale and Servicing Agreement, by and between the Company and Goldman Sachs Mortgage Company (the "Purchaser"), dated as of December 1, 2005, (the "Agreement") which sale is in the form of whole loans. Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

            [We] [I] have examined the following documents:

            1.________the Agreement;

            2.________the form of Assignment of Mortgage;

            3.________the form of endorsement of the Mortgage Notes; and

            4.________such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

            To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

            Based upon the foregoing, it is [our] [my] opinion that:

            1. The Company is a [type of entity] duly organized, validly existing and in good standing under the laws of the [United States] and is qualified to transact business in, and is in good standing under, the laws of [the state of incorporation/formation].


                                  EXH. 11-1

            2. The Company has the power to engage in the transactions contemplated by the Agreement and all requisite power, authority and legal right to execute and deliver the Agreement and to perform and observe the terms and conditions of the Agreement.

            3. The Agreement has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

            4. The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreement.

            5. The Company has been duly authorized to allow any of its officers to execute by original [or facsimile] signature the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original [or facsimile] signature of the officer of the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

            6. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreement and the sale of the Mortgage Loans by the Company or the consummation of the transactions contemplated by the Agreement or (ii) any required consent, approval, authorization or order has been obtained by the Company.

            7. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

            8. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreement.


                                  EXH. 11-2

            9. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

            10. The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in the Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

            This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of the date of this opinion.

      Very truly yours,


      ---------------------------------------
      [Name]

      ---------------------------------------
      [Assistant] General Counsel


                                  EXH. 11-3

                                  EXHIBIT 12

                    FORM OF SECURITY RELEASE CERTIFICATION



                                                    ___________________, _____

________________________
________________________
________________________


Attention:           ___________________________
                     ___________________________

            Re:   Notice of Sale and Release of Collateral

Dear Sirs:

            This letter serves as notice that AMERICAN HOME MORTGAGE CORP., a corporation organized pursuant to the laws of the state of New York (the "Company") has committed to sell to Goldman Sachs Mortgage Company under a Mortgage Loan Sale and Servicing Agreement, dated as of December 1, 2005, certain mortgage loans originated by the Company. The Company warrants that the mortgage loans to be sold to Goldman Sachs Mortgage Company are in addition to and beyond any collateral required to secure advances made by you to the Company.

            The Company acknowledges that the mortgage loans to be sold to Goldman Sachs Mortgage Company shall not be used as additional or substitute collateral for advances made by [____________]. Goldman Sachs Mortgage Company understands that the balance of the Company's mortgage loan portfolio may be used as collateral or additional collateral for advances made by [___________], and confirms that it has no interest therein.


                                  EXH. 12-1

            Execution of this letter by [___________] shall constitute a full and complete release of any security interest, claim, or lien which [___________] may have against the mortgage loans to be sold to Goldman Sachs Mortgage Company.

                                                 Very truly yours,


                                                 ______________________________

                                                 By:___________________________
                                                 Name:_________________________
                                                 Title:________________________
                                                 Date:_________________________


Acknowledged and approved:

__________________________



By:____________________________
Name:__________________________
Title:_________________________
Date:__________________________


                                  EXH. 12-2

                                  EXHIBIT 13

                    FORM OF SECURITY RELEASE CERTIFICATION

                        I. Release of Security Interest

            The financial institution named below hereby relinquishes any and all right, title, interest, lien or claim of any kind it may have in all mortgage loans described on the attached Schedule A (the "Mortgage Loans") to be purchased by Goldman Sachs Mortgage Company from the company named on the next page pursuant to that certain Mortgage Loan Sale and Servicing Agreement, dated as of December 1, 2005 and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company. Such release shall be effective automatically without any further action by any party upon payment in one or more installments, in immediately available funds, of $_____________, in accordance with the wire instructions set forth below.

Name, Address and Wire Instructions of Financial Institution

           ________________________________
                     (Name)

           ________________________________
                     (Address)

           ________________________________
           ________________________________
           ________________________________


           By:_____________________________


                                  EXH. 13-1

                         II. Certification of Release

            The Company named below hereby certifies to Goldman Sachs Mortgage Company that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Goldman Sachs Mortgage Company the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

                     ___________________________

By:___________________________
Title:________________________
Date:_________________________


                                  EXH. 13-2

                                  EXHIBIT 14

                       FORM OF ASSIGNMENT AND CONVEYANCE

            On this ___ day of __________, ____, American Home Mortgage Corp. ("Seller"), as (i) the Seller under that certain Purchase Price and Terms Agreement, dated as of ___________, _____ (the "PPTA"), (ii) the Seller under that certain Mortgage Loan Sale and Servicing Agreement, dated as of December 1, 2005 (the "Sale and Servicing Agreement") and, together with the PPTA, the "Agreements") does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company ("Purchaser") as the Purchaser under the Agreements, without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans"), together with the Mortgage Files and all rights and obligations arising under the documents contained therein. Each Mortgage Loan subject to the Agreements was underwritten in accordance with, and conforms to, the Underwriting Guidelines attached hereto as Exhibit C. Pursuant to Section 6 of the Sale and Servicing Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Custodial Agreement. The contents of each Servicing File required to be retained by the Servicer to service the Mortgage Loans pursuant to the Sale and Servicing Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Servicer in its capacity as Servicer for the benefit of the Purchaser as the owner thereof. The Servicer's possession of any portion of the Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Sale and Servicing Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller or the Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Servicer at the will of the Purchaser in such custodial capacity only.

            The Mortgage Loan Package characteristics of the Mortgage Loans subject hereto are set forth on Exhibit B hereto.

            In accordance with Section 6 of the Sale and Servicing Agreement, the Purchaser accepts the Mortgage Loans listed on Exhibit A attached hereto. Notwithstanding the foregoing the Purchaser does not waive any rights or remedies it may have under the Agreements.

            Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Sale and Servicing Agreement.

                           [Signature Page Follows]


                                  EXH. 14-1

                                                AMERICAN HOME MORTGAGE CORP.


                                                By:  __________________________
                                                     Name:
                                                     Title:

Accepted and Agreed:

GOLDMAN SACHS MORTGAGE COMPANY

By:  GOLDMAN SACHS REAL ESTATE FUNDING CORP.,
     a New York corporation, as General Partner


By:________________________
   Name:
   Title:


                                  EXH. 14-2

                                   EXHIBIT A
                    TO ASSIGNMENT AND CONVEYANCE AGREEMENT

                              THE MORTGAGE LOANS







                                  EXH. 14-3

                                   EXHIBIT B
                    TO ASSIGNMENT AND CONVEYANCE AGREEMENT

           REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE POOL
                CHARACTERISTICS OF EACH MORTGAGE LOAN PACKAGE

            Pool Characteristics of the Mortgage Loan Package as delivered on the related Closing Date:

            No Mortgage Loan has: (1) an outstanding principal balance less than $_________; (2) an origination date earlier than _ months prior to the related Cut-off Date; (3) an LTV of greater than _____%; (4) a FICO Score of less than ___; or (5) a debt-to-income ratio of more than __%. Each Mortgage Loan has a Mortgage Interest Rate of at least ___% per annum and an outstanding principal balance of less than $_________. Each Adjustable Rate Mortgage Loan has an Index of [_______].


                                  EXH. 14-4

                                   EXHIBIT C
                    TO ASSIGNMENT AND CONVEYANCE AGREEMENT

                            UNDERWRITING GUIDELINES


                                  EXH. 14-5

                                  EXHIBIT 15

                 FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

            THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated [____________ __, 20__] ("Agreement"), among Goldman Sachs Mortgage Company ("Assignor"), [____________________] ("Assignee"), AMERICAN HOME MORTGAGE CORP. (the "Company") and AMERICAN HOME MORTGAGE SERVICING, INC. (the "Servicer"):

            For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

            1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans") and (b) except as described below, that certain Mortgage Loan Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of December 1, 2005, by and among the Assignor, as purchaser (the "Purchaser"), the Company, as seller and the Servicer, as servicer, solely insofar as the Sale and Servicing Agreement relates to the Mortgage Loans.

            The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Sale and Servicing Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

Recognition of the Company and the Servicer

            2. From and after the date hereof (the "Securitization Closing Date"), each of the Company and the Servicer shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Sale and Servicing Agreement (solely to the extent set forth herein) and this Agreement to [__________________] (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of [__________, 200_] (the "Pooling Agreement"), among the Assignee, the Assignor, [___________________], as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the "Trustee"), [____________________], as master servicer (including its successors in interest and any successor servicer under the Pooling Agreement, the "Master Servicer"). Each of the Company and the Servicer hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) each of the Company and the Servicer shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the Mortgage Loans,
(iii) the Trust (including the Trustee and the Master Servicer acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they


                                  EXH. 15-1
relate to the Mortgage Loans, under the Sale and Servicing Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Section 6 of the Sale and Servicing Agreement, and shall be entitled to enforce all of the obligations of the Company or the Servicer thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser, the Custodian or the Bailee under the Sale and Servicing Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Master Servicer acting on the Trust's behalf). Neither the Company nor the Servicer nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Sale and Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's or the Servicer's performance under the Sale and Servicing Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company and the Servicer

            3. Each of the Company and the Servicer warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

            (a) Each of the Company and the Servicer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (b) Each of the Company and the Servicer has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Sale and Servicing Agreement. The execution by the Company and the Servicer of this Agreement is in the ordinary course of the Company's and the Servicer's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's or the Servicer's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company or the Servicer is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or the Servicer or their property is subject. The execution, delivery and performance by the Company and the Servicer of this Agreement have been duly authorized by all necessary corporate action on part of the Company and the Servicer. This Agreement has been duly executed and delivered by the Company and the Servicer, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company and the Servicer, enforceable against the Company and the Servicer in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

            (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company or the Servicer in connection with the execution, delivery or performance by the Company and the Servicer of this Agreement; and


                                  EXH. 15-2

            (d) There is no action, suit, proceeding or investigation pending or, to the best of the Company's and the Servicer's knowledge, threatened against the Company or the Servicer, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Sale and Servicing Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company or the Servicer to perform its obligations under this Agreement or the Sale and Servicing Agreement, and the Company and the Servicer are solvent.

            4. Pursuant to Section 15 of the Sale and Servicing Agreement, each of the Company and the Servicer hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Section 7.01 and Section 7.02 of the Sale and Servicing Agreement are true and correct as of the date hereof as if such representations and warranties were made on the date hereof unless otherwise specifically stated in such representations and warranties.

Remedies for Breach of Representations and Warranties

            5. Each of the Company and the Servicer hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Master Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company or the Servicer set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 7.03 of the Sale and Servicing Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Miscellaneous

            6. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            7. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

            8. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Master Servicer acting on the Trust's behalf). Any entity into which Assignor, Assignee, Company or Servicer may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee, Company or Servicer, respectively, hereunder.

            9. Each of this Agreement and the Sale and Servicing Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Sale and Servicing Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Sale and Servicing Agreement.


                                  EXH. 15-3

            10. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

            11. In the event that any provision of this Agreement conflicts with any provision of the Sale and Servicing Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

            12. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Sale and Servicing Agreement.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                             AMERICAN HOME MORTGAGE CORP.


                                             By:     __________________________
                                                  Name:________________________
                                                  Its:_________________________


                                             AMERICAN HOME MORTGAGE SERVICING,
                                             INC.


                                             By:     __________________________
                                                  Name:________________________
                                                  Its:

                                             GOLDMAN SACHS MORTGAGE COMPANY

                                             BY: GOLDMAN SACHS REAL ESTATE
                                                   FUNDING CORP., a New York
                                                   Corporation, as General
                                                   Partner


                                             By:     __________________________
                                                  Name:________________________
                                                  Its:_________________________


                                  EXH. 15-4

                                             [ASSIGNEE]


                                             By:     __________________________
                                                  Name:________________________
                                                  Its:_________________________


                                  EXH. 15-5

                                  EXHIBIT 16

                         FORM OF ANNUAL CERTIFICATION

      Re: The [ ] agreement dated as of [ ], 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

            I, ________________________________, the _______________________
of [NAME OF COMPANY], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the "Company Servicing Information");

            2. Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

            3. Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

            4. I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

            5. The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the


                                  EXH. 16-1

      [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.


                                             Date:_____________________________


                                             By:  _____________________________
                                                  Name:
                                                  Title:


                                  EXH. 16-2

                                  EXHIBIT 17

        SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

            The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

----------------------------------------------------------------------------------------------
                                                                              Applicable
                                        Servicing Criteria                Servicing Criteria
----------------------------------------------------------------------------------------------
        Reference          Criteria
----------------------------------------------------------------------------------------------
                           General Servicing Considerations
----------------------------------------------------------------------------------------------

1122(d)(1)(i)              Policies and procedures are instituted to
                           monitor any performance or other triggers
                           and events of default in accordance with
                           the transaction agreements.
----------------------------------------------------------------------------------------------

1122(d)(1)(ii)             If any material servicing activities are
                           outsourced to third parties, policies and
                           procedures are instituted to monitor the
                           third party's performance and compliance
                           with such servicing activities.
----------------------------------------------------------------------------------------------

1122(d)(1)(iii)            Any requirements in the transaction
                           agreements to maintain a back-up servicer
                           for the mortgage loans are maintained.
----------------------------------------------------------------------------------------------

1122(d)(1)(iv)             A fidelity bond and errors and omissions
                           policy is in effect on the party
                           participating in the servicing function
                           throughout the reporting period in the
                           amount of coverage required by and
                           otherwise in accordance with the terms of
                           the transaction agreements.
----------------------------------------------------------------------------------------------

                           Cash Collection and Administration
----------------------------------------------------------------------------------------------

1122(d)(2)(i)              Payments on mortgage loans are deposited
                           into the appropriate custodial bank
                           accounts and related bank clearing accounts
                           no more than two business days following
                           receipt, or such other number of days
                           specified in the transaction agreements.
----------------------------------------------------------------------------------------------

1122(d)(2)(ii)             Disbursements made via wire transfer on
                           behalf of an obligor or to an investor are
                           made only by authorized personnel.
----------------------------------------------------------------------------------------------

1122(d)(2)(iii)            Advances of funds or guarantees regarding
                           collections, cash flows or distributions,
                           and any interest or other fees charged for
                           such advances, are made, reviewed and
                           approved as specified in the transaction
                           agreements.
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                                              Applicable
                                        Servicing Criteria                Servicing Criteria
----------------------------------------------------------------------------------------------
        Reference          Criteria
----------------------------------------------------------------------------------------------
                           General Servicing Considerations
----------------------------------------------------------------------------------------------

1122(d)(2)(iv)             The related accounts for the transaction,
                           such as cash reserve accounts or accounts
                           established as a form of
                           overcollateralization, are separately
                           maintained (e.g., with respect to
                           commingling of cash) as set forth in the
                           transaction agreements.
----------------------------------------------------------------------------------------------

1122(d)(2)(v)              Each custodial account is maintained at a
                           federally insured depository institution as
                           set forth in the transaction agreements.
                           For purposes of this criterion, "federally
                           insured depository institution" with
                           respect to a foreign financial institution
                           means a foreign financial institution that
                           meets the requirements of Rule 13k-1(b)(1)
                           of the Securities Exchange Act.
----------------------------------------------------------------------------------------------

1122(d)(2)(vi)             Unissued checks are safeguarded so as to
                           prevent unauthorized access.
----------------------------------------------------------------------------------------------

1122(d)(2)(vii)            Reconciliations are prepared on a monthly
                           basis for all asset-backed securities
                           related bank accounts, including custodial
                           accounts and related bank clearing
                           accounts. These reconciliations are (A)
                           mathematically accurate; (B) prepared
                           within 30 calendar days after the bank
                           statement cutoff date, or such other number
                           of days specified in the transaction
                           agreements; (C) reviewed and approved by
                           someone other than the person who prepared
                           the reconciliation; and (D) contain
                           explanations for reconciling items. These
                           reconciling items are resolved within 90
                           calendar days of their original
                           identification, or such other number of
                           days specified in the transaction
                           agreements.
----------------------------------------------------------------------------------------------

                           Investor Remittances and Reporting
----------------------------------------------------------------------------------------------

1122(d)(3)(i)              Reports to investors, including those to be
                           filed with the Commission, are maintained
                           in accordance with the transaction
                           agreements and applicable Commission
                           requirements. Specifically, such reports
                           (A) are prepared in accordance with
                           timeframes and other terms set forth in the
                           transaction agreements; (B) provide
                           information calculated in accordance with
                           the terms specified in the transaction
                           agreements; (C) are filed with the
                           Commission as required by its rules and
                           regulations; and (D) agree with investors'
                           or the trustee's records as to the total
                           unpaid principal balance and number of
                           mortgage loans serviced by the Servicer.
----------------------------------------------------------------------------------------------

                                  EXH. 17-2

----------------------------------------------------------------------------------------------
                                                                              Applicable
                                        Servicing Criteria                Servicing Criteria
----------------------------------------------------------------------------------------------
        Reference          Criteria
----------------------------------------------------------------------------------------------
1122(d)(3)(ii)             Amounts due to investors are allocated and
                           remitted in accordance with timeframes,
                           distribution priority and other terms set
                           forth in the transaction agreements.
----------------------------------------------------------------------------------------------

1122(d)(3)(iii)            Disbursements made to an investor are
                           posted within two business days to the
                           Servicer's investor records, or such other
                           number of days specified in the transaction
                           agreements.
----------------------------------------------------------------------------------------------

1122(d)(3)(iv)             Amounts remitted to investors per the
                           investor reports agree with cancelled
                           checks, or other form of payment, or
                           custodial bank statements.
----------------------------------------------------------------------------------------------

                           Pool Asset Administration
----------------------------------------------------------------------------------------------

1122(d)(4)(i)              Collateral or security on mortgage loans is
                           maintained as required by the transaction
                           agreements or related mortgage loan
                           documents.
----------------------------------------------------------------------------------------------

1122(d)(4)(ii)             Mortgage loan and related documents are
                           safeguarded as required by the transaction
                           agreements
----------------------------------------------------------------------------------------------

1122(d)(4)(iii)            Any additions, removals or substitutions to
                           the asset pool are made, reviewed and
                           approved in accordance with any conditions
                           or requirements in the transaction
                           agreements.
----------------------------------------------------------------------------------------------

1122(d)(4)(iv)             Payments on mortgage loans, including any
                           payoffs, made in accordance with the
                           related mortgage loan documents are posted
                           to the Servicer's obligor records
                           maintained no more than two business days
                           after receipt, or such other number of days
                           specified in the transaction agreements,
                           and allocated to principal, interest or
                           other items (e.g., escrow) in accordance
                           with the related mortgage loan documents.
----------------------------------------------------------------------------------------------

1122(d)(4)(v)              The Servicer's records regarding the
                           mortgage loans agree with the Servicer's
                           records with respect to an obligor's unpaid
                           principal balance.
----------------------------------------------------------------------------------------------

1122(d)(4)(vi)             Changes with respect to the terms or status
                           of an obligor's mortgage loans (e.g., loan
                           modifications or re-agings) are made,
                           reviewed and approved by authorized
                           personnel in accordance with the
                           transaction agreements and related pool
                           asset documents.
----------------------------------------------------------------------------------------------

                                  EXH. 17-3

----------------------------------------------------------------------------------------------
                                                                              Applicable
                                        Servicing Criteria                Servicing Criteria
----------------------------------------------------------------------------------------------
        Reference          Criteria
----------------------------------------------------------------------------------------------
1122(d)(4)(vii)            Loss mitigation or recovery actions (e.g.,
                           forbearance plans, modifications and deeds
                           in lieu of foreclosure, foreclosures and
                           repossessions, as applicable) are
                           initiated, conducted and concluded in
                           accordance with the timeframes or other
                           requirements established by the transaction
                           agreements.
----------------------------------------------------------------------------------------------

1122(d)(4)(viii)           Records documenting collection efforts are
                           maintained during the period a mortgage
                           loan is delinquent in accordance with the
                           transaction agreements. Such records are
                           maintained on at least a monthly basis, or
                           such other period specified in the
                           transaction agreements, and describe the
                           entity's activities in monitoring
                           delinquent mortgage loans including, for
                           example, phone calls, letters and payment
                           rescheduling plans in cases where
                           delinquency is deemed temporary (e.g.,
                           illness or unemployment).
----------------------------------------------------------------------------------------------

1122(d)(4)(ix)             Adjustments to interest rates or rates of
                           return for mortgage loans with variable
                           rates are computed based on the related
                           mortgage loan documents.
----------------------------------------------------------------------------------------------

1122(d)(4)(x)              Regarding any funds held in trust for an
                           obligor (such as escrow accounts): (A) such
                           funds are analyzed, in accordance with the
                           obligor's mortgage loan documents, on at
                           least an annual basis, or such other period
                           specified in the transaction agreements;
                           (B) interest on such funds is paid, or
                           credited, to obligors in accordance with
                           applicable mortgage loan documents and
                           state laws; and (C) such funds are returned
                           to the obligor within 30 calendar days of
                           full repayment of the related mortgage
                           loans, or such other number of days
                           specified in the transaction agreements.
----------------------------------------------------------------------------------------------

1122(d)(4)(xi)             Payments made on behalf of an obligor (such
                           as tax or insurance payments) are made on
                           or before the related penalty or expiration
                           dates, as indicated on the appropriate
                           bills or notices for such payments,
                           provided that such support has been
                           received by the servicer at least 30
                           calendar days prior to these dates, or such
                           other number of days specified in the
                           transaction agreements.
----------------------------------------------------------------------------------------------

1122(d)(4)(xii)            Any late payment penalties in connection
                           with any payment to be made on behalf of an
                           obligor are paid from the servicer's funds
                           and not charged to the obligor, unless the
                           late payment was due to the obligor's error
                           or omission.
----------------------------------------------------------------------------------------------

                                  EXH. 17-4

----------------------------------------------------------------------------------------------
                                                                              Applicable
                                        Servicing Criteria                Servicing Criteria
----------------------------------------------------------------------------------------------
        Reference          Criteria
----------------------------------------------------------------------------------------------
1122(d)(4)(xiii)           Disbursements made on behalf of an obligor
                           are posted within two business days to the
                           obligor's records maintained by the
                           servicer, or such other number of days
                           specified in the transaction agreements.
----------------------------------------------------------------------------------------------

1122(d)(4)(xiv)            Delinquencies, charge-offs and
                           uncollectible accounts are recognized and
                           recorded in accordance with the transaction
                           agreements.
----------------------------------------------------------------------------------------------

1122(d)(4)(xv)             Any external enhancement or other support,
                           identified in Item 1114(a)(1) through (3)
                           or Item 1115 of Regulation AB, is
                           maintained as set forth in the transaction
                           agreements.
----------------------------------------------------------------------------------------------


                                                    [NAME OF COMPANY] [NAME OF
                                                          SUBSERVICER]


                                                    Date:______________________


                                                    By: _______________________
                                                        Name:
                                                        Title:



                                  EXH. 17-5

                                   EXHIBIT O

Comprehensive Amended and Restated Servicing Agreement, dated as of September
 1, 2005 by and among Goldman Sachs Mortgage Company and JPMorgan Chase Bank,
                             National Association

 [See Exhibit 99.11 to Form 8-K filed with the Commission on March 14, 2006,
                      Accession No. 0000905148-06-002297]

                                   EXHIBIT P

 Form of Master Loan Purchase Agreement, between various sellers and Goldman
                            Sachs Mortgage Company

 [See Exhibit 99.1 to Form 8-K filed with the Commission on February 14, 2006,
                     Accession No. 0000905148-06-001326]

                                   EXHIBIT Q

 Flow Servicing Agreement, dated as of May 1, 2005, between Countrywide Home
            Loans Servicing LP and Goldman Sachs Mortgage Company

  [See Exhibit 99.1 to Form 8-K filed with the Commission on March 17, 2006,
                      Accession No. 0000905148-06-001326]

                                   EXHIBIT R

Flow Servicing Agreement, dated as of January 1, 2006, between Avelo Mortgage,
                  L.L.C. and Goldman Sachs Mortgage Company

[See Exhibit 99.13 to Form 8-K/A filed with the Commission on March 14, 2006,
                      Accession No. 0000905148-06-002297]

                                   EXHIBIT S

  Master Seller's Warranties and Servicing Agreement, between Goldman Sachs Mortgage Company and Wells Fargo Bank, N.A., dated as of August 1, 2004, as amended by Amendment No. 1, dated as of April 26, 2005

                                                                     Exhibit S


                                                                EXECUTION COPY





             ----------------------------------------------------



                        GOLDMAN SACHS MORTGAGE COMPANY

                                   Purchaser

                                      and

                            WELLS FARGO BANK, N.A.

                                    Company



             ----------------------------------------------------

              MASTER SELLER'S WARRANTIES AND SERVICING AGREEMENT

                          Dated as of August 1, 2004

             ----------------------------------------------------







          Fixed Rate and Adjustable Rate Residential Mortgage Loans

                               TABLE OF CONTENTS



                                   ARTICLE I

                                  DEFINITIONS



                                  ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                         POSSESSION OF MORTGAGE FILES;
                              BOOKS AND RECORDS;
                             DELIVERY OF DOCUMENTS

Section 2.1    Conveyance of Mortgage Loans; Possession of Mortgage Files;
               Maintenance of Servicing Files...............................................10
Section 2.2    Books and Records; Transfers of Mortgage Loans...............................11
Section 2.3    Delivery of Documents........................................................12
Section 2.4    Mortgage Schedule............................................................14
Section 2.5    Examination of Mortgage Files................................................14
Section 2.6    Representations, Warranties and Agreements of the Company....................14
Section 2.7    Representation, Warranties and Agreement of Purchaser........................15
Section 2.8    Closing......................................................................15
Section 2.9    Closing Documents............................................................15


                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.1    Company Representations and Warranties.......................................16
Section 3.2    Representations and Warranties Regarding Individual Mortgage
               Loans........................................................................18
Section 3.3    Repurchase...................................................................29


                                  ARTICLE IV

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.1    Company to Act as Servicer...................................................30
Section 4.2    Liquidation of Mortgage Loans................................................31
Section 4.3    Collection of Mortgage Loan Payments.........................................32
Section 4.4    Establishment of and Deposits to Custodial Account...........................33
Section 4.5    Permitted Withdrawals From Custodial Account.................................34
Section 4.6    Establishment of and Deposits to Escrow Account..............................35
Section 4.7    Permitted Withdrawals From Escrow Account....................................36
Section 4.8    Payment of Taxes, Insurance and Other Charges................................37
Section 4.9    Protection of Accounts.......................................................37
Section 4.10   Maintenance of Hazard Insurance..............................................37
Section 4.11   Maintenance of Primary Mortgage Insurance Policy; Claims.....................38
Section 4.12   Maintenance of Mortgage Impairment Insurance.................................39
Section 4.13   Maintenance of Fidelity Bond and Errors and Omissions Insurance..............39
Section 4.14   Inspections..................................................................39
Section 4.15   Restoration of Mortgaged Property............................................40


Section 4.16   Claims.......................................................................40
Section 4.17   Title, Management and Disposition of REO Property............................40
Section 4.18   Real Estate Owned Reports....................................................41
Section 4.19   Liquidation Reports..........................................................42
Section 4.20   Reports of Foreclosures and Abandonments of Mortgaged Property...............42
Section 4.21   Fair Credit Reporting Act....................................................42


                                   ARTICLE V

                             PAYMENTS TO PURCHASER

Section 5.1    Remittances..................................................................42
Section 5.2    Statements to Purchaser......................................................43
Section 5.3    Monthly Advances by Company..................................................43


                                  ARTICLE VI

                         GENERAL SERVICING PROCEDURES

Section 6.1    Transfers of Mortgaged Property..............................................43
Section 6.2    Satisfaction of Mortgages and Release of Mortgage Files......................44
Section 6.3    Servicing Compensation.......................................................44
Section 6.4    Annual Statement as to Compliance............................................45
Section 6.5    Annual Independent Public Accountants' Servicing Report......................45
Section 6.6    Right to Examine Company Records.............................................45
Section 6.7    Compliance with REMIC Provisions.............................................45


                                  ARTICLE VII

                             COMPANY TO COOPERATE

Section 7.1    Provision of Information.....................................................46
Section 7.2    Financial Statements; Servicing Facility.....................................46


                                 ARTICLE VIII

                                  THE COMPANY

Section 8.1    Indemnification; Third Party Claims..........................................46
Section 8.2    Merger or Consolidation of the Company.......................................47
Section 8.3    Limitation on Liability of Company and Others................................47
Section 8.4    Limitation on Resignation and Assignment by Company..........................47


                                  ARTICLE IX

                             PASS-THROUGH TRANSFER

Section 9.1    Removal of Mortgage Loans from Inclusion Under this Agreement
               Upon a Pass-Through Transfer.................................................48


                                   ARTICLE X

                                    DEFAULT

Section 10.1   Events of Default............................................................50
Section 10.2   Waiver of Defaults...........................................................52


                                  ARTICLE XI

                                  TERMINATION

Section 11.1   Termination..................................................................52
Section 11.2   Termination Without Cause....................................................52
Section 11.3   Termination With Cause.......................................................52


                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS

Section 12.1   Successor to Company.........................................................53
Section 12.2   Amendment....................................................................54
Section 12.3   Governing Law................................................................54
Section 12.4   Duration of Agreement........................................................54
Section 12.5   Notices......................................................................54
Section 12.6   Relationship of Parties......................................................55
Section 12.7   Execution; Successors and Assigns............................................55
Section 12.8   Recordation of Assignments of Mortgage.......................................56
Section 12.9   Assignment by Purchaser......................................................56
Section 12.10  Solicitation of Mortgagor....................................................56

EXHIBITS

Exhibit A      Form of Assignment and Conveyance Agreement
Exhibit A-1    Data File Elements
Exhibit B      Contents of Each Mortgage Loan File
Exhibit C      Form of Custodial Agreement
Exhibit D      Form of Opinion of Counsel
Exhibit E      Items to Be Included in Monthly Remittance Advice
Exhibit F      Form of Assignment and Assumption Agreement
Exhibit G      Form of Seller's Officer's Certificate
Exhibit H      Form of Annual Certification

      This is a Master Seller's Warranties and Servicing Agreement for fixed rate and adjustable rate residential first mortgage loans, dated and effective as of August 1, 2004, and is executed between Goldman Sachs Mortgage Company, as purchaser (the "Purchaser"), and Wells Fargo Bank, N.A., as seller and servicer (the "Company").

                              W I T N E S S E T H

      WHEREAS, the Purchaser desires to purchase from time to time from the Company and the Company desires to sell from time to time to the Purchaser certain first-lien, fixed rate and adjustable rate residential mortgage loans (the "Mortgage Loans") which shall be delivered in pools of whole loans (each, a "Mortgage Loan Package") on various dates as provided herein (each, a "Closing Date");

      WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a one-to-four family residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan; and

      WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the conveyance, servicing and control of the Mortgage Loans;

      NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

      Accepted Servicing Practices: With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

      Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

      Agreement: This Seller's Warranties and Servicing Agreement and all exhibits hereto, amendments hereof and supplements hereto.

      ALTA: The American Land Title Association or any successor thereto.

      Applicable Law: All provisions of statutes, rules and regulations, interpretations and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

      Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgage Property, or
(ii) the purchase price paid for the Mortgage Property, provided, however, in the case of a refinanced Mortgage Loan, such value shall be based solely on the appraisal made in connection with the refinance of such Mortgage Loan.

      Assignment of Mortgage or Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser or its designated assignee, of if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Purchaser to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

      Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the states where the parties are located are authorized or obligated by law or executive order to be closed.

      Closing Date: The date or dates on which the Purchaser from time to time shall purchase and the Company from time to time shall sell the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

      Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

      Company: Wells Fargo Bank, N.A., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

      Company Certification: The certification delivered by the Company in a form substantially similar to Exhibit H of this Agreement.

      Company Employees: The meaning assigned to such term in Section 4.13.

      Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

      Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

      Covered Loan: A Mortgage Loan categorized as "Covered" pursuant to the Standard & Poor's Glossary for File Format for LEVELS(R) Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

      Custodial Account: The separate account or accounts created and maintained pursuant to Section 4.4.

      Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents if applicable, a form of which is annexed hereto as Exhibit C.

      Custodial Mortgage File: The items pertaining to a particular Mortgage Loan referred to in items (1), (2), (3) and (4) of Exhibit B annexed hereto, and any additional documents required to be added to the

Custodial Mortgage File pursuant to this Agreement that have been delivered to the Custodian as of the related Closing Date.

      Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.

      Cut-off Date: The date or dates designated as such on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

      Data File: The electronic data file prepared by Company and delivered to the Purchaser including the data fields set forth on Exhibit A-1 with respect to each Mortgage Loan.

      Determination Date: The day preceding the Remittance Date, or if such day is not a Business Day, the preceding Business Day.

      Due Date: The first day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

      Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month in which such Remittance Date occurs and ending on (and including) the first day of the month in which such Remittance Date occurs.

      Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

      Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.6.

      Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

      Event of Default: Any one of the conditions or circumstances enumerated in Section 10.1.

      Exchange Act: The Securities Exchange Act of 1934, as amended.

      Fannie Mae: Fannie Mae, and its successors.

      FDIC: The Federal Deposit Insurance Corporation, and its successors.

      Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

      First Remittance Date: The date or dates designated as such on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

      Freddie Mac: Freddie Mac, and its successors.

      Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

      Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

      High Cost Loan: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994, (b) a "high cost home," "threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law or (c) a Mortgage Loan categorized as "High Cost" pursuant to the Standard & Poor's Glossary for File Format for LEVELS(R) Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

      Home Loan: A Mortgage Loan categorized as "Home Loan" pursuant to the Standard & Poor's Glossary for File Format for LEVELS(R) Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

      Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum set forth in the related loan documents.

      Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the interim funder pursuant to the MERS Procedures Manual.

      Insurance Proceeds: Proceeds of any mortgage insurance, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Company would follow in servicing mortgage loans held for its own account.

      Interest Only Mortgage Loan: A Mortgage Loan for which an interest-only payment feature is allowed during the period prior to the first Interest Rate Adjustment Date.

      Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

      Investor: With respect to each MERS Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

      Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

      Liquidation Proceeds: Cash (other than Insurance Proceeds or Condemnation Proceeds) received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale, sale of REO Property, or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

      Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination or refinancing, as applicable, to the Appraised Value of the Mortgaged Property.

      MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

      MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

      MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

      MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

      MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

      MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

      MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

      Monthly Advance: The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section
5.3 on the Business Day immediately preceding the Remittance Date of the related month.

      Monthly Payment: The scheduled monthly payment of principal and interest, or in the case of an Interest Only Mortgage Loan, payments of interest on a Mortgage Loan.

      Monthly Remittance Advice: The meaning assigned to such term in Section
5.2.

      Mortgage: The mortgage, deed of trust or other instrument and riders thereto securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

      Mortgage Interest Rate: The annual rate of interest borne on a Mortgage
Note in accordance with the provisions of the Mortgage Note.

      Mortgage Interest Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

      Mortgage Loan: An individual mortgage loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Retained Mortgage File, the Custodial Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

      Mortgage Loan Documents: With respect to a Mortgage Loan, the original related Mortgage Note with applicable addenda and riders, the original related security instrument and the originals of any required addenda and riders, the original related Assignment and any original intervening related Assignments, the original related title insurance policy, and the related appraisal report.

      Mortgage Loan Package: Each pool of Mortgage Loans, which shall be purchased by the Purchaser from the Company from time to time on each Closing Date.

      Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

      Mortgage Loan Schedule: A schedule of Mortgage Loans included in each Mortgage Loan Package, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company's Mortgage Loan number;
(2) the address, city, state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, planned unit development; (4) the Gross Margin; (5) the current Mortgage Interest Rate; (6) the Servicing Fee Rate; (7) the current Monthly Payment; (8) the original term to maturity; (9) the scheduled maturity date (and, if different, the stated maturity date indicated on the Mortgage Note on its date of origination); (10) the principal balance of the Mortgage Loan as of the related Cut-off Date after deduction of payments of principal due on or before the related Cut-off Date whether or not collected; (11) the Loan-to-Value Ratio; (12) the Interest Rate Adjustment Date; (13) the Lifetime Rate Cap under the terms of the Mortgage Note; (14) whether the Mortgage Loan is convertible or not; (15) a code indicating the mortgage guaranty insurance company and (16) a field indicating whether the Mortgage Loan is a Home Loan.

      Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage and riders thereto.

      Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

      Mortgagor: The obligor on a Mortgage Note.

      Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President, an Assistant Vice President, the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

      Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser.

      Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

      Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

      Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect. The Periodic Rate Floor for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

      Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

      Primary Mortgage Insurance Policy: Each policy of primary mortgage insurance represented to be in effect pursuant to Section 3.2(xxxii), or any replacement policy therefor obtained by the Servicer pursuant to Section 4.8.

      Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

      Principal Balance: As to each Mortgage Loan, (i) the actual outstanding principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts attributable to principal collected from or on behalf of the Mortgagor, including the principal portion of Liquidation Proceeds, Condemnation Proceeds, and Insurance Proceeds.

      Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

      Principal Prepayment Period: With respect to each Remittance Date, the period commencing on the first day of the month preceding the month in which such Remittance Date occurs, and ending on the last day of such month.

      Purchase Price: The purchase price for a Mortgage Loan Package specified in the related Purchase Price and Terms Letter.

      Purchase Price and Terms Letter: Those certain agreements setting forth the general terms and conditions of the transaction consummated herein and identifying the Mortgage Loans to be purchased from time to time hereunder, between the Company and the Purchaser.

      Purchaser: Goldman Sachs Mortgage Company, or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

      Qualification Defect: With respect to a Mortgage Loan, (a) a defective document in the Retained Mortgage File or Custodial Mortgage File, (b) the absence of a document in the Retained Mortgage File or Custodial Mortgage File, or (c) the breach of any representation, warranty or covenant with respect to the Mortgage Loan made by the Company, but, in each case, only if the affected Mortgage Loan would cease to qualify as a "qualified mortgage" for purposes of the REMIC Provisions.

      Qualified Depository: A federal or state chartered depository institution, the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor's Ratings Group and Prime-1 by Moody's Investors Service, Inc. (or a comparable rating if another rating agency is specified by the Purchaser by written notice to the Company) at the time any deposits are held on deposit therein;

provided however, that in the event any of the Mortgage Loans are subject to a Pass-Through Transfer, the Company agrees that the holding company or other entity which maintains any accounts subject to this definition, shall satisfy the rating requirements established by any Rating Agency which rates securities issued as part of the Pass-Through Transfer.

      Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae.

      Rating Agency: Moody's Investors Service, Inc., Standard & Poor's Ratings Group, division of The McGraw-Hill Companies, Fitch, Inc (doing business as "Fitch Ratings"), or any other nationally recognized statistical credit rating agency rating any security issued in connection with any Pass-Through Transfer.

      Rating Agency Delivery Event: The meaning specified in Section 9.1(h) of this Agreement.

      Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be reconstituted as part of a Pass-Through Transfer or Whole Loan Transfer pursuant to Section 9.1 hereof. The Reconstitution Date shall be such date the Purchaser shall designate in writing to the Company.

      REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

      REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

      Remittance Advice Date: The 10th Business Day of each month.

      Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such date) of any month, beginning with the First Remittance Date.

      REO Disposition: The final sale by the Company of any REO Property.

      REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.16.

      REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

      Repurchase Price: Unless agreed otherwise by the Purchaser and the Company (including without limitation as set forth in the related Purchase Price and Terms Letter), a price equal to (i) the Scheduled Principal Balance of the Mortgage Loan plus (ii) interest on such Scheduled Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser to the last day of the month of repurchase less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase, to the extent such amounts are actually paid to the Purchaser upon the repurchase of the related Mortgage Loan, plus (iii) any costs and damages, including reasonable attorneys' fees and costs, incurred by the trust in the applicable Pass-Through Transfer in connection with any violation by the Mortgage Loan of any predatory or abusive lending law.

      Retained Mortgage File: The items pertaining to a particular Mortgage Loan referred to in items (5), (6), (7) and (8) of Exhibit B annexed hereto, and any additional documents required to be added to the Retained Mortgage File pursuant to this Agreement, which items are retained in the possession of the Company.

      Scheduled Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously collected by the Company as servicer hereunder or advanced and distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances made in lieu thereof.

      Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorney's fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.8.

      Servicing Fee: With respect to each Mortgage Loan, the amount of the per annum fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Scheduled Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and same period for which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.5) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.5.

      Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the related Purchase Price and Terms Letter.

      Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Retained Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in the Custodial Agreement the originals of which are delivered to the Custodian pursuant to Section 2.3.

      Servicing Officer: Any officer of the Company involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

      Time$aver(R) Mortgage Loan: A Mortgage Loan which has been refinanced pursuant to a Company program that allows a rate/term refinance of an existing Company-serviced loan with minimal documentation.

      Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.

                                  ARTICLE II

    CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND
                        RECORDS; DELIVERY OF DOCUMENTS

      Section 2.1 Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.

      The Company, simultaneously with the delivery of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package to be purchased on each Closing Date, shall execute and deliver an Assignment and Conveyance Agreement in the form attached hereto as Exhibit A (the "Assignment and Conveyance Agreement").

      The Company, simultaneously with the execution and delivery of each Assignment and Conveyance Agreement, shall sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received by the Company on or with respect to the related Mortgage Loans after the related Cut-off Date (and including Monthly Payments due after the related Cut-off Date but received by the Company on or before the related Cut-off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the related Cut-off Date).

      The principal balance of each Mortgage Loan as of the related Cut-off Date shall be determined after application of payments of principal due on or before the related Cut-off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts (minus interest at the Servicing Fee Rate) shall be the property of the Purchaser. The Company shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Company to the Purchaser, and shall remit such amounts as provided in Section 5.1.

      With respect to each Closing Date and pursuant to Section 2.3, the Company shall deliver the Custodial Mortgage File to the Custodian. The Retained Mortgage File for each Mortgage Loan shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. Additionally and separate to the Retained Mortgage File, the Company shall maintain a Servicing File consisting of a copy of the contents of the Custodial Mortgage File and the Retained Mortgage File. The possession of each Retained Mortgage File by the Company shall be at the will of the Purchaser, and such retention and possession by the Company shall be in a custodial capacity only. The possession of each Servicing File by the Company shall be at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company shall be in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Custodial Mortgage File, Retained Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. The Company shall release its custody of the contents of any Retained Mortgage File and Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company's servicing of the Mortgage Loans, in the case of the Servicing File, or is in connection with a repurchase of any Mortgage Loan pursuant to Sections 2.03, 3.3 or 6.2.

      In addition, in connection with the assignment of any MERS Mortgage Loan, the Company agrees that it will cause, at its own expense, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the Purchaser of such Mortgage Loans. Prior to the assignment of any MERS Mortgage Loan, the Purchaser will provide the Company with Purchaser's MERS registration number. The Company further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

      Section 2.2 Books and Records; Transfers of Mortgage Loans.

      From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans including but not limited to all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

      The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae or Freddie Mac, and records of periodic inspections as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie Mae or Freddie Mac Selling and Servicing Guide, as amended from time to time.

      The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with Applicable Law.

      The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records show such Person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred. Such notification of a transfer shall include a final loan schedule which shall be received by the Company no fewer than five (5)

Business Days before the monthly Determination Date. If such notification is not received as specified above, the Company's duties to remit and report to the new purchaser(s) as required by Section 5 shall begin with the first Determination Date after the Reconstitution Date.

      Section 2.3 Delivery of Documents.

      Pursuant to the Custodial Agreement delivered to the Purchaser prior to or contemporaneously with the delivery of this Agreement, the Company shall deliver and release to the Custodian those Mortgage Loan Documents as required by the Custodial Agreement and by this Agreement with respect to each Mortgage Loan.

      The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement. The Company will be responsible for the Custodian's fees and expenses with respect to the delivery and certification of those Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement. The Company will be responsible for the fees and expenses related to the recording of the initial Assignments of Mortgage (including any fees and expenses related to any preparation and recording of any intervening or prior assignments of the Mortgage Loans to the Company or to any prior owners of or mortgagees with respect to the Mortgage Loans). The Purchaser will be responsible for the Custodian's fees and expenses with respect to the initial inventory and maintenance of the Mortgage Loans on or after the related Closing Date, including the costs associated with clearing exceptions.

      Within 180 days after the related Closing Date, the Company shall deliver to the Custodian each of the documents described in Exhibit B not delivered pursuant to the Agreement. Upon the occurrence of the events described in Section 9.1(h), Section 11.2 or Section 11.3 of this Agreement or in the event the Company fails to allow the Purchaser access to the Retained Mortgage File as required pursuant to Section 2.5 (each such occurrence, a "Delivery Event"), the Company shall deliver to the Custodian the additional documents required to be delivered pursuant to the Custodial Agreement within the time period specified therein. All of the provisions of this Section 2.3 relating to a failure to deliver required documentation, delays in such delivery and the delivery of defective documentation shall apply equally to any obligation on the part of the Company to deliver documents which arises after the related Closing Date upon the occurrence of a Delivery Event.

      The Company shall pay all initial recording fees for the Assignments of Mortgage and any other fees in connection with the transfer of all original documents to the Purchaser or its designee. The Company shall prepare, in recordable form, all Assignments of Mortgage necessary to assign the Mortgage Loans to the Purchaser, or its designee. The Company shall be responsible for recording the Assignments of Mortgage.

      The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.1 or 6.1 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 60 days of its submission for recordation.

      In the event the public recording office is delayed in returning any original document, which the Company is required to deliver at any time to the Custodian in accordance with the terms of the Custodial Agreement or which the Company is required to maintain in the Retained Mortgage File, the Company shall deliver to the Custodian or to the Retained Mortgage File, as applicable, within 240 days of its submission for recordation, a copy of such document and an Officer's Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company will be required to deliver the document to the Custodian by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

      Notwithstanding the foregoing, if the originals or certified copies required in this Section 2.3 are not delivered as required within 180 days following the related Closing Date or as otherwise extended as set forth above, or within the designated time period, following any date subsequent to the related Closing Date as of which the Company becomes obligated to deliver additional documents from its Retained Mortgage File pursuant to the Custodial Agreement, the related Mortgage Loan shall, upon request of the Purchaser, be repurchased by the Company in accordance with Section 3.3 hereof; provided, however, that the foregoing repurchase obligation shall not apply in the event the Company cannot deliver such items due to a delay caused by the recording office in the applicable jurisdiction; provided that the Company shall deliver instead a recording receipt of such recording office or, if such recording receipt is not available, an Officer's Certificate from the Company confirming that such documents have been accepted for recording. Any such document shall be delivered to the Purchaser or its designee promptly upon receipt thereof from the related recording office.

      If the Company, the Purchaser or the Custodian finds any document or documents constituting a part of a Retained Mortgage File or the Custodial Mortgage File pertaining to a Mortgage Loan to be defective (or missing) in any material respect (regardless of whether the Company was required to deliver such document(s) to the Custodian pursuant to this Agreement or whether such document(s) were to remain in the possession of the Company), and such defect or missing document materially and adversely affects the value of the related Mortgage Loan or the interests of the Purchaser therein, the party discovering such defect shall promptly so notify the Company. The Company shall have a period of 90 days after receipt of such written notice within which to correct or cure any such defect. The Company hereby covenants and agrees that, if any material defect cannot be corrected or cured, the Company will, upon the expiration of the applicable cure period described above, repurchase the related Mortgage Loan in the manner set forth in Section 3.3; provided, however, that with respect to any Mortgage Loan, if such defect constitutes a Qualification Defect, any such repurchase must take place within 75 days of the date such defect is discovered.

      Notwithstanding the foregoing, with respect to a Mortgage Loan, if, at the end of such 90-day period, the Company delivers an Officer's Certificate to the Purchaser certifying that the Company is using good faith efforts to correct or cure such defect and identifying progress made, then the Purchaser shall grant the Company an extension to correct or cure such defect. The extension shall not extend beyond (1) the date that is 75 days after the date the defect is discovered, or, (2) if the defect is not a Qualification Defect (as evidenced by an Opinion of Counsel), the date that is 30 days beyond the original 90-day cure period. If the defect is not a Qualification Defect, additional 30-day extensions may be obtained pursuant to the same procedure, as long as the Company demonstrates continued progress toward a correction or cure; provided that no extension shall be granted beyond 180 days from the date on which the Company received the original notice of the defect.

      Notwithstanding the foregoing, with respect to a Mortgage Loan, the failure of the Purchaser to notify the Company of any defective or missing document in either the Retained Mortgage File or Custodial Mortgage File within such 90-day period, or the failure of the Purchaser to require the Company to cure or repurchase the related Mortgage Loan upon expiration of such 90-day period, shall not constitute a waiver of its rights hereunder, including the rights with respect to a Mortgage Loan, to require the Company to repurchase the affected Mortgage Loan and the right to indemnification pursuant to Section 3.3 hereof.

      Section 2.4 Mortgage Schedule.

      The Company shall provide the Purchaser with certain information constituting a listing of the Mortgage Loans, in each Mortgage Loan Package, to be purchased under this Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule shall conform to the definition of "Mortgage Loan Schedule" hereunder.

      Section 2.5 Examination of Mortgage Files.

      Prior to the related Closing Date, the Company shall (a) deliver to the Purchaser in escrow, for examination, the Custodial Mortgage File for each Mortgage Loan, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the Mortgage Files available to the Purchaser for examination at the Company's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Company. Such examination may be made by the Purchaser or by any prospective purchaser of the Mortgage Loans from the Purchaser, at any time before or after the related Closing Date upon prior reasonable notice to the Company. The fact that the Purchaser or any prospective purchaser of the Mortgage Loans has conducted or has failed to conduct any partial or complete examination of the Custodial Mortgage Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided under this Agreement.

      The Company shall make the Retained Mortgage Files available to the Purchaser for examination at the Company's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Company. Such examination may be made by the Purchaser or by any prospective purchaser of the Mortgage Loans from the Purchaser, at any time before or after the related Closing Date upon prior reasonable notice to the Company. The fact that the Purchaser or any prospective purchaser of the Mortgage Loans has conducted or has failed to conduct any partial or complete examination of the Retained Mortgage Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided under this Agreement.

      Section 2.6 Representations, Warranties and Agreements of the Company.

      The Company agrees and acknowledges that it shall, as a condition to the consummation of the transactions contemplated hereby, make the representations and warranties specified in Sections 3.1 and 3.2 as of the related Closing Date. The Company, without conceding that the Mortgage Loans are securities, hereby makes the following additional representations, warranties and agreements which shall be deemed to have been made as of the related Closing
Date: Neither the Company nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of any Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans.

      Section 2.7 Representation, Warranties and Agreement of Purchaser.

      The Purchaser, without conceding that the Mortgage Loans are securities, hereby makes the following representations, warranties and agreements, which shall have been deemed to have been made as of the related Closing Date.

                  (i) the Purchaser understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

                  (ii) the Purchaser is acquiring the Mortgage Loans for its own account only and not for any other person; and

                  (iii) the Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans.

      Section 2.8 Closing.

      The closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. At the Purchaser's option, each Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

      The closing shall be subject to each of the following conditions:

      (i) all of the representations and warranties of the Company under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

      (ii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 2.9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

      (iii) the Company shall have delivered and released to the Custodian all documents required pursuant to this Agreement and the Custodial Agreement; and

      (iv) all other terms and conditions of this Agreement shall have been complied with.

      Subject to the foregoing conditions, the Purchaser shall pay to the Company on the related Closing Date the Purchase Price by wire transfer of immediately available funds to the account designated by the Company.

      Section 2.9 Closing Documents.

      The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

      (i) this Agreement (to be executed and delivered only for the initial Closing Date);

      (ii) with respect to the initial Closing Date, the Custodial Agreement, dated as of the initial Cut-off Date;

      (iii) the related Mortgage Loan Schedule, segregated by Mortgage Loan Package, to be attached to the related Assignment and Conveyance as the Mortgage Loan Schedule thereto;

      (iv)  a Custodian's Certification, as required under the Custodial
            Agreement;

      (v) an officer's certificate of the Company substantially in the form of Exhibit F attached hereto (with respect to the initial Closing
            Date);

      (vi) an Opinion of Counsel of the Company, in the form of Exhibit D hereto (with respect to the initial Closing Date); and

      (vii) Assignment and Conveyance Agreement in the form of Exhibit A hereto.



                                 ARTICLE III

              REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

      Section 3.1 Company Representations and Warranties.

      The Company hereby represents and warrants to the Purchaser that, as of the related Closing Date:

                  (i) Due Organization and Authority.

      The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

                  (ii) Ordinary Course of Business.

      The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, which is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                  (iii) No Conflicts.

      Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

                  (iv) Ability to Service.

      The Company is an approved seller/servicer of residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae and Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to Fannie Mae or Freddie Mac;

                  (v) Reasonable Servicing Fee.

      The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

                  (vi) Ability to Perform.

      The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

                  (vii) No Litigation Pending.

      There is no action, suit, proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

                  (viii) Selection Process

      The Mortgage Loans were selected from among the outstanding adjustable rate one to four family mortgage loans in the Company's mortgage banking portfolio at the related Closing Date as to which the representations and warranties in Section 3.2 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser.

                 (ix) No Consent Required.

      No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

                  (x) No Untrue Information.

      Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

                  (xi) Sale Treatment.

      The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

                  (xii) No Material Change.

      There has been no material adverse change in the business, operations, financial condition or assets of the Company since the date of the Company's most recent financial statements;

                  (xiii) No Brokers' Fees.

      The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans; and

                  (xiv)  MERS Status

      The Company is a member of MERS in good standing.

      Section 3.2 Representations and Warranties Regarding Individual Mortgage Loans.

      As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date:

                  (i) Mortgage Loans as Described.

            The information set forth in the Mortgage Loan Schedule and the information contained on the electronic Data File is true and correct;

                  (ii) Payment History.

            All payments required to be made up to the Cutoff Date for each Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment under any Mortgage Loan has been 30 days delinquent more than one time within twelve months prior to the related Closing Date;

                  (iii) No Outstanding Charges.

            There are no defaults by the Company in complying with the terms of the Mortgage Note or Mortgage, and all taxes, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                  (iv) Original Terms Unmodified.

            The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Purchaser. The substance of any such waiver, alteration or modification has been approved by the mortgage insurer, if the Mortgage Loan is insured, the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan;

                  (v) No Defenses.

            The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (vi) No Satisfaction of Mortgage.

            The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

                  (vii) Validity of Mortgage Documents.

            The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to prepayment charges). All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

                  (viii) No Fraud.

            No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company, the Mortgagor, or, to the best of the Company's knowledge, any appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                  (ix) Compliance with Applicable Laws.

            Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending or disclosure laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to prepayment charges, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Company shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                  (x) Location and Type of Mortgaged Property.

            The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel (or more than one contiguous parcels) of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a townhouse. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), such condominium, or planned unit development project meets the Company's eligibility requirements as set forth in the Company's underwriting guidelines. No Mortgage Loan is secured by manufactured housing. As of the related appraisal date for each Mortgaged Property, no portion of any Mortgaged Property has been used for commercial purposes outside of the Company's underwriting guidelines;

                  (xi) Valid First Lien.

            The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                  (a) the lien of current real property taxes and assessments not yet due and payable;

                  (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy or attorney's title opinion delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

            Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser;

                  (xii) Full Disbursement of Proceeds.

            The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

                  (xiii) Ownership.

            The Company is the sole owner of record and holder of the Mortgage Loan and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser. The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

                  (xiv) Origination/Doing Business.

            The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 or the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and any qualification requirements of Fannie Mae or Freddie Mac, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

                  (xv) Title Insurance.

            The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (a), (b) and (c) of paragraph (xi) of this
            Section 3.02, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment; provided, however, that in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, the Mortgage Loan is the subject of an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance. The Company is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                  (xvi) No Mechanics' Liens.

            There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in clause (xv) above;

                  (xvii) Location of Improvements; No Encroachments.

            Except as insured against by the title insurance policy referenced in clause (xv) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

                  (xviii) Customary Provisions.

            The Mortgage and the related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                  (xix) Occupancy of the Mortgaged Property.

            As of the date of origination, the Mortgaged Property was lawfully occupied under Applicable Law;

                  (xx) No Additional Collateral.

            The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in
            (xi) above;

                  (xxi) Deeds of Trust.

            In the event that the Mortgage constitutes a deed of trust, a trustee, duly qualified under Applicable Law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  (xxii) Transfer of Mortgage Loans.

            As to any Mortgage Loan which is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                  (xxiii) Mortgaged Property Undamaged.

            The Mortgaged Property is undamaged by waste, water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  (xxiv) Collection Practices; Escrow Deposits.

            The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Acceptable Servicing Practices, and have been in all material respects legal and proper, and in accordance with the terms of the Mortgage Note and Mortgage. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by Applicable Law and has been established to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note. All Mortgage Interest Rate adjustments have been made in compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date;

                  (xxv) No Condemnation.

            To the best of Company's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

                  (xxvi) The Appraisal.

            The Mortgage Loan Documents contain an appraisal of the related Mortgaged Property, As to each Time$aver(R) Mortgage Loan, the appraisal may be from the original of the existing Company-serviced loan, which was refinanced via such Time$aver(R) Mortgage Loan. The appraisal was conducted by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Fannie Mae or Freddie Mac;

                  (xxvii) Insurance.

            The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; the insurance policy contains a standard clause naming the originator of such mortgage loan, its successor and assigns, as insured mortgagee; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement and the Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

                  (xxviii) Servicemembers' Civil Relief Act.

             The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act, as amended;

                  (xxix) Payment Terms.

             The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from origination and once the amortization period starts, payments are calculated to fully amortize by maturity. No Mortgage Loan has a shared appreciation or other contingent interest feature, or permits negative amortization. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Rate Cap for each Mortgage Loan are as set forth for such Mortgage Loan in the Mortgage Loan Schedule;

                  (xxx) No Defaults.

             Except with respect to delinquencies identified on the Mortgage Loan Schedule, there is no default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Company has not waived any default, breach, violation or event of acceleration;

                  (xxxi) Loan-to-Value Ratio; Modifications; No Foreclosures.

             The Loan-to-Value Ratio of each Mortgage Loan was less than 100% at the time of its origination or refinancing, as applicable. No Mortgage Loan is subject to a written foreclosure agreement or pending foreclosure proceedings;

                  (xxxii) Primary Mortgage Insurance.

             Each Mortgage Loan with an LTV at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to Fannie Mae or Freddie Mac, in at least such amounts as are required by Freddie Mac or Fannie Mae. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith unless terminable in accordance with Freddie Mac standards or Applicable Law;

                  (xxxiii) Underwriting Guidelines.

             The Mortgage Loan was underwritten in accordance with the Company's underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

                  (xxxiv) No Bankruptcy.

             To the best of the Company's knowledge, no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated and as of the related Closing Date, the Company has not received notice that any Mortgagor is a debtor under any state or federal bankruptcy or insolvency proceeding.

                  (xxxv) No Additional Payments.

             There is no obligation on the part of the Company or any other party to make payments in addition to those made by the Mortgagor;

                  (xxxvi) Comparable Custodial Mortgage Loan File.

              Each document or instrument in the related Custodial or Retained Mortgage File, whether delivered to the Custodian or not is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

                  (xxxvii) Contents of the Retained Mortgage File.

              The Retained Mortgage File contains the documents listed in items (5) through (8) of Exhibit B;

                  (xxxviii) HOEPA.

              No Mortgage Loan is a High Cost Loan or Covered Loan;

                  (xxxix) Fair Credit Reporting Act.

              The Company, in its capacity as servicer for each Mortgage Loan, has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

                  (xl) No Arbitration.

             No Mortgage Loan originated on or after August 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

                  (xli) No Pledged Assets.

              No  Mortgage  Loan is subject to the  Servicer's  Pledged  Asset
              Program;

                  (xlii) No Credit Insurance Policies.

              No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor was required to obtain a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

                  (xliii) Prepayment Penalty Term.

              No Mortgage Loan originated on or after October 1, 2002, will impose a prepayment premium for a term in excess of three years after its origination. No Mortgage Loan originated before October 1, 2002, will impose a prepayment premium for a term in excess of five years after its origination;

                  (xliv) Tax Service Contract; Flood Certification Contract.

              Each Mortgage Loan shall have a tax service contract and, if applicable, a flood insurance contract which shall have a term of the life of the Mortgage Loan. Each such tax service and flood insurance contract shall be fully transferable without penalty, premium or cost to the Purchaser or its designee, unless, with respect to tax service contract, the Company is terminated pursuant to Section 11.2 hereof;

                  (xlv) Violation of Environmental Laws.

              There is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

                  (xlvi) No Buydowns.

              No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision;

                  (xlvii) Interest Calculation.

              Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

                  (xlviii) The Mortgagor.

              The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with the Underwriting Guidelines;

                  (xlix) No Construction Loans.

              No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgage Property or (ii) facilitating the trade-in or exchange of a Mortgaged

            Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

                  (l) Balloon Payments, Graduated Payments or Contingent Interests.

              No Mortgage Loan is a graduated payment mortgage loan and no Mortgage Loan has a shared appreciation or other contingent interest feature. If a Mortgage Loan has a balloon payment feature, the Mortgage Note is payable in monthly payments based on a fifteen- or thirty-year amortization schedule and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal of the Mortgage Loan;

                  (li) Ground Leases.

              With respect to each Mortgage Loan that is secured in whole or in part by the interest of the mortgagor as a lessee under a ground lease of the related Mortgaged Property (a "Ground Lease") and not by a fee interest in such Mortgaged Property and as further specified in the underwriting guidelines of the
              Company:

                  (a) The mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease;

                  (b) The Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise;

                  (c) The Company has not received notice of default by the mortgagor under the Ground Lease or of circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default;

                  (d) The term of the Ground Lease exceeds the maturity date of the related Mortgage Loan by at least five years;

                  (e) The Ground Lease or a memorandum thereof has been recorded and by its terms permits the leasehold estate to be mortgaged;

                  (f) The Ground Lease does not contain any default provisions that could give rise to forfeiture or termination of the Ground Lease except for the non-payment of the Ground Lease rents;

                  (g) The execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease; and

                  (h) The Ground Lease provides that the leasehold can be transferred, mortgaged and sublet an unlimited number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor.

                  (lii) Conversion.

              The Adjustable Rate Mortgage Loan is not a Convertible Mortgage Loan;

                  (liii) Anti-Money Laundering Laws.

              With respect to each Mortgage Loan, the Company has complied with all applicable anti-money laundering laws and regulations (the "Anti-Money Laundering Laws"), and has established an anti-money laundering compliance program as required by the applicable Anti-Money Laundering Laws, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; and

                     (liv) Due on Sale.

              The Mortgage or Mortgage Note contains an enforceable provision, to the extent not prohibited by federal law, for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder; provided that, with respect to Mortgage Notes which bear an adjustable rate of interest, such provision shall not be enforceable if the Mortgagor causes to be submitted to the Company to evaluate the intended transferee as if a new Mortgage Loan were being made to such transferee, and the Company reasonably determines that the security will not be impaired by such Mortgage Loan assumption and that the risk of breach of any covenant or agreement in such Mortgage is acceptable to the Purchaser.

      Section 3.3 Repurchase.

      It is understood and agreed that the representations and warranties set forth in Sections 3.1 and 3.2 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Custodial Mortgage File or Retained Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

      Within 90 days of the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans, (i) the Company shall use its best efforts promptly to cure such breach in all material respects and
(ii) if such breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in
Section 3.1, and such breach cannot be cured within 90 days of the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Company at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.3 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price as required in Section 4.4, for distribution to Purchaser on the Remittance Date for the month following the date of the repurchase, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution for application in accordance with Section 5.1.

      Notwithstanding the above paragraphs, within 60 days of the earlier of either discovery by, or notice to, the Company of any breach of the representations or warranties set forth in clauses, (xxxviii), (xl) or (xlvi) of Section 3.2, the Company shall repurchase such Mortgage Loan at the Repurchase Price.

      If pursuant to the foregoing provisions the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Company on behalf of the Purchaser and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations or (ii) cause MERS to designate on the MERS(R) System the Purchaser as the beneficial holder with respect to such Mortgage Loan.

      At the time of repurchase, the Purchaser and the Company shall arrange for the reassignment of the repurchased Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the repurchased Mortgage Loan. In the event of a repurchase, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place and amend the Mortgage Loan Schedule to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

      In addition to such repurchase obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Company's representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Company set forth in this
Section 3.3 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.3, constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

      Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.1 and 3.2 shall accrue as to any Mortgage Loan upon the earliest of (i) discovery of such breach by the Company or the Purchaser or notice thereof by the Purchaser to the Company, (ii) failures by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

                                  ARTICLE IV

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

      Section 4.1 Company to Act as Servicer.

      The Company, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through the utilization of a third party servicing provider, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. The Servicer shall be responsible for any and all acts of a third party servicing provider, and the Servicer's utilization of a third party servicing provider shall in no way relieve the liability of the Servicer under this Agreement.

      Consistent with the terms of this Agreement and subject to the REMIC Provisions if the Mortgage Loans have been transferred to a REMIC, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.3, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.3. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

      In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Company.

      Notwithstanding anything to the contrary contained herein, the Company shall not waive a prepayment penalty except under the following circumstances:
(i) such waiver would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such prepayment penalty and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default; or (ii) the Company obtains a written Opinion of Counsel, which may be in-house counsel for the Company, opining that any prepayment penalty or charge is not legally enforceable in the circumstances under which the related Principal Prepayment occurs. In the event the Company waives any prepayment penalty, other than as set forth in (i) and (ii) above, the Company shall deposit the amount of any such prepayment penalty in the Custodial Account for distribution to the Purchaser on the next Remittance Date.

      The Company is authorized and empowered by the Purchaser, in its own name, when the Company believes it appropriate in its reasonable judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Purchaser, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns. The Company will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

      Section 4.2 Liquidation of Mortgage Loans.

      In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.1 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, and (3) the Company shall determine prudently to be in the best interest of Purchaser. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section
4.1 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company's intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within three (3) Business Days of receiving such notice. In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.3, and the Company's obligation to make such Monthly Advances shall terminate on the 90th day referred to above. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.5) or through Insurance Proceeds (respecting which it shall have similar priority).

      Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the Purchaser. Upon completion of the inspection or review, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

      After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.5 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.5 hereof.

      Section 4.3 Collection of Mortgage Loan Payments.

      Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable in accordance with Accepted Servicing Practices, and shall, in accordance with RESPA and applicable state law, take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

      Section 4.4 Establishment of and Deposits to Custodial Account.

      The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Wells Fargo Bank, N.A., in trust for the Purchaser of Residential Mortgage Loans serviced under a Seller's Warranties and Servicing Agreement, dated as of August 1, 2004, and various Mortgagors - P & I", or as otherwise directed in writing by the Purchaser or its assigns after the related Closing Date in connection with any Whole Loan Transfer or Pass-Through Transfer. The Custodial Account shall be established with a Qualified Depository. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Custodial Account. The Custodial Account shall at all times be insured to the fullest extent allowed by Applicable Law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.5.

      The Company shall deposit in the Custodial Account within one Business Day (or two Business Days in the case of the amounts described in clauses
(iii) through (v) below) of the Company's receipt, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off Date, other than payments of principal and interest due on or before the related Cut-off Date:

                  (1) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

                  (2) all payments on account of interest on the Mortgage Loans, adjusted to the Mortgage Loan Remittance Rate;

                  (3) all Liquidation Proceeds;

                  (4) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with
      Section 4.14), Section 4.11 and Section 4.15;

                  (5) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

                  (6) any amount required to be deposited in the Custodial Account pursuant to Section 4.1, 5.1, 5.3, 6.1 or 6.2;

                  (7) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 2.3, 3.3 or 6.2;

                  (8) with respect to each Principal Prepayment an amount (to be paid by the Company out of its funds) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment, equals one month's interest on the amount of principal so prepaid at the Mortgage Loan Remittance Rate;

                  (9) any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

                  (10) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16.

      The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.1, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to
Section 4.5. The Company shall reimburse the Custodial Account for any losses incurred as a result of the investment of amounts on deposit in the Custodial Account.

      Section 4.5 Permitted Withdrawals From Custodial Account.

      The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

                  (1) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.1;

                  (2) to reimburse itself for Monthly Advances of the Company's funds made pursuant to Section 5.3, the Company's right to reimburse itself pursuant to this subclause (2) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 2.3, 3.3 or 6.2, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

                  (3) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company's right to reimburse itself pursuant to this subclause (3) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that where the Company is required to repurchase a Mortgage Loan pursuant to Section 2.3, 3.3 or 6.2, in which case the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

                  (4) to pay itself as servicing compensation any interest on funds deposited in the Custodial Account;

                  (5) to reimburse itself for expenses incurred to the extent reimbursable pursuant to Section 8.1;

                  (6) to pay any amount required to be paid pursuant to
      Section 4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

                  (7) to reimburse itself for any Servicing Advances or REO expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;

                  (8) to reimburse the trustee with respect to any Pass-Through Transfer for any unreimbursed Monthly Advances or Servicing Advances made by the Trustee, as applicable, the right to reimbursement pursuant to this subclause (8) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, proceeds of REO Dispositions, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, such trustee's right thereto shall be prior to the rights of the Company to reimbursement under (2) and (3), and prior to the rights of the Purchaser under (1);

                  (9) to remove funds inadvertently placed in the Custodial Account by the Company; and

                  (10) to clear and terminate the Custodial Account upon the termination of this Agreement.

      In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all interest earned on funds on deposit in the Custodial Account. The Company may use such withdrawn funds only for the purposes described in this Section 4.5.

      Section 4.6  Establishment of and Deposits to Escrow Account.

      The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Wells Fargo Bank, N.A., in trust for the Purchaser under the Seller's Warranties and Servicing Agreement dated as of August 1, 2004 and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - T & I." The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Escrow Account. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.7.

      The Company shall deposit in the Escrow Account or Accounts within two
(2) Business Days of the Company's receipt, and retain therein:

                  (1) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

                  (2) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

                  (3) all amounts representing proceeds of any Primary Mortgage Insurance Policy.

      The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 4.7. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes. The Company shall reimburse the Escrow Account for any losses incurred as a result of the investment of amounts on deposit in the Escrow Account.

      Section 4.7 Permitted Withdrawals From Escrow Account.

      Withdrawals from the Escrow Account or Accounts may be made by the Company only:

                  (1) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

                  (2) to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.8 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

                  (3) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

                  (4) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

                  (5) for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

                  (6) to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

                  (7) to remove funds inadvertently placed in the Escrow Account by the Company;

                  (8) to apply the proceeds of Primary Mortgage Insurance as if such proceeds were payments on, or Liquidation Proceeds of, the related Mortgage Loan, as the case may be; and

                  (9) to clear and terminate the Escrow Account on the termination of this Agreement.

      Section 4.8 Payment of Taxes, Insurance and Other Charges.

      With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

      Section 4.9 Protection of Accounts.

      The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time, upon prior written notice to the Purchaser.

      Section 4.10 Maintenance of Hazard Insurance.

      The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac, against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac, the Company shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by Applicable Law, to obtain from another Qualified Insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section
4.11 hereof.

      If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac, in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

      If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae or Freddie Mac requirements, secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

      In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

      All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

      The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae and Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

      Pursuant to Section 4.4, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 4.4) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.5.

      Section 4.11 Maintenance of Primary Mortgage Insurance Policy; Claims..

      With respect to each Mortgage Loan with a LTV in excess of 80%, the Company shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformance with Fannie Mae and Freddie Mac requirements. The Company shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the LTV of such Mortgage Loan is reduced to 80%, or such amount as required by Applicable Law, or such other amount as Fannie Mae and Freddie Mac permits for cancellation of mortgage insurance. In the event that such Primary Mortgage Insurance Policy shall be terminated, the Company shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy. If the insurer shall cease to be a qualified insurer, the Company shall determine whether recoveries under the Primary Mortgage Insurance Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the Primary Mortgage Insurance Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another qualified insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Subsection 6.1, the Company shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

      In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.6, any amounts collected by the Company under any Primary Mortgage Insurance Policy shall be deposited in the Escrow Account, subject to withdrawal pursuant to Section 4.7.

      Section 4.12 Maintenance of Mortgage Impairment Insurance.

      In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to
Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. The Company shall prepare and make any claims on the blanket policy as deemed necessary by the Company in accordance with Accepted Servicing Practices. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.5. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Company's funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Purchaser.

      Section 4.13 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

      The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the amounts acceptable to Fannie Mae or Freddie Mac. Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

      Section 4.14 Inspections.

      If any Mortgage Loan is more than 45 days delinquent, the Company or its agent shall inspect the Mortgaged Property as promptly as practicable after the 45th day of delinquency and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a record of each such inspection and, upon request, shall provide the Purchaser with such information.

      Section 4.15 Restoration of Mortgaged Property.

      The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

                  (1) the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

                  (2) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

                  (3) the Company shall verify that the Mortgage Loan is not in default; and

                  (4) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

      If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

      Section 4.16 Claims.

      In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer in a timely fashion and, in this regard, to take such action as shall be necessary to permit recovery respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any guaranty shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 4.5.

      Section 4.17 Title, Management and Disposition of REO Property.

      In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Company, or in the event the Company is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, or the perfection of the ownership or security interest of the Purchaser in such REO Property would be adversely effected, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

      The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

      The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and
(ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage (1) shall name the Company as mortgagee, and (2) shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Company and Purchaser shall be entered into with respect to such purchase money mortgage.

      The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

      Subject to 5 days' prior written notice to the Purchaser, at the address specified in Section 12.5, of its intent to do so, the disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.3. On the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

      The Company shall withdraw the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company, or the Company itself. The Company shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in the Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

      Section 4.18 Real Estate Owned Reports.

      Together with the statement furnished pursuant to Section 5.2, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

      Section 4.19 Liquidation Reports.

      Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

      Section 4.20 Reports of Foreclosures and Abandonments of Mortgaged
Property.

      Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

      Section 4.21 Fair Credit Reporting Act.

      The Company, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

                                  ARTICLE V

                             PAYMENTS TO PURCHASER

      Section 5.1 Remittances.

      On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to
Section 4.5), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.3, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.4(viii); and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date.

      All cash flows from prepayment penalties shall be passed through to the Purchaser and shall not be waived by the Company, except pursuant to Section 4.1.

      With respect to any remittance received by the Purchaser after the date on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each charge, plus two percentage points, but in no event greater than the maximum amount permitted by Applicable Law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

      Section 5.2 Statements to Purchaser.

      Not later than the Remittance Advice Date, the Company shall furnish to the Purchaser a Monthly Remittance Advice, including the information set forth in Exhibit E attached hereto, with a trial balance report attached thereto, as to the period ending on the last day of the preceding month, in a form to be agreed upon by the Purchaser and the Company.

      Section 5.3 Monthly Advances by Company.

      On the Business Day immediately preceding each Remittance Date, the Company shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the Determination Date immediately preceding such Remittance Date or which were deferred pursuant to Section 4.1. Any amounts held for future distribution and so used shall be replaced by the Company by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. Notwithstanding the foregoing, the Company shall not be permitted to make any advances from amounts held for future distribution, and instead shall be required to make all advances from its own funds, unless the Company, its parent, or their respective successors hereunder shall have a long-term credit rating of at least "A" by Fitch, Inc. (doing business as Fitch Ratings), "A" by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and "A2" by Moody's Investors Service, Inc. The Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the earlier of: (i) the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan and (ii) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property, provided however, that if requested by a Rating Agency in connection with Pass-Through Transfer, the Company shall be obligated to make such advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property; provided, however, that such obligation shall cease if the Company determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Company from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Company determines that any such advances are non-recoverable, the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such determination.

                                  ARTICLE VI

                         GENERAL SERVICING PROCEDURES

      Section 6.1 Transfers of Mortgaged Property.

      The Company shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so.

      If the Company reasonably believes it is unable under Applicable Law to enforce such "due-on-sale" clause, the Company shall enter into (i) an assumption and modification agreement with the Person to whom such property has been conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under Applicable Law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement the fee will be retained by the Company as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without Purchaser's consent.

      To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans of the same type as the Mortgage Loan. If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by Applicable Law, accelerate the maturity of the Mortgage Loan.

      Section 6.2 Satisfaction of Mortgages and Release of Mortgage Files.

      Upon the payment in full of any Mortgage Loan, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.2, and may request the release of any Mortgage Loan Documents. If such Mortgage Loan is a MERS Mortgage Loan, the Company is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Purchaser, any and all instruments of satisfaction or cancellation or of partial or full release.

      If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

      Section 6.3 Servicing Compensation.

      As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the Scheduled Principal Balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments.

      Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and late payment charges shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

      Section 6.4 Annual Statement as to Compliance.

      For each Mortgage Loan Package, the Company shall deliver to the Purchaser on or before February 28 each year, beginning in the calendar year immediately succeeding the calendar year of the related Closing Date, an Officer's Certificate, stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) the Company has complied with the provisions of this Agreement or similar agreements, and
(iii) to the best of such officer's knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement or similar agreements throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

      Section 6.5 Annual Independent Public Accountants' Servicing Report.

      For each Mortgage Loan Package, on or before February 28 each year, beginning in the calendar year immediately succeeding the calendar year of the related Closing Date, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans similar in nature and that such firm is of the opinion that the provisions of this or similar agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for
(i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. By providing Purchaser a copy of a Uniform Single Attestation Program Report from their independent public accountant's on an annual basis, Company shall be considered to have fulfilled its obligations under this Section 6.5.

      Section 6.6 Right to Examine Company Records.

      The Purchaser, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Purchaser shall pay its own expenses associated with such examination.

      Section 6.7 Compliance with REMIC Provisions.

      If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action or fail to take any action or fail to cause the REMIC to take any action, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

                                 ARTICLE VII

                             COMPANY TO COOPERATE

      Section 7.1 Provision of Information.

      During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information, and copies or originals of any documents contained in the Servicing File for each Mortgage Loan provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Purchaser or any regulatory agency will be provided at the Purchaser's expense. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

      The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

      Section 7.2 Financial Statements; Servicing Facility.

      In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed two fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Company, upon request, also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large).

      The Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective purchaser to inspect the Company's servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

                                 ARTICLE VIII

                                  THE COMPANY

      Section 8.1 Indemnification; Third Party Claims.

      The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all costs, fees or expenses advanced by it pursuant to this paragraph except when the claim in any way results from, relates to or arises out of any liability, obligation, act or omission of the Company, including without limitation, the Company's indemnification obligation under Section 3.3 and this Section 8.1, any repurchase obligation of the Company hereunder including Sections 2.3, 3.3 and 6.2, or the failure of the Company to service and administer the Mortgage Loans and otherwise perform its obligations hereunder in strict compliance with the terms of this Agreement.

      Section 8.2 Merger or Consolidation of the Company.

      The Company shall keep in full effect its existence, rights and franchises and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

      Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution which is a Fannie Mae/Freddie Mac-approved company in good standing. Furthermore, in the event the Company transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Company, such affiliate shall satisfy the condition above, and shall also be fully liable to the Purchaser for all of the Company's obligations and liabilities hereunder.

      Section 8.3 Limitation on Liability of Company and Others.

      Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

      Section 8.4 Limitation on Resignation and Assignment by Company.

      The Purchaser has entered into this Agreement with the Company and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing rights hereunder, or sell or otherwise dispose of all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

      The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under Applicable Law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 12.1.

      Without in any way limiting the generality of this Section 8.4, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.1, without any payment of any penalty or damages and without any liability whatsoever to the Purchaser or any third party.

                                  ARTICLE IX

                             PASS-THROUGH TRANSFER

      Section 9.1 Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Pass-Through Transfer

      The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, may effect Whole Loan Transfers or Pass-Through Transfers, retaining the Company as the Servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer". From and after the Reconstitution Date, the Mortgage Loans transferred may remain covered by this Agreement, insofar as the Company shall continue to service such Mortgage Loans on behalf of the Purchaser in accordance with the terms and provisions of this Agreement.

      The Company shall cooperate with the Purchaser in connection with each Whole Loan Transfer or Pass-Through Transfer in accordance with this Section
9.1. In connection therewith the Company shall:

                  (a) make all representations and warranties with respect to the Mortgage Loans as of the related Closing Date and with respect to the Company itself as of the closing date of each Whole Loan Transfer or Pass-Through Transfer;

                  (b) negotiate in good faith and execute any seller/servicer agreements required by the shelf registrant to effectuate the foregoing provided such agreements create no greater obligation or cost on the part of the Company than otherwise set forth in this Agreement;

                  (c) with respect to any Mortgage Loans that are subject to a Pass-Through Transfer or other securitization (a "Securitization") in which the filing of a Sarbanes-Oxley certification directly with the Securities and Exchange Commission is required, by February 28th of each year or in connection with any additional Sarbanes-Oxley certification required to be filed, upon thirty (30) days written request, an officer of the Company shall execute and deliver a Company Certification substantially in the form attached hereto as Exhibit H, to the entity filing the Sarbanes-Oxley certification directly with the Securities and Exchange Commission (such as the Purchaser, any master servicer, any trustee or any depositor) for the benefit of such entity and such entity's affiliates and the officers, directors and agents of such entity and such entity's affiliates, and shall indemnify such entity or persons arising out of any breach of the Company's obligations or representations relating thereto as provided in such Company Certification;

                  (d) represent to the Purchaser, the depositor, the trustee, and the initial purchaser of the securities issued in connection with any Pass-Through Transfer that: (1) that the Company has serviced the Mortgage Loans in accordance with the terms of this Agreement, and has otherwise complied with all covenants and obligations hereunder, and (2) that the Company has taken no action that would, nor omitted to take any required action the omission of which would, have the effect of impairing the mortgage insurance or guarantee on the Mortgage Loans. The Company also agrees to represent the accuracy of any information provided to the Purchaser by the Company for inclusion in any prospectus supplement, offering memorandum or term sheet prepared in connection with any Pass-Through Transfers;

                  (e) deliver an opinion of counsel (which can be an opinion of in-house counsel to the Company) reasonably acceptable to the Purchaser; provided that any out-of-pocket, third party expenses incurred by the Company in connection with the foregoing shall be paid by the Purchaser;

                  (f) provide as applicable:

                        (i) any and all information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall request;

                        (ii) (x) a company certification executed by a senior officer of the Company responsible for the servicing of the Mortgage Loans, and (y) such additional statements, certificates or other similar documents of the Company or reports from the Company's accountants in connection with a Pass-Through Transfer and in substance as required by Applicable Law; and

                        (iii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, financial description of the Company as servicer for inclusion in any offering memorandum to be distributed to potential investors in connection with a Pass-Through Transfer with respect to the Mortgage Loans, and certificates of public officials or officers of the Company as are reasonably believed necessary by the trustee, any Rating Agency, the Purchaser, as the case may be, in connection with such Whole Loan Transfers or Pass-Through Transfers. The Purchaser shall pay all third party costs associated with the preparation of such information. The Company shall execute any seller/servicer agreements required within a reasonable period of time after receipt of such seller/servicer agreements which time shall be sufficient for the Company and Company's counsel to review such seller/servicer agreements. Under this Agreement, the Company shall retain a servicing fee for each Mortgage Loan, at the Servicing Fee Rate;

                  (g) indemnify the Purchaser for any material misstatements, omissions or alleged material misstatements or omissions contained in the information provided pursuant to (d) or (f) above; provided, that the Purchaser shall provide indemnification to the Company, its successors or assigns, with respect to any material misstatements, omissions or alleged material misstatements or omissions contained in any information (other than the information provided by the Company pursuant to (d) or (f) above) in any securitization offering materials; and

                  (h) if required at any time by the Rating Agencies in connection with any Pass-Through Transfer, the Company shall deliver such additional documents from its Retained Mortgage File to the Custodian as the Rating Agencies may require (a "Rating Agency Delivery Event").

      In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to the Reconstitution Date and after the related Closing Date the Company shall prepare an Assignment of Mortgage in blank or, at the option of the Purchaser, to the trustee from the Company (to the extent such Assignment has not been prepared on or before the related Closing Date) acceptable to the trustee for each Mortgage Loan that is part of the Whole Loan Transfers or Pass-Through Transfers. The Purchaser shall pay all preparation and recording costs associated therewith. The Company shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee upon the Company's receipt thereof. Additionally, the Company shall prepare and execute, at the direction of the Purchaser, any note endorsements in connection with any and all seller/servicer agreements.

                                  ARTICLE X

                                    DEFAULT

      Section 10.1 Events of Default.

      Each of the following shall constitute an Event of Default on the part of the Company:

                  (i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

                  (ii) failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or by the Custodian; or

                  (iii) failure by the Company to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

                  (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such degree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (v) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

                  (vi) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

                  (vii) the Company ceases to meet the qualifications of a Fannie Mae/Freddie Mac servicer; or

                  (viii) the Company attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder in violation of Section 8.4; or

                  (ix) the taking of any action by the Company, any Company Employee, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement or the indictment of any of the foregoing Persons for criminal activity related to the mortgage origination or servicing activities of the Company, in each case, where such indictment materially and adversely affects the ability of the Company to perform its obligations under this Agreement (subject to the condition that such indictment is not dismissed within 90 days).

      In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate with cause all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

      Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.1. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company's sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

      If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Section 8.4) of the Company hereunder, either (i) the successor servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor servicer shall cooperate with the successor servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor servicer or (y) in causing MERS to designate on the MERS(R) System the successor servicer as the servicer of such Mortgage Loan.

      Section 10.2 Waiver of Defaults. By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE XI

                                  TERMINATION

      Section 11.1 Termination.

      This Agreement shall terminate upon any of: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder, (ii) mutual consent of the Company and the Purchaser in writing or (iii) termination pursuant to Section 10.1, 11.2 or 11.3.

      Section 11.2 Termination Without Cause.

      The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause, as provided in this Section 11.2. Any such notice of termination shall be in writing and delivered to the Company and any Rating Agency by registered mail as provided in Section 12.5.

      The Company shall be entitled to receive, as such liquidated damages, upon its termination as servicer hereunder without cause pursuant to this
Section 11.2 an amount equal to 2.50% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Purchaser to the Company with respect to all of the Mortgage Loans. In the event of a termination pursuant to this Section 11.2, the Company shall be required, at the expense of the Purchaser, to deliver to the Custodian the entire contents of the Retained Mortgage File, to the extent such contents were not previously delivered to the Custodian pursuant to this Agreement or the Custodial Agreement.

      Section 11.3 Termination With Cause.

      Notwithstanding any other provision hereof to the contrary, the Purchaser, at its option, may terminate this Agreement, and any rights the Company may have hereunder, with cause upon ten (10) Business Days' prior written notice. For all purposes of determining "cause" with respect to termination of this Agreement or the rights of the Company hereunder, such term shall mean, without limitation, termination upon the occurrence of any Event of Default hereunder which is not cured within any applicable cure period. In the event of a termination of the Company for cause under this
Section 11.3, no liquidated damages shall be payable to the Company pursuant to Section 11.2 and the Company shall be required, at its own expense, to deliver to the Custodian the entire contents of the Retained Mortgage File, to the extent such contents were not previously delivered to the Custodian pursuant to this Agreement or the Custodial Agreement.

                                 ARTICLE XII

                           MISCELLANEOUS PROVISIONS

      Section 12.1 Successor to Company.

      Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 8.4, 10.1 or 11.1, the Purchaser shall,
(i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.2 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.1 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.1 and 3.2 and the remedies available to the Purchaser under Sections 2.3, 3.3 and 6.2, it being understood and agreed that the provisions of such Sections 2.3, 3.1, 3.2, 3.3, 6.1 and 8.1 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

      Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.1, except for the portion of subsection (h) relating to sale of the mortgage loans and all of subsections (j) and (l) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 8.4, 10.1, 11.1, 11.2 or 11.3 shall not affect any claims that any Purchaser may have against the Company arising out of the Company's actions or failure to act prior to any such termination or resignation.

      The Company shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

      Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.5.

      Section 12.2 Amendment.

      This Agreement may be amended from time to time by written agreement signed by the Company and the Purchaser.

      Section 12.3 Governing Law.

      This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Each of the Company and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect or any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Company or the Purchaser. This provision is a material inducement for the Purchaser to enter into this Agreement.

      Section 12.4 Duration of Agreement.

      This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

      Section 12.5 Notices.

      All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

            (i) if to the Company with respect to servicing and investor reporting issues:

                  Wells Fargo Bank, N.A.
                  1 Home Campus, MAC #X2401042
                  Des Moines, Iowa  503280001
                  Attention:  John B. Brown
                  Tel: (515) 2137071

                  if to the Company with respect to all other issues:

                  Wells Fargo Bank, N.A.
                  7430 New Technology Way
                  Frederick, Maryland 21703
                  Attention:  Trisha Lowe, MAC X3906-012
                  Tel: (301) 846-8043; Fax: (301) 846-8152

                  With a copy to:

                  Wells Fargo Bank, N.A.
                  1 Home Campus, MAC #X240106T
                  Des Moines, Iowa  503280001

                  Attention:  General Counsel
                  Tel: (515) 213-4762; Fax: (515) 213-5192

                  or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

            (ii) if to Purchaser:

                  Goldman Sachs Mortgage Company
                  100 Second Avenue South, Suite 200 North
                  St. Petersburg, FL 33701
                  Attention: Debbie Brown
                  Tel: (727) 825-3800; Fax: (727) 825-3821

                  With a copy to:

                  Goldman Sachs Mortgage Company
                  85 Broad Street
                  New York, NY 10004
                  Attention: Michelle Gill
                  Tel: (212) 357-8721; Fax: (212) 902-3000

                  or such other address as may hereafter be furnished to the Company in writing by the Purchaser.

      Section 12.6 Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 12.7 Relationship of Parties.

      Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

      Section 12.8 Execution; Successors and Assigns.

      This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.4, this Agreement shall inure to the benefit of and be binding upon, and shall be enforceable by, the Company and the Purchaser and their respective successors and assigns, including without limitation, any trustee appointed by the Purchaser with respect to any Whole Loan Transfer or Pass-Through Transfer. The parties agree that this Agreement and signature pages thereof may be transmitted between them by facsimile and that faxed signatures may constitute original signatures and that a faxed signature page containing the signature (faxed or original) is binding on the parties.

      Section 12.9 Recordation of Assignments of Mortgage.

      To the extent permitted by Applicable Law, as to each Mortgage Loan which is not a MERS Mortgage Loan, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, which recordation shall have been effected at the Company's expense in the event recordation is either necessary under Applicable Law or requested by the Purchaser at its sole option.

      Section 12.10 Assignment by Purchaser.

      The Purchaser shall have the right, without the consent of the Company to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any Person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit F hereto and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

      Section 12.11 Solicitation of Mortgagor.

      Neither party shall, after the related Closing Date, take any action to solicit the refinancing of any Mortgage Loan. It is understood and agreed that neither (i) promotions undertaken by either party or any affiliate of either party which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements nor (ii) serving the refinancing needs of a Mortgagor who, without solicitation, contacts either party in connection with the refinance of such Mortgage or Mortgage Loan, shall constitute solicitation under this Section.

      IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the day and year first above written.

                              GOLDMAN SACHS MORTGAGE COMPANY

                              By: Goldman Sachs Real Estate

                                    Funding Corp., its General Partner

                              By: ________________________________

                              Name:______________________________

                              Title: ___________________________________



                            WELLS FARGO BANK, N.A.,

                                  As Company



                              By:_________________________________

                              Name:______________________________

                              Title:_______________________________

STATE OF NEW YORK       )

                        ) ss:

COUNTY OF NEW YORK      )

      On the _____ day of August 2004 before me, a Notary Public in and for said State, personally appeared _____________, known to me to be the __________ _________ of Goldman Sachs Real Estate Funding Corp., the general partner of Goldman Sachs Mortgage Company, the partnership that executed the within instrument and also known to me to be the person who executed it on behalf of said partnership, and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.



                                    Notary Public

                                    My Commission expires
                                                          --------------

STATE OF MARYLAND       )

                        ) ss:

COUNTY OF MONTGOMERY    )

      On the _____ day of August 2004 before me, a Notary Public in and for said State, personally appeared ____________, known to me to be the _______________ of Wells Fargo Bank, N.A., the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.



                                    Notary Public

                                    My Commission expires

                                                                     EXHIBIT A




                           ASSIGNMENT AND CONVEYANCE


      On this ___ day of __________, ____, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Wells Fargo Bank, N.A. ("Company"), as (i) the Seller under that certain Purchase Price and Terms Letter, dated as of ___________, _____ (the "PPTA"),
(ii) the Company under that certain Master Seller's Warranties and Servicing Agreement, dated as of August 1, 2004 (the "Purchase Agreement" and, together with the PPTL, the "Agreements") does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company ("Purchaser") as the Purchaser under the Agreements, and the Purchaser hereby accepts from the Company, without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans"). Pursuant to
Section 2.03 of the Purchase Agreement, the Company has delivered the Custodial Mortgage File to the Custodian. The Retained Mortgage File and the Servicing File for each Mortgage Loan shall be retained by the Company pursuant to Section 2.1 of the Purchase Agreement.

            In accordance with Article 2 of the Purchase Agreement, the Purchaser accepts the Mortgage Loans listed on Exhibit A attached hereto. Notwithstanding the foregoing the Purchaser does not waive any rights or remedies it may have under the Agreements.

            Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

                           [SIGNATURE PAGE FOLLOWS]

                                          WELLS FARGO BANK, N.A.





                                          By:_________________________________

                                          Name:______________________________

                                          Title:_______________________________








Accepted and Agreed:

GOLDMAN SACHS MORTGAGE COMPANY

By: Goldman Sachs Real Estate

Funding Corp., its General Partner

By: ________________________________

Name:______________________________

Title: ___________________________________

                                   EXHIBIT A

                            MORTGAGE LOAN SCHEDULE



                                 See attached

                                                                   EXHIBIT A-1

                              DATA FILE ELEMENTS

(1)   the Mortgagor's first and last name;

(2)   a code indicating whether the Mortgaged Property is owner-occupied;

(3) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

(4)   the date on which the first Monthly Payment was due on the Mortgage
      Loan;

(5)   the current Monthly Payment;

(6)   the amount of the Monthly Payment as of the Cut-off Date;

(7) the last Due Date on which a Monthly Payment was actually applied to the Stated Principal Balance;

(8)   the original principal amount of the Mortgage Loan;

(9)   the first Adjustment Date;

(10) a code indicating the purpose of the loan (i.e., purchase, financing, Rate/Term Refinancing, Cash-Out Refinancing);

(11)  the maximum Mortgage Interest Rate under the terms of the Mortgage Note;

(12)  the Mortgage Interest Rate at origination;

(13)  the Periodic Interest Rate Cap;

(14)  the Index;

(15) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date;

(16) a code indicating the documentation style (i.e., full (providing two years employment verification - 2 years W-2's and current paystub or 2 years 1040's for self employed borrowers), alternative or reduced),

(17)  a code indicating if the Mortgage Loan is subject to a PMI Policy,

(18)  the Appraised Value of the Mortgage Property,

(19)  the sale price of the Mortgaged Property, if applicable,

(20) the Mortgagor's and Co-Mortgagor's (if applicable) social security numbers;

(21)  the Mortgagor's FICO score;



                                    A-1-1

(22) the street address of the Mortgaged Property including the city, state, county and zip code;

(23)  term of prepayment penalty;

(24) a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a PUD, a townhouse, manufactured housing, a unit in a condominium project, or a mobile home;

(25)  a code indicating the product type;

(26)  a code indicating the Credit Grade of the Mortgage Loan;

(27)  the Loan to Value Ratio;

(28)  the Mortgage Interest Rate as of the Cut-off Date;

(29)  the stated maturity date;

(30)  the original principal amount of the Mortgage Loan;

(31) the sale balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date;

(32)  the Mortgage Loan purpose type;

(33)  the next Interest Rate Adjustment Date;

(34)  the Gross Margin;

(35)  the Note date of the Mortgage Loan;

(36)  the Appraised value;

(37)  the Mortgagor's and Co-Mortgagor's race;

(38)  the Mortgagor's and Co-Mortgagor's gender;

(39)  the qualifying monthly income of the Mortgagor;

(40) a code indicating whether the loan was originated through a correspondent, retail or wholesale channel;

(41) the amount of the monthly principal and interest payment at the time of origination;

(42) the Mortgage Insurance Certificate Number and percentage of coverage, if applicable;

(43)  borrower date of birth;

(44)  a code indicating first time buyer;

(45)  the monthly servicing fee;



                                    A-1-2

(46)  a code indicating the HMDA data;

(47)  whether the Mortgage Loan is convertible,

(48)  a code indicating whether the Mortgage Loan is a Time$aver(R) Mortgage
      Loan,

(49)  a code indicating whether the Mortgage Loan is a Cooperative Loan,

(50)  the MIN Number for each MERS Mortgage Loan,

(51)  LEX number,

(52)  employer name,

(53)  subsidy code,

(54)  a code indicating whether the Mortgage Loan is a relocation loan;

(55)  a code indicating whether the Mortgage Loan is a temporary buydown;

(56)  the master service fee, if applicable,

(57)  servicer name,

(58)  total Loan-to-Value,

(59)  the Mortgagor's electronic credit score;

(60)  a code indicating whether the Mortgage Loan is a leasehold loan;

(61)  a code indicating whether the Mortgage Loan is an Alt A loan,

(62)  a code indicating whether the Mortgage Loan is a no ratio loan,

(63)  citizenship type code,

(64)  lien status,

(65)  loan RSCA indicator,

(66)  terminal didget

(67)  servicer code,

(68)  loan term number,

(69)  a code indicating whether the Mortgage Loan is a pledged asset,

(70)  effective LTV percentage for pledged asset mortgage loans,

(71)  a code indicating whether the Mortgage Loan is an interest only loan,



                                    A-1-3

(72)  a code indicating whether the Mortgage Loan is a MERS Mortgage Loan.



                                    A-1-4

                                                                     EXHIBIT B

                        CONTENTS OF EACH MORTGAGE FILE

      With respect to each Mortgage Loan, the Retained and Custodial Mortgage Files shall include the respective items listed below, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Retained Mortgage File or Servicing File or delivered to the Custodian pursuant to the Custodial Agreement and Sections 2.1 and 2.3 of the Master Seller's Warranties and the Servicing Agreement to which this Exhibit is attached (the "Agreement"):



      With respect to each Custodial Mortgage File:

(1) The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of ______________, without recourse" and signed in the name of the Company by an authorized officer (in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: "[Company], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form: "[Company], formerly know as [previous name]").

(2) The originals or certified true copies of all assumption, modification, consolidation or extension agreements, with evidence of recording noted thereon if recordation is required to maintain the lien of the mortgage or is otherwise required, or, if recordation is not so required, an original or copy of any such assumption, modification, consolidation or extension agreements.

(3) The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, from the Company to "______________" or as otherwise directed by the Purchaser. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by "[Company], successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by "[Company], formerly know as [previous name]." Subject to the foregoing and where permitted under the Applicable Laws of the jurisdiction wherein the Mortgaged property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county.

(4) The original of any personal endorsement, surety and/or guaranty agreement executed in connection with the Mortgage Note, if any.



      With respect to each Retained Mortgage File:

(5) Except as set forth below, and for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, with evidence of recording thereon or a certified true and correct copy of the Mortgage sent for recordation. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with
      (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

(6) Originals or certified true copies of all intervening assignments of the Mortgage necessary to show a complete chain of title from the original mortgagee to the Company, with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

(7) The original mortgage policy of title insurance or other evidence of title such as a copy of the title commitment or copy of the preliminary title commitment.

(8) Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

With respect to each Mortgage Loan, the Servicing File shall include each of the following items to the extent in the possession of the Company or in the possession of the Company's agent(s):

(9)   Verification of Mortgage Insurance.

(10) The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

(11)  Residential loan application.

(12)  Mortgage Loan closing statement.

(13) Verification of employment and income, unless originated under the Company's Limited Documentation program, Fannie Mae Timesaver Plus.

(14) Verification of acceptable evidence of source and amount of down payment.

(15)  Credit report on the Mortgagor, if available.

(16)  Residential appraisal report.

(17)  Photograph of the Mortgaged Property.

(18) Survey of the Mortgaged Property, if required by the title company or Applicable Law.

(19) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(20)  All required disclosure statements.

(21) If available, termite report, structural engineer's report, water potability and septic certification.

(22)  Sales contract, if applicable.

(23) Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(24)  Amortization schedule, if available.

(25)  Original power of attorney, if applicable.

      In the event an Officer's Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 240 days of the related Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                                                     EXHIBIT C



                          FORM OF CUSTODIAL AGREEMENT



                                 See attached

                                                                     EXHIBIT D

                       FORM OF MASTER OPINION OF COUNSEL



Re:   Sale of Mortgage Loans by

      Wells Fargo Bank, N.A. to
      Goldman Sachs Mortgage Company

      Dear Sir/Madam:

      I am _____ of Wells Fargo Bank, N.A. and have acted as counsel to Wells Fargo Bank, N.A. (the "Company"), with respect to certain matters in connection with the sale by the Company of the mortgage loans (the "Mortgage Loans") pursuant to that certain Master Seller's Warranties and Servicing Agreement (the "Seller's Warranties and Servicing Agreement") by and between the Company and Goldman Sachs Mortgage Company (the "Purchaser"), dated as of August 1, 2004, which sale is in the form of whole Mortgage Loans. Capitalized terms not otherwise defined herein have the meanings set forth in the Seller's Warranties and Servicing Agreement.

      I have examined the following documents:

      1. the Seller's Warranties and Servicing Agreement;

      2. the Custodial Agreement;

      3. the form of endorsement of the Mortgage Notes; and

      4. such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion.

      To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Company contained in the Seller's Warranties and Servicing Agreement. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

      Based upon the foregoing, it is my opinion that:

      1. The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

      2. The Company has the power to engage in the transactions contemplated by the Seller's Warranties and Servicing Agreement and the Custodial Agreement and all requisite power, authority and legal right to execute and deliver the Seller's Warranties and Servicing Agreement, the Custodial Agreement and the Mortgage Loans, and to perform and observe the terms and conditions of such instruments.

      3. Each person who, as an officer or attorney-in-fact of the Company, signed (a) the Seller's Warranties and Servicing Agreement, (b) the Custodial Agreement , and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Seller's Warranties and Servicing Agreement was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

      4. Each of the Seller's Warranties and Servicing Agreement, the Custodial Agreement and the Mortgage Loans, has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its terms, subject to the effect of insolvency, liquidation, conservatorship and other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

      5. The Company has been duly authorized to allow any of its officers to execute any and all documents by original or facsimile signature in order to complete the transactions contemplated by the Seller's Warranties and Servicing Agreement and the Custodial Agreement and in order to execute the endorsements to the Mortgage Notes and the assignments of the Mortgages, and the original or facsimile signature of the officer at the Company executing the Seller's Warranties and Servicing Agreement, the Custodial Agreement, the endorsements to the Mortgage Notes and the assignments of the Mortgages represents the legal and valid signature of said officer of the Company.

      6. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Seller's Warranties and Servicing Agreement, the Custodial Agreement or the sale and delivery of the Mortgage Loans or the consummation of the transactions contemplated by the Seller's Warranties and Servicing Agreement and the Custodial Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

      7. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Seller's Warranties and Servicing Agreement and the Custodial Agreement, will conflict with or results in or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

      8. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my opinion, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Seller's Warranties and Servicing Agreement, and the Custodial Agreement, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Seller's Warranties and Servicing Agreement and the Custodial Agreement.

      9. For purposes of the foregoing, I have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the legal department of the Company or an employee of the Company responsible for the receipt of process a present intention to initiate such proceedings; nor have I regarded any legal or governmental actions, investigations or proceedings as including those that are conducted by state or federal authorities in connection with their routine regulatory activities. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Seller's Warranties and Servicing Agreement is sufficient fully to transfer all right, title and interest of the Company thereto as noteholder and mortgagee, apart from the rights to service the Mortgage Loans pursuant to the Seller's Warranties and Servicing Agreement.

      10. The form of endorsement that is to be used with respect to the Mortgage Loans is legally valid and sufficient to duly endorse the Mortgage Notes to the Purchaser. Upon the completion of the endorsement of the Mortgage Notes and the completion of the assignments of the Mortgages, and the recording thereof, the endorsement of the Mortgage Notes, the delivery to the Custodian of the completed assignments of the Mortgages, and the delivery of the original endorsed Mortgage Notes to the Custodian would be sufficient to permit the entity to which such Mortgage Note is initially endorsed at the Purchaser's direction, and to whom such assignment of Mortgages is initially assigned at the Purchaser's direction, to avail itself of all protection available under Applicable Law against the claims of any present or future creditors of the Company, and would be sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable, such that in a properly presented and argued case under title 11, United States Code (the "Bankruptcy Code"), in which the Company were the debtor, a bankruptcy court having jurisdiction over the Company would consider the transfer of the Mortgage Loans from the Company to the Purchaser to be a true sale of the Mortgage Loans from the Company to the Purchaser and not a secured loan by the Purchaser to the Company and, accordingly, the Mortgage Loans and the payments and other collections thereon (other than those at any given time that may be commingled with unrelated funds held by the Company) and the proceeds thereof transferred to the Purchaser by the Company in accordance with the Company's Warranties and Servicing Agreement would not be deemed property of the Company's estate for purposes of Section 541 of the Bankruptcy Code or be subject to the automatic stay provisions of Section 362 of the Bankruptcy Code.

      This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

                                                Sincerely,

                                                                     EXHIBIT E



              ITEMS TO BE INCLUDED IN MONTHLY REMITTANCE ADVICE



      On the related Closing Date, the Company shall deliver to the Purchaser an initial set-up report (the "Initial Set-up Report"), dated as of the related Cut-off Date, which shall set forth certain information regarding the Mortgage Pool. Such information shall include, without limitation, the principal balance of each Mortgage Loan, the interest rate, delinquency status and any other information requested by the Purchaser. For each month after the related Closing Date, the Company shall provide a monthly remittance advice report (the "Monthly Remittance Advice Reports") to the Purchaser, which shall set forth for each Mortgage Loan, the trial balance, interest rate, delinquency, foreclosure and related default information, and such other information as may be requested by the Purchaser. The Initial Set-up Report and the Monthly Remittance Advice Reports will be delivered in an Excel format or in such other electronic format as agreed to by the parties. Each Initial Set-up Report and Monthly Remittance Advice Report shall contain only such information as is readily available to the Company and is mutually agreed to by Company and the Purchaser.

                                                                     EXHIBIT F

      FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT made this _____ day of __________________, 200_, among Wells Fargo Bank, N.A., a ___________________
(the "Servicer"), _________________________ a ________________________ (the
"Assignee"), and _____________________________, a _______________________ (the
"Assignor).

            WHEREAS, Goldman Sachs Mortgage Company and the Servicer have entered into a certain Master Seller's Warranties and Servicing Agreement dated as of August 1, 2004 (the "Servicing Agreement"), pursuant to which the Servicer sold certain mortgage loans listed on the mortgage loan schedule attached as an exhibit to the Servicing Agreement;

            WHEREAS, the Assignee has agreed on certain terms and conditions to purchase from the Assignor certain mortgage loans (the "Mortgage Loans"), which Mortgage Loans are subject to the provisions of the Servicing Agreement and are listed on the mortgage loan schedule attached as Exhibit 1 hereto (the "Mortgage Loan Schedule");

            WHEREAS, pursuant to a Trust Agreement, dated as of [______ __], 200__ (the "Trust Agreement"), between GS Mortgage Securities Corp., as Depositor, and [______], as Trustee (the "Trustee"), the Assignee will transfer the Mortgage Loans to the Trustee, together with the Assignee's rights in the Sale and Servicing Agreement;

            NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. Assignment and Assumption.

                  (a) The Assignor hereby assigns to the Assignee all of its right, title and interest in and to the Mortgage Loans and Servicing Agreement, to the extent relating to the Mortgage Loans (other than the rights of the Assignor to indemnification thereunder), and the Assignee hereby assumes all of the Assignor's obligations under the Servicing Agreement, to the extent relating to the Mortgage Loans from and after the date hereof, and the Servicer hereby acknowledges such assignment and assumption and hereby agrees to the release of the Assignor from any obligations under the Servicing Agreement from and after the date hereof, to the extent relating to the Mortgage Loans. Notwithstanding the foregoing, it is understood that the Assignor is not released from liability for any breaches of the representations and warranties made in Section 3.6 of the Servicing Agreement, and the Assignee is not undertaking any such liability hereunder.

            (b) The Assignor represents and warrants to the Assignee that the Assignor has not taken any action which would serve to impair or encumber the Assignor's ownership interest in the Mortgage Loans since the date of the Servicing Agreement.

            (c) The Servicer and the Assignor shall have the right to amend, modify or terminate the Servicing Agreement without the joinder of the Assignee with respect to mortgage loans not conveyed to the Assignee hereunder, provided, however, that such amendment, modification or termination shall not affect or be binding on the Assignee.

            2. Accuracy of Servicing Agreement.

            The Servicer and the Assignor represent and warrant to the Assignee that (i) attached hereto as Exhibit 2 is a true, accurate and complete copy of the Servicing Agreement, (ii) the Servicing Agreement is in full force and effect as of the date hereof, (iii) the Servicing Agreement has not been amended or modified in any respect and (iv) no notice of termination has been given to the Servicer under the Servicing Agreement.

            3. Recognition of Purchaser.

            From and after the date hereof, the Servicer shall note the transfer of the Mortgage Loans to the Assignee in its books and records, shall recognize the Assignee as the owner of the Mortgage Loans and shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, Servicer and Assignee that the Servicing Agreement shall be binding upon and inure to the benefit of the Servicer and the Assignee and their successors and assigns.

            4. Representations and Warranties of the Assignee. The Assignee hereby represents and warrants to the Assignor as follows:

                  (a) Decision to Purchase. The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Assignor or the Servicer other than those contained in the Servicing Agreement or this Agreement.

                  (b) Authority. The Assignee hereto represents and warrants that it is duly and legally authorized to enter into this Agreement and to perform its obligations hereunder and under the Servicing Agreement.

                  (c) Enforceability. The Assignee hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            5. Representations and Warranties of the Assignor. The Assignor hereby represents and warrants to the Assignee as follows:

                  (a) The Assignor has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of New York with full power and authority (corporate and other) to enter into and perform its obligations under the Servicing Agreement and this Assignment Agreement.

                  (b) This Assignment Agreement has been duly executed and delivered by the Assignor, and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid, and binding agreement of the Assignor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (c) The execution, delivery and performance by the Assignor of this Assignment Agreement and the consummation of the transactions contemplated thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date thereof.

                  (d) The execution and delivery of this Assignment Agreement have been duly authorized by all necessary corporate action on the part of the Assignor; neither the execution and delivery by the Assignor of this Assignment Agreement, nor the consummation by the Assignor of the transactions therein contemplated, nor compliance by the Assignor with the provisions thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the governing documents of the Assignor or any law, governmental rule or regulation or any material judgment, decree or order binding on the Assignor or any of its properties, or any of the provisions of any material indenture, mortgage, deed of trust, contract or other instrument to which the Assignor is a party or by which it is bound.

                  (e) There are no actions, suits or proceedings pending or, to the knowledge of the Assignor, threatened, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Assignment Agreement or (B) with respect to any other matter that in the judgment of the Assignor will be determined adversely to the Assignor and will if determined adversely to the Assignor materially adversely affect its ability to perform its obligations under this Assignment Agreement.

                  (f) Except for the sale to the Assignee, the Assignor has not assigned or pledged any Mortgage Note or the related Mortgage or any interest or participation therein.

                  (g) The Assignor has not satisfied, canceled, or subordinated in whole or in part, or rescinded the Mortgage, and the Assignor has not released the Mortgaged Property from the lien of the Mortgage, in whole or in part, nor has the Assignor executed an instrument that would effect any such release, cancellation, subordination, or rescission. The Assignor has not released any Mortgagor, in whole or in part, except in connection with an assumption agreement or other agreement approved by the related Federal Insurer, to the extent such approval was required.

            It is understood and agreed that the representations and warranties set forth in this Section 5 shall survive delivery of the respective Mortgage Files to the Custodian and shall inure to the benefit of the Assignee and its assigns notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by the Assignor or the Assignee and its assigns of a breach of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties to this Assignment Agreement, and in no event later than two (2) Business Days from the date of such discovery. It is understood and agreed that the obligations of the Assignor set forth in Section 6 to repurchase a Mortgage Loan constitute the sole remedies available to the Assignee and its assigns on their behalf respecting a breach of the representations and warranties contained in this Section 5. It is further understood and agreed that the Assignor shall be deemed not to have made the representations and warranties in this Section 5 with respect to, and to the extent of, representations and warranties made, as to the matters covered in this Section 5, by the Servicer in the Servicing Agreement (or any officer's certificate delivered pursuant thereto).

            It is understood and agreed that the Assignor has made no representations or warranties to the Assignee other than those contained in this Section 5, and no other affiliate of the Assignor has made any representations or warranties of any kind to the Assignee.

            6. Repurchase of Mortgage Loans.

            Upon discovery or notice of any breach by the Assignor of any representation, warranty, or covenant under this Assignment Agreement that materially and adversely affects the value of any Mortgage Loan or the interest of the Assignee therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Mortgage Loan or the interest of the Assignee therein if the Assignee incurs a loss as a result of such defect or breach), the Assignee promptly shall request that the Assignor cure such breach and, if the Assignor does not cure such breach in all material respects within 60 days from the date on which it is notified of the breach, the Assignee may enforce the Assignor's obligation hereunder to purchase such Mortgage Loan from the Assignee. Notwithstanding the foregoing, however, if such breach is a Qualification Defect, such cure or repurchase must take place within 75 days of the Defect Discovery Date.

            In the event the Servicer has breached a representation or warranty under the Servicing Agreement that is substantially identical to a representation or warranty breached by the Assignor hereunder, the Assignee shall first proceed against the Servicer. If the Servicer does not within 60 days after notification of the breach, take steps to cure such breach (which may include certifying to progress made and requesting an extension of the time to cure such breach, as permitted under the Servicing Agreement) or purchase, or substitute for the Mortgage Loan, the Trustee shall be entitled to enforce the obligations of the Assignor hereunder to cure such breach or to purchase the Mortgage Loan from the Trust. In such event, the Assignor shall succeed to the rights of the Assignee to enforce the obligations of the Servicer to cure such breach or repurchase such Mortgage Loan under the terms of the related Servicing Agreement with respect to such Mortgage Loan

            Except as specifically set forth herein, the Assignee shall have no responsibility to enforce any provision of this Assignment Agreement, to oversee compliance hereof, or to take notice of any breach or default thereof.

            7. Continuing Effect.

            Except as contemplated hereby, the Servicing Agreement shall remain in full force and effect in accordance with its terms.

            8. Governing Law.

            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            9. Notices.

            Any notices or other communications permitted or required hereunder or under the Servicing Agreement shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, to: (i) in the case of the Servicer, [_________________, ____________________]
or such address as may hereafter be furnished by the Servicer; (ii) in the case of the Assignee, _______________, _______________, Attention:
________________, or such other address as may hereafter be furnished by the Assignee, and (iii) in the case of the Assignor, __________________,
Attention: _________________, or such other address as may hereafter be furnished by the Assignor.

            10. Counterparts.

            This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

            11. Definitions.

            Any capitalized term used but not defined in this Agreement has the same meaning as in the Servicing Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                        ASSIGNEE:

                        By:   ________________________________________________

                        Name: ________________________________________________

                        Title:________________________________________________



                        ASSIGNOR:

                        By:   ________________________________________________

                        Name: ________________________________________________

                        Title:________________________________________________



      Acknowledged by:

      SERVICER:

      By:   ______________________________

      Name: ______________________________

      Title:______________________________

                                                                     EXHIBIT G

                     FORM OF COMPANY OFFICER'S CERTIFICATE

      I, ______________________, hereby certify that I am a duly elected [Vice President] of Wells Fargo Bank, N.A., a national banking association organized under the laws of the United States (the "Company") and further as follows:

      1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the articles of association of the Company which is in full force and effect on the date hereof.

      2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof.

      3. The execution and delivery by the Company of the Seller's Warranties and Servicing Agreement, dated as of August 1, 2004 (the "Sale and Servicing Agreement") and the Custodial Agreement, dated as of August 1, 2004 (the "Custodial Agreement" and, together with the Sale and Servicing Agreement, the "Agreements") are in the ordinary course of business of the Company.

   4. A true and correct copy of the resolution of the Mortgage Banking Committee of the Board of Directors of the Company authorizing the Company to enter into the Agreements is attached hereto as Exhibit 3.

      5. Each person who, as an officer or representative of the Company, signed (a) the Sale and Servicing Agreement, or (b) any other document delivered prior hereto or on the date hereof in connection with any transaction described in the Agreements was, at the respective times of such signing and delivery a duly elected or appointed, qualified and acting officer or representative of the Company and the signatures of such persons appearing on such documents are their genuine signatures.

      6. No proceedings for dissolution, merger, consolidation, liquidation, conservatorship or receivership of the Company or for the sale of all or substantially all of its assets is pending, or to my knowledge threatened, and no such proceeding is contemplated by the Company.



      IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

      Dated:                              By:

                                          Title:  Vice President

      I, __________________ the Secretary of __________________________,
hereby certify that _______________________ is a duly elected and acting Vice President of the Company and that the signature appearing above is his genuine signature.

      IN WITNESS WHEREOF, I have hereunto signed my name.

      Dated:                              By:

                                          Title:  Secretary

                                                                     EXHIBIT H

                         FORM OF ANNUAL CERTIFICATION

I, ______________________, Vice President of Wells Fargo Bank, N.A. (the "Servicer"), certify to __________________, and its officers, directors, agents and affiliates (in its role as ____________, the "____________"), and with the knowledge and intent that they will rely upon this certification, that:

(i) Based on my knowledge, the information relating to the Mortgage Loans and the servicing thereof submitted by the Servicer to the ___________ which is used in connection with preparation of the reports on Form 8-K and the annual report on Form 10-K filed with the Securities and Exchange Commission with respect to each transaction listed on the attached Exhibit A, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii) The servicing information required to be provided to the _____________ by the Servicer under the relevant servicing agreements has been provided to the ______________;

(iii) I am responsible for reviewing the activities performed by the Servicer under the relevant servicing agreements and based upon the review required by the relevant servicing agreements, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the ___________, the Servicer has, as of the date of this certification fulfilled its obligations under the relevant servicing agreements; and

(iv) I have disclosed to the ___________ all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the relevant servicing agreements.

(v) The Servicer shall indemnify and hold harmless the ___________ and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Certification or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the ___________, then the Servicer agrees that it shall contribute to the amount paid or payable by the ___________ as a result of the losses, claims, damages or liabilities of the ___________ in such proportion as is appropriate to reflect the relative fault of the ___________ on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Certification or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

Dated:                                    By:

                                          Name:

                                          Title:



                                     H-1



                                     S-1